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As filed with the Securities and Exchange Commission on December 5, 2006

Registration No. 333-136110

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 2
TO FORM S-11
ON FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GTJ REIT, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

444 Merrick Road
Lynbrook, NY 11563
(516) 881-3535
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant's Principal Executive Offices)

Jerome Cooper
President
c/o GTJ Co., Inc.
444 Merrick Road
Lynbrook, NY 11563
(516) 881-3535
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Stuart M. Sieger, Esq. Ruskin Moscou Faltischek, P.C. 1425 Reckson Plaza East Tower, 15th Floor Uniondale, New York 11556 (516) 663-6546 (516) 663-6746 (Telecopy)	Adam P. Silvers, Esq. Ruskin Moscou Faltischek, P.C. 1425 Reckson Plaza East Tower, 15th Floor Uniondale, New York 11556 (516) 663-6519 (516) 663-6719 (Telecopy)

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

        If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $.001 par value per share	15,564,454 shares	$11.14	$173,388,018	$18,553

(1)
Includes 10,000,000 shares offered in connection with a business combination and 3,769,122 shares to be offered as part of a distribution of earnings and profits to stockholders following the Reorganization

(2)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(3)
Previously paid

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated December 5, 2006

The information in this proxy statement/prospectus is not complete and may be changed. GTJ REIT, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

Green Bus Lines, Inc.

Triboro Coach Corporation

Jamaica Central Railways, Inc.

444 Merrick Road
Lynbrook, NY 11563

, 2006

Dear Shareholder:

        You are cordially invited to attend a special joint meeting of the shareholders of Green Bus Lines, Inc., a New York corporation ("Green"), Triboro Coach Corp., a New York corporation ("Triboro") and Jamaica Central Railways, Inc., a New York corporation ("Jamaica") (Green, Triboro and Jamaica, being sometimes referred to as a "Bus Company" and collectively as the "Bus Companies"), to be held on            , 2006, at             a.m., Eastern Time (the "special meeting"). The special meeting will be held at .

        As described in the enclosed proxy statement/prospectus, at the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger ("merger agreement") that the Bus Companies have entered into as of July 24, 2006 with GTJ REIT, Inc. ("GTJ REIT") and its wholly owned subsidiaries, Triboro Acquisition, Inc., Green Acquisition, Inc. and Jamaica Acquisition, Inc., New York corporations, and to approve the mergers contemplated by the merger agreement.

        If holders of record of two-thirds of the common stock, including voting trust certificates, of each of the Bus Companies, as of the record date,             , 2006, voting separately, vote to adopt and approve the merger agreement and to approve the mergers, and the other conditions in the merger agreement are satisfied or waived, Green Bus Lines, Inc. would be merged with and into Green Acquisition, Inc., with the latter as the surviving corporation, Triboro Coach Corp. would be merged with and into Triboro Acquisition, Inc., with the latter as the surviving corporation, Jamaica Central Railways, Inc. would be merged with and into Jamaica Acquisition, Inc., with the latter as the surviving corporation, and the Bus Companies would become wholly owned subsidiaries of GTJ REIT.

        As described in this proxy statement/prospectus, upon the approval of the mergers and the satisfaction of the other conditions in the merger agreement and a closing:

  (a)
  Each share of Green common stock will be converted into 1,117.429975 shares of GTJ REIT common stock;

  (b)
  Each share of Triboro common stock will be converted into 2,997.964137 shares of GTJ REIT common stock; and

  (c)
  Each share of Jamaica common stock will be converted into 195.001987 shares of GTJ REIT common stock.

        The Bus Companies' Board of Directors investigated, considered and evaluated the terms and conditions of the merger agreement. Based on its review, the Bus Companies' Board of Directors has unanimously determined that the mergers are fair to, and in the best interests of the shareholders of the Bus Companies and recommends that you vote FOR approving the merger agreement and approving the mergers.

        Your vote is very important, regardless of the number of shares you own of record or as a voting trust beneficiary. No Bus Company can complete its merger unless the merger agreement is adopted and approved and the mergers are approved, respectively by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding common stock of each Bus Company entitled to vote at the special meeting. Whether or not you plan to attend the special meeting in connection with the proposed mergers, please promptly complete, sign and return the enclosed proxy card in the envelope provided. Your proxy card may also include instructions about how to vote by telephone or by using the Internet. Your shares then will be represented at the special meeting. If you attend the special meeting, you may, by following the procedures discussed in the accompanying documents, withdraw your proxy and vote in person.

        The accompanying Notice of Special Meeting, the proxy statement/prospectus and the proxy card explain the proposed mergers and provide specific information concerning the special meeting. Please read these materials carefully. IN PARTICULAR, PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS PROXY STATEMENT/PROSPECTUS.

        On behalf of the Board of Directors of the Bus Companies, I would like to express our appreciation for your continued interest in the affairs of the Bus Companies. We look forward to seeing you at the special meeting.

Sincerely,
Jerome Cooper Chairman of the Board of Directors and President

Lynbrook, New York

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger described in this proxy statement/prospectus, passed upon the fairness or merits of this transaction, or passed upon the accuracy or adequacy of the disclosure in this document. Any representation to the contrary is a criminal offense.This proxy statement/prospectus is dated            , 2006, and is first being mailed to the shareholders of the
Bus Companies beginning on or about        , 2006.

GREEN BUS LINES, INC.
TRIBORO COACH CORPORATION
JAMAICA CENTRAL RAILWAYS, INC.
444 Merrick Road
Lynbrook, NY 11563
(516) 881-3535

NOTICE OF SPECIAL JOINT MEETING OF SHAREHOLDERS
To Be Held on                        , 2006
Commencing at             a.m., Eastern Time

            , 2006

Dear Shareholder:

        You are cordially invited to attend a special joint meeting of shareholders of Green Bus Lines, Inc., a New York corporation ("Green"), Triboro Coach Corporation ("Triboro") and Jamaica Central Railways, Inc. ("Jamaica") (sometimes referred to as a "Bus Company" or collectively as the "Bus Companies") (the "special meeting") commencing at             a.m. Eastern Time on                        , 2006 at                        .

        We are holding this special meeting so that, and you will be asked:

  (a)
  as a Green shareholder, to vote on the merger of Green with and into Green Acquisition, Inc., a wholly owned subsidiary of GTJ REIT, with the latter as the surviving corporation;

  (b)
  as a Triboro shareholder, to vote on the merger of Triboro with and into Triboro Acquisition, Inc., a wholly owned subsidiary of GTJ REIT, with the latter as the surviving corporation;

  (c)
  as a Jamaica shareholder, to vote on the merger of Jamaica with and into Jamaica Acquisition, Inc., a wholly owned subsidiary of GTJ REIT, with the latter as the surviving corporation; and

  (d)
  to grant discretionary authority to vote upon any matters not known by our Board of Directors a reasonable period of time before the Bus Companies mailed this proxy statement/prospectus as may properly come before the special meeting, including authority to vote in favor of any postponements or adjournments of the special meeting, if necessary, to solicit additional proxies.

        The mergers, and a related reorganization of the Bus Companies, are more fully described in the accompanying proxy statement/prospectus, which you should read carefully in its entirety before voting.

        Shareholders of record or beneficiaries of voting trusts of each Bus Company as of the close of business on            ,            , 2006 (referred to as the "record date") are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. A list of shareholders eligible to vote at the special meeting will be available for review during the Bus Companies' regular business hours at its headquarters, located at 444 Merrick Road, Lynbrook, New York, for ten days prior to the special meeting. At least two-thirds (2/3) of the common stock outstanding on the record date of each Bus Company must be voted, voting separately to approve the mergers in order for the mergers to be completed. Therefore, your vote is very important. Your failure to vote your shares will have the same effect as voting against the mergers.

        It is important for your shares to be represented at the special meeting. We hope that you will promptly mark, sign, date and return the enclosed proxy even if you plan to attend the special meeting. Your proxy card may also include instructions about how to vote by telephone or by using the Internet. If you attend the special meeting, you may vote in person even if you have already returned a proxy card. You should not send any certificates representing Bus Company common stock or voting trust certificates with your proxy.

        We look forward to seeing you at the meeting.

                            For the Board of Directors,

                            Secretary

Lynbrook, New York

ADDITIONAL INFORMATION

        You may obtain copies of information relating to the Bus Companies, without charge, by contacting the Bus Companies at:

Green Bus Lines, Inc.
Triboro Coach Corporation
Jamaica Central Railways, Inc.
Suite 370
444 Merrick Road
Lynbrook, NY 11563
Telephone: (516) 881-3535

        We are not incorporating the contents of the websites of the SEC, the Bus Companies or any other person into this document. We are only providing the information about how you can obtain certain documents that are specifically incorporated by reference into this proxy statement/prospectus at these websites for your convenience.

        In order for you to receive timely delivery of the documents in advance of the special meeting, the Bus Companies should receive your request no later than                        , 2006.

QUESTIONS AND ANSWERS ABOUT THE THE SPECIAL MEETING AND THE REORGANIZATION

        The following are some questions that you, as a shareholder of one or more of the Bus Companies, may have regarding the mergers and the Reorganization being considered at the special meeting of the Bus Companies' shareholders and brief answers to those questions. The Bus Companies urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you with respect to the merger and the Reorganization being considered at the special meeting. Additional important information is also contained in the attachments to, and the documents incorporated by reference in, this proxy statement/prospectus.

Q:
Why am I, as a Bus Company shareholder, receiving this proxy statement/prospectus?

A:
The Bus Companies have determined to effect a reorganization (the "Reorganization") whereby each of the Bus Companies will become a wholly-owned subsidiary of GTJ REIT, Inc., a Maryland corporation ("GTJ REIT"). The Reorganization would be effected by a merger of each of the Bus Companies with a wholly-owned subsidiary of GTJ REIT, which are the mergers referred to in this proxy statement/prospectus on which you are being requested to vote. Please see "The Merger" beginning on page 148 of this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Attachment A. In order to complete the mergers, the shareholders of each Bus Company must approve the merger agreement and approve the mergers. The Bus Companies are holding a special joint meeting of their shareholders to obtain these approvals. This proxy statement/prospectus contains important information about the mergers, the merger agreement, the special meeting and the Reorganization, which you should read carefully. The enclosed voting materials allow you to vote your shares without attending the special meeting. Your vote is very important. We encourage you to vote as soon as possible.

Q:
Why is the Reorganization being proposed?

A:
As a result of the sales of the Bus Companies' bus assets to New York City and the execution of leases with New York City and others, the Bus Companies now receive a substantial amount of income and cash flow. Because the Bus Companies were organized more than half-century ago, their real property is still owned by "C" corporations. For tax purposes, these are corporations which are taxed on their income and do not "pass through" their tax liabilities to the shareholders, as would occur in, for example, a limited partnership or a limited liability company. Accordingly, the substantial income being generated under the leases described above is being taxed at the corporate level at a tax rate of approximately 45% and then, if distributed to the shareholder as dividends, would be taxed again at, for example, rates ranging from approximately 15% to 25% which would result, if such income were fully distributed, in a combined tax rate on the income ranging from approximately 53% to 59%. Accordingly, the Bus Companies' Board of Directors determined that the only tax efficient solution to the above situation is the creation of a real estate investment trust, or "REIT". All of the real property of the Bus Companies can be acquired by a REIT in a tax free reorganization. Furthermore, the income earned by the REIT's real properties will not be taxed to the REIT provided there is compliance with the REIT rules. Among other requirements, the REIT rules provide, with certain exceptions, that at least 90% of REIT net income for each year must be distributed to REIT shareholders. Income from the Bus Companies' outdoor maintenance, paratransit and other activities will continue to be subject to corporate taxation.

Q:
What will happen in the mergers?

A:
Pursuant to the merger agreement, Green would be merged with and into Green Acquisition, Inc., a wholly owned subsidiary of GTJ REIT and the surviving corporation, Triboro would be merged with and into Triboro Acquisition, Inc., a wholly owned subsidiary of GTJ REIT and the surviving corporation, and Jamaica would be merged with and into Jamaica Acquisition, Inc., a wholly owned subsidiary of GTJ REIT and the surviving corporation.

Q:
What are Bus Company shareholders voting on?

A:
Bus Company shareholders are voting on a proposal to approve and adopt the merger agreement and approve the mergers. Bus Company shareholders are also voting on a proposal to approve any adjournment of the special meeting.

Q:
What vote of Bus Company shareholders is required to approve and adopt the merger agreement and to approve the mergers?

A:
Approval of the proposal to adopt the merger agreement and to approve the mergers requires the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding common stock of each Bus Company entitled to vote at the special meeting, voting separately.

Q:
When do GTJ REIT and the Bus Companies expect the mergers to be completed?

A:
GTJ REIT and the Bus Companies are working to complete the mergers as quickly as practicable and currently expect that the mergers could be completed promptly after the special meeting. However, we cannot predict the exact timing of the completion of the mergers because they are subject to other conditions.

Q:
When and where will the special meeting be held?

A:
The special meeting will take place at            , on            , 2006 at              a.m. Eastern Time at                 .

Q:
Who can attend and vote at the special meeting?

A:
All holders of record of the common stock, that is, persons holding Common Stock in their name, or beneficiaries of voting trusts, that is, persons holding voting trust certificates in their names, of one or more Bus Companies at the close of business on            , 2006, the record date, are entitled to notice of and to vote at the special meeting. As of the record date, there were 3,766.50 shares of Green common stock, 1,277.10 shares of Triboro common stock and 10,064.00 shares of Jamaica common stock outstanding and entitled to vote at the special meeting.

Q:
How do the Bus Companies' Boards of Directors recommend that Bus Company shareholders vote?

A:
The Bus Companies' Boards of Directors unanimously recommends that the Bus Company shareholders vote "FOR" the proposal to approve and adopt the merger agreement and to approve the mergers and any adjournment of the special meeting. The Bus Companies and their Boards of Directors have determined that the merger agreement and the transactions contemplated by the merger agreement, including the mergers, are fair to and in the best interests of Bus Companies and their shareholders. Accordingly, the Bus Companies' Boards of Directors has approved the merger agreement and the transactions contemplated by the merger agreement, including the mergers.

Q:
Are there any shareholders who have already agreed to vote in favor of the mergers?

A:
No. Although management of the Bus Companies are in favor of the mergers and the Reorganization, there are no voting agreements with any person.

Q:
Am I entitled to appraisal or dissenters' rights?

A:
Yes. Under New York law, Bus Company shareholders are entitled to appraisal rights. See "Rights of Dissenting Shareholders" beginning on page 155 of this proxy statement/prospectus.

Q:
What should I do now in order to vote on the proposals being considered at the special meeting?

A:
Shareholders of record of one or more of the Bus Companies or shareholders holding voting trust certificates as of the record date of the special meeting may vote by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. Additionally, you may also vote in person by attending the special meeting. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Whether or not Bus Company shareholders, including holders of voting trust certificates plan to attend the special meeting, they should give their proxy as described in this proxy statement/prospectus.

To vote by telephone, call 1-866-853-9739 To vote via the Internet, go to www.proxyvotenow.com/bus and enter the control number(s) on your proxy card.
Q:
Should I send in my Bus Company share or voting trust certificates now?

A:
No. You should not send in your Bus Company stock or voting trust certificates until you receive a separate transmittal letter. Following the mergers, a transmittal letter will be sent to Bus Company shareholders informing them of where to deliver their Bus Company stock or voting trust certificates in order to receive shares of GTJ REIT common stock. You should not send in your Bus Company stock or voting trust certificates prior to receiving this letter of transmittal.

Q:
What will happen if I abstain from voting or fail to vote?

A:
An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. If you abstain, it will have the same effect as voting NO on the proposal to approve and adopt the merger agreement and to approve the mergers. The approval of the holders of at least two-thirds (2/3) of the outstanding common stock of each of the Bus Companies is required to approve the merger agreement and mergers, and it is important that shareholders vote on the mergers.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting by:

•
delivering a signed written notice of revocation to the Secretary of the Bus Company at:

    Green Bus Lines, Inc.
    Triboro Coach Corporation
    Jamaica Central Railways, Inc.
    444 Merrick Road
    Lynbrook, NY
    (516) 881-3535

  •
  signing and delivering a new, valid proxy card bearing a later date; and delivered to the attention of the Bus Companies' Secretary;

  •
  submitting another proxy by telephone or on the Internet; or

  •
  attending the special meeting and voting in person, although your attendance alone will not revoke your proxy.

Q:
What should I do if I receive more than one set of voting materials for the special meeting?

A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. Please complete, sign, date and return EACH proxy card and voting instruction card that you receive. Please note that if you sign a proxy but do not complete the portion as to an item, your vote will be treated as FOR such item.

Q:
Who can help answer my questions?

A:
If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus, the enclosed proxy card, voting instructions or the election form, you should contact:

Innisfree M&A, Inc.
501 Madison Avenue
New York, NY 10072
Call Collect (212) 750-5833
Call Toll-Free (877) 800-5187
E-mail: info@innisfreema.com

SUMMARY

        The following is a summary that highlights certain material information contained in this proxy statement/prospectus. This summary may not contain all of the information that may be important to you. For a more complete description of the merger agreement and the transactions contemplated by the merger agreement, including the merger, we encourage you to read carefully this entire proxy statement/prospectus, including the attached annexes.

Introduction

        The mergers are part of a proposed reorganization (the "Reorganization") of Green, Triboro and Jamaica, three affiliated New York corporations with long historical roots in the operation of private bus routes in New York City, as subsidiaries of GTJ REIT. The bus businesses of the Bus Companies were acquired by New York City in late 2005 and early 2006, leaving the Bus Companies with a portfolio of real property and a group of outdoor maintenance businesses and a paratransit business.

Participants in the mergers and the Reorganization

        In addition to Green, Triboro and Jamaica, the participants in the mergers are the following wholly owned subsidiaries of GTJ REIT (sometimes referred to in this proxy statement/prospectus as the "Company" "we", "us", or "our", except to the extent it is used in a discussion of federal tax matters, in which case such term refers only to GTJ REIT unless the context indicates otherwise), namely, Green Acquisition, Inc., Triboro Acquisition, Inc. and Jamaica Acquisition, Inc.

Goal of the Mergers

        The goal of the Mergers is to make the Bus Companies wholly-owned subsidiaries of GTJ REIT, which then proposes to take actions necessary to become a REIT.

Merger Consideration

        Upon consummation of the mergers, the Bus Companies will become wholly-owned subsidiaries of GTJ REIT and their presently outstanding common stock will be converted as follows:

    (a)
    Each share of Green common stock will be converted into 1,117.429975 shares of GTJ REIT common stock;

    (b)
    Each share of Triboro common stock will be converted into 2,997.964137 shares of GTJ REIT common stock; and

    (c)
    Each share of Jamaica common stock will be converted into 195.001987 shares of GTJ REIT common stock.

Common management of the Bus Companies

        The businesses of the Bus Companies have been managed under the direction of a common Board of Directors. The Board of Directors meets approximately once a month to discuss matters relating to the Bus Companies. All corporate actions by the Board of Directors with respect to the Bus Companies are decided by the directors, including the election of officers for each of the Bus Companies. The common Boards of Directors is maintained in place under voting trust agreements in which approximately 88% of the Green common stock, 89% of the Triboro common stock and 91% of the Jamaica common stock is voted by a single voting trustee, Jerome Cooper, who is also the Chief Executive Officer of the Bus Companies and of the Company. Mr. Cooper will not vote any of the common stock of which he is the voting trustee, at the special meeting and voting shall instead be done by the holders of voting trust certificates.

Present operations

        The Bus Companies, including their subsidiaries own a total of six rentable real properties, four of which are leased to New York City and one of which is leased to a commercial tenant (all five on a triple net basis), and one of which is used by our operations and the remainder of which is leased to a commercial tenant but not on a triple net basis. The annual gross rental income of all of the real properties from third party tenants is approximately $9,500,000. There is an additional real property of negligible size which is not rentable. In addition, the Bus Companies and their subsidiaries collectively operate a group of outdoor maintenance businesses, and a paratransit business, with aggregate sales of approximately $27,000,000 and aggregate net income of approximately $2,900,000 in 2005.

Reasons for the proposed mergers and Reorganization

        As a result of the sales of the Bus Companies' bus assets to New York City and the execution of the leases described above with New York City and others, the Bus Companies now receive a substantial amount of income and cash flow. Because the Bus Companies were organized more than a half-century ago, their real property is still owned by "C" corporations. For tax purposes, these are corporations which are taxed on their income and do not "pass through" their tax liabilities to the shareholders, as would occur in, for example, a limited partnership or a limited liability company. Accordingly, the substantial income being generated under the leases described above is being taxed at the corporate level at a tax rate of approximately 45% and then, if distributed to the shareholders as dividends, would be taxed again at, for example, rates ranging from approximately 15% to 25%, which would result, if such income were fully distributed, in a combined tax rate on the income rates ranging from approximately 53% to 59%.

        One solution to this situation is the transfer of all of the real properties to entities which could "pass through" the tax liability. Such transfers would be treated as a sale of the real properties and would generate very substantial tax liabilities. Another solution, sale of the properties to third parties, would entail similar very substantial tax liabilities.

        The Board of Directors determined that the only tax efficient solution to the above situation is the creation of a REIT. Because of special tax rules applicable to REITs, all of the real property of the Bus Companies can be acquired by a REIT in tax free reorganizations. Furthermore, the income earned by the REIT's real properties will not be taxed to the REIT provided there is compliance with the REIT rules. Among other requirements, the REIT rules provide, with certain exceptions, that at least 90% of net income for each year must be distributed to REIT shareholders. Income from the Bus Companies' outdoor maintenance, paratransit and other activities will continue to be subject to corporate taxation.

Ryan Beck Fairness Opinion

        The Bus Companies' Board of Directors engaged Ryan Beck & Co. to advise as to the relative valuations of each of the Bus Companies as part of the mergers. Ryan Beck & Co. reviewed information concerning the Bus Companies including third party valuations of their real properties and outdoor businesses. Ryan Beck & Co. derived the relative valuations of the Bus Companies from that information and so advised the Bus Companies' Board of Directors. A description of the opinion of Ryan Beck & Co. is included in "Description of Fairness Opinion", beginning on page 34, of this proxy statement/prospectus, and a copy of the opinion of Ryan Beck & Co. is included as Attachment C to this proxy statement/prospectus.

        Based on the valuations of the real properties and outdoor maintenance businesses, and the paratransit business, and considering the ownership of the same in whole or part by each of the Bus Companies, we have been advised by Ryan Beck & Co. that the relative valuation of each the Bus Companies (as part of GTJ REIT) is Green—42.088%, Triboro—38.287% and Jamaica—19.625%. Accordingly, under the Reorganization, 10,000,000 shares of our common stock will be distributed as follows: 4,208,800 shares to the shareholders of Green, 3,828,700 shares to the shareholders of Triboro and

1,962,500 shares to the shareholders of Jamaica, in such case in proportion to the outstanding shares held by such shareholders of each Bus Company, respectively, constituting the merger consideration.

Distribution of earnings and profits

        As part of becoming a REIT, we intend, after the mergers, to make a distribution of the Bus Companies' undistributed historical earnings and profits, estimated to be not more than $62,000,000 to GTJ REIT stockholders as of the record date of such distribution. We intend to distribute, in 2007, $20,000,000 in cash, and the remainder in shares of GTJ REIT common stock valued by its Board of Directors. There is no assurance that our shareholders, after the Reorganization, will be able to realize that value (or any other particular value) for a share of our Common Stock. We expect that each shareholder may elect a combination of cash and stock, or exclusively cash or stock. If more than $20,000,000 of cash is elected in the aggregate, we expect that, for some or all of the Bus Company shareholders, the cash paid would be less than the cash elected, and the cash will be distributed pro rata to each stockholder electing to receive some or all of his or her distribution in cash, in an amount totaling $20,000,000, and the balance of the distribution to each such stockholder will be made in shares of our Common Stock.

Annual Dividends

        In order to remain a REIT, GTJ REIT will be required to pay dividends to our stockholders each year equal to at least 90% of our net income, and exclusive of real property capital gains if any.

Recommendation of Bus Companies' Board of Directors

        The Board of Directors of the Bus Companies recommends that you vote FOR approval and adoption of the merger agreement and approval of the mergers.

Risk Factors

        In evaluating the merger agreement, the merger and the Reorganization, you should be aware that there are a number of risks related to the same. See "Risk Factors" beginning on page 15 of this proxy statement/prospectus.

Share ownership of Bus Company directors and executive officers

        The directors and officers of the Bus Companies own, collectively, 121.50 shares of Green (approximately 3.2% of the Green common stock outstanding on the record date), 70.7 shares of Triboro (approximately 5.5% of the Triboro common stock outstanding on the record date/and 459.0 shares of Jamaica (approximately 4.5% of the Jamaica common stock outstanding on the record date), The foregoing does not include common stock held by voting trusts, since the voting trustee will not be voting such common stock in connection with the merger agreement or the mergers.

Interests of Bus Company directors and executive officers in the mergers and the Reorganization

        No director or executive officer of the Bus Companies has any interest in the mergers and the Reorganization other than as a shareholder of the Bus Companies. None of such persons hold options on common stock of the Bus Companies nor will receive any payment in connection with the mergers and the Reorganization.

        It should be noted that Jerome Cooper will act as President and Chief Executive Officer and Chairman of the Board of Directors of GTJ REIT, Paul Cooper will act as a Vice President and a director of GTJ REIT, Douglas Cooper, a former director, will act as a Vice President and Director of GTJ REIT and Michael Kessman will act as Chief Accounting Officer of GTJ REIT. See "Management of Our

Company" beginning on page 109 of this proxy statement/prospectus for information on the proposed compensation and stock options of such persons.

Right of Appraisal

        Shareholders of the Bus Companies who do not vote FOR the mergers and who strictly adhere to procedures specified by applicable law will be entitled to seek appraisal for their shares of common stock. However, the merger agreement provides that if appraisal is sought for Bus Company common stock otherwise entitled to an aggregate of 3% or more of the 10,000,000 shares of GTJ REIT common stock to be issued in the mergers, GTJ REIT can terminate the merger agreement. See "Rights of Dissenting Shareholders" beginning on page 155 of this proxy statement/prospectus.

No listing of GTJ REIT common stock

        It is not presently anticipated that GTJ REIT will list its common stock on a securities exchange or electronic trading system. Accordingly, it is not anticipated that a trading market will develop for the GTJ REIT common stock. The board of directors of GTJ REIT may, however, determine to effect such listing or otherwise assist in the creation of a trading market in the future, but there can be no assurance of the same.

Conditions to the completion of the mergers

        A number of conditions must be satisfied or waived before the mergers can be completed. These include, among others:

  Conditions to GTJ REIT's obligations to complete the mergers

        GTJ REIT's obligation to complete the mergers is conditioned upon the satisfaction or waiver in writing by us, on or before the effectiveness of the mergers, of the following conditions:

  •
  The Bus Companies' representations and warranties contained in the merger agreement must be accurate in all material respects as of the effective time of the mergers as if made at the effective time of the mergers.

  •
  Each covenant or obligation that each of the Bus Companies is required to comply with or to perform at or prior to the closing of the mergers shall have been complied with and performed in all material respects.

  •
  The Registration Statement of which this proxy statement/prospectus is a part shall have been declared effective by the Securities and Exchange Commission and shall remain effective through closing of the mergers.

  •
  All consents, approvals and other authorizations of any governmental body (including from all applicable state securities regulatory agencies) required to consummate the mergers and the other transactions contemplated by this Agreement (other than the delivery of the certificates of merger with the Department of State of the State of New York) shall have been obtained, free of any condition that would reasonably be expected to have a material adverse effect on us or our subsidiaries.

  •
  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the mergers shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the mergers that makes consummation of the mergers illegal.

  •
  There shall not be pending or threatened any legal proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the mergers or any of the other transactions contemplated by the merger agreement; (ii) relating to the mergers and seeking to obtain from each of the Bus Companies or us or any of their or our respective subsidiaries any damages that may be material to each of the Bus Companies or us or any of their or our subsidiaries; (iii) seeking to prohibit or limit in any material respect each of the Bus Companies stockholders' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to our common stock; (iv) which would materially and adversely affect our rights to own the assets or operate the business of the Bus Companies; or (v) seeking to compel any of the Bus Companies or us or to dispose of or hold separate any material assets, as a result of the mergers or any of the other transactions contemplated by the merger agreement.

  •
  Appraisal rights shall not have been perfected pursuant to Section 623 of the New York Business Corporation Law by shareholders or beneficial owners thereof of the Bus Companies with respect to more than 3% of the number of shares of our common stock issuable in connection with the mergers.

  •
  Each Bus Company shall have received written resignation letters from each of the directors and officers of the Bus Companies requested by us effective as of the effective time of the Reorganization.

  Conditions to Bus Companies' obligations to complete the merger

        The Bus Companies' obligation to complete the mergers is conditioned upon the satisfaction or waiver in writing by them, at or before the effective time of the mergers, of the following conditions:

  •
  Each covenant and obligation that GTJ REIT is required to comply with or to perform at or prior to the closing of the mergers shall have been complied with and performed in all material respects.

  •
  The Registration Statement shall have been declared effective by the Securities and Exchange Commission and shall remain effective through closing of the mergers.

  •
  The merger agreement shall have been duly adopted by affirmative vote of the holders of two-thirds of the outstanding stock of each of the Bus Companies, voting separately.

  •
  All consents, approvals and other authorizations of any governmental body (including from all applicable state securities regulatory authorities) required to consummate the mergers and the other transactions contemplated by the merger agreement (other than the delivery of the certificate of merger with the Department of State of the State of New York) shall have been obtained, free of any condition that would reasonably be expected to have a material adverse effect on the Bus Companies.

  •
  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the mergers by each of the Bus Companies shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the mergers that makes consummation of the mergers by each of the Bus Companies illegal.

Termination of the merger agreement

        Either GTJ REIT or the Bus Companies can terminate the merger agreement as follows:

    (a)
    A non-breaching party can terminate on account of a breach by the other party

    (b)
    Either GTJ REIT or the Bus Companies can terminate upon an adverse action by a governmental entity

    (c)
    Either GTJ REIT or the Bus Companies can terminate if the mergers have not occurred by January 31, 2007, subject to extension by agreement of the parties.

United States federal income tax consequences

        We expect the mergers to qualify as reorganizations within the meaning of Section 368(a) of the Internal Revenue Code. If the mergers qualify as reorganizations under Section 368(a), Bus Company shareholders generally will not recognize any gain or loss upon the receipt of GTJ REIT common stock in exchange for Bus Company common stock in connection with the mergers. As part of attaining REIT status, GTJ REIT intends to make a distribution, in 2007 of undistributed historical earnings and profits of the Bus Companies of a sum expected to be not more than $62,000,000, $20,000,000 in cash and $42,000,000 in GTJ REIT common stock, as elected by each GTJ REIT stockholder as of the record date of such distribution. It is anticipated that if shareholders elect to receive at least 32% in cash, such funds will be sufficient to satisfy tax liabilities arising from this distribution. Tax matters are complicated, and the tax consequences of the mergers to each Bus Company shareholder will depend on the facts of each shareholder's situation. You are urged to read carefully the discussion in the section entitled "Federal Income Tax Consequences of the Reorganization and Our Proposed Status as a REIT" beginning on page 119 of this proxy statement/prospectus and to consult with your tax advisor for a full understanding of the tax consequences of your participation in this transaction.

Material Difference in rights of Bus Company shareholders and GTJ REIT shareholders

        As part of the proposed Reorganization, the Bus Company shareholders are being requested to approve mergers of the Bus Companies with and into subsidiaries of GTJ REIT, and in exchange for their common stock of the Bus Companies, which are New York corporations, they would receive common stock of GTJ REIT, which is a Maryland corporation.

        There are differences between the rights of New York shareholders in view of New York law and the Bus Companies' articles of incorporation and by-laws, as compared with and rights of Maryland stockholders in view of Maryland law and GTJ REIT's certificate of incorporation and by-laws. The following is only a summary and is qualified by the terms of the laws and documents referred to above.

        The following table summarizes the material differences:

	Bus Company Shareholders	GTJ REIT Stockholders
Notice of Meetings	No less than 10 and no more than 40 days notice.	No less than 10 and no more than 90 days notice.
Quorum	At least one third for Green and Triboro, at least 50% for Jamaica.	At least 50%
Voting	Majority present unless otherwise required by law.	Majority present unless otherwise required by law.
Dividends	Within discretion of the Board of Directors.	Within discretion of the Board of Directors except that for so long as the Board deems it in the best interest of GTJ REIT to qualify as a REIT, at least 90% of net income to be paid in dividends.
Written Consent	Shareholders may act by unanimous written consent.	Stockholders may act by unanimous written consent.

Dissenting Shareholders	A shareholder has the right to receive payment of the fair value of his shares if he does not assent to:	A stockholder has a right to demand and receive payment of the fair market value of the stockholder's stock if:
A. a merger or consolidation except when:
        The shareholder is a
        member of the parent in
        a merger;
        The shareholder is a
        member of the surviving
        corporation unless the
        merger changes the
        rights of the
        shareholder;
        The shares are listed.
B. a sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval.
C. a share exchange. (Section 910 of the New York Business Corporation Law).	A. the corporation consolidates or merges.
B. The stockholder's stock is to be acquired in a share exchange.
C. The corporation transfers its assets in a manner requiring shareholder consent.
D. The corporation amends its charter in a way that alters the contract rights of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved in the charter.
E. Business combination with an interested stockholder or affiliate. (Section 3-202 of the Maryland General Corporation Law).
Voting	Shareholders' voting is required for mergers, consolidation, dissolution and election of directors.	Stockholders' voting is required for mergers, consolidation, dissolution and election of directors.
Shareholding	No restriction on amount.	No person may hold more than 9.9% of the outstanding common stock.

        Other differences in the rights of the Bus Company shareholders and GTJ REIT shares should be noted, although they are based on agreements and not corporate law:

          (a)   The holders of up to 90% of the common stock of the Bus Companies are now parties to voting trust agreements, under which the voting trustee exercises substantially all of the voting rights of such shareholders. By contrast, there will be no voting trusts related to GTJ REIT.

          (b)   GTJ REIT expects to enter into a Stockholders' Rights Agreement before the mergers (the Bus Companies do not have this). The Stockholders' Rights Agreement provides for the issuance of rights to purchase Series A preferred stock which are convertible into common stock, or common stock, at below market values to all stockholders of GTJ REIT other than one or more persons owning, or seeking to own, collectively, 15% or more of the GTJ REIT common stock without approval by the Board of Directors. The effect of the Stockholders Rights Agreement is to discourage tender offers for or purchases of common stock of GTJ REIT, by an individual or a group, of 15% or more, without Board of Directors approval, thereby providing a barrier to a takeover not approved by the Board of Directors.

Expected Organizational chart after the Reorganization

        The following chart represents our organization after the Reorganization ("QRS" means qualified REIT subsidiary, and "TRS" means taxable REIT subsidiary):

        The above chart reflects the following. First Green, Triboro and Jamaica are merged into subsidiaries of GTJ REIT. Each of them has a subsidiary or subsidiaries ("Subsidiaries") holding their respective real property. Green's Subsidiary would form two LLCs and transfer a real property to each of the same. Triboro and Jamaica's Subsidiaries each have one real property, and they would each form an LLC and transfer a real property to it. GTJ would form three LLCs and transfer its real properties to them. GTJ would designate Shelter Express as a TRS ("Opco Holdco") before the mergers and transfer to it all of its non-real estate subsidiaries ("OpCos"). From a REIT perspective, each of Green, Triboro and Jamaica and their respective Subsidiaries, GTJ, and all of the LLCs holding GTJ's real properties, are expected to be treated as qualified REIT subsidiaries or disregarded for federal tax purposes. Opco Holdco and the OpCos are expected to be treated as taxable REIT subsidiaries.

Summary of pro forma consolidated financial data

        Assuming approval by the Bus Companies' shareholders and consummation of the Reorganization, our pro forma operations for the year ended December 31, 2005, the nine months ended September 30, 2006, and our pro forma financial position at September 30, 2006 are as follows:

Summary unaudited pro forma combined condensed financial consolidated information

        The following summary unaudited pro forma combined condensed consolidated financial data of GTJ REIT, Inc. The unaudited pro forma consolidated financial statement information is based on, and should be read together with the consolidated financial statements as of September 30, 2006 (unaudited) and for the nine months ended September 30, 2006 (unaudited) and for the year ended December 31, 2005 which are found elsewhere in this prospectus.

  Pro forma combined condensed consolidated statement of operations data:

	GTJ REIT, INC.
	Nine months ended	Year ended December 31,
	September 30, 2006	2005
	(in thousands) (unaudited)	(in thousands)
Operating revenue	$23,773	$27,527
Rental income	7,541	9,648

Total	31,314	37,175
Operating expenses—other	25,648	28,006
Operating expenses—rental operations	3,790	2,280

Income (loss) from operations	1,876	6,889
Other income (expense)	(732)	(1,673)

Income (loss) from continuing operations before income taxes	1,144	5,216
Provision for income tax expense	517	1,891

Income (loss) from continuing operations before income (loss) of unconsolidated affiliates	627	3,325

Income (loss) from continuing operations	$627	$3,325

        Pro forma combined condensed consolidated balance sheet data:

September 30, 2006
(in thousands) (unaudited)
Cash and cash equivalents and restricted cash	$1,405

Working capital deficiency	$(145)

Total assets	$145,233

Total liabilities	$29,895

Total shareholders' equity	$115,388

Changes in Control

        Under the provisions of our charter, no individual may own more than 9.9% of our outstanding common stock, in order to insure that REIT ownership rules are not violated. In addition, our board of directors has approved a Stockholder Rights Agreement to be entered into before the mergers, which is designed to discourage any group from acquiring, or seeking to acquire, in the aggregate, more than 15% of our outstanding common stock, without our board of directors' approval. In addition, Maryland law has a number of provisions that would discourage or prohibit takeovers of our company without the approval of our board of directors.

Risk Factors

        Our company, following the Reorganization, will be subject to a number of risks, among which are the following:

  •
  We are not raising any financing in this offering, so that we will have to obtain other sources of funding for our growth.

  •
  We may incur debt up to 75% of our gross assets to expand our business, which could lead to an inability to pay distributions to our stockholders; additionally, distributions payable to our stockholders may include a return of capital.

  •
  If we do not qualify as a REIT for federal income tax purposes, we will be taxed as a corporation.

  •
  We may be required to borrow money, sell assets or issue new securities for cash to pay distributions required of us as a REIT.

  •
  As with the common stock of the Bus Companies, there is no public market for our common stock and none may develop in the foreseeable future. Thus, although your shares are freely transferable, there may not be a market for the same.

        For further information, see "Risk Factors" commencing on page 15.

RISK FACTORS

        Before you vote on the mergers described in this proxy statement/prospectus, you should be aware that we are subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to approve the Reorganization. The following include the material risks known to us at this time, other than those which are generic and applicable to a variety of businesses.

Transaction risks

  Our company is newly formed and has not yet commenced business operations, which makes our future performance and the performance of your investment difficult to predict.

        Our company was incorporated on June 26, 2006. We have no prior operating history as a REIT. Therefore, our future performance and the performance of your investment can not be predicted at this time.

  Our failure to qualify as a REIT would subject us to corporate income tax, which would materially impact funds available for distribution.

        We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes beginning with the tax year ending December 31, 2007. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis. A number of the tests established to qualify as a REIT for tax purposes are factually dependent. Therefore, you should be aware that while we intend to qualify as a REIT, it is not possible at this early stage to assess our ability to satisfy these various tests on a continuing basis. Therefore, we cannot assure you that our company will in fact qualify as a REIT or remain qualified as a REIT.

        If we fail to qualify as a REIT in any year, we would pay federal income tax on our net income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would substantially decrease the amount of cash available to be distributed to our stockholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our stockholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

        In addition, even if we qualify as a REIT in any year, we would still be subject to federal taxation on certain types of income. For example, we would be subject to federal income taxation on the net income earned by our "taxable REIT subsidiaries", that is, our corporate subsidiaries with respect to which elections are made to treat the same as separate, taxable subsidiaries, presently including our outdoor maintenance and para transit businesses.

  The proposed distribution of undistributed historical earnings and profits to the Bus Company shareholders, consisting of cash and/or common stock, will be taxable to them as a dividend, resulting in tax liability to such shareholders.

        The proposed earnings and profits distribution would be taxable to the Bus Company shareholders as a dividend. The federal tax rate will be 15%, based on present tax law, and the state taxes will vary from state to state. Any shareholder electing cash of less than the tax on the distribution to such shareholder will be required to pay taxes on some or all of such distribution from a source other than the distribution.

  We may have to spinoff our taxable REIT subsidiaries, which would reduce our value.

        On a going forward basis, at least 75% of our assets must be those which may be held by REITs. Our outdoor maintenance and para transit business assets, and any other assets we may add to that group, are not qualified to be held directly by a REIT. Accordingly, we may be required, in the future, to spinoff these businesses in order to protect our status as a REIT. If we do so, we may be distributing a significant portion of our assets, which could materially and adversely affect the value of our common stock. It should be noted, however, that such distribution would be made to the then holders of our common stock.

Real property business risks

  Our real property portfolio is derived from the Bus Companies and we may not grow or diversify our real estate portfolio in the foreseeable future, leaving us vulnerable to New York area problems.

        We will own six income producing real properties which are presently owned, collectively, by the Bus Companies. We are raising no funds in this offering and so, without a sale of an existing real property, which is not contemplated for at least 10 years, the raising of funds by the sale of debt or equity securities or significant mortgage financing, our real property portfolio will not grow or be diversified.

  We have not determined what other kinds of real property may be the subject of a future investment, which may create uncertainty.

        The formation of the Company and the Reorganization are based on the Bus Companies' real property and outdoor maintenance businesses and a paratransit business. We have formulated no plans with respect to future real property investments. Therefore, we can not predict the future business direction of the Company.

  Adverse financial conditions in New York City will adversely affect all of our initial portfolio of real properties.

        All of our real property is commercial and is located in Queens and Brooklyn, New York and New York City is the sole tenant of four of the properties. The lack of diversity in the properties which we will own, and their principal tenant, New York City, should we not diversify after the Reorganization, could increase your risk of owning our shares. We are not raising any funds in this offering for diversification. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a stockholder.

Negative characteristics of real property investments

  Financing of our real property could lead to loss of the same if there is a default.

        The growth and diversification of our real property business is expected to be financed, in substantial part, by mortgage financing. We may borrow sums up to 75% of the value of our real property portfolio. Such loans may result in substantial interest charges which can materially reduce distributions to our stockholders. The documentation related to such loans is expected to contain covenants regulating the manner in which we may conduct our businesses and may restrict us from pursuing opportunities which could be beneficial to our stockholders. In addition, if we are unable to meet our payment or other obligations to our lenders, we risk loss of some or all of our real property portfolio.

  We depend upon our tenants to pay rent, and their inability or refusal to pay rent will substantially reduce our collections and payment of our indebtedness, leading to possible defaults, and reduce cash available for distribution to our stockholders.

        Our real property, particularly those we may purchase after the Reorganization, will be subject to varying degrees of risk that generally arise from such ownership. The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner. Their inability or unwillingness to do so may be impacted by employment and other constraints on their finances, including debts, purchases and other factors. Additionally, the ability of commercial tenants of commercial properties would depend upon their ability to generate income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants' ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

  •
  changes in national, regional or local economic conditions;

  •
  changes in local market conditions; and

  •
  changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

        Due to these changes or others, tenants may be unable to make their lease payments. A default by a tenant, the failure of a tenant's guarantor to fulfill its obligations or other premature termination of a lease could, depending upon the size of the leased premises and our ability to successfully find a substitute tenant, have a materially adverse effect on our revenues and the value of our common stock or our cash available for distribution to our stockholders.

        If we are unable to find tenants for our properties, particularly those we may purchase after the Reorganization, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our stockholders will be substantially reduced.

  Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties or recover our investment in one or more properties.

        Our business will be subject to risks associated with investment primarily in real property. Real property investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property we may purchase of the Reorganization may not recoup or exceed the amount of our investment.

  Lack of geographic diversity may expose us to regional economic downturns that could adversely impact our real property operations or our ability to recover our investment in one or more properties.

        All of the properties we will initially own are located in the counties of Queens and Brooklyn, New York City. Geographic concentration of properties will expose us to economic downturns in New York City. A recession in this area could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of unproductive properties.

  Each of the Bus Company real properties has been, and continues to be, used as a bus depot or automobile facility and has certain environmental conditions resulting in continuing exposure to environmental liabilities.

        Generally all the Bus Companies' real property have had activity regarding removal and replacement of underground storage tanks and soil removal. Upon removal of the old tanks, any soil found to be unacceptable was heated off site to burn off contaminants. Fresh soil was brought in to replace earth which had been removed. There are still some levels of contamination at the sites, and groundwater monitoring programs have been put into place. Closures of existing New York State Department of Environmental Control spill numbers may be warranted if it can be shown that the remaining degree of impact is non threatening and within acceptable levels. Each of the properties is in a commercial zone and is still used as a transit depot including maintenance of vehicles. We can not assess what further liability may arise from these sites. For further information on existing conditions, remediation and related costs, see pages 56 and 57 of this proxy statement/prospectus.

  Discovery of previously undetected environmentally hazardous conditions at our real properties would result in additional expenses, resulting in a decrease in our revenues and the return on your shares of common stock.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

  A number of risks to which our real properties may be exposed may not be covered by insurance, which could result in losses which are uninsured.

        We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of hurricanes, earthquakes, floods or other acts of God. Generally, we will not obtain insurance for hurricanes, earthquakes, floods or other acts of God unless required by a lender or we determine that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

  You may not receive any distributions from the sale of one of our properties, or receive such distributions in a timely manner, because we may have to provide financing to the purchaser of such property, resulting in an inability or delay of distributions to stockholders.

        If we sell a property or our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

Our outdoor maintenance businesses and paratransit business depend on large direct or indirect municipal contracts, which are subject to the conduct of customers and municipalities and require substantial capital, which may be difficult to obtain.

        We will operate several outdoor maintenance businesses including bus shelters, bill boards advertising displays and outdoor construction and maintenance support. Much of this business is related to large customer contracts with municipalities. The loss by customers of one or more of those contracts could have a material adverse effect on our business. In addition, these businesses have required significant capital and may require significant additional capital in the future. In addition to the risk related to additional investment, the capital may have to be funded by borrowing or asset sales in order to have funds available for REIT mandated distributions to our stockholders, increasing the cost of such capital. In addition, our paratransit business depends on the continuance of one major agreement with the Metropolitan Transit Authority.

Risks related to possible conflicts of interest

  Our officers and directors may have other interests which may conflict with their duties to us and our stockholders, and which may have adverse effects on the interests of us and our stockholders

        Our officers and directors may have other interests which could conflict with their duties to us and our stockholders, and which may have adverse effects on the interests of us and our stockholders. For example, certain of such persons may have interests in other real estate related ventures and may have to determine how to allocate an opportunity between us and such other ventures. Also, such persons may have to decide on whether we should purchase or dispose of real property from or to an entity with which they are related, or conduct other transactions, and if so, the terms thereof. Such determinations may either benefit us or be detrimental to us. Our officers and directors are expected to behave in a fair manner toward us, and we require that potential conflicts be brought to the attention of our board of directors and that determinations will be made by a majority of directors who have no interest in the transaction. As of this time, only one officer and director, Paul Cooper, conducts a real property business apart from his activities with us.

Risks related to our common stock

  The absence of a public market for our common stock will make it difficult for you to sell your shares, which may have to be held for an indefinite period.

        Prospective stockholders should understand that our common stock, like that of the Bus Companies, is illiquid, and they must be prepared to hold their shares of common stock for an indefinite length of time. Before this offering, there has been no public market for our common stock, and initially we do not expect a market to develop. We have no current plans to cause our common stock to be listed on any securities exchange or quoted on any market system or in any established market either immediately or at any definite time in the future. While our board of directors may attempt to cause our common stock to be listed or quoted in the future, there can be no assurance that this event will occur. Accordingly, stockholders will find it difficult to resell their shares of common stock. Thus, our common stock should be considered a long-term investment. In addition, there are restrictions on the transfer of our common stock. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons at all times and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals and certain entities at all times. Our charter provides that no person may own more than 9.9% of the issued and outstanding shares of our common stock. Any attempted ownership of our shares that would result in a violation of one or more of these limits will result in such shares being transferred to an "excess share trust" so that such shares will be disposed of in a manner consistent with the REIT ownership requirements. In addition, any attempted transfer of our shares that would cause us to be beneficially owned by less than 100 persons will be void ab initio (i.e., the attempted transfer will be considered to never have occurred).

  The allocation of our common stock among the Bus Companies' shareholders has been established by appraisals and a fairness opinion, rather than market values, and could be deemed arbitrary.

        We have allocated 10,000,000 shares, the initial amount of our outstanding common stock, among the stockholders of the Bus Companies, as follows: 4,208,800 shares for the Green shareholders, 3,828,700 shares for the Triboro shareholders and 1,962,500 shares for the Jamaica shareholders. These allocations are based on appraisals of the Bus Companies' real property and outdoor maintenance businesses' and a paratransit business's assets and liabilities, and a fairness opinion provided by Ryan Beck & Co., Inc. There is no external reference for the value of the Bus Companies and their holdings based on either a market capitalization basis or a recent sale basis. While we do not consider the allocation arbitrary, it is not referenced to actual trading or sale transactions.

  Our stockholders' interests may be diluted by the proposed earnings and profits distribution, issuances under our Stock Option Plan, and other common stock issuances, which could result in lower returns to our stockholders.

        Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock, or shares of preferred stock on which it can set the terms, and to raise capital through the issuance of options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine, subject to certain restrictions in our charter in the instance of options and warrants. Any such issuance could result in dilution of the equity of the stockholders. The board of directors may, in its sole discretion, authorize us to issue common stock or other interests or our securities to persons from whom we purchase real property or other assets, as part or all of the purchase price. The board of directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us.

        We have adopted the 2006 Incentive Stock Option Plan, under which 1,000,000 of common stock is reserved for issuance, and under which we may grant stock options, restricted stock and other performance awards to our officers, employees, consultants and independent directors. The effect of these grants, including the subsequent exercise of stock options, could be to dilute the value of the stockholders' investments.

        In addition, we intend to make available 5,564,454 shares of our common stock as part of the distribution of a sum expected to be not more than $62,000,000 of earnings and profits which is a condition for our obtaining REIT status, but assuming all of the $20,000,000 of cash is elected, only 3,769,122 of such shares will be issued. This issuance will be dilutive.

Federal income tax requirements

  The requirement to distribute at least 90% of our net income may require us to incur debt, sell assets or issue additional securities for cash, which would increase the risks associated with your investment.

        In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our net income, other than any net capital gains. To the extent that we distribute at least 90% but less than 100% of our net income in a calendar year, we will incur no federal corporate income tax on our distributed net income, but will incur a federal corporate income tax on any undistributed amounts. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our stockholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute at least 90% of our net income to our stockholders each year so that we will satisfy the distribution requirement and avoid the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds or raise additional capital to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year. In case we don't distribute 100% of our net income, we will be subject to taxation at the REIT level on the amount of undistributed net income and to the extent we distribute such amount, you will be subject to taxation on it at the stockholder level.

        The minimum distribution requirements for REIT's may require us to borrow, sell assets or issue additional securities for cash to make required distributions, which would increase the risks associated with your investment in our company.

        Under existing tax law, we would be taxed at the corporate level if, within 10 years of our election to be taxed as a REIT, we sell any real property acquired in the Reorganization in a taxable transaction. For that reason, we presently intend to hold such real property for at least 10 years of our election to be taxed as a REIT. This policy would eliminate a sale as a way to obtain liquidity and would prevent a sale which would otherwise be made to take advantage of favorable market conditions.

  Distributions may include a return of capital, or an amount which would be taxable as a capital gain to the Bus Companies' shareholders.

        C corporation earnings and profits distributions payable to stockholders may include a return of capital, as distinct from a return on capital. To the extent that our distributions exceed our undistributed historical earnings and profits, such amounts will constitute a return of capital for federal income tax purposes, to the extent of a stockholder's basis in his stock, and thereafter will constitute capital gain. GTJ REIT expects to borrow monies to make a portion of the $20 million cash payment which is part of the distribution of earnings and profits. In addition, GTJ REIT may be required, in the future to borrow to make all or a portion of the distribution of real property related income required to retain its proposed status as a REIT, or in the alternative, to sell equity securities to obtain funds for such purpose.

Acquisition risks

  Our inability to identify or find funding for acquisitions could prevent us from diversification or growth and could adversely impact the value of your investment in our company.

        We may not be able to identify or obtain financing to acquire additional real properties. If we qualify as a REIT, we will be required to distribute at least 90% of our net income, excluding net capital gains, to our stockholders in each taxable year, and thus our ability to retain internally generated cash is very limited. Also, acquisition capital may be required by our outdoor maintenance and paratransit businesses. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties.

        If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of additional properties. If we place mortgage debt on properties we acquire in the Reorganization, which we plan to do, we will run the risk of being unable to refinance the additional properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income would be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital.

  We plan to incur mortgage and other indebtedness, which could result in material damage to our business if there is a default.

        Significant borrowings by us will increase the risks of owning shares of our company. If there is a shortfall between the cash flow generated by our properties and the cash flow needed to service our indebtedness, then the amount available for distributions to our stockholders will be reduced or eliminated. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties.

        Additionally, when providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, merge with another company, or discontinue insurance coverage. These or other limitations may limit our flexibility and our ability to achieve our operating plans. In particular, we are currently negotiating and anticipate entering into a revolving line of credit with a bank to use for our future acquisitions, which we anticipate will have significant restrictions and covenants. Our failure to meet such restrictions and covenants could result in an event of default under our line of credit and result in the foreclosure of some or all of our properties.

  Investing in properties through joint ventures creates a risk of loss to us as a result of the possible inaction or misconduct of a joint venture partner.

        Joint venture investments may involve risks not present in an acquisition, including, for example:

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  the risk that our co-venturer or partner in an investment might become bankrupt;

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  the risk that such co-venturer or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or

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  the risk that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, such as selling a property at a time when it would have adverse consequences for our stockholders.

        Actions by such a co-venturer or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It also may be difficult for us to sell our interest in any such joint venture or partnership in such property.

Borrowings may increase our business risks

  The $20 million cash distribution, and continuing income distributions will cause us to borrow to meet our working capital requirements, resulting in borrowing costs and risk of defaults.

        We may not be able to fund our working capital needs. If we qualify as a REIT, we will be required to distribute at least 90% of our net income, excluding net capital gains to our stockholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. In addition, we may require working capital for our outdoor maintenance businesses and paratransit business. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. This financing may not be available to us on acceptable terms or at all, which could adversely affect our operations and decrease the value of your investment in our company.

        We are presently considering a working capital loan of up to $80,000,000. There is no assurance the same will be obtained, or, if obtained will be on terms we would want or could afford.

  As we incur indebtedness which will be needed for operations, we increase the expenses of our operations, which could result in a decrease in cash available for distribution to our stockholders.

        The risk associated with your ownership of our common stock depends upon, among other factors, the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 90% of our net income, excluding net capital gains, to our stockholders in each taxable year. Borrowing increases our business risks.

        Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a stockholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our policy relating to the incurrence of debt at any time without stockholder approval.

  We will incur indebtedness secured by our properties, which may subject our properties to foreclosure in the event of a default.

        Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties would be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan which would adversely affect distributions to stockholders. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. Such taxes would be payable by us if the sale was of Bus Company properties and took place within 10 years after our REIT election. To the extent lenders require our company to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

  Increases in interest rates, which have been occuring for the past two years, will increase the amount of our debt payments and increased interest payments will adversely affect our ability to make cash distributions to our stockholders.

        A change in economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a stockholder. A change in economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Our ability to change policies without a stockholder vote

  Our policies described in this proxy statement/prospectus, including the limits on debt, may be changed or eliminated by our board of directors at any time without a vote of our stockholders.

        Our policies, including policies intended to protect you as a stockholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our stockholders or notice to you as a stockholder if our board of directors so determines in the exercise of its duties. Therefore, these policies and limitations may not be meaningful to protect your interests as a stockholder.

Possible adverse consequences of limits on ownership and transfer of our shares

  The limitation on ownership of our stock in our charter will prevent you from acquiring more than 9.9% of our common stock and may force you to sell common stock back to us.

        Our charter limits the beneficial and constructive ownership of our capital stock by any single stockholder to 9.9% of the number of outstanding shares of each class or series of our stock including our common stock. We refer to these limitations as the ownership limits. Our charter also prohibits the beneficial or constructive ownership of our capital stock by any stockholder that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal tax laws, (3) our company otherwise failing to qualify as a REIT for federal tax purposes. In addition, any attempted transfer of our capital stock that would result in GTJ REIT being beneficially owned by less than 100 persons will be void ab initio (i.e., such transfer will be considered to never have happened). If you acquire shares in excess of the ownership limits or in violation of the ownership limitations, we:

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  will consider the transfer (in whole or part) to be null and void;

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  will not reflect the transaction on our books;

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  may institute legal action to enjoin the transaction;

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  will not pay dividends or other distributions to you with respect to those excess shares;

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  will not recognize your voting rights for those excess shares; and

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  will consider the excess shares held in trust for the benefit of a charitable beneficiary.

        If such shares are transferred to a trust for the benefit of a charitable beneficiary, you will be paid for such excess shares a price per share equal to the lesser of the price you paid or the "market price" of our stock. Unless shares of our common stock are then traded on a national securities exchange or quoted on a national market system, the market price of such shares will be a price determined by our board of directors in good faith. If shares of our common stock are traded on a national securities exchange or quoted on a national market system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the the date of determination.

        If you acquire our common stock in violation of the ownership limits or the restrictions on transfer described above:

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  you may lose your power to dispose of the stock;

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  you may not recognize profit from the sale of such stock if the "market price" of the stock increases; and

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  you may incur a loss from the sale of such stock if the "market price" decreases.

Anti-takeover provisions related to us

  Our proposed Stockholder Rights Agreement is designed to discourage takeover attempts without approval of our Board of Directors, which could discourage a potential takeover bid and the related payment to our stockholders.

        The Stockholder Rights Agreement we intend to enter into provides that a right is deemed to be issued and outstanding in conjunction with each outstanding share of our common stock. If any person or group, as defined in the agreement, acquires more than 15% of our outstanding common stock without the approval of our board of directors, each holder of a right, other than such 15% or more holders, will be entitled to purchase 1000th of a share of our Series A preferred stock for $50.00 which is convertible into our common stock at one-half of the market value of our common stock, or to purchase, for each right, $50.00 of our common stock at one-half of the market value. The effect of this provision is to materially dilute the holdings of such 15% or more holders and substantially increase the cost of acquiring a controlling interest in us. These types of provisions generally inhibit tender offers or other purchases of a controlling interest in a company such as ours.

  Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

        The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

  Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of our company in which you could otherwise profit.

        Our ability to issue preferred stock and other securities without your approval also could deter or prevent someone from acquiring our company. Our charter authorizes our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock designed to prevent, or with the effect of preventing, someone from acquiring control of our company.

  Maryland anti-takeover statute restrictions may deter others from seeking to acquire our company in a transaction in which you could profit.

        Maryland law contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of our company without approval of our board of directors. Our bylaws exempt our company from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statute (which prohibits a merger or consolidation of us and a 10% stockholder for a period of time) with respect to affiliates of our company. However, if the bylaw provisions exempting our company from the control share acquisition statute or the board resolution opting out of the business combination statute were repealed by the board of directors, in its sole discretion, these provisions of Maryland Law could delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers. See "Important Provisions of Maryland Law and Our Charter and Bylaws."

  Because of our staggered board of directors, opposition candidates would have to be elected in two separate years to constitute a majority of the Board of Directors, which may deter a change of control from which stockholders could profit.

        We presently have a seven person board of directors. Each director has or will have a three year term, and only approximately one-third of the directors will stand for election each year. Accordingly, in order to change a majority of our board of directors, a third party would have to wage a successful proxy contest in two successive years, which may deter proxy contests.

  Certain provisions of our charter make stockholder action more difficult, which could deter changes beneficial to our stockholders.

        We have certain provisions in our charter and bylaws that require super-majority voting and regulate the opportunity to nominate directors and to bring proposals to a vote by the stockholders.

Forward-looking statements

        We make forward-looking statements in this prospectus which may prove to be inaccurate.

        This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbor created by those laws. Historical results and trends should not be taken as indicative of future operations. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative or regulatory changes, including changes to laws governing the taxation of REITs; availability of capital; interest rates; our ability to service our debt; competition; supply and demand for operating properties in our current and proposed market areas; generally accepted accounting principles; and policies and guidelines applicable to REITs; and litigation. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

THE REORGANIZATION

Introduction

        The issuance of 10,000,000 shares of common stock by our company relates to a proposed reorganization (the "Reorganization") of three affiliated New York corporations with long historical roots in the operation of private bus routes in New York City, namely Green Bus Lines, Inc. ("Green"), Triboro Coach Corporation ("Triboro") and Jamaica Central Railways, Inc., ("Jamaica") (collectively referred to as the "Bus Companies"). The bus businesses of the Bus Companies were acquired by New York City in late 2005 and early 2006, leaving the Bus Companies with a portfolio of real property, outdoor maintenance businesses and a paratransit business (see "Purchase of Bus Companies' bus assets by New York City" below). The issuance of up to an additional 5,564,454 shares is part of a distribution of earnings and profits of the Bus Companies relating to an election of GTJ REIT, Inc. to be treated as a real estate investment trust ("REIT") beginning with its taxable year ending December 31, 2007.

Historical background of the Bus Companies

  Green

        In the early part of the twentieth century, entrepreneurs secured permits from New York City to operate surface transit in Manhattan, Brooklyn, and Queens and established transit systems in areas where there had not previously been public transportation. In 1925, approximately one hundred sixty of these bus operators determined to organize themselves into one company, and formed Green.

        By the 1920s, New York City's surface transit policy began to change and it sought to modernize its transit system by replacing its street railways with buses and replacing the street railway franchises and permits with bus franchises.

        During the following years, Green grew, and acquired several bus companies with operations in Queens County. The last, and largest, acquisition occurred in 1943, when Green purchased the Manhattan & Queens Transit Company, thereby providing Green with the routes that connected Jamaica with Manhattan. The 1950's saw the initiation of express bus service connecting Queens with Manhattan.

        By the 1970's, operating costs had increased dramatically while revenues remained flat or even declined. New York City, in order to keep surface transit available in the outer boroughs, agreed to subsidize the fares paid by passengers so that the fares would remain at a reasonable level, and to supply Green and other companies with sufficient funding to continue operations. Green's bus assets were acquired by New York City in January 2006.

  Triboro

        Triboro was formed in 1931 and began operating a bus line from Corona to Flushing, Queens. Over the succeeding years, Triboro expanded its operations throughout northwestern Queens County. In 1936, Triboro received a 10-year franchise incorporating nine routes in northwestern Queens from New York City. Thereafter, Triboro began to experience financial problems. In 1946, New York City offered the Triboro franchise to Green provided it could act quickly to rescue Triboro from financial failure. Triboro's outstanding shares were purchased by the controlling shareholders of Green, who then offered the shares to the shareholders of Green. Certain of the Green shareholders declined the purchase of the Triboro shares, but the majority of shares were purchased by such persons, resulting in a substantial commonality of ownership of Green and Triboro. Triboro's bus assets were acquired by New York City in February 2006.

  Jamaica

        Jamaica evolved from the Long Island Electric Railway ("LIER"), which was incorporated in 1894. LIER, which operated routes in Nassau and Queens, went bankrupt in 1926, and its routes in Nassau County were abandoned. The Queens routes continued to operate under Jamaica-Central Railway, the company that emerged from the reorganization of LIER. In 1931, New York City announced a plan to widen Jamaica Avenue. In order to do so, Jamaica-Central would have been required to remove its track and have it re-laid, and so instead, it motorized its Jamaica Avenue route. A subsidiary, Jamaica Buses, Inc. ("Jamaica Bus"), was formed that year to operate the buses on the motorized route. In 1933, New York City granted a franchise to Jamaica Bus in exchange for the surrender of all of Jamaica-Central's trolley franchises. Jamaica Bus then motorized all of its other routes.

        Similarly to Triboro, Jamaica-Central and Jamaica Bus thereafter experienced financial difficulties and were taken over by Green, which offered the shares to the Green shareholders, the majority of whom purchased such shares providing a substantial commonality of ownership with Green and Triboro. Jamaica's bus assets were acquired by New York City in January 2006.

  Command

        Command Bus Company, Inc. ("Command") is the successor to the Pioneer Bus Corporation, which was formed from an amalgamation of three small school bus and charter service operators in 1954. Pioneer operated only school bus, charter, and racetrack service until 1960, when it secured a franchise for the local route between Mill Basin and the Kings Highway station of the Brighton Line in Brooklyn. Command was acquired by the Bus Companies using funds provided by each of them and is owned as follows: Green 40%; Triboro 40% and Jamaica Central 20%. Its bus assets were acquired by New York City in December 2005.

  GTJ

        In the mid 1990s, the Bus Companies experienced increasing operating costs and declining revenues. In order to preserve bus service but maintain fares at reasonable levels, New York City made a decision to subsidize the fares paid by passengers, and to supply the Bus Companies with sufficient funding to continue their operations. The management of the Bus Companies determined that it would be in the best interest of the Bus Companies and their shareholders to develop other businesses, which were placed under GTJ Co., Inc. ("GTJ"), a joint venture company previously formed by the Bus Companies. Based on funds which have previously been provided by the respective Bus Companies at the time of its formation, GTJ was and is owned as follows: Green 40%; Triboro 40%; and Jamaica 20%.

  Shareholders of the Bus Companies

        Since their formation, the Green, Triboro and Jamaica shareholders transferred their shares to family members or, on occasion, sold their shares to the Bus Companies. As a result, Green as of July 17, 2006, has 214 shareholders, Triboro has 209 shareholders and Jamaica has 178 shareholders, many of whom own shares in two, or all three, of the Bus Companies. The holders of a majority of the shares of each Bus Company, have, for decades, entered and reentered into voting trust agreements to effect a stable, common management of the Bus Companies. The sole voting trustee is presently Jerome Cooper, Chief Executive Officer of the Bus Companies and Chief Executive Officer of our company.

  Common management of the Bus Companies

        From the acquisition of Triboro, and then Jamaica by the shareholder of Green, the businesses of the Bus Companies have been managed under the direction of a common Board of Directors. The Board of Directors meets approximately once a month to discuss matters relating to all of the Bus Companies. All corporate actions with respect to the Bus Companies are decided by the Board of Directors, including the election of officers for each of the Bus Companies. The Board of Directors is maintained in place under voting trust agreements. The present trustee under these voting trust agreements is Jerome Cooper, the Chief Executive Officer of the Bus Companies and Chief Executive Officer of our company.

Operations in the recent past

        Since the mid 1990's, New York City made public statements related to its intention to terminate the franchises held by the Bus Companies and its incorporation of the bus routes into the Metropolitan Transit Authority operations. These statements became more frequent and more pointed. In 1999, the franchise agreements, which had been renewed regularly over the past half-century, expired and were not renewed by New York City. New York City continued to work with the Bus Companies on an ad hoc basis. New York City then began in earnest to negotiate for the purchase of the Bus Companies' bus assets. At that time, the Bus Companies, in addition to owning the bus routes, owned depots which were stocked with various spare parts and also employed the drivers, mechanics and executive employees necessary to run the bus lines. The buses themselves were owned by New York City and provided under lease to the Bus Companies. Under their arrangement with New York City, the Bus Companies were reimbursed for expenses approved by New York City and in addition received a payment for the services rendered in managing the bus operations and rent for the use of the depots.

Purchase of Bus Companies' bus assets by New York City

        On November 29, 2005 an agreement (the "Sale Agreement") was entered into between New York City and the Bus Companies and several of their subsidiaries.

        In accordance with the Sale Agreement, the Bus Companies agreed to sell to New York City all of their bus assets including routes, tangible personal property related to bus operations and goodwill. The total purchase price for the bus assets was $25,000,000 allocated as follows: Green—$10,822,000, Triboro—$9,487,000 and Jamaica—$4,691,000. These amounts include a reallocation of the $3,405,000 paid for the Command Bus bus assets. Command Bus is jointly owned by the Bus Companies. These sums were received upon the respective closing of the purchase of the assets of the Bus Companies, which occurred between December 2005 and February 2006. The Bus Companies will also be paid for spare parts and supplies and the book value of tangible assets in an aggregate amount of approximately $5,000,000.

        In 1975, New York City signed a labor protection agreement pursuant to the labor protection provisions of the Federal Transit Act in order to satisfy a condition for receiving federal transit funds. At the time of the sale of bus assets to New York City, the Bus Companies' non-union employees made a claim against New York City that it must require the MTA to offer jobs to the non-union employees and to otherwise preserve all of the non-union employees' pre-existing rights, privileges and benefits as a condition of the transfer of bus assets. The Bus Companies were not the subject of this claim and are not parties to the resulting litigation. In negotiations for the sale of the Bus Companies' bus assets to New York City, New York City agreed to pay the Bus Companies up to an additional $500,000 if 100% of the claimants agreed to the proposed settlement of their claims as follows: Green—$216,440, Triboro—$189,740 and Jamaica—$93,820. These amounts include reallocation of the maximum sum to be paid to Command Bus Company, Inc. in the amount of $68,100. If less than 100% of the claimants agree to the settlement, which is the most likely case, New York City will pay the Bus Companies a lesser amount. The Bus Companies have no obligation to make any payments to any of the claimants.

        New York City assumed many of the liabilities of the Bus Companies including claims for personal injury and property damage, claims related to certain outstanding litigations, obligations under union agreements, pension obligations, severance payments, claims under collective bargaining agreements, workers compensation back-charges, holiday pay and certain operating expenses. In addition, New York City agreed to offer employment to the employees of the Bus Companies, most of whom accepted such offer.

        New York City leased certain real property of the Bus Companies for use as bus depots, as follows:

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  A Triboro subsidiary leased New York City its premises at 85-01 24th Avenue, East Elmhurst, NY for an initial term of 21 years, with a first year rent of $2,585,000 escalating to a 21st year rent of $3,785,000.

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  A Green subsidiary leased New York City its premises at 165-25 147th Avenue, Jamaica, NY for an initial term of 21 years with a first year rent of $2,795,000 escalating to a 21st year rent of $4,092,000.

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  A Green subsidiary leased New York City its premises at 49 -19 Rockaway Beach Blvd., NY for an initial term of 21 years with a first year rent of $605,000 escalating to a 21st year rent of $886,000.

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  A Jamaica subsidiary leased New York City its premises at 114-15 Guy R. Brewer Boulevard, Jamaica, New York for an initial term of 21 years with a first year rent of $1,515,000 escalating to a 21st year rent of $2,218,000.

        These leases are "triple net" leases. This means that New York City has agreed to pay all expenses of the properties, including maintenance, insurance and taxes. Each lease has two renewal terms of 14 years each, so that the total term is a maximum of 49 years. The term of each lease commenced on the date that the Bus Company in question closed the sale of its bus company assets to New York City.

        The Bus Companies will be required to pay income taxes on the sums received from New York City pursuant to the Sale Agreement, the amount of which is estimated at approximately $9,586,000. In addition, the Bus Companies incurred approximately $3,100,000 of expenses related to the sale, including lease negotiation commissions, legal and accounting fees. As a result, only $12,314,000 of the $25,000,000 purchase price is available for distribution.

Present operations

        At the present time, the Bus Companies, including their subsidiaries, own a total of seven parcels of real property (one of which is of negligible size), four of which are leased to New York City and two of which are leased to commercial interests, all but one of which are on a triple net basis. The annual gross rental income from third party tenants is approximately $9,500,000. In addition, the Bus Companies and their subsidiaries, collectively, operate a group of outdoor maintenance businesses and a paratransit business with aggregate sales of approximately $27,000,000 in 2005. A more complete description of the ongoing businesses of the Bus Companies is set forth below.

Reasons for the Reorganization

        Following the transactions with New York City, the Bus Companies started receiving a substantial amount of income and cash flow primarily as a result of the real property leases. Since the Bus Companies were organized more than a half-century ago, their real property is owned by "C" corporations. For tax purposes, C corporations are taxed on their income and do not "pass through" tax liability to their shareholders, as would occur in, for example, a limited partnership or a limited liability company. Accordingly, the substantial income being generated under the leases described above will, if the Reorganization does not take place, be taxed at the corporate level at a tax rate of approximately 45% and then, if distributed to the shareholders, would be taxed again as dividends at rates ranging from approximately 15% to 25%, which would result, if such income were fully distributed, in a combined tax rate on the income ranging from approximately 53% to 59%. One solution to this situation is the transfer of all of the real properties to entities which could "pass through" the tax liability to their shareholders. However, such transfers would be viewed as a sale of the real properties and would generate estimated tax liabilities at the corporate level in excess of $73,000,000.

        Accordingly, retaining the existing structure or a transfer of the real properties has very substantial tax costs, and neither were deemed by the Board of Directors of the Bus Companies to be in the best interests of their shareholders. Management determined that the only tax efficient solution to the above situation is the creation of a real estate investment trust or REIT.

        All of the real property of the Bus Companies can be transferred to a REIT without incurring tax recognition. Furthermore, all of the income earned by the properties owned by the REIT will not be taxed to the REIT, provided that REIT rules are complied with. Among other matters, REIT rules require that 90% of the REIT's net income, other than net capital gains, must be distributed to the REIT shareholders on account of each year. See "REIT Tax Rules" below.

        In order to adopt an efficient REIT structure, it is necessary in the first instance to combine the Bus Companies and their subsidiaries under a single holding company, which is referred to as the Reorganization. We are a Maryland corporation and will act as a holding company to own the assets of the Bus Companies. We have formed three New York corporations as wholly-owned subsidiaries, and propose that each of the Bus Companies merge with one of the subsidiaries, thereby collectively becoming our wholly-owned subsidiaries. We would also own GTJ, Inc. (presently a jointly owned subsidiary of the Bus Companies) which in turn owns certain of the real property described above and all of the outdoor maintenance businesses and a paratransit business. The mergers require the approval of the holders of at least 66 2/3% of the outstanding shares of common stock of each of Green, Triboro and Jamaica, voting separately and not as one class.

Ownership of our common stock by Bus Company shareholders

        A key issue in the Reorganization is how many of our shares of common stock will be owned by each shareholder of each of the Bus Companies. We will issue a total of 10,000,000 shares of our authorized but unissued common stock to the shareholders of the Bus Companies in connection with the Reorganization. We have had appraisals of the real estate and outdoor maintenance and paratransit businesses of the Bus Companies performed. Certain of these assets are owned directly by each bus company, respectively. Other assets, such as the stock of GTJ, Inc. and its outdoor maintenance subsidiaries, paratransit subsidiary and real property, are owned jointly by the Bus Companies, 40% by Green, 40% by Triboro and 20% by Jamaica. A valuation model has been developed for each of Green, Triboro and Jamaica. Based upon that model, used in the fairness opinion described elsewhere in this prospectus, the relative value of the three companies have been determined to be as follows: Green—42.088%, Triboro—38.287% and Jamaica—19.625%.

        Accordingly, to effect the Reorganization, a total of 4,208,800 shares have been allocated to the shareholders of Green, a total of 3,828,700 shares have been allocated to the shareholders of Triboro and a total of 1,962,500 shares have been allocated to the shareholders of Jamaica, a grand total of ten million shares.

        The shares allocated to a Bus Company have then been reallocated among its shareholders in proportion to their shareholdings of that Bus Company as follows.

  •
  There are presently 3,766.50 shares of Green outstanding, so that the 4,208,800 shares allocated to the Green shareholders will be issued at a rate of 1,117.429975 shares for each outstanding share of Green.

  •
  There are presently 1,277.10 shares of Triboro outstanding, so that the 3,828,700 shares allocated to the Triboro shareholders will be issued at a rate of 2,997.964137 shares for each outstanding share of Triboro.

  •
  There are presently 10,064.00 shares of Jamaica outstanding, so that the 1,962,500 shares allocated to the Jamaica shareholders will be issued at a rate of 195.001987 shares for each outstanding share of Jamaica.

        No fractional shares will be issued to any person, and fractions will be rounded up or down to the nearest whole share.

Distribution of earnings and profits

        Among other matters that must occur in order for us to become a REIT, we must distribute to our shareholders all of the historical earnings and profits accumulated by the Bus Companies but not previously distributed as a condition to our conversion to a REIT. We have been advised that the total of the earnings and profits of the Bus Companies not previously distributed, including the gain on the transactions with New York City, is a sum expected to be not more than $62,000,000.

        We expect to make a distribution of $62,000,000 in the following manner. We will make a total of $20,000,000 of cash available for the distribution. The substantial portion of this cash amount is expected to come from a revolving credit loan to be implemented at the time of the Bus Companies' mergers, with the balance from working capital. We expect to make 5,564,454 shares of our common stock available for the distribution at a price, based in part on the fairness opinion set forth elsewhere in this prospectus, at a price of $11.14 per share since we expect all of the $20,000,000 of cash to be elected, we do not expect to issue more than 3,769,122 shares of common stock. The $11.14 price per share is based solely on appraisals of the Bus Companies' assets and liabilities and is not based on market or trading values, and was derived by dividing such appraised value by the 3,769,122 shares of common stock we expect to be outstanding. Therefore, there is no assurance that our shareholders, after the Reorganization, will be able to realize that value (or any other particular value) for a share of our Common Stock. Each GTJ REIT stockholder on the record date of the distribution will be advised of the amount of the distribution to that stockholder, based on his or her share ownership, and will be entitled to elect the manner in which the distribution is to be made; for example, all cash, all stock, or a combination of cash and stock.

        To the extent that the aggregate elections for cash exceed $20,000,000, we expect that the cash portion of the distribution will be reduced among some or all of the electing stockholders and the balance of the distribution will be made in shares of common stock valued at $11.14 per share. These shares of common stock are also being registered pursuant to the registration statement of which this prospectus is a part. The earnings and profits distribution will be taxable to the GTJ REIT stockholders as a dividend. The federal tax rate will be 15%, based on present tax law, and the state taxes will vary from state to state. Any shareholder electing cash of less than the tax on the distribution to such shareholder will be required to pay taxes on some or all of such distribution from a source other than the distribution.

Expected Organizational chart after the Reorganization

        The following chart represents our organization after the Reorganization ("QRS" means qualified REIT subsidiary, and "TRS" means taxable REIT subsidiary):

        The above chart reflects the following. First Green, Triboro and Jamaica are merged into subsidiaries of GTJ REIT. Each of them has a subsidiary or subsidiaries ("Subsidiaries") holding their respective real property. Green's Subsidiary would form two LLCs and transfer a real property to each of the same. Triboro and Jamaica's Subsidiaries each have one real property, and they would each form an LLC and transfer a real property to it. GTJ would form three LLCs and transfer its real properties to them. GTJ would designate Shelter Express as a TRS ("Opco Holdco") before the mergers and transfer to it all of its non-real estate subsidiaries ("OpCos"). From a REIT perspective, each of Green, Triboro and Jamaica and their respective Subsidiaries, GTJ, and all of the LLCs holding GTJ's real properties, are expected to be treated as qualified REIT subsidiaries or disregarded for federal tax purposes. Opco Holdco and the OpCos are expected to be treated as taxable REIT subsidiaries.

DESCRIPTION OF FAIRNESS OPINION

Opinion of Ryan Beck & Co.

        The Board of Directors of the Bus Companies retained Ryan, Beck & Co. ("Ryan Beck") to advise them with respect to the fairness, from a financial point of view, to the holders of shares of common stock or voting trust certificates in Green, Triboro and Jamaica. Ryan Beck has been asked to advise the Bus Companies' shareholders as to the fairness in valuation in the combination of Green, Triboro and Jamaica, and their respective subsidiaries, into a single holding company (the "Reorganization"). This would be determined by the allocation of our shares among the Green, Jamaica and Triboro shareholders.

        The full text of Ryan Beck's opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in connection with the opinion, is included as Attachment C to this prospectus. You should carefully read the opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        The Ryan Beck opinion did not address the merits of the underlying business decision to enter into the Reorganization and does not constitute a recommendation to any holder of shares as to how to vote in connection with the merger agreements.

        In arriving at its opinion, Ryan Beck has, among other things:

  •
  reviewed annual reports for the Bus Companies for the years ending December 31, 2003–2005;

  •
  reviewed certain interim reports and quarterly reports for the Bus Companies;

  •
  reviewed certain business, financial and other information regarding the Bus Companies;

  •
  reviewed seven appraisals, dated February 2, 2006, prepared by Cushman & Wakefield, Inc., relating to real estate owned by the Bus Companies;

  •
  reviewed a valuation, prepared by Empire Valuation Consultants, relating to the fair market value of a minority common stock interest in GTJ;

  •
  participated in discussions among representatives of the Bus Companies and their financial and legal advisors;

  •
  reviewed historical documentation regarding the formation and incorporation of the Bus Companies.

        In connection with its review, Ryan Beck has relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, legal and tax information and did not assume any responsibility for any independent verification of such information and assumed such accuracy and completeness for purposes of the opinion. In arriving at its opinion, Ryan Beck did not prepare any independent evaluations or appraisals. This summary does not purport to be a complete description of the analyses performed by Ryan Beck, but describes, in summary form, the material analyses of Ryan Beck in connection with it fairness opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial or summary description.

Methodology

        In developing a methodology to determine the allocation of shares of the reorganized company among the Green, Triboro and Jamaica shareholders, Ryan Beck looked at the present operations of the Bus Companies. Currently, the Bus Companies, including their subsidiaries, own a total of six rentable real properties, four of which are leased to New York City and two of which are leased to commercial interests. In addition, the Bus Companies, collectively, own GTJ. Given that the Bus Companies sold their bus businesses to New York City, the bus businesses, as such, have no value, and the sale consideration, and financial assets, have been substituted therefor. The value of the Bus Companies exists in their real property net financial assets, and GTJ and its subsidiaries.

        In determining a value for the real property, Cushman & Wakefield, Inc. was engaged to appraise the seven parcels of real property. Empire Valuation Consultants was engaged to determine the value of GTJ.

        In determining a net value for each of the Bus Companies, Ryan Beck first determined which Bus Company held title to each specific real property. Based upon the appraisals provided by Cushman & Wakefield, Inc., it was determined that Green held real property worth $51,800,000; Triboro held real property worth $39,400,000; and Jamaica held real estate worth $23,100,000. Ryan Beck then examined the value of GTJ, which, in its entirety, is comprised of two real properties and operating businesses. Cushman & Wakefield appraised the real property at $39,095,000, and Empire Valuation Consultants, Inc., valued the operating businesses at $5,800,000. Accordingly, the combination of these valuations yields a total value for GTJ of $44,895,000. The ownership of GTJ is Green—40%, Triboro—40% and Jamaica—20%.

        The next step was to review the current balance sheets of the Bus Companies. This information, which was provided by the Bus Companies, is an accounting of assets and liabilities other than their real property. Based upon data provided by the Bus Companies, Green's total non-real property assets are $10,760,888 and total liabilities are $7,524,189. Triboro's total non-real property assets are $14,821,195 and total liabilities are $5,777,060. Jamaica's total non-real property assets are $4,905,965 and total liabilities are $2,950,002.

        Ryan Beck combined the net value of each of the Bus Companies, (Green—$72,994,699; Triboro—$66,402,135 and Jamaica—$34,034,963), to produce a total net asset value of the Bus Companies of $173,431,797. To then determine share allocation in the reorganized company, Ryan Beck divided each Bus Company's net value by the combined value of the Bus Companies to reach a fractional share allocation ratio. Accordingly, based upon the data provided by Cushman & Wakefield, Empire Valuation Consultants and the Bus Companies. Based thereon, Green shareholders should receive shares equal to 42.088% of the reorganized company, Triboro shareholders should receive share equal to 38.287% of the reorganized company and Jamaica shareholders should receive shares equal to 19.624% of the Reorganized company.

        Ryan Beck, was retained by the Board of Directors of the Bus Companies as an independent contractor to determine that the consideration offered the shareholders of the Bus Companies in the Reorganization is fair, from a financial point of view. Ryan Beck received a fee of $100,000 for its opinion.

        Prior to this engagement, Ryan Beck did not have an investment banking relationship with the Bus Companies other than as the successor custodian of certain bonds of the Bus Companies approximately $125,000 face amount. Ryan Beck may solicit investment banking business from us in the future.

Green Bus Lines, Inc. and Subsidiary

Final Balance Sheet (not including Real Estate and GTJ)

Cash	$5,706,873
Investments	798,345
Accounts Receivable	4,255,670

Total Assets	10,760,888
Liabilities	7,524,189

Total Shareholders' Equity	$3,236,699

Real Estate
Green Bus Lines, Inc. and Subsidiary leased to the City of New York the depot and facilities located at 165-25 147thAvenue, Jamaica, New York.
Building and Land Value—$42,600,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.
Green Bus Lines, Inc. and Subsidiary leased to the City of New York the depot located at 49-19 Rockaway Beach Blvd., Arverna, New York.
Building and Land Value—$9,200,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

Triboro Coach Corporation and Subsidiaries

Final Balance Sheet (not including Real Estate and GTJ)

Cash	$5,575,184
Investments	2,674,051
Accounts Receivable	6,571,960

Total Assets	14,821,195
Liabilities	5,777,060

Total Shareholders' Equity	$9,044,135

Real Estate
Triboro leased to the City of New York a bus depot located in East Elmhurst, New York.
Value—$39,400,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

Jamaica Central Railways, Inc.

Final Balance Sheet (not including Real Estate and GTJ)

Cash	$1,711,130
Investments	297,647
Accounts Receivable	2,897,188

Total Assets	4,905,965
Liabilities	2,950,002

Total Shareholders' Equity	$1,955,963

Real Estate
Jamaica Bus Holding Corp. leased to the City of New York a bus depot located at 114-15 Guy Brewer Boulevard, Jamaica, New York.
Value—$23,100,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

GTJ Co, Inc.

Valuation Summary

        Based on the opinion of Empire Valuation Consultants, LLC, which was engaged to evaluate GTJ Co., Inc., not including real estate, the fair market value of a minority interest in the common stock of GTJ Co., Inc. and Subsidiaries as of March 31, 2006, is reasonably stated at $29,000 per share, on a post-real estate divested basis.

Common Shares Outstanding		Share Price		Value
200	x	$29,000	=	$5,800,000
Real Estate
G.T.J. Co., Inc. has leased to Avis Rent-A-Car System an industrial building located at 23-85 87thStreet East Elmhurst, New York.
Value - $24,000,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.
G.T.J. Co., Inc. owns an industrial building located on 1.39 acres of land located at 612 Wortman Avenue, Brooklyn, New York.
Value – $3,200,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.
G.T.J. Co., Inc. owns 9.0 acres of excess land located at 612 Wortman Avenue, Brooklyn, New York.
Value – $11,800,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.
G.T.J. Co., Inc. owns a vacant site containing 0.072 acres of land at the North West corner of Rockaway Beach Blvd. and Beach 49th Street Arverne, New York.
Value – $95,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

GTJ Co., Inc.

Valuation Summary

Business Value(1)	$5,800,000
Real Estate(2)
23-85 87th Street East Elmhurst, NY	24,000,000
Building at 612 Wortman Avenue Brooklyn, NY	3,200,000
Vacant land at 612 Wortman Avenue Brooklyn, NY	11,800,000
Vacant land at Rockaway Beach Blvd. and Beach 49th Street Arverne, NY	95,000

TOTAL	$44,895,000

Ownership
Triboro Coach Corp. and Subsidiaries (40.0%)	$17,958,000
Jamaica Central Railways, Inc. and Subsidiaries (20.0%)	8,979,000
Green Bus Lines, Inc. and Subsidiaries (40.0%)	17,958,000

TOTAL	$44,895,000

(1)
Based on the opinion of Empire Valuation Consultants, LLC, dated March 31, 2006.

(2)
As per the Cushman & Wakefield, Inc. appraisals, dated February 2, 2006.

Relative Valuation of Bus Companies

	Interest in G.T.J. Co., Inc.	Real Estate	Other Assets	Liabilities	Net Asset Value	Relative %
Green Bus and Subsidiaries	$17,958,000	$51,800,000	$10,760,888	$7,524,189	$72,994,699	42.088%
Triboro and Subsidiaries	17,958,000	39,400,000	14,821,195	5,777,060	66,402,135	38.288%
Jamaica and Subsidiaries	8,979,000	23,100,000	4,905,965	2,950,002	34,034,963	19.624%

Total	$44,895,000	$114,300,000	$30,488,048	$16,251,251	$173,431,797	100.0%

        A copy of the fairness opinion is included as Attachment C to this prospectus.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The unaudited pro forma condensed consolidated financial statement information set forth below is presented to reflect the pro forma effects of the following transaction as if they occurred on the dates indicated as discussed below:

        GTJ REIT, Inc. ("the Company") plans to issue a total of approximately 13,769,122 shares of which 10,000,000 shares of common stock are for a planned reorganization ("the Reorganization") of three affiliated New York Corporations Green Bus Lines, Inc., ("Green") Triboro Coach Corporation, ("Triboro") Jamaica Central Railways, Inc., ("Jamaica"), collectively referred to the "Bus Companies". The additional 3,769,122 represent dividend shares to be issued to the shareholders of the Bus Companies for undistributed earnings and profits through the date of the REIT election.

        The combined value of the Bus Companies has been computed based on the value of each of the Bus Companies, (Green—$72,994,699; Triboro—$66,402,135 and Jamaica—$34,034,963), to produce a total net asset value of the Bus Companies of $173,431,797.

        The Reorganization will be accounted for under the purchase method of accounting as required by Statement of Financial Accounting Standards No. 141 "Business Combinations", ("SFAS No. 141") issued by the Financial Accounting Standards Board. Since the Company has been formed to issue equity interests to effect a business combination, as required by SFAS No. 141, one of the existing combining entities shall be determined to be the acquiring entity. Under SFAS No. 141, the acquiring entity is the combining entity whose owners as a group retained or received the larger portion of the voting rights in the combined entity. As a result of the Reorganization, Green will have a 42.088% voting interest, Triboro will have a 38.28% voting interest, and Jamaica will have a 19.624% voting interest. Additionally, under SFAS No. 141, in determining the acquiring entity, consideration shall be given to which combining entity initiated the combination and whether the assets, revenues, and earnings of one of the combining entities significantly exceed those of the others.

        Green's assets at September 30, 2006 total $20.8 million as compared to Triboro's assets of $18.5 million, and Jamaica's assets of $9.7 million, and Green's revenues on a going forward basis will exceed that of Triboro and Jamaica. As a result of these facts, Green is deemed to be the accounting acquirer for this transaction.

        Under the purchase method of accounting, Triboro's and Jamaica's assets and liabilities were acquired and will be recorded at their fair value.

        The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Reorganization had occurred on September 30, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 gives effect to the unaudited pro forma adjustments necessary to account for the Reorganization.

        The unaudited pro forma condensed historical consolidated statements of operations for the nine-months ended September 30, 2006 and year ended December 31, 2005 is based on the historical financial statements of the Bus Companies. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of what the Company's actual consolidated financial position or results of operations would have been had the merger and the reorganization been consummated on the dates indicated above, nor is it necessarily indicative of the future consolidated financial position or results of operations of the Company. The unaudited pro forma adjustments are based on estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such pro forma information. The purchase accounting allocations made by management in connection with the unaudited pro forma condensed consolidated financial information are based on the assumptions, estimates of management, and appraisals performed on Triboro's and Jamaica's fixed assets and are subject to reallocation when the final purchase accounting takes place after consummation of the merger.

        The unaudited pro forma condensed consolidated financial statement information is based on, and should be read together with the Bus Companies financial statements as of September 30, 2006 (unaudited) and for the nine months ended September 30, 2006 and 2005 (unaudited) and for the year ended December 31, 2005 which are found elsewhere in this prospectus and the Company's financial statements as of September 30, 2006 and for the period from June 23, 2006 (date of inception) through September 30, 2006.

        The newly combined entity with Green as the acquiring entity will be merged into the Company.

 GTJ REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(in thousands)

	Green Historical	Triboro Historical	Jamaica Historical	Total	Proforma Adjustments		Adjusted Green	GTJ REIT INC. Historical	Proforma Adjustments		GTJ REIT Inc.
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,893	$1,698	$891	$9,482	$2,410	(c)	$12,539	$—	10,000	(f)	$1,405
					647	(d)			(20,000	)(e)
									(1,134	)(g)	$—
Accounts receivable	—	—	—	—	6,253	(c)	6,253	—	—		6,253
Operating subsidies receivable and other amounts due from the City of New York	2,275	4,367	1,927	8,569	833	(d)	9,402	—	—		9,402
Due from bus companies	358	358	—	716	(716	)(b)	—	—	—		—
Due from affiliated companies	4,688	4,566	2,964	12,218	1,033	(c)	—	—	—		—
					432	(d)
					(13,683	)(b)
Assets from discontinued operations	—	—	—	—	692	(c)	692	—	—		692
					562	(d)
Prepaid expenses and other assets	783	763	480	2,026	3,589	(c)	6,177	—	—		6,177

Total current assets	14,997	11,752	6,262	33,011	2,052		35,063	—	(11,134)		23,929
Property and equipment, net	1,601	1,791	1,614	5,006	(3,405	)(a)	103,767	—	—		103,767
					83,561	(a)
					7,229	(c)	—	—	—
					(3,329	)(c-1)
					35,766	(c-1)
Restricted cash	—	—	—	—	(21,061	)(b)	3,492	—	—		3,492
Assets from discontinued operations	—	—	—	—	294	(c)	294	—	—		294
Investments in affiliated companies	951	951	394	2,296	(2,296	)(a)	—	—	—		—
Deferred leasing commissions	1,236	815	595	2,646	—		2,646	—	—		2,646
Marketable Securities	1,523	2,932	476	4,931	1,081	(c)	6,012	—	—		6,012
Goodwill	—	—	—	—	3,147	(a)	3,147	—	—		3,147
					4,190	(c)	—				—
					(4,190	)(c-1)
Other assets	491	299	366	1,156	790	(c)	1,946	—	—		1,946

Total	$20,799	$18,540	$9,707	$49,046	$107,321		$156,367	$—	$(11,134)		$145,233

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$14	$—	$—	$14	$1,142	(c)	$1,156	$—	$—		$1,156
Income tax payable	4,045	149	1,786	5,980	—		5,980	—	(1,958	)(j)	4,022
Line of credit	—	—	—	—	495	(c)	495	—	—		495
Note payable	—	—	—	—	1,666	(c)	1,666	—	10,000	(f)	11,666
Liabilites from discontinued operations	—	—	—	—	858	(c)	858	—	—		858
Due to affialated companies	—	—	250	250	11,726	(c)	—	—	—		—
					(13,700	)(b)			—
					1,724	(d)
Due to bus companies	—	—	716	716	(716	)(b)	—	—	—		—
					611	(d)					—
Accrued expenses and other	736	1,328	474	2,538	2,708	(c)	5,857	20	—		5,877

Total current liabilities	4,795	1,477	3,226	9,498	6,514		16,012	20	8,042		24,074
Other liabilities	—	—	1	1	875	(c)	876	—	—		876
Unpaid losses and loss adjustment expenses	—	—	—	—	4,323	(c)	4,323	—	—		4,323
Liabilities from discontinued operations	—	—	—	—	622	(c)	622	—	—		622

Total liabilities	4,795	1,477	3,227	9,499	12,334		21,833	20	8,042		29,895

Common stock	377	127	17	521	(144	)(a)	377	—	(377	)(e)	138
					1,000	(c)			138	(e)
					500	(d)			—
					(1,500	)(a)
Additional-paid-in-capital	—	—	—	—	998	(c)	—		377	(e)	377
					83,303	(a)	115,309	—	296	(g)	115,309
					23,382	(a)
					144	(a)
					28,247	(c-1)
					(21,061	)(b)
					(344	)(d)			41,862	(e)
					4,642	(c)	—		(1,430	)(g)
Retained earnings (deficit)	15,649	16,914	6,468	39,031	(23,382	)(a)	19,151	(20)	(62,000	)(e)	(479)
					(796	)(a)			1,958	(j)
Accumulated comprehensive (loss) income	(22)	22	(5)	(5)	(2	)(c)	(7)	—	—		(7)

	16,004	17,063	6,480	39,547	94,987		134,534	(20)	(19,176)		115,338

Total liabilities and equity	$20,799	$18,540	$9,707	$49,046	$107,321		$156,367	$—	$(11,134)		$145,233

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

 GTJ REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(in thousands, except per share data)

	Green Historical	Triboro Historical	Jamaica Historical	Total	Pro Forma Adjustments		Adjusted Green	GTJ REIT, INC. Historical	Proforma Adjustments		GTJ REIT, Inc.
Operating revenue	$—	$—	$—	$—	$23,773	(i)	$23,773	$—	$—		$23,773
Rental income	2,910	1,853	1,196	5,959	1,582	(i)	7,541	—	—		7,541

Total	2,910	1,853	1,196	5,959	25,355		31,314	—	—		31,314
Operating expenses—other	—	—	—	—	25,628	(i)	25,628	20	—		25,648
Operating expenses—rental operations	822	471	453	1,746	589	(i)	2,335	—	1,455	(j)	3,790
									—		—

Income (loss) from operations	2,088	1,382	743	4,213	(862)		3,351	(20)	(1,455)		1,876
					1,545	(i)
Other income (expense)	—	—	—	—	(1,710	)(h)	(165)	—	(567	)(j)	(732)

Income (loss) gain from continuing operartions before income taxes	2,088	1,382	743	4,213	(1,027)		3,186	(20)	(2,022)		1,144
Provision for income tax expense (benefit)	854	709	454	2,017	458	(i)	2,475	—	(1,958	)(j)	517

Net loss from continuing operations before income loss of unconsolidated affiliates	1,234	673	289	2,196	(1,485)		711	(20)	(64)		627
Income (loss) from affiliates	155	156	77	388	(388	)(h)	—	—	—		—

Net income (loss) from continuing operations	$1,389	$829	$366	$2,584	$(1,873)		$711	$(20)	$(64)		$627

Income (loss) per common share
Basic	—	—	—	—	—		—	—	—		$0.05

Diluted	—	—	—	—	—		—	—	—		$.04

Weighted average common shares outstanding
Basic	—	—	—	—	—		—	—	—		13,769

Diluted	—	—	—	—	—		—	—	—		13,969

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

 GTJ REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(in thousands, except per share data)

	Green Historical	Triboro Historical	Jamaica Historical	Total	Pro Forma Adjustments		Adjusted Green	Proforma Adjustments		GTJ REIT, Inc.
Operating revenue	$—	$—	$—	$—	$27,527	(l)	$27,527	$—		$27,527
Rental income	—	—	—	—	1,969	(l)	1,969	7,679	(m)	9,648

Total	—	—	—	—	29,496		29,496	7,679		37,175
Operating expenses-other	317	130	167	614	27,734	(l)	28,348	—		28,348
Operating expenses-rental operations	—	—	—	—	—		—	1,938	(m)	1,938

Income (loss) from operations	(317)	(130)	(167)	(614)	1,762		1,148	5,741		6,889
					(2,209)
Other income (expense)	—	—	—	—	1,154	(l)	(1,055)	(618	)(h)	(1,673)

Income (loss) gain from continuing operations before income taxes	(317)	(130)	(167)	(614)	707		93	5,123		5,216
Provision for income tax expense (benefit)	684	437	282	1,403	488	(l)	1,891	—		1,891

Net loss from continuing operations before income loss of unconsolidated affiliates	(1,001)	(567)	(449)	(2,017)	219		(1,798)	5,123		3,325
Income (loss) from affiliates	1,390	1,390	695	3,475	(3,475	)(k)	—	—		—

Net income (loss) from continuing operations	$389	$823	$246	$1,458	$(3,256)		$(1,798)	$5,123		$3,325

Income (loss) per common share
Basic	—	—	—	—	—		—	—		$0.24

Diluted	—	—	—	—	—		—	—		$0.24

Weighted average common shares outstanding
Basic	—	—	—	—	—		—	—		13,769

Diluted	—	—	—	—	—		—	—		13,969

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

Basis of Presentation

(1)
Gives effect to the proposed issuance of 13,769,122 shares of common stock held by the GTJ REIT relating to the Reorganization of the Bus Companies. The mergers will be accounted for under the purchase method of accounting as required by SFAS No. 141. Since the Company has been formed to issue equity interests to effect a business combination, as required by SFAS No. 141, one of the existing combining entities shall be determined to be the acquiring entity. Under SFAS No. 141, the acquiring entity is the combining entity whose owners as a group retained or received the larger portion of the voting rights in the combined entity. As a result of the Reorganization, Green will have a 42.088% voting interest, Triboro will have a 38.28% voting interest, and Jamaica will have a 19.624% voting interest. Additionally, under SFAS No. 141, in determining the acquiring entity, consideration shall be given to which combining entity initiated the combination and whether the assets, revenues, and earnings of one of the combining entities significantly exceed those of the others.

  Green's assets at September 30, 2006 total $20.8 million as compared to Triboro's assets of $18.5 million, and Jamaica's assets of $9.7 million, and Green's revenues on a going forward basis will exceed that of Triboro and Jamaica. As a result of these facts, Green is deemed to be the accounting acquirer for this transaction.

  Under the purchase method of accounting, Triboro's and Jamaica's assets and liabilities were acquired and will be recorded at their fair value.

  The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Reorganization had occurred on September 30, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 gives effect to the unaudited pro forma adjustments necessary to account for the Reorganization.

  The unaudited pro forma condensed historical consolidated statements of operations for the nine-months ended September 30, 2006 and year ended December 31, 2005 is based on the historical financial statements of the Bus Companies. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of what the Company's actual consolidated financial position or results of operations would have been had the merger and the reorganization been consummated on the dates indicated above, nor is it necessarily indicative of the future consolidated financial position or results of operations of the Company. The unaudited pro forma adjustments are based on estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such pro forma information. The purchase accounting allocations made by management in connection with the unaudited pro forma condensed consolidated financial information are based on the assumptions, estimates of management, and appraisals performed on Triboro's and Jamaica's fixed assets and are subject to reallocation when the final purchase accounting takes place after consummation of the merger.

  The unaudited pro forma condensed consolidated financial statement information is based on, and should be read together with the Bus Companies financial statements as of September 30, 2006 (unaudited) and for the nine months ended September 30, 2006 and 2005 (unaudited) and for the year ended December 31, 2005 which are found elsewhere in this prospectus and the Company's financial statements as of September 30, 2006 and for the period from June 23, 2006 (date of inception) through September 30, 2006.

  The newly combined entity with Green as the acquiring entity will be merged into the Company.

  The combined the net value of each of the Bus Companies, (Green—$72,994,699; Triboro—$66,402,135 and Jamaica—$34,034,963), to produce a total net asset value of the Bus Companies of $173,431,797. Based on the valuations of the real properties and outdoor maintenance businesses, and the paratransit business, and considering the ownership of the same in whole or in part by each of the Bus Companies, the relative valuation of each of the Bus Companies (as part of the Reorganization) is Green—42.088%, Triboro—38.287% and Jamaica—19.625%.

  Accordingly, under the Reorganization, 10,000,000 shares of our common stock will be distributed 4,208,800 shares to the shareholders of Green, 3,828,700 shares to the shareholders of Triboro and 1,962,500 shares to the shareholders of Jamaica, in such case in proportion to the outstanding shares held by such shareholders of each Bus Company, respectively.

  As part of becoming a REIT, the Company proposes, after the Reorganization, to make a distribution of the Bus Companies' historical undistributed earnings and profits, calculated to be an estimated $62,000,000. The Company would distribute up to $20,000,000 in cash, and also make available for distribution 5,564,454 shares of the Company's common stock, valued at $11.14 per share calculated as follows:

Total Value of the Company	$173,431,797
Assumed E&P—Cash distribution	20,000,000

Total value after cash distribution	153,431,797
Assumed E&P—Stock distribution	42,000,000

Total value after stock distribution	$111,431,797

Reorganization shares	10,000,000
Share Value Post Earnings and Profits	$11.14

  Each shareholder may elect a combination of cash and stock, or exclusively cash or stock. If more than $20,000,000 of cash is elected in the aggregate, cash distributed to each stockholder electing to receive some or all of his or her distribution in cash will be reduced such that the aggregate cash distribution will total $20,000,000, and the balance of the distribution to each such stockholder will be made in our common stock. For the purposes of the pro forma, the Company assumed that $20,000,000 would be distributed in cash and 3,769,122 shares (with an approximate value of $42,000,000) would be distributed.

  The dilutive income (loss) per common share reflects grants of stock options to purchase an aggregate of 200,000 shares of common stock pursuant to the 2006 Incentive Award Plan for all periods presented.

Pro Forma Condensed Consolidated Balance Sheet at September 30, 2006

Pro Forma Adjustments

        The total pro forma consideration as shown in the table below is allocated to the assets of Triboro and Jamaica as if the transaction had occurred on September 30, 2006.

        The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the merger and the reorganization been consummated on the dates indicated above, nor is it necessarily indicative of the future financial position or results of operations of the Company. The unaudited pro forma adjustments are based on estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such pro forma information. The purchase accounting allocations made by management in connection with the unaudited pro forma condensed consolidated financial information are based on the assumptions, estimates of management, and appraisals performed on Triboro's and Jamaica's fixed assets and are subject to reallocation when the final purchase accounting takes place after consummation of the merger.

	Triboro	Jamaica	Total
Issuance of Stock	$66,402	$34,035	$100,437
Preliminary allocation of purchase price:
Fair value of property and equipment	39,400	23,100	62,500
Goodwill	2,149	998	3,147
Fair value of real property thru its ownership interest in GTJ	14,383	6,678	21,061
Historical value of cash and cash equivalents acquired	4,630	1,369	5,999
Historical value of other assets acquired	7,317	4,150	11,467
Historical value of liabilities assumed	(1,477)	(2,260)	(3,737)

	$66,402	$34,035	$100,437

  (a)
  Reflects the elimination of Triboro's and Jamaica's historical account balances and the fair value of the assets acquired and liabilities assumed.
  (b)
  The intercompany adjustments reflect the elimination of intercompany accounts necessary to prepare consolidated financial statements. These adjustments are summarized as follows:

  •
  The elimination of $358,000 receivable/payable between Green Bus and Jamaica, since the companies will be consolidated.

  •
  The elimination of $4.5 million receivable/payable between Green and GTJ, Inc. ("GTJ") since the companies will be consolidated.

  •
  The elimination of $1.3 million, unconsolidated losses from affiliates, and investments in affiliates between Green and GTJ and Command since the companies will be consolidated.

  •
  The elimination of $358,000 receivable/payable between Triboro and Jamaica, since the companies will be consolidated.

  •
  The elimination of $103,000 receivable/payable between Triboro and Command, Bus Company Inc. ("Command"), since the companies will be consolidated.

  •
  The elimination of $4.4 million receivable/payable between Triboro and GTJ, since the companies will be consolidated.

    •
    The elimination of $1.3 million, unconsolidated losses from affiliates, and investments in affiliates between Triboro and GTJ and Command, since the companies will be consolidated.

    •
    The elimination of $2.6 million receivable/payable between Jamaica and GTJ, since the companies will be consolidated.

    •
    The elimination of $625,000, unconsolidated losses from affiliates, and advances in affiliates between Jamaica and GTJ and Command, since the companies will be consolidated.

    •
    The elimination of $1.1 million receivable/payable between Command and GTJ, since the companies will be consolidated.

    •
    The elimination of $21 million related to the fair value of real property thru its ownership in GTJ.

  (c)
  To record the historical balances of GTJ.

  (c-1)
  To reflect the fair value of assets acquired and liabilities assumed of GTJ.

  (d)
  To record the historical balances of Command.

  (e)
  To record shares issued in the reorganization and the payment of the dividend distribution in the amount of $20.0 million in cash 3,769,122 shares of stock valued at $11.14 per share to the shareholders.

  (f)
  To record the borrowing of $10.0 million of GTJ REIT, Inc.'s proposed credit line facility to be used to pay the cash part of the dividend distribution.

  (g)
  To record the cash used for the payment of salaries and interest expense, and record cash used for the 2005 dividend distribution.

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006 (Unaudited)

(h)    Intercompany Adjustments

The intercompany adjustments reflect the elimination of intercompany accounts necessary to prepare consolidated financial statements. These adjustments are summarized as follows:

    •
    The elimination of Green's $156,000 equity income of the GTJ and Command since both will be consolidated.

    •
    The elimination of Triboro's $156,000 equity income of the GTJ and Command, since both will be consolidated.

    •
    The elimination of Jamaica's $277,000 equity income of the GTJ and Command, since both will be consolidated.

    •
    The elimination of $1.7 million service fees charged to the Bus Companies by Varsity Transit, Inc, which is part of the GTJ and will be consolidated.

  (i)
  To record the historical statement of operations for GTJ.

  (j)
  Pro Forma Adjustments

  •
  Effect of new management compensation of $1,455,000 as a result of the proposed new compensation structure as a result of the reorganization and compensation charges related to the issuance of stock options under Financial Accounting Standards Board (FASB) SFAS No. 123 (Revised 2004), "Share-Based Payment," (SFAS No. 123R) which requires the Company to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period.

    •
    Effect of interest expense on the borrowing of $10.0 million of GTJ REIT, Inc.'s proposed credit facility to be used to pay the cash part of the dividend distribution to the shareholders.

    •
    Effect of federal and state income taxes as a result of REIT status, election in accordance with the plan of reorganization.

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005 (Unaudited)

Intercompany Adjustments

  (k)
  The intercompany adjustments reflect the elimination of intercompany accounts necessary to prepare consolidated financial statements. These adjustments are summarized as follows:

  •
  The elimination of Green's $1.4 million equity income of the GTJ and Command since both will be consolidated.

  •
  The elimination of Triboro's $1.4 million equity income of the GTJ and Command since both will be consolidated.

  •
  The elimination of Jamaica's $700,000 equity income of the GTJ and Command since both will be consolidated.

  •
  The elimination of $2.2 million service fees charged to the Bus Companies by Varsity Transit, Inc which is part of the GTJ and will be consolidated.

  (l)
  To record the historical statement of operations for GTJ.

  (m)
  Pro Forma Adjustments

  •
  Effect of new management compensation of $1.9 million as a result of the proposed reorganization and compensation charges related to the issuance of stock options under SFAS No. 123R which requires the Company to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period.

  •
  Effect of $7.7 million of rental income related to the leases with New York City.

  •
  Effect of interest expense on the borrowing of $10.0 million of GTJ REIT, Inc.'s proposed credit facility to be used to pay the cash part of the dividend distribution to the shareholders.

BUSINESS OF THE BUS COMPANIES

Introduction

        Our business immediately after the Reorganization will consist of: (a) the ownership of six rentable real properties, five of which have triple net leases and (b) the ownership and operation of a group of outdoor maintenance businesses and a paratransit business.

Real Property Business

  Green real property

        Green presently owns two real properties that are leased to New York City.

        Green owns real property located at 165-25 147th Avenue, Jamaica, New York (the "147th Avenue Property") in fee simple. The 147th Avenue Property consists of a 151,068 square foot industrial building located on 6.567 acres. The 147th Avenue Property is comprised of three parcels. The main parcel contains an entire block which is bordered by Rockaway Boulevard to the South, 167th Avenue to the North, 146th Avenue to the West and 147th Avenue to the East. A second parcel is located on the SE corner of 147th Avenue and 167th Street and a third parcel is located on the NE corner of 147th Avenue and 167th Street. The real property is leased to New York City as a bus depot for an initial term of twenty-one years with a first year rent of $2,795,000 which rent escalates to a 21st year rent of $4,092,000. Rent continues to escalate during the following two fourteen year extension terms. Cushman and Wakefield has appraised the 147thAvenue Property at $42,600,000.

        Green also owns real property at 49-19 Rockaway Beach Boulevard, Queens, New York (the "Rockaway Beach Property") in fee simple. The Rockaway Beach Property consists of a 28,790 square foot industrial building on 3.026 acres. The Rockaway Beach Property is located on both the north and south side of Rockaway Beach Boulevard. One parcel is located on the South side of Rockaway Beach Boulevard between Beach 47th and Beach 49th Street. This parcel is developed with a 28,790 square foot industrial building. The second parcel which is comprised of six contiguous tax lots is located on the North side of Rockaway Beach Boulevard between Beach 49th Street and Beach 50th Street. The Rockaway Beach property has been leased to New York City as a bus depot for an initial term of 21 years with a first year rent of $605,000 escalating over the term to a 21st year rent of $886,000. The rent escalates during the following two fourteen year extension terms. Cushman and Wakefield has appraised the Rockaway Beach Property at $9,200,000.

  Triboro real property

        Triboro owns real property located at 8501 24th Avenue, East Elmhurst, New York (the "24th Avenue Property") in fee simple. The 24th Avenue Property consists of a 118,430 square foot industrial building on 6.432 acres. The 24thAvenue Property is located on the block front bordered by 23rd Avenue to the North, 24th Avenue to the South, 85th Street to the West and 87th Street to the East in East Elmhurst, New York. The 24th Avenue Property has been leased to New York City as a bus depot for an initial term of 21 years, with a first year rent of $2,585,000 escalating during the term to a 21st year rent of $3,785,000. The rent escalates during the two fourteen year extension terms. Cushman and Wakefield has appraised the 24th Avenue Property at $39,400,000.

  Jamaica real property

        Jamaica owns real property at 114-15 Guy Brewer Boulevard, Jamaica, New York (the "Guy Brewer Property") in fee simple. The Guy Brewer Property consists of a 75,800 square foot industrial building on 4.616 acres. The Guy Brewer Property is located on the NE corner of 115th Avenue and Guy Brewer Boulevard in Jamaica, New York. The Guy Brewer Property has been leased to New York City as a bus depot for an initial term of twenty one years with a first year rent of $1,515,000 escalating to a 21st year rent of $2,218,000.

Escalations continue during the following two fourteen year renewal terms. Cushman and Wakefield has appraised the Guy Brewer Property at $23,100,000.

  Summarized New York City Financial Information

        In the government-wide financial statements, all of the activities of New York City, aside from its discretely presented components units, are considered governmental activities. Governmental activities decreased New York City's net assets by $.671 billion during fiscal year 2005 and increased net assets by $.083 billion during fiscal year 2004 and decreased net assets by $3.064 billion during fiscal year 2003.

        As mentioned previously, the basic financial statements include a reconciliation between the fiscal year 2005 governmental funds statement of revenues, expenditures, and changes in fund balances which reports an increase of $2.842 billion in fund balances and the reported increase in the excess of liabilities over assets reported in the government-wide statement of activities $.671 billion, a difference of $3.513 billion. A similar reconciliation is provided for fiscal year 2004 amounts.

        Key elements of the reconciliation of these two statements are that the government-wide statement of activities report the issuance of debt as a liability the purchases of capital assets as assets which are then charged to expense over their useful lives (depreciated) and changes in long-term liabilities as adjustments of expenses. Conversely, the governmental funds statements report the issuance of debt as an other financing source of funds the repayment of debt as an expenditure the purchase of capital assets as an expenditure and do not reflect changes in long-term liabilities.

        Key elements of these changes are follows:

	Governmental Activities for the fiscal years ended June 30,
	2005	2004	2003
	(in thousands)
Revenues
Program revenues:
Changes for services	$4,143,436	$3,286,407	$2,790,609
Operating grants and contributions	15,936,907	14,507,980	14,515,404
Capital grants and contributions	366,432	477,280	455,520
General revenues:
Taxes	31,708,689	28,493,546	23,412,848
Investment Income	232,109	49,677	102,433
Other Federal and State aid	1,258,399	1,254,101	1,743,466
Other	581,497	348,915	377,613

Total revenues	54,227,469	48,417,906	43,397,893

Expenses:
General government	3,374,268	2,602,630	1,928,755
Public safety and judicial	12,696,849	9,566,889	8,762,321
Education	15,613,925	14,539,644	14,499,037
City University	646,397	668,841	558,417
Social services	10,882,448	10,283,512	9,785,682
Environmental protection	2,375,604	2,453,205	2,055,835
Transportation services	1,827,871	1,702,394	2,083,259
Parks, recreation and cultural activities	628,807	560,670	607,787
Housing	1,007,341	745,544	787,584
Health (including payments to HHC)	3,186,166	2,853,898	2,709,563
Libraries	389,739	263,976	377,647
Debt services interest	2,269,181	2,093,597	2,306,469

Total expense	54,898,596	48,334,800	46,462,356

Change in net assets	(671,127)	83,106	(3,064,463)
Net Deficit—Beginning	(26,521,414)	(26,604,520)	(23,540,057)

Net Deficit—Ending	$(27,192,541)	$(26,521,414)	$(26,604,520)

        The following chart compares the amounts of programs and general revenues for fiscal year 2005 and 2004:

Resources by Source—Governmental Activities
for the Years Ended June 30, 2005 and 2004

        As noted earlier, increases and decreases of net assets may over time serve as a useful indicator of changes in a government's financial position. In the case of New York City, liabilities exceed assets by $27.2 billion at the close of the most recent fiscal year an increase of $.671 billion from June 30, 2004, compared with a decrease in the excess of liabilities over net assets of $.083 billion in the prior fiscal year.

	Governmental Activities
	2005	2004	2003
	(In thousands)
Current and other assets	$27,783,430	$19,691,909	$17,635,396
Capital assets	30,682,882	29,958,556	28,894,866

Total assets	58,466,312	49,650,465	46,530,262

Long-term liabilities outstanding	66,590,911	61,288,787	59,455,298
Other liabilities	19,067,942	14,883,092	13,679,484

Total liabilities	85,658,853	76,171,879	73,134,782

Net assets:
Invested in capital assets, net of related debt	(6,611,918)	(6,157,298)	(4,770,629)
Restricted	4,640,370	2,239,532	1,651,595
Unrestricted	(25,220,993)	(22,603,648)	(23,485,486)

Total net deficit	$(27,192,541)	$(26,521,414)	$(26,604,520)

  New York City Credit Ratings

        New York City's general credit rating by three prominent rating companies is as follows as of September 25, 2006:

          (i)    Standard & Poor's AA-. This rating means an obligor rated "AA" has very strong capacity to meet its financial commitments. It differs from the highest rated obligators only in small degree. The "-" sign indicates a lower ranking within this category.

          (ii)   Moody's A1. This rating means issuers or issues rated "A" have present above-average creditworthiness relative to other US municipal or tax-exempt issuers or issues. The number "1" sign indicates a higher ranking within this category.

          (iii)  Fitch Ratings A+. "A" ratings means a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings. The "+" sign indicates a higher ranking within this category.

These ratings are not a guarantee of solvency of New York City or a prediction as to future credit worthiness, which is particularly relevant in the case of leases that may continue, at the option of New York City, for a period of up to 49 years. These ratings may change at any time in the future.

  GTJ real property

        GTJ, a jointly-owned subsidiary of the Bus Companies, owns real property at 612 Wortman Avenue, Brooklyn, New York (the "Wortman Property") in fee simple. The Wortman Property consists of an industrial building of 27,250 square feet located on 10.389 acres. The Wortman Property is located along the entire block front surrounded by Wortman Avenue to the North, Cozine Avenue to the Sourth, Fountain Avenue to the East and Montauk Avenue to the West. An additional parcel made up of three tax lots is located along the entire block front bordered by Cozine Avenue, Milford Avenue, Flatlands Avenue and Logan Street. The Wortman Property is primarily leased to Varsity Bus Co., Inc. ("Varsity Bus") as a bus depot, which purchased certain bus routes and buses from the Bus Companies in 2003 (see "Related Party Transactions". Varsity has occupied a portion of the Wortman Property since 2003 based on an oral agreement, and has now entered into a written lease related to its tenancy. Under the lease, Varsity is leasing 195,813 square feet of outdoor parking and approximately 11,852 square feet of indoor maintenance and office space for $231,800 per year from September 2005 to January 2006 and for $311,800 per year from February 2006 to August 2006, increasing by the cost of living index from September 2006 to August 2010 through when the term ends. Varsity also pays a 60% share of utility and building maintenance costs. Varsity has the right to terminate the term on six months' notice at an earlier date. Varsity also has the right to lease the space for up to four–five year consecutive extension terms after 2010 at a rental rate equal to 90% of then fair market value at the beginning of the first extension term, with rent for following years at a compounding of annual CPI index increases. The balance of the Wortman Property is occupied by Transit Facility Management, Inc., a subsidiary of GTJ, as a bus depot. Transit Facility Management, Inc. operates a fleet of buses. Rent is accrued at the rate of approximately $150,000 per year at the present time for its use of the Wortman Property. Cushman and Wakefield has appraised the Wortman Property at $11,800,000.

        GTJ also owns real property at 23-85 87th Street, East Elmhurst, New York (the "87th Street Property") in fee simple. The 87th Street Property consists of a 52,020 square foot industrial building on 7.016 acres. The 87th Street Property is located on the block front bordered by 23rd Avenue to the North, 24th Avenue to the South, 87th Street to the West and 89th Street to the East in East Elmhurst, New York. The 87th Street Property is leased to Avis Rent-A-Car Systems, Inc. as an automobile leasing and maintenance depot under a lease dated October 31, 2003 with a term ending October 31, 2023, with a base rent of $1,800,000 per year. For the sixth, eleventh and sixteenth years, the base rent will be increased by the greater of 105% of the immediately preceding base rent or the cumulative cost of living index increase for the preceding five years but not in excess of 115% of the immediately preceding base rent. The initial base rent has been reduced to $1,530,000 per year until rezoning takes place at which time the initial base rent will be increased to $1,800,000 per year. Cushman and Wakefield has valued the 87th Street Property at $24,000,000.

  No plans for renovation or improvement

        Our real properties were, and except for the 87th Street Property, currently are, used as bus depots. We have no plans or obligations to renovate or develop any of our present real properties.

  Financing

        At September 30, 2006, there was a mortgage on the GTJ real property for $2,500,000, under which $1,666,201 is outstanding with interest at the prime lending rate of the mortgagee which was 8.5% as of the last billing in October 2006. The Bus Companies also have a $4,000,000 revolving credit under which $495,000 was outstanding at September 30, 2006.

  Competitive Position

        We believe the Bus Companies' real properties are in a favorable competitive position, as we believe that there are not numerous sites in Queens and Brooklyn, New York that are suitable as bus depots or for the mass parking of automobiles.

  Insurance Coverage

        The Bus Companies' real properties are covered under an umbrella liability insurance policy providing for $10,000,000 of coverage. The Bus Companies also insure their real and personal property. We believe that the Bus Companies' insurance coverage is adequate in amount and coverage.

  Occupancy

        The Bus Companies' real properties are fully occupied. New York City is the sole tenant of four of the real properties, Avis Rent A Car is the sole tenant of the fifth real property, and Varsity Bus is the majority tenant of the sixth real property, the balance of which is occupied by GTJ's paratransit operations.

  Expiration of leases

        The New York City leases expire in 2026 and 2027 and the Avis Rent A Car lease expires in 2023. The only lease that expires in the next 10 years is the Varsity Bus lease which expires in 2010. Such lease represents approximately 11.79% of the Bus Companies' real property and approximately 3.18% of the Bus Companies' gross rental income.

  Depreciation

        The following table provides information on depreciation of the Bus Companies' real property:

Property	Tax Basis	Depreciation Method	Remaining Life
147th Street and Rockaway Beach	$3,448,262	MACRS	20 years
24th Avenue	$1,993,628	MACRS	20 years
Guy Brewer	$2,520,674	MACRS	20 years
Wortman and 87th Street	$3,589,790	MACRS	20 years

  Real property taxes

        The following table provides information on real property taxes of the Bus Companies' real property. We are not planning any improvements to any of the real property.

Property	Tax Rate	Annual Amount
147th Street	11.3060%	$390,115
Rockaway Beach	11.3060%	$61,236
24th Avenue	11.3060%	$372,593
Guy Brewer	11.3060%	$154,895
Wortman	11.3060%	$117,350
87th Street	11.3060%	$362,560

  Certain Rental Data

        The following table sets forth certain rental data of the Bus Companies' real property. It should be noted that rentals include outdoor parking and indoor maintenance and office space. For purposes of the following, aggregate rent is divided by aggregate square footage used, since the leases do not differentiate between outdoor parking and indoor maintenance and office space. No data prior to 2006 is provided for the real properties leased to New York City since, for the previous five years, the same were used by the Bus Companies for their bus operations. No data prior to 2003 is provided for the 87th Street and Wortman properties, since prior to 2003, the same were used by the Bus Companies for their operations.

Property	Rental Per Square Foot
147th Avenue (New York City)	2006—$9.7	5
Rockaway Beach (New York City)	2006—$4.5	8
24th Avenue (New York City)	2006—$9.2	1
Guy Brewer (New York City)	006—$7.52	2
Wortman (Varsity Bus lease only)	9/2003—8/2004—$1.10
	9/2004—8/2005—$1.10
	9/2005—1/2006—$1.17
	2/2006—8/2006—$1.50
87th Street (Avis Rent A Car)	2003—2006 average—$5.88

  Environmental Issues

        The Bus Companies' real property have had removal and replacement of underground tanks. Upon removal of the old tanks, any soil found to be unacceptable was heated off site to burn off contaminants. Fresh soil was brought in to replace the soil that was removed. There are still some levels of contamination at the sites, and some groundwater monitoring programs have been put into place. Closures of existing New York State Department of Environmental Control spill numbers may be warranted if it can be shown that the remaining degree of impact is non threatening and within acceptable levels. Each of the real properties is in a commercial zone and is still used as transit depots including maintenance of vehicles.

        The following apply to each of the Bus Companies' real properties:

  •
  147th Avenue Property—twenty underground storage tanks ("USTs") were removed and two USTs were abandoned. Approximately 3,135 tons of soil were removed and some soil and groundwater contamination remains.

  •
  Rockaway Beach Property—sixteen USTs were abandoned and there appears to be little soil contamination.

  •
  24th Avenue Property—11 USTs were removed and four USTs were abandoned. Approximately 1,461 tons of soil were removed. Some petroleum products remain in the soil and groundwater.

  •
  Guy Brewer Property—10 USTs were removed and one UST was abandoned. Approximately 3,062 tons of soil were removed. Some petroleum products remain in the soil and groundwater.

  •
  Wortman Property—thirty USTs were removed. Approximately 2,966 tons of soil were removed. Soil and groundwater contamination remains.

  •
  87th Street Property—twenty-two USTs were removed and two USTs were abandoned. Approximately 5,635 tons of soil were removed. Soil and groundwater contamination remains.

        Each of these properties is being monitored by the New York State Department of Environmental Conservation ("DEC"). Sampling and reports are being periodically provided by the Bus Companies to DEC. The Bus Companies have reached the following understandings with DEC. At the request of DEC, the Bus Companies requested their environmental survey firm to formulate a Comprehensive Work Plan designed at one level, to monitor the Bus Companies' real properties for environmental conditions, and at another level to provide for remediation. The estimated cost for the first level of service is approximately $1.3 million and the estimated cost for the other level is an additional $1.3 million, a total of $2.6 million. The Bus Companies presented the Comprehensive Work Plan to DEC, and DEC and the Bus Companies are in the process of entering into stipulations binding the Bus Companies to follow the Comprehensive Work Plan with respect to the Bus Companies' real properties.

        While the Bus Companies do not anticipate liabilities beyond continuing tests and some additional soil removal, it is possible that material liabilities may result from past contamination. The Bus Companies are responsible for environmental cleanup issues other than those due to the conduct of their respective tenants. Based on conditions existing prior to the present tenancies, the Bus Companies believe that the aggregate clean up costs are approximately $1,300,000 to $2,600,000. A liability for remedial investigation and feasibility study has been recorded in the aggregate amount of $1,300,000.

        The tenants of the Bus Companies' real properties are responsible for environmental conditions which occur during their tenancies, based on the terms of their respective leases.

Outdoor maintenance and paratransit businesses

        The Bus Companies, through their commonly owned subsidiary, GTJ, operate a group of outdoor maintenance businesses and a paratransit business. The majority of these operations are based in the New York metropolitan area, with additional operations based in the Los Angeles, California and Phoenix, Arizona metropolitan areas. This group also includes a number of other subsidiaries which are inactive and have little or no assets. The active subsidiaries are described below.

  New York metropolitan area operations

        These operations include MetroClean Express Corp., Shelter Express Corp. Shelter Electric Maintenance Corp. and Transit Facility Management Corp.

  MetroClean Express Corp.

        MetroClean Express Corp. was founded in 1998 and has two major divisions, the outdoor advertising service division and the traffic control services division.

        The outdoor advertising service division provides services to outdoor advertising agencies for which we install and maintain bus shelters, urban panels, banners, murals, kiosks, automated pay toilets, video screens and information centers. The work provided under these contracts is for the installation and maintenance of these structures, as well as the posting of advertisements in their illuminated and nonilluminated display boxes.

        The traffic control services division provides operation support to engineering and construction companies for which it protects road crews working on highways and roadways. With the use of safety barriers and vehicles equipped with protectors and attenuators, our crews secure work areas to allow contractors to conduct their services. Other aspects of this division are the installation of concrete barriers which provide protection and security on highways and buildings. In addition, this division owns and offers for lease bucket trucks, light towers, cargo vans, back-up trucks, display boards, arrow boards, concrete barriers, wooden barriers, man-lifts and under bridge inspection units.

  Shelter Express Corp.

        Shelter Express provided service to CBS Outdoor, which completed its contract with New York City for installation, maintenance and posting of all the bus shelters in the five boroughs of New York. A new contract was awarded to Cemusa USA ("Cemusa"), a Spanish corporation currently doing business in Miami, Boston and San Antonio. Cemusa is expected to replace the existing 3,200 New York City bus shelters, install over 330 newsstands and construct 20 automated pay toilets. On June 26, 2006, Shelter Express entered into an agreement with Cemusa to provide labor, equipment and supervision to service existing bus shelters throughout New York City. During the five year term, Shelter Express will maintain all shelters existing at the beginning of the term which are not subsequently removed. Removals are expected to begin in year 3 of the term and will be carried out for Cemusa by Shelter Express. Shelter Express is negotiating with Cemusa for the installation and maintenance of replacement shelters. There can be no assurance this latter agreement will be entered into, and Shelter Express does not believe a failure to enter into the same will be materially adverse to its present business.

  Shelter Electric Maintenance Corp.

        Shelter Electric Maintenance Corp. is a licensed electrical contractor which provides support services for the activities of MetroClean Express and Shelter Express and services other customers. Based on the growth and development of outdoor furniture advertising, Shelter Electric clients now also include Clear Channel Outdoor for electrification of bus shelters in Worchester County and wall hangings in malls and Titan Outdoor for outdoor kiosks, CBS Outdoor for urban panels.

  Los Angeles metropolitan area operations

        Shelter Clean, Inc. is based in Los Angeles, California. Shelter Clean was established in 2000 and provides support services for outdoor furniture advertisements to advertising agencies. Shelter Clean also engages in the installation, maintenance, posting repair and cleaning of bus shelters, kiosks and other related structures where additional displays are located. Shelter Clean's major contracts at the present time are with CBS Outdoor, JC DeCaux Outdoor, Van Wagner Outdoor, Orange County Transit Authority and the City of Los Angeles Department of Transportation. As part of its services Shelter Clean provides its customers with site selection and marking, permit acquisition and execution, sub-contractor liaison, assembly and installation, record keeping, cost analysis and inventory control. Its services include cleaning, trash containment, damage repair, graffiti removal, glass replacement, lighting repair and repainting.

  Phoenix area operations

        On May 1, 2006 Shelter Clean of Arizona, Inc. commenced outdoor maintenance operations in Phoenix, Arizona with a three year contract and the possibility of a two year extension option. This operation requires capital expenditures for leased premises and trucks and other equipment.

  Transit Facility Management Corp.

        Transit Facility Management Corp. ("TFM") is one of several private paratransit bus companies in New York City under contract to the Metropolitan Transit Authority as part of the joint plan between the Metropolitan Transit Authority and the New York City Department of Transportation to provide paratransit service. This service is provided by the Metropolitan Transportation Authority to comply with the Americans with Disabilities Act of 1990. TFM began operating paratransit service in October 2001, providing door-to-door public transportation service to people with disabilities unable to use conventional public transit services. The routes held by TFM include transit services in each of the five boroughs of New York City.

        Starting with a fleet of 50 vans in 2001 TFM has expanded and is now operating 95 vans and 5 sedans with approximately 208,000 service vehicle hours and carrying 303,000 passengers annually. The vans are purchased by the New York City Transit Authority and provided without charge to TFM. These vehicles provide seating capacity for 7 passengers and availability of up to three wheelchair passengers.

        The paratransit service is regulated by the New York City Transit Authority. Based on the need for this particular service for the disabled community, there is growth potential over the next several years. TFM's contract with the Metropolitan Transit Authority, as extended, expires on September 30, 2008.

  Employees

        Shelter Express, MetroClean and Shelter Electric had a total of 146 employees as of April 1, 2006, 122 of whom are union members. Transit Facility Management had 176 employees as of April 1 2006, 145 of whom are union members. Shelter Clean had 80 employees as of April 1, 2006, none of whom are union members. The union agreements expire between May 2006 for Shelter Electric while Shelter Express and Metro Clean expire in June 2007. TFM's labor contract expires in August 2007. The Company considers its relations with its employees to be good.

  Facilities

        Shelter Express, MetroClean and Shelter Electric share leased facilities of approximately 60,000 square feet in Long Island City, New York under a month to month lease providing for current rent of $225,000 per year. TFM occupies approximately one-third of the Wortman Property and pays approximately $150,000 in annual rent.

  Litigation

        The outdoor maintenance and paratransit businesses are presently not parties to any litigation except litigation in the ordinary course of their business, carrying no material liabilities for such businesses.

  Competition

        Each of the outdoor maintenance businesses faces substantial competition in its respective market. Competition is based on price and level of service. These companies compete with companies with greater financial and physical resources, including greater numbers of vehicles and other equipment. The Company believes that its outdoor services operations are significant in each market in which it operates as a percentage of all such services in the market.

  Appraisal

        The outdoor maintenance and paratransit operations have been appraised by Empire Valuation Consultants, LLC collectively at $5,800,000.

REAL PROPERTY MANAGEMENT POLICIES

Introduction

        Following the Reorganization, we will have a portfolio of six rentable real properties, four of which are leased to New York City and one of which is leased to Avis Rent A Car, each under long-term triple net leases and one of which is leased to the purchasers of Varsity Bus, with the balance of such real property occupied by the GTJ's paratransit operations. We do not plan to sell any of these properties for at least 10 years, for tax reasons, and view them as (a) a source of current earnings and (b) a source of financing, which, together with financing we may desire to obtain through possible sales of our debt or equity securities, may be used to expand and diversify our real property operations.

        The following discussion assumes that we will develop a real property portfolio beyond the six real properties we will own upon the Reorganization and relates to such future real properties, although there can be no assurance that any of the same will be acquired.

Our real property investment objectives

        Our objective is to acquire quality real properties so we can provide our stockholders with:

  •
  stable cash flow available for distribution;

  •
  preservation and protection of capital; and

  •
  growth of income and principal without taking undue risk.

        Additionally, we intend to:

  •
  invest in income producing real property generally through equity investments in a manner which permits us to qualify as a REIT for federal income tax purposes; and

  •
  Seek to realize capital appreciation upon the ultimate sale of the properties.

        We believe the following are key factors for our success in meeting our objectives.

Investing in real estate

        We will seek to acquire quality real properties at favorable prices rather than lesser real properties at low prices. We believe that quality tenants seek well-managed properties that offer superior and dependable services, particularly in competitive markets.

        We believe that a critical success factor in property acquisition lies in possessing the flexibility to move quickly when an opportunity presents itself to buy or sell a property. We believe that employing highly qualified industry professionals will allow us to better achieve this objective.

        We intend to acquire fee ownership of real properties, but may also enter into joint venture arrangements. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for reasonable investment returns.

        Decisions relating to the purchase or sale of properties will be made by our board of directors. Our board of directors is responsible for monitoring the administrative procedures, investment operations and performance of our company to ensure our policies are carried out. Our board of directors will review our investment policies to determine that our policies are in the best interests of our stockholders and will set forth their determinations in the minutes of the board meetings. You will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Types of investments

        We intend to invest primarily in quality real properties. To the extent it is in the best interests of our stockholders, we will strive to invest in a geographically diversified portfolio of real properties that will satisfy our primary investment objectives of providing our stockholders with stable cash flow, preservation of capital and growth of income and principal without taking undue risk. Because a significant factor in the valuation of income-producing real property is the potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash distributions to stockholders.

        We intend to acquire properties with cash and mortgage or other debt, we may also acquire properties for cash or shares of our common stock. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow.

        We do not intend to incur aggregate indebtedness in excess of 75% of the gross fair market value of our real properties. Fair market value will be determined by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase satisfactory to our board of directors.

Revolving Credit

        GTJ REIT is negotiating for a revolving credit loan to take effect upon the merger of the Bus Companies with subsidiaries of GTJ REIT. It is not anticipated that an agreement will be entered into prior to that point in time. The revolving credit loan may be secured by GTJ REIT's real properties, or the loan may be unsecured with a negative covenant on mortgaging to others. The amount being sought by GTJ REIT is approximately $72,500,000 with a term of three or more years, with payments to be of interest only prior to maturity. The loan proceeds may be used for the substantial portion of the cash payment to be made as part of the proposed distribution of earnings and profits by GTJ REIT, for working capital purposes and to bridge the acquisition of additional real properties until permanent financing can be obtained to replace the same.

Considerations related to possible acquisitions

        The following considerations will be evaluated by us in relation to potential purchases of real property:

  •
  geographic location and type;

  •
  construction quality and condition;

  •
  potential for capital appreciation;

  •
  the general credit quality of current and potential tenants;

  •
  the potential for rent increases;

  •
  the interest rate environment;

  •
  potential for economic growth in the tax and regulatory environment of the community in which the property is located;

  •
  potential for expanding the physical layout of the property;

  •
  occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

  •
  prospects for liquidity through sale, financing or refinancing of the property;

  •
  competition from existing properties and the potential for the construction of new properties in the area; and

  •
  treatment under applicable federal, state and local tax and other laws and regulations.

        We will not close the purchase of any property unless and until we obtain an environmental assessment, a Phase I review, for each real property purchased and are generally satisfied with the environmental status of the real property.

        We may also enter into arrangements with the seller or developer of a real property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

        In determining whether to purchase a particular real property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the real property is not purchased, and is normally credited against the purchase price if the real property is purchased.

        In purchasing real properties, we will be subject to risks, including:

  •
  changes in general economic or local conditions;

  •
  changes in supply of or demand for similar competing properties in an area;

  •
  changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

  •
  changes in tax, real estate, environmental and zoning laws;

  •
  periods of high interest rates and tight money supply which may make the sale of properties more difficult;

  •
  tenant turnover; and

  •
  general overbuilding or excess supply in the market area.

        We anticipate that the purchase price of properties we acquire will vary depending on a number of factors, including size and location. In addition, our cost will vary based on the amount of debt we incur in connection with financing the acquisition. We may not be able to purchase a diverse portfolio of real properties unless we find sources of financing, since no funds are being raised in this offering. It is difficult to predict the actual number of properties that we will actually acquire because the purchase prices of properties varies widely and our investment in each will vary based on the amount and cost of leverage we use.

Real property acquisition

        We intend to acquire real properties through wholly-owned subsidiaries of our company. In addition to fee simple interests, we may acquire long-term ground leases. Other methods of acquiring a real property may be used when advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity that in turn owns a parcel of real property.

        We are currently negotiating and anticipate entering into a $72.5 million revolving line of credit with a financial institution, which we plan to use to facilitate our acquisition opportunities, with the intention of placing permanent financing on the acquired property at a later date. We believe our line of credit will allow us to secure acquisition contracts faster after we identify a strategic property, and will be an attractive feature of our bids to sellers seeking to complete a sale quickly. We may also use our line of credit to pay required REIT distributions to our stockholders, as necessary. There is no assurance the line of credit can or will be obtained.

        We may commit to purchase real properties subject to completion of construction in accordance with terms and conditions specified by our board of directors. In such cases, we will be obligated to purchase the real property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) an agreed upon percentage of the real property is leased beforehand. We will receive a certificate of an architect, engineer or other appropriate party, stating that the real property complies with all plans and specifications. Our intent is to leave development risk with the developer.

        If remodeling is required prior to the purchase of a real property, we will anticipate paying a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the seller's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated.

        We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we may acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our real properties.

Joint ventures

        We may invest in general partnership and joint venture arrangements with other real estate investors. You should note that there is a potential risk that our company or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal that may be part of a partnership or joint venture agreement.

Our policies with respect to borrowing

        When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 75% of our real property fair market value. Our board of directors will review our aggregate borrowings to ensure that such borrowings are reasonable in relation to our net assets. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal tax laws.

        When incurring secured debt, we will seek to incur nonrecourse indebtedness, which means that the lenders' rights upon our default generally will be limited to foreclosure on the property that secured the obligation, but we may have to accept recourse financing, where we remain liable for any shortfall between the debt and the proceeds of sale of the mortgaged real property. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

        Our board of directors controls our policies with respect to borrowing and may change such policies at any time without stockholder approval.

Sale or disposition of our real property

        Our board of directors will determine whether a particular real property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

        When appropriate to minimize our tax liabilities, we may structure the sale of a real property as a "like-kind exchange" under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest in additional real properties proceeds from the sale, financing, refinancing or other disposition of our real properties that represent our initial investment in such real property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets to pay distributions to our stockholders.

        Despite this policy, our board of directors may determine to distribute to our stockholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of real properties. In determining whether any of such proceeds should be distributed to our stockholders, our board of directors will consider, among other factors, the desirability of real properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Alternatively, our board of directors may determine not to make distributions of capital.

        In connection with a sale of a property, our preference will be to obtain an all-cash sale price. However, we may accept a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a stockholder, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

        A property may be sold before the end of the planned holding period if:

  •
  in the judgment of our board of directors, the value of a property might decline substantially;

  •
  an opportunity has arisen to improve other properties;

  •
  we can increase cash flow through the disposition of the property; or

  •
  in our judgment, the sale of the property is in our best interest.

        The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of the relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price or if operating expenses increase without a commensurate increase in rent under our gross leases, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

        In addition to the above considerations, GTJ REIT does not intend to sell the real properties it would acquire from the Bus Companies for a period of 10 years after it makes a REIT election. Under current tax law, if a real property thus acquired is sold within such 10 year period, GTJ REIT would be taxed on the gain from the sale of such real property in the hands of the Bus Companies, and a distribution of any of the profits would be taxed to the stockholder as a dividend. This would result in the high and double taxation which the Bus Companies are seeking to reduce by engaging in the Reorganization.

Lease purchases

        To the extent consistent with our proposed REIT status, we may acquire long-term ground leases, or master leases for real property we can then sublet as determined by our board of directors.

Changes in our investment objectives

        Subject to the limitations in our charter, our bylaws and the Maryland General Corporation Law, or MGCL, the business and policies of our company will be controlled by our board of directors. Our board of directors has the right to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

        Thus, prospective stockholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time.

Making loans and investments in mortgages

        We do not plan to make loans to other entities or persons unless secured by mortgages, although we may advance funds to GTJ. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. In addition to the appraisal, we will obtain a customary lender's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

        We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 75% of the fair market value of the property, unless we find substantial justification due to the presence of other underwriting criteria.

Investment in securities

        We will not invest in equity securities of another entity, other than a wholly-owned subsidiary, directly or indirectly, unless our board of directors approves the investment as part of a real property investment. We may purchase our own securities if the board of directors determine such purchase to be in our best interests. We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. In any event, we do not intend that our investments in securities will require us to register as an "investment company" under the Investment Company Act, and we intend to divest securities before any registration would be required.

Distribution policy

        We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we are required to distribute each taxable year at least 90% of our net income, other than net capital gains but may be unable to do so.

        We will have a policy of generally making distributions on a quarterly basis. We will seek to avoid, to the extent possible, the fluctuations in distributions that might result if distribution payments were based solely on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution payment, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay distributions to you as a stockholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

        To the extent that distributions to our stockholders are made out of our current or accumulated earnings and profits, such distributions would be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

SELECTED HISTORICAL FINANCIAL DATA
GTJ REIT, Inc.

        GTJ REIT, Inc. was formed on June 23, 2006 and as yet to commence operations. As a result, there is no historical financial data as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, 2003, 2002, and 2001 and as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
Green Bus Lines, Inc. and Subsidiary

        The following table summarizes certain historical consolidated financial data of Green Bus Lines, Inc. and Subsidiary, which you should read in conjunction with its financial statements and the related notes contained in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this prospectus. The selected historical financial data as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003, have been derived from our audited consolidated financial statements at those dates and for those periods, contained elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2003 and 2002 and for the years ended December 31, 2002 and 2001 have each been derived from our audited consolidated financial statements at that date and for that period, not contained in this prospectus. The selected historical consolidated financial data as of September 30, 2006 and 2005 are unaudited. For the nine month periods ended September 30, 2006 and 2005, all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the interim consolidated financial statements, have been included. Results for the nine months ended September 30, 2006 and September 30, 2005 are not necessarily indicative of the results for the full year.

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(in thousands)		(in thousands)
	(unaudited)
Statement of Operations Data:
Total revenues	$2,910	$—	$—	$—	$—	$—	$—

Income (loss) from continuing operations before income taxes	$2,088	$(237)	$(317)	$(332)	$(357)	$(299)	$(294)
Income tax expense	854	202	684	(239)	548	38	314
Equity in earnings (loss) of affiliated companies, net of tax	155	536	1,390	156	(2,499)	(1,035)	(483)

Income (loss) from continuing operations	1,389	97	389	63	(3,404)	(1,372)	(1,091)

Discontinued operations:
Income (loss) from discontinued operations, net of taxes	(9,049)	786	1,338	398	1,380	1,116	832
Gain on sale of discontinued operations, net of taxes	8,269	—	—	—	—	—	—

Total income from discontinued operations	(780)	786	1,338	398	1,380	1,116	832

Net income (loss)	$609	$883	$1,727	$461	$(2,024)	$(256)	$(259)

		December 31,
	September 30, 2006
		2005	2004	2003	2002	2001
	(in thousands)	(in thousands)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$6,893	$1,010	$3,189	$24	$22	$41
Assets from discontinued operations	—	9,955	8,462	15,063	36,892	34,676
Property and equipment, net	1,601	1,836	2,152	2,469	2,002	2,488
Total assets	$20,799	$28,161	$27,397	$26,360	$39,581	$37,843
Liabilities from discontinued operations	$—	$15,702	$9,627	$17,033	$29,534	$21,171
Total liabilities	$4,795	$24,774	$21,135	$16,968	$29,541	$21,177

(1)
On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on January 9, 2006, with the City of New York to buy, all of the Company's assets used in connection with the Company's bus operations. As a result of the Agreement and sale of bus assets, the operations of the bus operations are presented as discontinued operations in the accompanying consolidated financial statements for all periods presented.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
Triboro Coach Corporation and Subsidiaries

        The following table summarizes certain historical consolidated financial data of Triboro Coach Corporation and Subsidiaries, which you should read in conjunction with its financial statements and the related notes contained in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this prospectus. The selected historical financial data as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003, have been derived from our audited consolidated financial statements at those dates and for those periods, contained elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2003 and 2002 and for the years ended December 31, 2002 and 2001 have each been derived from our audited consolidated financial statements at that date and for that period, not contained in this prospectus. The selected historical consolidated financial data as of September 30, 2006 and 2005 are unaudited. For the nine month periods ended September 30, 2006 and 2005, all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the interim consolidated financial statements, have been included. Results for the nine months ended September 30, 2006 and September 30, 2005 are not necessarily indicative of the results for the full year.

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(in thousands)		(in thousands)
	(unaudited)
Statement of Operations Data:
Total revenues	$1,853	$—	$—	$—	$—	$—	$—

Income (loss) from continuing operations before income taxes	1,382	(97)	(130)	(166)	(170)	(139)	(137)
Income tax expense	709	209	437	476	512	368	385
Equity in earnings (loss) of affiliated companies, net of tax	155	536	1,390	156	(2,499)	(1,035)	(483)

Income (loss) from continuing operations	829	230	823	(486)	(3,181)	(1,542)	(1,005)

Discontinued operations:
Income (loss) from discontinued operations, net of taxes	(3,519)	790	1,159	1,924	616	548	450
Gain on sale of discontinued operations	7,207	—	—	—	—	—	—

Total income from discontinued operations	3,688	790	1,159	1,924	616	548	450

Net income (loss)	$4,517	$1,020	$1,982	$1,438	$(2,565)	$(994)	$(555)

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(in thousands)	(in thousands)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$1,698	$2,727	$2,887	$4	$—	$7
Assets from discontinued operations	—	2,657	2,663	20,928	27,433	24,378
Property and equipment, net	1,791	1,882	2,007	2,169	1,242	1,334
Total assets	$18,540	$24,538	$24,319	$23,223	$28,824	$25,894
Liabilities from discontinued operations	$—	$2,887	$2,748	$13,536	$16,850	$11,768
Total liabilities	$1,477	$13,487	$14,329	$13,779	$17,068	$11,987

(1)
On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on February 20, 2006, with the City of New York to buy, all of the Company's assets used in connection with the Company's bus operations. As a result of the Agreement and sale of bus assets, the operations of the bus operations are presented as discontinued operations in the accompanying consolidated financial statements for all periods presented.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
Jamaica Central Railways, Inc. and Subsidiaries

        The following table summarizes certain historical consolidated financial data of Jamaica Central Railways, Inc. and Subsidiaries, which you should read in conjunction with its financial statements and the related notes contained in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this prospectus. The selected historical financial data as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003, have been derived from our audited consolidated financial statements at those dates and for those periods, contained elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2003 and 2002 and for the years ended December 31, 2002 and 2001 have each been derived from our audited consolidated financial statements at that date and for that period, not contained in this prospectus. The selected historical consolidated financial data as of September 30, 2006 and 2005 are unaudited. For the nine month periods ended September 30, 2006 and 2005, all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the interim consolidated financial statements, have been included. Results for the nine months ended September 30, 2006 and September 30, 2005 are not necessarily indicative of the results for the full year.

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(in thousands)		(in thousands)
	(unaudited)
Statement of Operations Data:
Total revenues	$1,196	$—	$—	$—	$—	$—	$—

Income from continuing operations before income taxes	743	(123)	(167)	(170)	(173)	(87)	78
Income tax expense (benefit)	454	35	282	49	(10)	124	78
Equity in earnings (loss) of affiliated companies, net of tax	77	268	695	78	(1,249)	(518)	(241)

Income (loss) from continuing operations	366	110	246	(141)	(1,412)	(729)	(241)

Discontinued operations:
Income (loss) from discontinued operations, net of taxes	(1,958)	171	362	138	297	(92)	136
Gain on sale of discontinued operations	3,775	—	—	—	—	—	—

Total income from discontinued operations	(1,817)	171	362	138	297	(92)	136

Net income (loss)	$2,183	$281	$608	$(3)	$(1,115)	$(821)	$(105)

		December 31,
	September 30, 2006
		2005	2004	2003	2002	2001
	(in thousands)	(in thousands)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$891	$176	$1,094	$93	$62	$392
Assets from discontinued operations	—	1,123	935	11,896	14,936	13,849
Property and equipment, net	1,614	1,733	1,793	514	514	514
Total assets	$9,707	$11,922	$11,831	$12,609	$15,928	$14,834
Liabilities from discontinued operations	$—	$1,327	$1,259	$8,732	$11,281	$8,476
Total liabilities	$3,227	$8,917	$8,491	$8,758	$11,289	$8,543

(1)
On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on January 30, 2006, with the City of New York to buy, all of the Company's assets used in connection with the Company's bus operations. As a result of the Agreement and sale of Acquired Assets, the operations of the Bus operations are presented as discontinued operations in the accompanying consolidated financial statements for all periods presented.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
GTJ Co., Inc. and Subsidiaries

        The following table summarizes certain historical consolidated financial data of GTJ Companies, Inc. and Subsidiaries, which you should read in conjunction with its financial statements and the related notes contained in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this prospectus. The selected historical financial data as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003, have been derived from our audited consolidated financial statements at those dates and for those periods, contained elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2003 and 2002 and for the years ended December 31, 2002 and 2001 have each been derived from our audited consolidated financial statements at that date and for that period, not contained in this prospectus. The selected historical consolidated financial data as of September 30, 2006 and 2005 are unaudited. For the nine month periods ended September 30, 2006 and 2005, all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the interim consolidated financial statements, have been included. Results for the nine months ended September 30, 2006 and September 30, 2005 are not necessarily indicative of the results for the full year.

	Nine Months Ended September 30,		Year Ended December 31,
	(in thousands)		(in thousands)
	2006	2005	2005	2004	2003	2002	2001
	(unaudited)
Statement of Operations Data:
Total revenues	$25,355	$21,730	$29,496	$27,389	$21,998	$80,845	$77,980

Operating income (loss)	$(862)	$1,606	$1,762	$2,140	$1,614	$1,158	$2,708
Other income (expense)	1,545	49	1,155	(819)	(246)	(3,807)	(2,520)

Income (loss) from continuing operations before income taxes	683	1,655	2,917	1,321	1,368	(2,649)	188
Income tax expense (benefit)	458	248	489	268	659	(174)	1,353

Income (loss) from continuing operations	225	1,407	2,428	1,053	709	(2,475)	(1,165)

Discontinued operations:
Income (loss) from discontinued operations	(21)	(12)	160	(326)	(6,670)	—	—

Total income from discontinued operations	(21)	(12)	160	(326)	(6,670)	—	—

Net income (loss)	$204	$1,395	$2,588	$727	$(5,961)	$(2,475)	$(1,165)

		December 31,
	September 30, 2006
		2005	2004	2003	2002	2001
	(in thousands)	(in thousands)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$2,410	$3,130	$3,177	$3,114	$2,526	$2,406
Accounts receivable, net	6,253	4,439	4,594	3,843	3,637	6,758
Property and equipment, net	7,229	5,959	6,224	6,375	14,978	17,839
Total assets	$31,053	$30,350	$31,208	$28,585	$40,595	$45,069
Line of credit	$495	$200	$200	$—	$3,000	$2,120
Notes payable	1,666	1,666	1,735	2,490	12,084	10,334
Total liabilities	$24,416	$23,921	$27,340	$24,436	$31,509	$33,528

 SELECTED HISTORICAL FINANCIAL DATA
Command Bus Company, Inc.

        The following table summarizes certain historical financial data of Command Bus Company, Inc., which you should read in conjunction with its financial statements and the related notes contained in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this prospectus. The selected historical financial data as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003, have been derived from our audited financial statements at those dates and for those periods, contained elsewhere in this prospectus. The selected historical financial data as of December 31, 2003 and 2002 and for the years ended December 31, 2002 and 2001 have each been derived from our audited financial statements at that date and for that period, not contained in this prospectus. The selected historical financial data as of September 30, 2006 and 2005 are unaudited. For the nine month periods ended September 30, 2006 and 2005, all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the interim financial statements, have been included. Results for the nine months ended September 30, 2006 and September 30, 2005 are not necessarily indicative of the results for the full year.

	Nine Months Ended September 30,		Year Ended December 31,
	(in thousands)		(in thousands)
	2006	2005	2005	2004	2003	2002	2001
	(unaudited)
Statement of Operations Data:
Discontinued operations:
Income (loss) from discontinued operations, net of taxes	$186	$(53)	$(1,647)	$(337)	$(287)	$(113)	$(42)
Gain on sale of discontinued operations	—	—	2,533	—	—	—	—

Income (loss) from discontinued operations	186	(53)	886	(337)	(287)	(113)	(42)

Net income (loss)	$186	$(53)	$886	$(337)	$(287)	$(113)	$(42)

		At December 31,
	At September 30, 2006
		2005	2004	2003	2002	2001
	(in thousands) (unaudited)	(in thousands)
Balance Sheet Data:
Total assets	$2,492	$5,023	$6,591	$7,195	$10,690	$8,826
Total liabilities	$2,337	$9,247	$10,341	$9,601	$12,681	$9,323

(1)
On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on December 5, 2005, with the City of New York to buy, all of the Company's assets used in connection with the Company's bus operations. As a result of the Agreement and sale of Acquired Assets, the operations of the Bus operations are presented as discontinued operations in the accompanying financial statements for all periods presented.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

GTJ REIT, Inc.

        GTJ REIT, Inc. was formed on June 23, 2006 and as yet to commence operations. As a result, there is no historical financial information as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003 and as of September 30, 2006 and the nine months ended September 30, 2006 and 2005.

Bus Companies

        Management's discussion and analysis of results of operations and financial condition should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus. The following discussion below includes Green, Triboro and Jamaica and their collectively owned affiliates Command and GTJ.

Overview

Operations in the recent past

        During the past several years, New York City had made public statements related to its termination of the franchises held by the Bus Companies and the incorporation of the bus routes into the Metropolitan Transit Authority operations. These statements became more frequent and more pointed. The franchise agreements, which had been renewed regularly over the past half-century, expired and were not renewed by New York City; however New York City continued to work with the Bus Companies on an ad hoc basis and under the threat of litigation then began to negotiate for the purchase of the Bus Companies' bus assets. The Bus Companies, in addition to owning the bus routes, owned depots which were stocked with various spare parts and employed both the drivers, mechanics and executive employees necessary to run the bus lines. The buses were owned by New York City and provided to the Bus Companies. Under their arrangement with New York City, the Bus Companies were reimbursed for expenses approved by New York City and in addition received a payment for the services rendered in managing the bus operations and the use of the depots.

Purchase of bus assets by New York City

        On November 29, 2005 an agreement (the "Sale Agreement") was entered into between the City and the Bus Companies and several of their subsidiaries.

        In accordance with the Sale Agreement, the Bus Companies agreed to sell to New York City all of their bus assets including routes, tangible personal property related to bus operations and goodwill. The total purchase price for the bus assets was $25,000,000 allocated as follows: Green—$10,822,000, Triboro—$9,487,000 and Jamaica—$4,691,000. These amounts include a reallocation of the $3,405,000 paid for the Command assets. Command is jointly owned by the Bus Companies. These sums were received upon the respective closing of the purchase of the assets of the Bus Companies, which occurred between December 2005 and February 2006. New York City also purchased spare parts and supplies at their invoiced value and other tangible assets at book value.

        In addition, upon the settlement of certain litigations, New York City will pay up to $500,000 to the Bus Companies in the following maximum amounts: Green—$216,440, Triboro—$189,740 and Jamaica—$93,820. These amounts include reallocation of the maximum sum to be paid to Command in the amount of $68,100.

        New York City leased certain real property of the Bus Companies for use as bus depots, as follows:

  •
  Triboro leased New York City its premises at 85-10 24th Avenue, East Elmhurst, NY for an initial term of 21 years, with a first year rent of $2,585,000 escalating to a 21st year rent of $3,785,000.

  •
  Green leased New York City its premises at 165-25 147th Avenue, Jamaica, NY for an initial term of 21 years with a first year rent of $2,795,000 escalating to a 21st year rent of $4,092,000.

  •
  Jamaica leased New York City its premises at 114-15 Guy Brewer Boulevard, Jamaica, New York for an initial term of 21 years with a first year rent of $1,515,000 escalating to a 21st year rent of $2,218,000.

        These leases are what are known as "triple net" leases. This means that the City has agreed to pay all expenses of the properties, including maintenance, insurance and taxes. Each lease has two renewal terms of 14 years each, so that the total term is a maximum of 49 years. The term of each lease commenced on the date that the Bus Company in question, closed the sale of its bus company assets to the City.

Green

  Results of Operations

        As a result of sale of Green's bus operations, all operations related to the bus operations have been reclassified as discontinued operations. The remaining operations of Green are related to the real properties owned and operated by Green and reflect the depreciation recorded on each of the buildings and leasehold improvements as well as Green's equity ownership in GTJ and Command.

  Nine Months Ended September 30, 2006 vs. Nine Months Ended September 30, 2005 (Unaudited)

        The following table sets forth results of operations of Green for the periods indicated:

	Nine Months Ended September 30,
	2006	2005
Operating revenue	$2,909,845	$—

Operating expenses:
General and administrative	606,394	—
Depreciation and amortization	215,643	237,692

Total operating expenses	822,037	237,692

Income (loss) from continuing operations before income taxes and equity in earnings (loss) of affiliated companies	2,087,808	(237,692)
Provision for income taxes	854,361	202,419
Equity in earnings of affiliated companies, net of taxes	155,820	536,641

Net earnings (loss) from continuing operations	1,389,267	96,530
Discontinued Operations:
(Loss) income from discontinued operations, net of taxes	(9,048,928)	786,129
Gain on sale of discontinued operations, net of taxes	8,269,428	—

Net Income	$609,767	$882,659

  Operating Revenue

        Operating revenue for the nine months ended September 30, 2006 represents rental income from New York City for the recently signed leases for Green's real properties. There were none in the 2005 period.

  General and Administrative Expenses

        General and administrative expense for the nine months ended September 30, 2006 was $606,394 and was primarily related to $462,000 of environmental clean-up costs and professional fees and other expenses totaling $144,394. There were none in the 2005 period.

  Depreciation

        Depreciation expense for the nine months ended September 30, 2006 was $215,643, a decrease of $22,049 from the nine months ended September 30, 2005 depreciation expense of $237,692. Depreciation expense represents depreciation on Green's real properties.

  Provision for Income Taxes

        The provision for income tax represents federal, state, and local taxes on income before income taxes. Provision for income taxes for the nine months ended September 30, 2006 was $854,361, an increase of $651,942 from the nine months ended September 30, 2005 provision for income taxes of $202,419.

  Equity in Earnings of Affiliated Companies, Net of Taxes

        Equity in earnings of affiliated companies, net of tax was $155,820 for the nine months ended September 30, 2006, a decrease of $380,821 for the nine months ended September 30, 2005 which showed equity in earnings of affiliated companies, net of tax of $536,641. The decrease was related to increased earnings from Green's forty percent interest in Command totaling $95,950 offset by decreased earnings of $476,771 from Green's forty percent interest in GTJ.

  Income (Loss) From Discontinued Operations, Net of Taxes

        Income (loss) from discontinued operations reflect the operating results of Green's bus operations. Discontinued operations reflected a loss of $(9,048,928) for the nine months ended September 30, 2006 versus income of $786,129 for the nine months ended September 30, 2005. The increase in loss of discontinued operations of $9,835,057 is primarily related to increased professional fees and costs related to the Reorganization.

  Gain on Sale of Discontinued Operations, Net of Tax

        Gains on sale of discontinued operations reflect the gain on the sale of Green's bus operations to New York City in the 2006 period.

  Net Income (Loss)

        For the nine months ended September 30, 2006, Green had net income of $609,767 versus net income of $882,659 for the nine months ended September 30, 2005. The decrease in net earnings is primarily attributable to gain on the sale of Green's bus company operations to New York City.

  Year Ended December 31, 2005 vs. December 31, 2004 and December 31, 2004 vs. December 31, 2003

        The following table sets forth results of operations of Green for the periods indicated:

	Years Ended December 31,
	2005	2004	2003
Operating revenue	$—	$—	$—

Operating expenses:
Depreciation and amortization	316,924	332,061	357,267

Total operating expenses	316,924	332,061	357,267

Loss from continuing operations before income taxes, equity in (loss) earnings of affiliated companies	(316,924)	(332,061)	(357,267)
Provision (benefit) for income taxes	684,089	(239,015)	548,221
Equity in earnings (loss) of affiliated companies, net of tax	1,389,712	156,196	(2,498,879)

Income (loss) from continuing operations	388,699	63,150	(3,404,367)
Discontinued operations:
Income from discontinued operations, net of tax	1,338,269	398,285	1,380,793

Net income (loss)	$1,726,968	$461,435	$(2,023,574)

  Depreciation

        For 2005, depreciation and amortization expense decreased $15,137 to $316,924 from $332,061 in 2004. For 2004, depreciation and amortization decreased $25,206 to $332,061 from $357,267 income in 2003. Depreciation and amortization expense represents depreciation on the Green's owned real properties.

  Provision for Income Taxes

        The provision for income taxes represents federal, state, and local taxes on income before income taxes. For 2005, the provision for taxes increased $923,104 to $684,089 from $(239,015) in 2004. For 2004, the provision for income taxes decreased $787,236 to $(239,015) from $548,221 for 2003.

  Equity in Earnings (Loss) Of Affiliated Companies, Net of Tax

        For 2005, equity in earnings (loss) of affiliated companies, net of tax was $1,389,712, an increase of $1,233,516 from the 2004 equity in earnings (loss) of affiliated companies, net of tax was earnings of $156,196. The increase was related to increased earnings from Green's forty percent interest in GTJ totaling $744,332 and increased earnings from Green's forty-percent interest in Command totaling $489,184. For 2004, the equity in earnings (loss) increased $2,655,075 from a loss of $2,498,879 in 2003. The increase was related to increased earnings from Green's interest in GTJ totaling $2,675,116 offset by decreased earnings from Command totaling $20,041 in 2003.

  Income From Discontinued Operations

        Income from discontinued operations reflect the operating results of Green's bus operations. For 2005, discontinued operations reflected income of $1,338,269 an increase of $939,984 from $398,285 in 2004. The increase of $939,984 was primarily related to higher income tax expense recorded of $711,754 in 2004 compared to a tax benefit of $182,549 recorded in 2005. For 2004, income from discontinued operations decreased $982,508 from $1,380,793 in 2003. The decrease of $982,508 was primarily related to higher income tax expense recorded in 2004 of $711,754 compared to a tax benefit of $114,325 recorded in 2003.

  Net Income (Loss)

        For 2005, Green had net income of $1,726,968 compared to net income of $461,435 in 2004 and a net loss of $(2,023,574) in 2003. The changes were due to the factors discussed above.

Financial Position

  September 30, 2006 (Unaudited) vs. December 31, 2005

        Current assets decreased by $5,895,073 to $14,997,528 at September 30, 2006 from $20,892,601 at December 31, 2005, primarily due to decreases in assets from discontinued operations of $9,005,104 and decreases in prepaid expenses of $1,189,159, prepaid income taxes of $103,889, and amounts due from the City of New York for operating subsidies and injuries and damages totaling $90,000 which were offset by increases in cash and cash equivalents of $5,882,529.

        Deferred leasing commissions increased by $1,235,808 at September 30, 2006 from $0 at December 31, 2005, and was related to the real estate commission that Green paid for the negotiation of its lease that was entered into with New York City.

        Current liabilities decreased $8,350,898 to $4,795,020 at September 30, 2006 from $13,145,918 at December 31, 2005. The decrease was primarily related to a reduction in liabilities from discontinued operations of $6,543,796 most of which were assumed by the New York City as part of the sale of Green's bus operations. This decrease was partially offset by increases in income tax payable of $3,717,484 and a decrease of deferred tax liability of $1,275,986.

  December 31, 2005 vs. December 31, 2004

        Current assets increased by $629,469 to $20,892,601 at December 31, 2005 from $20,263,132 at December 31, 2004, primarily due to increases in assets from discontinued operations of $2,587,286 and amounts due from the City of New York for operating subsidies and injuries and damages totaling $1,000,251, which were offset by decreases in cash of $2,179,045, which were offset by decreases in prepaid expenses and other current assets of $513,471 and deferred income tax assets of $296,265.

        Investment in affiliates increased to $795,094 at December 31, 2005 from $0 at December 31, 2004 which was primarily related to earnings from unconsolidated subsidiaries.

        Current liabilities decreased $739,458 to $13,145,918 at December 31, 2005 from $13,885,376 at December 31, 2004, primarily due to decreases in the amount due to City of New York of $1,628,824 and deferred tax liabilities of $384,120, which were offset by an increase in accounts payable of $760,056.

Cash Flows

Nine months ended September 30, 2006 vs Nine months ended September 30, 2005 (Unaudited)

        At September 30, 2006, Green had $6,892,780 in cash and cash equivalents, an increase of $3,560,690 as compared to the nine months ended September 30, 2005:

	Nine Months Ended September 30,
	2006	2005
Cash used in operating activities	$(7,651,658)	$(977,358)
Cash provided by (used in) investing activities	11,124,604	(3,205)
Cash used in financing activities	(225,427)	(225,427)
Cash provided by discontinued operations	2,635,010	1,348,785

Increase (decrease) in cash and cash equivalents	$5,882,529	$142,795

  Operating Activities

        Cash used in operating activities of $7,651,658 for the nine months ended September 30, 2006 increased $6,674,300 versus $977,358 of cash used in operating activities for the nine months ended September 30, 2005. For the nine months ended September 30, 2006, cash provided by operating activities was primarily related to the (i) net earnings from continuing operations of $1,389,267, (ii) decreases in prepaid expenses of $1,036,664, (iii) prepaid income taxes of $103,889, (iv) decreases in operating subsidies and other amounts due from the City of New York of $1,870,903, (vi) decreases in accounts payable of $3,038,468, and decreases in other current liabilities of $10,316,998 These decreases were primarily offset by (i) a deferred income tax benefit of $188,284, (ii) provisions for injuries and damages claims of $2,470,155, (iii) equity earnings of affiliated companies of $155,820, (iv) an increase in prepaid real estate commission of $1,235,808, and (v) an increase in income taxes payable of $4,045,152.

        For the nine months ended September 30, 2005, cash used in operating activities of $(977,358) was primarily related to (i) net income from continuing operations of $96,530, (ii) increases in due from affiliates of $92,836, (iii) increase in prepaid expenses of $488,919, (iv) increase in prepaid income taxes of $165,550, and (v) increase in other current assets of $338,517. These changes were partially (i) equity earnings of affiliated companies of $536,641, and (ii) decreases in operating subsidies and other amounts due from the City of New York of $793,198.

  Investing Activities

        Cash provided by investing activities of $11,124,604 for the nine months ended September 30, 2006 increased $11,127,809 versus $3,205 used in investing activities for the nine months ended September 30, 2005. The increase was primarily related to cash proceeds received from the sale of discontinued operation totaling $11,142,885.

  Financing Activities

        Cash used in financing activities was $225,427 for the nine months ended September 30, 2006 and 2005, and represents dividend payments made to shareholders.

Year Ended December 31, 2005 vs. December 31, 2004 and Year Ended December 31, 2004 vs. December 31, 2003

        At December 31, 2005, Green had $1,010,251, in cash and cash equivalents, a decrease of $2,179,045 from the year ended December 31, 2004. At December 31, 2004, Green had $3,189,296, in cash and cash equivalents, an increase of $1,153,839 from the year ended December 31, 2003. The change in cash and cash equivalents was as follows:

	For The Year Ended December 31,
	2005	2004	2003
Cash provided by (used in) operating activities	$2,911,154	$4,471,820	$(1,511,394)
Cash provided by (used in) investing activities	(32,525)	(71,495)	(844,049)
Cash used in financing activities	(300,570)	(42,000)	(606,000)
Cash used in discontinued operations	(4,757,104)	(3,204,486)	3,938,881

(Decrease) increase in cash and cash equivalents	$(2,179,045)	$1,153,839	$977,438

  Operating Activities

        Cash provided by operating activities for 2005 was $2,911,154 as compared with cash provided by operating activities in 2004 of $4,558,225, a difference of $1,647,071. For 2005, cash provided by operating activities of $2,911,154 was primarily related to (i) equity earnings of affiliated companies of $1,389,712, (ii) provisions for injuries and damages claims of $1,481,525, (iii) decreases in other assets of $956,959, and (iv) decreases in operating subsidies and other amounts due from the City of New York of $463,379. These decreases in cash flow were partially offset by (i) the net earnings from continuing operations of $388,699, (ii) depreciation expense of $316,924, (iii) increases in prepaid income taxes of $57,115, (iv) increases in accounts payable of $310,522, (v) increases in income taxes payable of $316,344, and (vi) other current liabilities of $3,217,707.

        For 2004, cash provided by operating activities of $4,558,225 was primarily related to (i) equity earnings of affiliated companies of $156,196, (ii) tax benefit of $460,847, (iii), provisions for injuries and damages claims of $2,540,414, (iv), decreases in operating subsidies and other amounts due from the City of New York of $4,140,920, (v) decrease in other assets of $8,617,933 These changes were partially offset by (i) depreciation expense of $332,061, (ii) net amounts due to/from affiliates of $344,885 and (iii) decrease in other current liabilities of $5,369,027.

        For 2003, cash provided used in operating activities of $1,511,394 was primarily related to (i) the net loss from continuing operations of $3,404,367, (ii) increases in prepaid income taxes of $164,972, (iii) net amounts due from affiliates of $362,976, and (iv) increases in operating subsidies and other amounts due from the City of New York of $2,067,580. These increases were partially offset by (i) equity loss of affiliated companies of $2,498,879, (ii) depreciation expense of $357,267, (iii) decrease in deferred operating assistance, of $3,025,824, and (iv) decrease in accounts payable of $988,434.

  Investing Activities

        Cash used in investing activities of $(32,525) for 2005 decreased $38,970 versus cash used in investing activities at $(71,495) for 2004. For 2004, cash used in operating activities decreased $772,554 from $844,049 in 2003. For 2004, cash used in investing activities was primarily related to capital expenditures of $63,808. For 2003, cash used in investing activities was primarily related to amounts due from affiliates of $961,518 offset by increase in restricted cash of 623,400 partially offset by net sales of investments of $793,405.

  Financing Activities

        Cash used in financing activities of $300,570 for 2005 increased $258,570 versus $42,000 for 2004. For 2004, cash used in financing activities decreased $564,000 from $606,000 in 2003. Cash used in financing activities in 2005 related to the payment of dividends. The 2004 amount related to the repurchase of Green stock and in 2003, amount related to the repurchase of Green stock and the change in notes payable of $300,570.

        The Company is restating its previously issued consolidated balance sheets, consolidated statements of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003. The restatement relates to the reclassification of certain assets and liabilities from discontinued operations to continuing operations. The restatement results in the following charges to the Company's balance sheet, statement of operations and cash flows for the years ended December 31, 2005, 2004, and 2003. The restatement did not change net income (loss) for any of the periods presented.

	2005
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$4,347	$1,010,251
Operating subsidies receivable	—	1,864,419
Current portion of operating subsidies receivable injuries and damages withholding	—	601,970
Due from the City of New York	—	694,760
Prepaid expenses and other current assets	220,645	1,198,969
Assets from discontinued operations-current portion	15,014,460	9,005,104
Deferred income taxes	593,680	1,457,659
Non-current assets:
Property and equipment, net	$1,517,413	$1,835,515
Assets of discontinued operation	4,956,210	950,262
Available for sale securities	—	756,347
Restricted cash	—	741,488
Operating subsidies receivable injuries and damages withholding	—	2,122,649
Other assets	—	67,362
Current Liabilities:
Accounts payable	$25,539	$3,052,367
Due to City of New York	—	1,397,000
Current liabilities from discontinued operation	12,585,822	6,543,796
Deferred tax liability	75,019	1,423,194
Other current liabilities	6,000	276,023
Other Liabilities:
Personal injury and property damage claim	—	2,470,157
Liabilities from discontinued operation	11,628,193	9,158,036

	2005
Consolidated Statement of Operations
	As Reported	As Restated
Income (loss) from continuing operations	$773,469	$388,699
Discontinued operations:
Income from operations of discontinued operation,net of taxes	953,499	1,338,269

Net Income	$1,726,968	$1,726,968

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash (used in) provided by operating activities	$(2,237,712)	$2,911,154
Net cash provided by (used in) investing activities	359,237	(32,525)
Net cash (used in) financing activities	(300,570)	(300,570)
Cash flows from discontinued operations	—	(4,757,104)
	2004
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$11,490	$3,189,296
Operating subsidies receivable	—	197,934
Current portion of operating subsidies receivable injuries and damages withholding	—	1,268,204
Due from the City of New York	—	574,971
Prepaid expenses and other current assets	213,494	1,712,440
Assets from discontinued operations-current portion	14,489,533	6,417,818
Deferred income taxes	400,070	1,753,924
Non-current assets:
Property and equipment, net	$1,753,619	$2,152,439
Assets of discontinued operation	5,379,844	1,426,427
Available for sale securities	—	764,331
Restricted cash	—	712,069
Operating subsidies receivable injuries and damages withholding	—	2,044,031
Other assets	—	34,166
Current Liabilities:
Accounts payable	$4,500	$2,292,311
Due to City of New York	—	3,025,824
Current liabilities from discontinued operation	13,611,688	6,311,164
Deferred tax liability	72,588	1,807,314
Other current liabilities	8,054	260,217
Other Liabilities:
Personal injury and property damage claim	—	3,933,786
Liabilities from discontinued operation	7,250,112	3,316,326
Consolidated Statement of Operations	As Reported	As Restated
Income (loss) from continuing operations	$(256,090)	$63,150
Discontinued operations:
Income from operations of discontinued operation,net of taxes	717,525	398,285

Net Income	$461,435	$461,435

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by operating activities	1,266,636	4,558,225
Net cash (used in) investing activities	(70,797)	(71,495)
Net cash(used in) financing activities	(42,000)	(42,000)
Cash flows from discontinued operations	—	(3,290,891)

	2003
Consolidated Statement of Operations
	As Reported	As Restated
Income (loss) from continuing operations	$(3,345,994)	$(3,404,367)
Discontinued operations:
Income from operations of discontinued operation,net of taxes	1,322,420	1,380,793

Net (loss)	$(2,023,574)	$(2,023,574)

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by (used in) operating activities	$2,427,487	$(1,511,394)
Net cash (used in) investing activities	(844,049)	(844,049)
Net cash (used in) financing activities	(606,000)	(606,000)
Cash flows from discontinued operations	—	3,938,881

Triboro

        As discussed above, as a result of the sale of Triboro's bus routes, all operations related to the bus operations has been reclassified to discontinued operations. The remaining operations of Triboro are related to the real property owned and operated by Triboro and reflect the depreciation recorded on the building and leasehold improvements, as well as Triboro's equity ownership in GTJ and Command.

Results of Operations

  Nine Months ended September 30, 2006 vs. Nine Months ended September 30, 2005 (Unaudited)

        The following table sets forth results of operations of Triboro for the periods indicated:

	Nine Months Ended September 30,
	2006	2005
Operating revenue	$1,852,717	$—

Operating expenses:
General and administrative	354,045	—
Depreciation and amortization	116,391	96,922

Total operating expenses	470,436	96,922

Income (loss) from continuing operations before income taxes and equity in earnings (loss) of affiliated companies	1,382,281	(96,922)
Provision for income taxes	709,005	209,440
Equity in earnings of affiliated companies, net of taxes	155,820	536,641

Income from continuing operations	829,096	230,279
Discontinued operations:
Income (loss) from discontinued operations, net of taxes	(3,519,457)	790,332
Gain on sale of discontinued operations, net of taxes	7,207,363	—

Net income	$4,517,002	$1,020,611

  Operating Revenue

        Operating revenue for the nine months ended September 30, 2006 represents rental income under the leases from New York City for Triboro's real property. There were none in the 2005 period.

  General and Administrative Expenses

        General and administrative expenses for the nine months ended September 30, 2006 were $354,045 and was primarily related to $231,000 of environmental clean-up costs and professional fees and other expenses totaling $123,045. There were none in the 2005 period.

  Depreciation

        Depreciation expense for the nine months ended September 30, 2006 was $116,391, an increase of $19,469 from the nine months ended September 30, 2005 depreciation expense of $96,922. Depreciation expense represents depreciation on the Triboro's real property.

  Provision for Income Taxes

        The provision for income tax represents federal, state, and local taxes on earnings before income taxes. Provision for income taxes for the nine months ended September 30, 2006 was $709,005, an increase of $431,331 from the nine months ended September 30, 2005 provision for income taxes of $209,440.

  Equity in Earnings of Affiliated Companies, Net of Taxes

        Equity in earnings of affiliated companies, net of tax was $155,820 a decrease of $380,821 from the nine months ended September 30, 2005 which showed equity in earnings of affiliated companies, net of tax of $536,641. The increase was related to increased earnings from Triboro's forty percent interest in Command totaling $95,950 offset by decreased earnings of $380,821 from Green's forty percent interest in GTJ.

  Income (Loss) From Discontinued Operations, Net of Taxes

        Income (loss) from discontinued operations reflect the operating results of Triboro's bus operations. Discontinued operations reflected a loss of $3,519,457 for the nine months ended September 30, 2006 versus a gain of $790,332 for the nine months ended September 30, 2005. The increase of $4,309,789 is primarily related to increased professional fees and costs related to the Reorganization.

  Gain on Sale of Discontinued Operations, Net of Taxes

        Gains on sale of discontinued operations of $7,207,363 reflects the gain on the sale of Triboro's bus operations to New York City.

  Net Income

        For the nine months ended September 30, 2006, Triboro had net income of $4,517,002 versus net income of $1,020,611 for the nine months ended September 30, 2005. The increase in net income is primarily attributable to the gain on the sale of Triboro's bus operations to New York City.

Results of Operations

Year Ended December 31, 2005 vs. December 31, 2004 and December 31, 2004 vs. December 31, 2003

        The following table sets forth results of operations of Triboro for the periods indicated:

	Years Ended December 31,
	2005	2004	2003
Operating revenue and subsidies	$—	$—	$—

Operating expenses:
Depreciation and amortization	129,864	165,792	170,242

Total operating expenses	129,864	165,792	170,242

Loss from continuing operations before income taxes and equity in earnings (loss) of affiliated companies	(129,864)	(165,792)	(170,242)
Provision for income taxes	436,307	476,124	512,510
Equity in earnings (loss) of affiliated companies, net of tax	1,389,712	156,196	(2,498,879)

Income (loss) from continuing operations	823,541	(485,720)	(3,181,631)
Discontinued Operations:
Income from discontinued operations, net of tax	1,159,012	1,923,690	616,199
Gain on sale of discontinued operations, net of tax	—	—	—

Net income (loss)	$1,982,553	$1,437,970	$(2,565,432)

  Depreciation

        For 2005, depreciation and amortization expense decreased $35,928 to $129,864 from $165,792 in 2004. For 2004, depreciation and amortization decreased $4,450 from $170,242 in 2003. Depreciation and amortization expense represents depreciation on Triboro's real property.

  Provision for Income Taxes

        The provision for income taxes represents federal, state, and local taxes on earnings before income taxes. For 2005, the provision for taxes decreased $39,817 to $436,307 from $476,126 in 2004. For 2004, the provision for income taxes decreased $36,336 from $512,510 in 2003.

  Equity in Earnings (Loss) Of Affiliated Companies, Net of Tax

        Equity in earnings of affiliated companies in 2005, net of tax was $1,389,712, an increase of $1,233,516 from the 2004 equity earnings of affiliated companies, net of tax of $156,196. The increase was related to increased earnings from Triboro's forty percent interest in GTJ totaling $639,578 offset by decreased earnings of $204,868 from Triboro's forty percent interest in Command. For 2004, equity in earnings (loss) increased $2,655,075 from a loss of $2,498,879 in 2003. The increase was related to increased earnings from Triboro's interest in GTJ totaling $2,675,116 offset by decreased earnings from Command totaling $20,041.

  Income (Loss) From Discontinued Operations

        Income (loss) from discontinued operations reflect the operating results of Triboro's bus operations. For 2005, discontinued operations reflected a gain of $1,159,012, a decrease of $764,678 from income of $1,923,690 in 2004. The decrease of $764,678 was primarily related to an increase in the operating subsidy. For 2004, income from discontinued operations increased $1,307,491 from $616,199 in 2003. The increase of $1,307,491 was primarily related to an increase in the operating subsidy.

  Net Income (Loss)

        For 2005, Triboro had net income of $1,982,553 compared to $1,437,970 in 2004 and a net loss of $2,565,432 in 2003. The changes were due to the factors discussed above.

Financial Position

  September 30, 2006 (Unaudited) vs. December 31, 2005

        Current assets decreased by $4,668,420 to $11,752,188 September 30, 2006 from $16,420,608 at December 31, 2005, primarily due to (i) decreases in assets from discontinued operations of $2,403,276, decreases in other receivables of $32,446, (ii) decreases in prepaid expenses of $1,648,821, (iii) decreases in prepaid income taxes of $481,007, and a decrease in cash of $1,029,029. These decreases were partially offset by (i) increases in operating subsidies and other amounts due from the City of New York of $482,537 and (ii) increases in amounts due from affiliates of $964,893.

        Deferred leasing commissions increased by $815,524 at September 30, 2006 from $0 at December 31, 2005, which was related to the real estate commission that Triboro paid for the negotiation of its lease that was entered into with New York City.

        Current liabilities decreased $7,808,214 to $1,476,709 at September 30, 2006 from $9,284,923 at December 31, 2005. The decrease was primarily related to (i) decrease in liabilities from discontinued operations of $2,880,754, (ii) decrease in accounts payable of $2,629,950, and (iii) decrease in deferred operating assistance of $2,310,150.

  December 31, 2005 vs. December 31, 2004

        Current assets increased by $1,791,596 to $16,420,608 at December 31, 2005 from $14,629,012 at December 31, 2004 primarily due to (i) increases in assets from discontinued operations of $105,586 and (ii) increases in prepaid income taxes of $471,236, (iii) increase in operating subsidies and other amounts due from the City of New York of $2,200,154, and (iv) increases in prepaid expenses and other assets of $323,061 partially offset by a decrease in the net amounts due from affiliates of $851,828 and deferred income taxes of $330,904.

        Investment in affiliates increased by $795,094 at December 31, 2005 from $— at December 31, 2004, primarily related to earnings from unconsolidated subsidiaries.

        Current liabilities increased $1,330,565 to $9,284,923 at December 31, 2005 from $7,954,358 at December 31, 2004. This increase was primarily related to (i) the liabilities from discontinued operations of $133,185, (ii) income taxes payable of $95,523, and (iii) accounts payable of $1,541,204, partially offset by a decrease in (i) deferred operating assistance of $247,516, and (ii) other current liabilities of $194,452.

Cash Flows

  Nine Months Ended September 30, 2006 vs Nine Months Ended September 30, 2005 (unaudited)

        At September 30, 2006, Triboro had $1,697,865 in cash and cash equivalents, a decrease of $1,435,274 from the nine months ended September 30, 2005:

	Nine Months Ended September 30,
	2006	2005
Cash provided by (used in) operating activities	$(2,251,233)	$(637,821)
Cash provided by (used in) investing activities	10,000,426	(95,634)
Cash used in financing activities	(228,097)	(242,670)
Cash (used in) provided by discontinued operations	(8,550,125)	1,222,097

Increase (decrease) in cash and cash equivalents	$(1,029,029)	$245,972

  Operating Activities

        Cash used in operating activities of $2,251,233 for the nine months ended September 30, 2006 increased $1,613,412 versus $637,821 of cash used in operating activities for the nine months ended

September 30, 2005. For the nine months ended September 30, 2006, cash used in operating activities was primarily related to (i) the net earnings from continuing operations of $829,096 and (ii) decreases in prepaid expenses of $1,128,757 and (iii) decreases in operating subsidies and other amounts due from the City of New York at $2,687,868. These factors were primarily offset by (i) provision for injuries and damages claims of $3,142,560, (ii) equity earnings of affiliated companies of $155,820, (iii) increases in leasing commissions of $815,524, (iv) increase in income taxes payable of $79,777, (v) decrease in accounts payable of $2,629,950, and (vi) and other current liabilities of $2,397,681.

        For the nine months ended September 30, 2005, cash used in operating activities of $497,186 was primarily related to (i) the net earnings from continuing operations of $230,279, (ii) increase in accounts payable of $577,767, and (iii) increase in other current liabilities of $881,864. These factors were partially offset by (i) deferred tax benefit of $102,826, (ii) provision for injuries and damages claims of $858,215, (iii) equity earnings of affiliated companies of $536,641, (iv) increases in prepaid expense of $636,198, and (v) prepaid income taxes of $383,871.

  Investing Activities

        Cash provided by investing activities of $10,000,426 for the nine months ended September 30, 2006 increased $10,096,606 versus $(95,634) of cash used in investing activities for the nine months ended September 30, 2005. The increase was due to cash proceeds received from sale of discontinued operations of $9,875,411.

  Financing Activities

        Cash used in financing activities of $(228,097) for the nine months ended September 30, 2006 decreased $14,573 versus $(242,670) for the nine months ended September 30, 2005. For the nine months ended September 30, 2006, cash used in financing activities of $(228,097) was for dividend payments. For the nine months ended September 30, 2005, cash used in financing activities was for dividend payments of $229,170 and $13,500 for the repurchase of Triboro stock.

December 31, 2005 vs. December 31, 2004 and December 31, 2004 vs. December 31, 2003

        At December 31, 2005, Triboro had $2,726,894 in cash and cash equivalents, a decrease of $160,274 for the year ended December 31, 2005. The change in cash and cash equivalents was as follows:

	For The Year Ended December 31,
	2005	2004	2003
Cash provided by (used in) operating activities	$(924,552)	$(924,200)	$4,878,224
Cash provided by (used in) investing activities	(131,068)	(153,812)	(1,638,035)
Cash (used in) financing activities	(318,702)	(26,400)	(2,848,836)
Cash provided by discontinued operations	1,214,049	2,367,823	995,833

Increase (decrease) in cash and cash equivalents	$(160,273)	$1,263,411	$1,387,186

  Operating Activities

        Cash used in operating activities for 2005 increased $352 to $924,552 versus $924,200 of cash used in operating activities for 2004. For 2005, cash used in operating activities of $924,552 was primarily related to (i) the net earnings from continuing operations of $823,541, (ii) depreciation expense of $129,864, and (iii) net amounts due from affiliates of $192,660. These factors were partially offset by (i) equity earnings of affiliated companies of $1,389,712, (ii) a decrease of other receivables of $34,938, (iii) an increase in prepaid expenses of $239,838, (iv) prepaid income taxes of $32,862, and (v) provision for injuries and damages claims of $1,025,018, and (vi) increases in operating subsidies and other amounts due from the City of New York of 1,175,136, partially offset by an increase in accounts payable of (i) $1,533,801 and (ii) increases on other current liabilities of $109,042.

        For 2004, cash used in operating activities of $924,200 was primarily related to (i) the net loss from continuing operations of $485,720, (ii) equity earnings of affiliated companies of $156,996, (iii) increases in other receivables of $235,385, (iii) provision for injuries and damages claims of $1,406,228 (iv) increase in prepaid expenses of $147,823, (v) net amounts due from affiliates of $644,236, and (vi) decrease in other current liabilities of $344,645. These increases were partially offset by depreciation expense of (i) $165,972 and (ii) decreases in operating subsidies and other amounts due from the City of New York of $2,483,624.

        For 2003, cash provided by operating activities of $4,878,224 was primarily related to (i) the net loss from continuing operations of $3,181,631 (ii) provision for deferred taxes of $35,977, (iii) provisions for injuries and damages claims of 843,208, and a decrease in other current liabilities of $846,420. These factors were partially offset by (i) equity loss of affiliated companies of $2,498,879, (ii) depreciation expense of $170,242 (iii) decreases in other receivable of $103,001, (iv) decreases in operating subsidies and other amounts due from the City of New York of $4,262,524, and (v) decreases in deferred operating assistance of $2,557,666.

  Investing Activities

        Cash (used in) investing activities of $131,068 for 2005 decreased by $22,774 versus $153,812 of cash used in investing activities for 2004 and was related to capital expenditures of $26,968, purchases of investments of $184,775, offset by sale of investments of $80,675.

        For 2004, cash used in investing activities was related to $64,485 of capital expenditures, purchases of investments of $560,294, offset by sale of investments of $649,621.

        For 2003, cash used in investing activities was related to $54,687 of capital expenditures, an increase in the amount due from affiliates of $1,642,833, purchase of investments of $390,683, offset by sales of investments of $450,168.

  Financing Activities

        Cash used in financing activities was $318,702 for 2005 increased by $292,302 versus $26,400 for 2004. Cash used in financing activities decreased $2,822,436 from $2,848,836 in 2003. Cash used in financing activities in 2005 related to the payment of dividends totaling $305,202 and to the repurchase of Triboro stock of $13,500. The 2004 amount related to the repurchase of Triboro stock totaling $26,400. The 2003 amount related to the repurchase of Triboro stock totaling $4,500, and net repayments of notes payable of $2,000,000 and a payment of a loan from City of New York totaling $844,336.

        The Company is restating its previously issued consolidated balance sheets, consolidated statements of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003. The restatement relates to the reclassification of certain assets and liabilities from discontinued operations to continuing operations. The restatement results in the following changes to the Company's balance sheet, statement of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003.

        The restatement did not change net income (loss) for any of the periods presented.

	2005
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$30,223	$2,726,894
Operating subsidies receivable	—	3,293,828
Current portion of operating subsidies receivable injuries and damages withholding	—	244,593
Due from the City of New York	—	578,572
Prepaid expenses and other current assets	182,144	1,686,512
Assets from discontinued operations-current portion	11,735,245	2,403,276
Deferred income taxes	—	1,013,937
Non-current assets:
Property and equipment, net	$1,003,292	$1,881,841
Assets of discontinued operation	6,319,296	254,251
Marketable securities	—	2,109,062
Operating subsidies receivable injuries and damages withholding	—	2,938,183
Other assets	—	139,251
Current Liabilities:
Accounts payable	$—	$2,629,950
Income tax payable	80,577	169,511
Due to City of New York	—	422,168
Current liabilities from discontinued operation	9,093,836	2,880,754
Deferred operating assistance	—	2,310,150
Other current liabilities	107,869	869,749
Other Liabilities:
Personal injury and property damage claim	—	3,142,560
Deferred tax liabilities	130,867	1,052,764
Liabilities from discontinued operation	4,071,103	6,646
Consolidated Statement of Operations	As Reported	As Restated
Income from continuing operations	$990,961	$823,541
Discontinued operations:
Income from operations of discontinued operation,net of taxes	991,592	1,159,012

Net Income	$1,982,553	$1,982,553

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash (used in) operating activities	$(537,867)	$(924,552)
Net cash provided by (used in) investing activities	696,295	(131,068)
Net cash (used in) financing activities	(318,702)	(318,702)
Cash flows from discontinued operations	—	1,214,049

	2004
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$73,191	$2,887,167
Operating subsidies receivable	—	455,582
Current portion of operating subsidies receivable injuries and damages withholding	—	882,685
Due from the City of New York	—	543,359
Prepaid expenses and other current assets	183,955	1,363,451
Assets from discontinued operations-current portion	9,517,629	2,297,690
Deferred income taxes	—	1,344,841
Non-current assets:
Property and equipment, net	$1,057,492	$2,006,840
Assets of discontinued operation	8,632,822	365,477
Marketable securities	—	2,592,825
Operating subsidies receivable injuries and damages withholding	—	3,963,201
Other assets	—	761,971
Current Liabilities:
Accounts payable	$—	$1,088,746
Due to City of New York	—	422,188
Current liabilities from discontinued operation	7,946,190	2,747,569
Income tax payable	1,752	73,988
Deferred operating assistance	—	2,557,666
Other current liabilities	6,416	1,064,201
Other Liabilities:
Personal injury and property damage claim	—	4,167,578
Deferred tax liabilities	115,134	1,507,754
Liabilities from discontinued operation	6,259,736	699,538
Consolidated Statement of Operations	As Reported	As Restated
Loss from continuing operations	$(346,047)	$(485,720)
Discontinued operations:
Income from operations of discontinued operation, net of taxes	1,784,017	1,923,690

Net Income	$1,437,970	$1,437,970

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by (used in) operating activities	2,170,934	(924,200)
Net cash (used in) investing activities	(881,122)	(153,812)
Net cash(used in) financing activities	(26,400)	(26,400)
Cash flows from discontinued operations	—	2,367,823

	2003
Consolidated Statement of Operations
	As Reported	As Restated
Loss from continuing operations	$(3,075,116)	$(3,181,631)
Discontinued operations:
Income from operations of discontinued operation,net of taxes	509,684	616,199

Net Income (loss)	$(2,565,432)	$(2,565,432)

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by operating activities	$5,874,057	$4,878,224
Net cash (used in) investing activities	(1,638,035)	(1,638,035)
Net cash(used in) financing activities	(2,848,836)	(2,848,836)
Cash flows from discontinued operations	—	995,833

Jamaica

        As discussed above, as a result of the sale of Jamaica's bus routes, all operations related to the Bus operations has been reclassified to discontinued operations. The remaining operations of Jamaica are related to the real property owned and operated by Jamaica and represent the depreciation recorded on the related buildings and leasehold improvements as well as Jamaica's equity ownership in GTJ and Command.

Results of Operations

Nine months ended September 30, 2006 vs. Nine months ended September 30, 2005 (unaudited)

        The following table sets forth results of operations of Jamaica for the periods indicated:

	Nine Months Ended September 30,
	2006	2005
Operating revenue	$1,196,035	$—

Operating expenses:
General and administrative expense	329,273	—
Depreciation and amortization	124,188	122,800

Total operating expenses	453,461	122,800

Earnings from continuing operations before income taxes and equity in earnings of affiliated companies	742,573	(122,800)
Provision for income taxes	454,361	35,617
Equity in earnings of affiliated companies, net of tax	77,910	268,321

Net earnings from continuing operations	366,122	109,904
Discontinued Operations:
(Loss) income from discontinued operations, net of tax	(1,958,198)	171,497
Gain on sale of discontinued operations, net of tax	3,775,342	—

Net income	$2,183,266	$281,401

  Operating Revenue

        Operating revenue for the nine months ended September 30, 2006 represents rental income under the leases with New York City for Jamaica's owned real property. There were none in the 2005 period.

  General and Administrative expenses

        General and administrative expenses for the nine months ended September 30, 2006 was $329,273 and primarily represents $231,000 for environmental costs and professional fees and other expenses totaling $49,701.

  Equity in Earnings, Net of Tax

        Equity in earnings, net of tax $77,910 for the nine months ended September 30, 2006, a decrease of $190,411 from the nine months ended September 30, 2005, which showed equity in income of affiliated companies, net of tax of $268,321. The decrease was related to decreased earnings from Jamaica's twenty percent interest in GTJ totaling $47,975 offset by increased earnings of $190,410 from Jamaica's twenty percent interest in Command.

  Provision for Income Taxes

        The provision for income tax represents federal, state, and local taxes payable on earnings before income taxes. Provision for income taxes for the nine months ended September 30, 2006 was $454,361, compared to a provision of $35,617 for the nine months ended September 30, 2005.

Results of Operations

Year Ended December 31, 2005 vs. December 31, 2004 and December 31, 2004 vs. December 31, 2003

        The following table sets forth results of operations of Jamaica for the periods indicated:

	Years Ended December 31,
	2005	2004	2003
Operating revenue and subsidies	$—	$—	$—
Operating expenses:
Depreciation and amortization	167,261	170,185	172,766

Total operating expenses	167,261	170,185	172,766

Income from continuing operations before income taxes, equity in earnings (loss) of affiliated companies	(167,261)	(170,185)	(172,766)
Provision for income taxes	282,301	49,015	(10,087)
Equity in earnings (loss) of affiliated companies, net of tax	694,856	78,098	(1,249,440)

Income (loss) from continuing operations	245,294	(141,102)	(1,412,119)
Discontinued operations:
Gain(loss) from discontinued operations, net of tax	362,693	138,235	296,835
Gain on sale of discontinued operations, net of tax	—	—	—

Net income (loss)	$607,987	$(2,867)	$(1,115,284)

  Provision for Income Taxes

        The provision for income taxes represents federal, state, and local taxes on earnings before income taxes. For 2005, the provision for taxes increased $233,286 to $282,301 from $49,015 in 2004. For 2004, the provision for income taxes increased $59,302 from a tax benefit of $10,087 in 2003.

  Equity in Earnings (Loss) Of Affiliated Companies, Net of Tax

        For 2005, the equity in earnings of affiliated companies, net of tax was $694,856, an increase of $616,758 from the 2004 equity in earnings of affiliated companies, net of tax of $78,098. The increase was related to increased earnings from the Company's twenty percent interest in GTJ totaling $372,167 and increased earnings from Command totaling $244,591. For 2004, the equity in earnings increased by

$1,327,538 over an equity in loss of affiliated companies, net of tax of $1,249,440 in 2003. The change was related to increased earnings from Jamaica's twenty-percent interest in GTJ totaling $1,337,558 offset by decreased earnings from Command totaling $10,020 in 2003.

  Income (loss) From Discontinued Operations

        For 2005, discontinued operations reflected a gain of $362,693, an increase of $224,458 from income of $138,235 in 2004. The increase of $224,458 is primarily attributable to other non-operating income of $145,123 received in 2005. For 2004, income from discontinued operations decreased $158,600 from a gain of $296,835 in 2003. The decrease is primarily attributable to higher service fees charged to Jamaica totaling $472,383 compared to $266,010 in 2003.

  Net Income (Loss)

        For 2005, Jamaica had net income of $607,987 compared to a loss of $2,867 in 2004 and a loss of $1,115,284 in 2003. The changes were due to the factors discussed above.

Financial Position

September 30, 2006 (unaudited) vs. December 31, 2005

Jamaica

        Current assets decreased by $1,118,499 to $6,262,057 at September 30, 2006 from $7,380,556 at December 31, 2005, primarily due to (i) decreases in assets from discontinued operations of $855,003, (ii) decrease in other receivables of $358, and decreases in deferred taxes of $1,011,384. These decreases were offset by increase in (i) cash and cash equivalents of $714,358, (ii) amounts due from affiliates of $453,441, and (iii) prepaid income taxes of $66,550.

        Deferred leasing commissions increased by $595,477 at September 30, 2006 from $—0- at December 31, 2005, primarily related to the real estate commission that Jamaica paid for its negotiation of its lease with New York City.

        Current liabilities decreased $3,731,387 to $3,226,732 at September 30, 2006 from $6,958,119 at December 31, 2005. The decrease was primarily related to the liabilities from discontinued operations of $1,326,940 most of which were assumed by New York City as part of the sale of Jamaica's bus operations and decreases in (i) accounts payable of $825,655, (ii) notes payable of $300,000, (iii) amounts due to the City of New York of $1,436,687, (iv) Union and Non-Union benefit payables of $1,371,129, and (v) deferred income tax of $632,336. These decreases were offset by increases in (i) income tax payable of $1,703,286, (ii) amounts due to affiliates of $319,543 and (iii) increase in other current liabilities of $138,531.

December 31, 2005 vs. December 31, 2004

        Current assets decreased by $410,867 to $7,380,556 at December 31, 2005 from $7,791,423 at December 31, 2004 primarily due to a decrease in cash of $917,312.

        Investments in affiliates increased to $397,546 from $0 at December 31, 2004.

        Current liabilities increased by $277,777 primarily as a the result of an increase in Note Payable of $300,000.

Cash Flows

Nine months ended September 30, 2006 vs Nine months ended September 30, 2005 (Unaudited)

        At September 30, 2006, Jamaica had $890,952 in cash and cash equivalents, an increase of $250,583 as compared to the nine months ended September 30, 2005:

	Nine Months Ended September 30,
	2006	2005
Cash used in operating activities	$(2,239,382)	$(403,151)
Cash provided by (used in) investing activities	11,137,969	(83,686)
Cash used in financing activities	(426,806)	(137,878)
Cash flows (used in) provided by discontinued operations	(7,757,373)	171,178

Increase (decrease) in cash and cash equivalents	$714,408	$(453,537)

  Operating Activities

        Cash used in operating activities of $(2,239,382) for the nine months ended September 30, 2006 increased $1,836,231 versus $403,151 of cash used in operating activities for the nine months ended September 30, 2005. For the nine months ended September 30, 2006, cash used in operating activities of $(2,239,382) was primarily related to (i) the net earnings from continuing operations of $32,039 (ii) decrease in other receivables of $239,705, (iii) decrease in subsidies and other amounts due from the City of New York of $1,582,714, (iii) decrease in prepaid expense of $94,041 (iv) increase in income taxes payable of $1,620,442 and (v) change in the amount due to/from affiliates of $133,410. The increases were partially offset by (i) equity earnings of affiliated companies of $77,910 (ii) increase in prepaid income taxes of $66,050, (iv) increase in deferred leasing commissions and other assets of $595,477, (v) decrease in accounts payable of $1,024,767, (vi) decrease in other current liabilities of $2,450,680, and (v) change in the provision for injuries and damages claims of $1,959,288.

        For the nine months ended September 30, 2005, cash used in operating activities of $403,151 was primarily related to net income from continuing operations of $109,903, partially offset by (i) equity in earnings of affiliated companies of $268,321, (ii) provisions for and injuries and damages claims of $357,487, (iii) increase in amounts due for operating subsidies and other amounts due from the City of New York of $321,011, (iv) increases in prepaid expense of $259,157, and (v) increases in prepaid income taxes of $68,897. These factors were partially offset by (i) increase in accounts payable of $556,093 and (ii) other current liabilities of $146,296.

  Investing Activities

        Cash provided by investing activities of $11,137,969 for the nine months ended September 30, 2006 increased $11,221,655 versus $83,686 of cash used in investing activities for the nine months ended September 30, 2005, and was primarily due to cash proceeds from sale of discontinued operation of $11,142,885.

  Financing Activities

        Cash used in financing activities was $426,806 for the nine months ended September 30, 2006, an increase of $288,928 versus $137,878 for the nine months ended September 30, 2005. For the nine months ended September 30, 2006, cash used in financing activities of $126,806 was for dividend payments and a decrease in Note Payable of $300,000. For the nine months ended September 30, 2005, cash used in financing activities was for dividend payments of $127,378 and $10,500 for the repurchase of Jamaica stock.

December 31, 2005 vs. December 31, 2004 and December 31, 2004 vs. December 31, 2003

        At December 31, 2005, Jamaica had $176,594 including cash from discontinued operations in cash and cash equivalents a decrease of $917,362 for the year ended December 31, 2005. The change in cash and cash equivalents was as follows:

	For The Year Ended December 31,
	2005	2004	2003
Cash (used in) provided by operating activities	$(272,859)	$(144,433)	$3,034,525
Cash (used in) provided by investing activities	(113,320)	(113,815)	175,763
Cash provided by (used in) financing activities	119,854	(10,500)	(1,789,185)
Cash (used in) discontinued operation	(650,987)	(8,700)	(352,437)

(Decrease) increase in cash and cash equivalents	$(917,312)	$(277,448)	$1,068,666

  Operating Activities

        Cash used in operating activities of $272,859 for 2005 increased $128,426 versus cash used in operating activities of $144,433 for 2004. For 2005, cash used in operating activities of $272,859 was primarily related to (i) the net earnings from continuing operations of $245,294, (ii) deferred tax benefit of $23,569, (iii) provisions for injuries and damages claims of $527,641, (iv) equity earnings of affiliated companies of $694,856, (v) increase in amounts due for operating subsidies and other amounts due from the City of New York of $410,169, (vi) change amount due from affiliates of $174,592, and (vii) decrease in accounts payable of $140,801. These factors were partially offset by an increase in other current liabilities of $984,160.

        For 2004, cash used in operating activities increased $3,178,958 from cash provided by activities of $3,034,525 in 2003. For 2004, cash used in operating activities of $144,433 was primarily related to the net loss from continuing operations of $141,402. For 2003, cash provided by activities was primarily related to (i) loss from continuing operations of $1,412,119, (ii) provisions for injuries and damages claims of $1,310,096, partially offset by (i) equity in loss from affiliates of $1,249,440, (ii) decrease in amounts due for operating subsidies and other amounts due from the City of New York of $3,187,131, and (iii) a decrease in deferred operating assistance of $1,420,919.

  Investing Activities

        Cash used in investing activities of $113,320 for 2005 and $113,815 for 2004. For 2004, cash used in investing activities increased $289,578 from $175,763 of cash provided by investing activities in 2003. For 2005, cash used for investing activities of $113,320 was primarily related to (i) capital expenditures of $107,616. For 2004, cash used for investing activities of $113,815 was primarily related to capital expenditures of $104,486. For 2003, cash provided by investing activities of $175,763 was primarily related to capital expenditures of $101,853, partially offset by net sales of investments of $100,000 and the change in the amount due from affiliates of $167,685.

  Financing Activities

        Cash provided by financing activities of $119,854 for 2005 was an increase of $130,354 versus cash used in financing activities of $10,500 for 2004. For 2004, cash used in financing activities decreased $1,778,685 from $1,789,185 in 2003. For 2005, cash provided by financing activities of $119,854 was primarily related to the payment of dividends totaling $169,646 and the repurchase of Jamaica stock for $10,500, offset by proceeds from note payable in the amount of $300,000.

        For 2004, cash used for financing activities was related to the repurchase of Jamaica stock of $10,500. For 2003, cash used for financing activities of $1,789,185 was primarily related to the repurchase of Jamaica stock for $3,500, repayments of note payable of $1,400,000 and payment of a loan from City of New York.

        The Company is restating its previously issued consolidated balance sheets, consolidated statements of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003. The restatement relates to the reclassification of certain assets and liabilities from discontinued operations to continuing operations. The restatement results in the following changes to the Company's balance sheet, statement of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003.

        The restatement did not change net income (loss) for any of the periods presented.

	2005
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$62,896	$176,594
Operating subsidies receivable	—	1,337,519
Current portion of operating subsidies receivable injuries and damages withholding	—	550,491
Due from the City of New York	—	239,405
Available-for-sale-securities	—	271,172
Prepaid expenses and other current assets	75,301	104,503
Assets from discontinued operations-current portion	4,457,019	855,003
Deferred income taxes	1,810	1,333,511
Non-current assets:
Property and equipment, net	$514,174	$1,732,696
Assets of discontinued operation	3,773,728	268,298
Available-for-sale-securities	127,464	201,695
Operating subsidies receivable injuries and damages withholding	—	1,799,718
Other assets	—	141,787
Current Liabilities:
Accounts payable	$—	$825,655
Note payable	—	300,000
Due to City of New York	—	1,436,687
Non-union pension payable	—	988,052
Union health and welfare payable	—	383,077
Current liabilities from discontinued operation	6,178,010	1,326,940
Deferred income taxes	25,603	692,819
Other current liabilities	24,937	275,320

	2005
Consolidated Statement of Operations
	As Reported	As Restated
Income from continuing operations	$393,349	$245,294
Discontinued operations:
Income from operations of discontinued operation,net of taxes	214,638	362,693

Net Income	$607,987	$607,987

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash (used in) operating activities	$(782,229)	$(272,859)
Net cash (used in) investing activities	(254,987)	(113,320)
Net cash provided by financing activities	119,854	119,854
Cash flows from discontinued operations	—	(650,987)
	2004
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$87,167	$1,093,906
Operating subsidies receivable	—	828,989
Current portion of operating subsidies receivable injuries and damages withholding	—	796,913
Due from the City of New York	—	277,534
Available-for-sale-securities	—	134,316
Prepaid expenses and other current assets	74,273	183,974
Assets from discontinued operations-current portion	4,879,023	578,362
Deferred income taxes	11,106	1,157,575
Non-current assets:
Property and equipment, net	$514,174	$1,792,931
Assets of discontinued operation	3,400,085	356,855
Available-for-sale-securities	125,000	331,996
Operating subsidies receivable injuries and damages withholding	—	1,557,477
Current Liabilities:
Accounts payable	$—	$412,778
Due to City of New York	—	2,173,709
Current liabilities from discontinued operation	5,931,934	1,258,852
Non-union pension payable	—	368,928
Union health and welfare payable	—	60,744
Deferred tax liability	25,253	870,593
Other current liabilities	6,751	818,333

	2004
Consolidated Statement of Operations
	As Reported	As Restated
Income (loss) from continuing operations	$66,686	$(141,102)
Discontinued operations:
(Loss) income from operations of discontinued operation,net of taxes	(69,553)	138,235

Net loss	$(2,867)	$(2,867)

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by (used in) operating activities	$501,647	$(144,433)
Net cash (used in) investing activities	(768,595)	(113,815)
Net cash(used in) financing activities	(10,500)	(10,500)
Cash flows from discontinued operations	—	(8,700)
	2003
Consolidated Statement of Operations
	As Reported	As Restated
Loss from continuing operations	$(1,332,923)	$(1,412,119)
Discontinued operations:
Income from operations of discontinued operation,net of taxes	217,639	296,835

Net loss	$(1,115,284)	$(1,115,284)

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by operating activities	$2,682,088	$3,034,525
Net cash provided by investing activities	175,763	175,763
Net cash (used in) financing activities	(1,789,185)	(1,789,185)
Cash flows from discontinued operations	—	(352,437)

GTJ

Results of operations

        The results of operations for GTJ include the accounts of GTJ Co., Inc. and its subsidiaries:

  Nine months ended September 30, 2006 vs. Nine months ended September 30, 2005 (Unaudited)

        The following table sets forth results of operations of GTJ and its subsidiaries for the periods indicated:

	Nine Months Ended September 30,
	2006	2005
Operating revenue	$25,355,024	$21,730,805

Operating and maintenance expenses:
Equipment maintenance and garage expenses	3,134,056	2,298,158
Transportation expenses	5,692,831	4,497,170
Contract maintenance and station expenses	6,512,107	5,364,394
Traffic solicitation and advertising	—	1,683
Insurance and safety expenses	2,243,481	2,321,268
Administrative and general expenses	6,302,141	4,158,314
Depreciation and amortization expense	437,366	366,251
Operating and highway taxes	1,428,877	1,068,604
Other operating expenses	466,553	48,709

Total operating and maintenance expenses	26,217,412	20,124,551

Income (loss) from operations	(862,388)	1,606,254

Other income (expense):
Service fees, net of related expenses	1,057,586	654,089
Interest income	170,186	188,095
Interest expense	(252,134)	(167,548)
Change in insurance reserves	(82,355)	(541,829)
Ceding commission	—	(68,241)
Other nonoperating income (expense)	652,500	(15,414)

Total other income (expense)	1,545,783	49,152

Income (loss) from continuing operations before Income Taxes	683,395	1,655,406
Provision (benefit) for income taxes	457,974	247,931

Net income from continuing operations	225,421	1,407,475
Income (loss) from discontinued operations, net of income taxes	(21,901)	(12,027)

Net income	$203,520	$1,395,448

  Operating Revenue

        Operating revenue for the nine months ended September 30, 2006 was $25,355,024 an increase of $3,624,219 from the nine months ended September 30, 2005 operating revenue of $21,730,805. The increase of $3,624,219 was primarily attributable to increased revenue from new business from the following companies Metro Clean Express $313,569, Shelter Electric Maintenance $479,857, Shelter Express Corp. $266,183, Transit Facility Management $1,332,933, and increased revenue from Shelter Clean Arizona of $919,247 as a result of opening an office in Arizona, and an increase of rental revenue of $242,050

  Operating Expenses

        Operating expenses for the nine months ended September 30, 2006 was $26,217,412 an increase of $6,092,861 from the nine months ended September 30, 2005 operating expenses of $20,124,551. The increase of $6,092,861 was primarily the result of increased costs of transportation expenses of $620,477 equipment maintenance and garage expenses of $835,898, contract maintenance and station expenses of $1,147,713, operations and highway taxes of $360,273. Additionally, expenses increased as a result of (i) one-time professional fees associated with the reorganization of $355,990, (ii) remediation costs of $462,000 for environmental matters, (iii) increase in salaries and wages of $1,914,105, and (iv) increased rent expense of $165,878.

  Other Income (Expense)

        Other income (expense) for the nine months ended September 30, 2006 was $1,545,783, an increase of $1,496,631 from the nine months ended September 30, 2005 of $49,152. The increase of $1,496,631 was primarily the result of a termination fee related to termination agreement between GTJ and the Bus Companies for various services that GTJ performed for the Bus Companies.

  Provision for Income Taxes

        The provision for income tax represents federal, state, and local taxes on net income before income taxes. The provision for income taxes for the nine months ended September 30, 2006 was $457,974, an increase of $210,043 from the nine months ended September 30, 2005 of $247,931.

  Discontinued Operations, Net of Income Taxes

        Discontinued operations, net of income taxes, for the nine months ended September 30, 2006 was a loss of $21,901 an increase of $9,874 from the nine months ended September 30, 2005 loss from discontinued operations, net of tax of $12,027. Amounts primarily represent remaining wind-down costs of the Varsity Charter and Varsity Coach business which was sold in 2003.

  Net Income

        For the nine months ended September 30, 2006, GTJ had net income of $203,520 versus net income of $1,395,448. The decrease in net income was primarily due to the factors discussed above.

Year Ended December 31, 2005 vs. December 31, 2004 and December 31, 2003

	Years Ended December 31,
	2005	2004	2003
Operating revenue	$29,496,053	$27,389,249	$21,997,994

Operating and maintenance expenses
Equipment maintenance and garage expenses	3,207,224	3,181,049	2,312,778
Transportation expenses	6,174,946	5,530,292	4,597,621
Contract maintenance and station expenses	7,199,675	6,669,902	5,229,497
Insurance and safety expenses	3,065,220	1,072,939	724,087
General and administrative expenses	5,718,506	6,443,391	5,182,137
Depreciation and amortization expense	467,799	529,735	467,526
Operating and highway taxes	1,443,422	1,438,431	1,430,103
Other operating expenses	457,353	383,843	440,729

Total operating and maintenance expenses	27,734,145	25,249,582	20,384,478

Income (loss) from operations	1,761,908	2,139,667	1,613,516

Other income (expense):
Service fees, net of related expenses	2,311,836	1,095,579	1,409,388
Interest income	135,935	177,259	97,024
Interest expense	(144,587)	(153,780)	(200,434)
Change in insurance reserves	(1,077,488)	(1,298,719)	(1,244,343)
Ceding commission	(68,241)	(364,365)	(159,192)
(Loss) on disposal of asset	—	—	(8,995)
Other nonoperating (expense)	(2,815)	(275,311)	(138,780)

Total other income (expense)	1,154,640	(819,337)	(245,332)

Income from continuing operations before income taxes	2,916,548	1,320,330	1,368,184
Provision for income taxes	488,320	267,635	659,141

Net income from continuing operations	2,428,228	1,052,695	709,043
Income (loss) from discontinued operations, net of income taxes	159,733	(325,563)	(6,669,700)

Net income (loss)	$2,587,961	$727,132	$(5,960,657)

  Operating Revenue

        For 2005, operating revenue increased $2,106,804 to $29,496,053 from $27,389,249 in 2004. For 2004, operating revenue increased $5,391,255 from $21,997,994 in 2003. The increase of $2,106,804 in 2005 compared to 2004 was primarily related to increased revenues from GTJ's paratransit business of approximately $1,050,000. The increase of $5,391,255 in 2004 compared to 2003 was primarily the result of (i) increased rental revenue of approximately $1,200,000, (ii) increased revenues from GTJ's paratransit business of approximately $356,000 as a result of the increase in the number of vehicles from 2003, and (iii) increased revenues from GTJ's outdoor maintenance business of approximately of $3,835,000.

  Operating Expenses

        For 2005, operating expenses increased $2,484,563 to $27,734,145 from $25,249,582 in 2004. For 2004, operating expenses increased $4,865,104 to $25,249,582 from $20,384,478 in 2003. The increase of $2,484,563 in 2005 compared to 2004 was primarily related to (i) increased transportation expenses of $644,654, (ii) increased contract maintenance and station expenses of $529,773, and (iii) increased insurance and safety expenses of $1,992,281. These costs increased as the result of the increase in revenues which resulted in increased labor costs and related benefits. This increase was partially offset by a decrease in general and administrative expenses of $724,885. This decrease was primarily related to a pension curtailment charge of approximately $400,000 that occurred in 2004. The increase of $4,865,104 in 2004 compared to 2003 was primarily related to (i) increased costs related to equipment maintenance and garage expenses of $868,271 (ii) increased transportation expenses of $932,671, (iii) increased contract maintenance and station expenses of $1,440,405, (iv) increased insurance and safety expenses of $348,852, and (v) increased general and administrative costs of $1,261,254. These costs increased as the result of the increase in revenues which resulted in increased labor costs and related benefits, and commissions paid to third party for services rendered to GTJ.

  Other Income (Expense)

        For 2005, other income (expense) increased $1,973,977 to $1,154,640 from other income (expense) of $(819,337) in 2004. For 2004, other income (expense) decreased by $(574,005) to $(819,337) from other income (expense) of $(245,332) in 2003. The increase of $1,973,977 in 2005 as compared to 2004 was primarily related to (i) increase of $1,216,257 of service fees charged by GTJ to the Bus Companies, (ii) reduction in insurance reserves of $221,231 from GTJ's Transit Alliance Insurance subsidiary, and (iii) decreased commissions on insurance policies written by GTJ's Transit Alliance Insurance subsidiary. The decrease of $574,005 in 2004 compared to 2003 was primarily related to (i) decreases in services fees charged by GTJ to the Bus Companies of $313,809 and (ii) increased commissions on insurance policies written by GTJ of $205,173.

  Provision for Income Taxes

        The provision for income tax represents federal, state, and local taxes on net income before income taxes. The provision for income taxes for 2005 was a provision of $488,320, compared to a provision of $267,635 in 2004, and a provision of $659,141 in 2003.

  Income (Loss) from Discontinued Operations, Net of Income Taxes

        For 2005, income from discontinued operations, net of income taxes increased $485,296 to income of $159,733 from a loss of $325,563 loss in 2004. For 2004, loss from discontinued operations, net of tax decreased $6,344,137 to a loss of $325,563 from a loss of $6,669,700. The increase of $485,296 in 2005 compared to 2004 is primarily attributable to the wind-down costs of the Varsity Charter Corp. and Varsity Coach Inc. businesses which were sold in 2003. The 2003 amount of $6,669,700 includes the actual costs related to sale of Varsity Charter Corp. and Varsity Coach Inc., while 2004 includes only amounts related to the winding-down of the businesses.

  Net Income (Loss)

        For 2005, GTJ had net income of $2,587,961, compared to income of $727,132 in 2004, and a loss of $5,960,657 in 2003. The changes in net income were primarily due to the factors discussed above.

Financial Position

  September 30, 2006 (Unaudited) vs. December 31, 2005

        Current assets decreased by $379,586 to $13,977,151 at September 30, 2006 from $14,356,737 at December 31, 2005, primarily due to increases in cash of $719,965, prepaid expenses and other current assets of $1,303,794, accounts receivable of $1,814,323, and assets of discontinued operations of $111,523. These increases were offset by decreases in notes receivable of $401,337, amounts due from affiliates of $1,856,868 and deferred tax assets of $186,000.

        Current liabilities increased $2,103,437 to $18,596,828 at September 30, 2006 from $16,493,391 at December 31, 2005.

  December 31, 2005 vs. December 31, 2004

        Current assets decreased $120,034 to $14,356,737 at December 31, 2005 from $14,476,771 at December 31, 2004.

        Current liabilities decreased $3,286,455 to $16,493,391 at December 31, 2005 from $19,779,846 at December 31, 2004, primarily due to decreases in liabilities of discontinued operations of $1,129,179, amounts due to affiliates of $1,171,778, and other current liabilities of $1,967,842.

Cash Flows

  Nine Months Ended September 30, 2006 vs Nine Months Ended September 30, 2005 (Unaudited)

        At September 30, 2006, GTJ had $2,410,464 in cash and cash equivalents, a decrease of $17,041 for the nine months ended September 30, 2006:

	For The Nine Months Ended September 30,
	2006	2005
Cash provided by (used in) operating activities	$93,972	$(807,456)
Cash provided by investing activities	(1,108,937)	124,328
Cash provided by (used in) by financing activities	295,000	(69,444)

Increase (decrease) in cash and cash equivalents	$(719,965)	$(752,572)

  Operating Activities

        Cash provided by operating activities for the nine months ended September 30, 2006 was $93,972 as compared with cash used in operating activities for the nine months ended September 30, 2005 of $(807,456), a difference of $901,428. For the nine months ended September 30, 2006, cash provided by operating activities of $93,972 was primarily related to net earnings from continuing operations of $220,653, increase in (i) net operating activities with affiliates of $1,211,455, and (ii) depreciation expense of $439,024, and (iii) provision for income taxes of $183,000. These decreases were partially offset by (i) changes in the income reserve of $571,691 (ii) and increases in accounts receivable of $843,195, (iii) cash provided by discontinued operations of $7,862.

  Investing Activities

        Cash used in investing activities of $(1,108,937) for the nine months ended September 30, 2006 decreased $1,233,265 versus $124,328 of cash provided by investing activities for the nine months ended September 30, 2005. The increase was primarily attributable to increased capital expenditures of $1,684,501.

  Financing Activities

        Cash provided by financing activities was $295,000 for the nine months ended September 30, 2006 and increased $364,444 from cash used in financing activities of $69,444 for the nine months ended

September 30, 2005 and was primarily the result from increased borrowings under the company's line of credit.

  Year Ended December 31, 2005 vs. December 31, 2004 and Year Ended December 31, 2004 vs. December 31, 2003

        At December 31, 2005, GTJ had $3,130,429 in cash and cash equivalents a decrease of $46,647 for the year ended December 31, 2005. The change in cash and cash equivalents was as follows:

	For The Year Ended December 31,
	2005	2004	2003
Cash (used in) provided by operating activities	$(1,893,952)	$(1,799,004)	$6,118,835
Cash provided by (used in) investing activities	1,618,344	(892,825)	(6,645,625)
Cash provided by financing activities	228,960	2,755,108	1,114,349

Increase (decrease) in cash and cash equivalents	$(46,648)	$63,279	$587,559

  Operating Activities

        Cash used in operating activities for 2005 was $1,893,952 as compared with cash used in operating activities of $1,799,004, a difference of $94,948. For 2005, cash used in operating activities of $1,893,952 was primarily related to net income of continuing operations of $2,428,228 offset by (i) change in insurance reserves of $1,158,386, increases in (ii) net operating activity with affiliates of $1,190,397, (iii) accounts receivable of $516,709, (iv) prepaid expenses and other current and non current assets of $359,399, and (v) cash used in discontinued operations of $1,290,907.

        For 2004, cash used in operating activities of $1,799,004 was primarily related to (i) the net income from continuing operations of $1,052,695, primarily offset by increase in prepaid expenses and other current and non-current assets of $1,865,231, and cash used in discontinued operations of $821,472.

        For 2003, cash provided by operating activities of $6,118,835 was primarily related to (i) the net income from continuing operations of $709,043, and decreases in (i) change in insurance reserve of $1,782,765, (ii) net operating account activity with affiliates of $603,470, (iii) prepaid expenses and other current and non current assets of $681,799, and (iv) retainange receivable of $2,375,709. These changes were partially offset by an increase in accounts receivable of $1,273,531.

  Investing Activities

        Cash provided by investing activities of $1,618,344 for 2005 increased $2,511,169 versus cash used in investing activities of $892,825 for 2004 and was related to the proceeds of securities available for sale of $1,399,152 and a decrease in restricted cash of $413,394. For 2004, cash used in investing activities increased $5,752,800 versus cash used in investing activities of $6,645,625 for 2003. For 2004, cash used in investing activities was primarily related to (i) increase in restricted cash of $1,064,330, (ii) purchases of securities of $877,000, and (iii) purchases of property and equipment of $382,963, offset by proceeds of securities available for sale of $1,406,226. For 2003, cash used in investing activities was primarily related (i) increase in restricted cash of $977,349, (ii) purchases of securities of $5,348,300, and (iii) purchases of property and equipment of $305,181, offset by proceeds of securities available for sale of $5,344,000.

  Financing Activities

        Cash provided by financing activities of $228,960 for 2005 decreased $2,526,148 versus cash provided by financing activities of $2,755,108 for 2004. For 2004, cash provided by financing activities increased $1,640,759 from $1,114,349 in 2003. Cash provided by financing activities in 2005 primarily related to cash received from notes receivable of $232,406. The 2004 amount relates to proceeds of notes payable from bank of $2,500,000, proceeds of line of credit of $3,150,000, net financings from affiliates of $3,309,693, offset by payments on notes payable of $754,585. The 2003 amount relates to principal payments of notes payable of $2,761,138, offset net financings from affiliates of $2,375,487.

Command

  Results of Operations

        As previously discussed, as a result of the sale and proposed sale of the Command's bus routes, all operations related to the Bus Company operations has been reclassified to discontinued operations. The remaining operations of the Command are related to the real properties owned and operated by the Bus Companies and represent the depreciation recorded on each of the related buildings and leasehold improvements.

Nine Months Ended September 30, 2006 vs. Nine Months Ended September 30, 2005 (Unaudited)

The following table sets forth results of operations of Command for the periods indicated:

	Nine months ended September 30,
	2006	2005
Income from operations of discontinued operations, net of tax	$186,031	$(53,845)

Net income (loss)	$186,031	$(53,845)

  Income (Loss) From Discontinued Operations, Net of Taxes

        Gain (loss) from discontinued operations reflect the operating results of Command's bus operations. Discontinued operations reflected income of $186,031 for the nine months ended September 30, 2006 versus income of $53,845 for the nine months ended September 30, 2005.

Results of Operations

Year Ended December 31, 2005 vs. December 31, 2004 and December 31, 2004 vs. December 31, 2003

The following table sets forth results of operations of Command for the periods indicated:

	Years ended December 31,
	2005	2004	2003
Net loss from operations of discontinued operations, net of tax	$(1,646,778)	$(336,643)	$(286,541)
Gain on sales of discontinued operations, net of income taxes	2,533,095	—	—

Net income (loss)	$886,317	$(336,643)	$(286,541)

  Gain (Loss) From Discontinued Operations, Net of Taxes

        Gains (loss) from discontinued operations reflect the operating results of Command's bus operations. For 2005, discontinued operations reflected a loss of $1,646,778 an increase of $1,310,135 from a loss of $336,643 in 2004. For 2004, loss from discontinued operations increased $50,102 from a loss of $286,541. Gains on sale of discontinued operations reflect the gain on the sale of the bus operations to New York City.

  Gain on Sale of Discontinued Operations, Net of Tax

  Net income (loss)

        For 2005, Command had net income of $886,317 compared to a loss of $336,643 in 2004 and a loss of $286,541 in 2003. The changes in net income (loss) were primarily due to the factors described above.

Financial Position

September 30, 2006 (Unaudited) vs. December 31, 2005

        Current assets decreased by $2,530,843 to $2,492,269 at September 30, 2006 from $5,023,112 at December 31, 2005 and was primarily attributable to a decrease in cash of $990,078 and amounts due from New York City of $888,805, offset by an increase in amounts due from affiliates of $431,846.

        Current liabilities decreased $6,910,013 to $2,336,553 at September 30, 2006 from $9,246,566 at December 31, 2005, and was primarily attributable to reduction in deferred Credit Union pension liability as a result of the merger of union plan with the MTA's plan totaling $3,715,757.

December 31, 2005 vs. December 31, 2004

        Current assets increased by $1,004,029 to $5,023,112 at December 31, 2005 from $4,019,083 at December 31, 2004. The increase in current assets is attributable to discontinued operations.

        Current liabilities increased $3,372,370 to $9,246,566 at December 31, 2005 from $5,874,196 at December 31, 2004 and is primarily the result of decreases in the amount due for deferred operating assistance of $1,458,529 and the amount due for the injury and damages reserve of $1,539,781.

Cash Flows

  Nine Months Ended September 30, 2006 vs Nine Months Ended September 30, 2005 (Unaudited)

        At September 30, 2006, Command had $647,298 in cash and cash equivalents, an increase of $520,772 for the nine months ended September 30, 2006:

	For The Nine Months Ended September 30
	2006	2005
Cash used in operating activities	$(2,009,670)	$(824,321)
Cash provided by investing activities	809,635	—
Cash used for financing activities	—	—

Decrease in cash and cash equivalents	$(1,200,035)	$(824,321)

  Operating Activities

        Cash used in operating activities of $2,009,670 for the nine months ended September 30, 2006 increased $1,185,349 versus $824,321 for the nine months ended September 30, 2005.

December 31, 2005 vs. December 31, 2004 and December 31, 2004 vs. December 31, 2003

        At December 31, 2005, Command had $1,847,333 in cash and cash equivalents an increase of $896,486 for the year ended December 31, 2004. The change in cash and cash equivalents was as follows:

	For The Year Ended December 31,
	2005	2004	2003
Cash (used in) provided by operating activities	$(3,157,908)	$451,085	$1,032,575
Cash provided by investing activities	3,405,000	—	—
Cash provided by (used in) financing activities	649,394	(482,696)	(347,168)

Increase (decrease) in cash and cash equivalents	$896,486	$(31,611)	$685,407

Operating Activities

        Cash (used in) operating activities of $(3,157,908) for 2005 decreased $3,608,993 versus $451,085 for 2004. For 2004, cash provided by operating activities decreased $581,490 from $1,032,575 in 2003.

Financing Activities

        Cash provided by financing activities of $649,394 for 2005 increased $1,132,090 versus cash used in financing activities of $482,696 for 2004. For 2004, cash used in financing activities increased $135,528 from $347,168 in 2003.

Financial Position of GTJ REIT

Background

        Upon the Reorganization, GTJ REIT will succeed to the financial position of the Bus Companies.

        In the fourth quarter of 2005 and the first quarter of 2006, the Bus Companies sold their bus assets to New York City for $25,000,000. After such sale, the combined assets of the Bus Companies principally consisted of real properties formerly used in bus operations, which are leased to New York City and to other commercial tenants and which generate gross annual rental income of approximately $9,500,000. Substantially all of these leases are "triple net" and there are no expenses for the Bus Companies, in that such tenants pay for taxes, insurance, repairs and the like. The other assets of the Bus Companies consist of their collective interest in GTJ and the subsidiaries of GTJ, which, at this time, do not require financing.

        The Bus Companies have a $2,500,000 secured revolving credit facility and $4,000,000 unsecured revolving credit facility, under which a total of $2,160,000 is presently outstanding.

Ongoing cash needs

        GTJ REIT will not require cash for its operations, both real property and the TRSs. However, GTJ REIT will require cash for paying dividends to its shareholders and paying the costs related to the Reorganization. In addition, GTJ REIT will have to pay taxes on the substantial taxable income the Bus Companies now have. Because of the income produced by the real properties, there is adequate financing for this purpose.

        GTJ REIT will have a substantial tax payment in 2007 related to the 2006 sales of the bus assets of approximately $9,586,000, which can be made from existing cash reserves, but which will use the substantial part thereof. Accordingly, GTJ REIT plans to obtain a revolving credit to refinance and replace the current revolving credits totaling $6,500,000, to provide it with needed liquidity.

        On October 6, 2006, the Company (the "Borrower") along with Green Bus Holding Corporation., Triboro Coach Holding Corporation., and Jamaica Holding Corporation. which own the NYC properties that are currently leased to the City of New York, at which the City conducts operations associated with passenger bus services ("Operating Subsidiary Borrowers) made application to ING Investment

Management ("Lender") for a $72,500,000 revolving line of credit. The revolving line of credit is for three years with two one year extensions and bears interest at a rate of 140 basis points over the 30-Day Libor Rate and is paid monthly and is subject to condition precedent to closing.

REIT Related Payments

        As a REIT, GTJ REIT will be required to distribute at least 90% of its net income, exclusive of capital gains, and may elect to distribute 100% thereof in order to avoid taxation at the corporate level. These distributions would utilize fully GTJ REIT's rental income. In addition, and on a one time basis, GTJ REIT will have to make a distribution of undistributed historical earnings and profits of the Bus Companies and has committed, $20,000,000 in cash for that purpose. Accordingly, GTJ REIT, Inc. will have to borrow this sum from the anticipated revolving credit.

Possible acquisitions

        The Board of Directors of GTJ REIT may determine to expand its real property holdings. This would be done through cash purchases of properties that the Board of Directors determines to be consistent with the investment policies of GTJ REIT which would be funded from the revolving credit. It is anticipated that once these properties are purchased using the revolving credit, permanent mortgage financing will be placed on the real properties and the revolving credit will be paid down accordingly. It is also possible that GTJ and its subsidiaries will desire to make an acquisition, some of which may need to be funded by GTJ REIT. GTJ REIT would, in that case, and subject to the direction of the Board of Directors, provide such financing, which again is expected to be obtained from the $72,500,000 revolving credit.

Cash payments for financing

        Payment of interest under the $72,500,000 revolving credit, and under permanent mortgages, will consume a portion of the cash flow of GTJ REIT, reducing net income and the resulting distributions to be made to the stockholders of GTJ REIT.

Trend in financial resources

        Other than the revolving credit discussed above, GTJ REIT, Inc. can expect to receive additional rent payments over time due to scheduled increases in rent set forth in the leases on its real properties. It should be noted, however, that the additional rent payments are expected to result in an approximately equal obligation to make additional distributions to stockholders, and will therefore not result in a material increase in working capital.

Contractual Obligations

        The Company leases certain operating facilities and certain equipment under operating, expiring at various dates through fiscal year 2010. In addition, the Company has a line of credit as described in detail above. The table below summarizes the principal balances of our obligations for indebtedness and lease obligations as of March 31, 2006 in accordance with their required payment terms:

	Payments due by calendar year period
Contractual Obligations	Total	2006	2007-2008	2009-2010	Thereafter
Line of Credit	$200,000	$200,000	$—	$—	$—
Notes Payable	1,666,201	1,666,201	—	—	—
Operating Lease Obligations	1,360,823	458,897	608,577	293,349	—

	$3,227,024	$2,325,098	$608,577	$293,349	$—

Off-Balance-Sheet Arrangements

        As of December 31, 2005, the Company did not have any significant off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of SEC Regulation S-K.

Financial Condition

        As of September 30, 2006, on a combined company basis, cash and cash equivalents totaled $15.3 million.

Inflation

        Certain of our long-term leases on our properties contain provisions to mitigate the adverse impact of inflation on our operating results. Such provisions include clauses entitling us to receive (i) scheduled fixed base rent increases and (ii) base rent increases agreed upon. In addition, five out of six of our leases are in triple net, leases, requiring tenants to pay operating expenses, including maintenance, real estate taxes, insurance and utilities, thereby reducing our exposure to increases in costs and operating expenses resulting from inflation.

Environmental Matters

        Under various federal, state and local environmental laws, statues, ordinances, rules and regulations, as an owner of real property, we may liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under our properties, as well as certain other potential costs relating to hazardous or toxic substances (including government fines and penalties and damages for injuries to persons and adjacent property). These laws impose liability without regard to whether we knew of, or were responsible for, the presence or disposal of those substances. This liability may be imposed on us in connection with the activities of an operator of, or tenant at, the property. The cost of any required remediation, removal, fines or personal or property damages and our liability therefore could exceed the value of the property and or our aggregate assets. In addition, the presence of those substances, or the failure to properly dispose of or remove those substances, may adversely affect our ability to sell or rent that property or to borrow using that property or to borrow using that property as collateral, which, in turn, would reduce our revenues and ability to make distributions.

        A property can also be adversely affected through physical contamination or by virtue of an adverse effect upon the value attributable to the migration of hazardous or toxic substances, or other contaminants that have or may have emanated from other properties. Although tenants under net leases are primarily responsible for any environmental damages and claims related to the leased premises, in the event of a bankruptcy or inability of a tenant to satisfy any obligations with respect to the property leased to that tenant, we may be required to satisfy such obligations. In addition, we may be held directly liable for any such damages or claims irrespective of the provisions of any lease.

        From time to time, in connection with the conduct of our business, and prior to the acquisition of any property from a third party or as may be required by our financing sources, we authorize the preparation of Phase I environmental reports and, when necessary, Phase II environmental reports, with respect to our properties. There can be no assurance; however, that the environmental reports will reveal all environmental conditions at our properties or that the following will not expose us to material liability:

  •
  The discovery of previously unknown environmental conditions;

  •
  Changes in law;

  •
  Activities relating to properties in the vicinity of our properties.

        Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of our tenants, which could adversely affect our financial condition.

        For information related to our current real properties, please see pages 56 and 57 of this proxy statement/prospectus.

Summary of Critical Accounting Policies and Estimates

        Set forth below is a summary of the accounting policies that management believes are critical to the preparation of the consolidated financial statements included in this prospectus. Certain of the accounting policies used in the preparation of these consolidated financial statements are particularly important for an understanding of the financial position and results of operations presented in the historical consolidated financial statements included in this prospectus. We have also provided a summary of significant accounting policies in the notes to the consolidated and consolidated financial statements of the Bus Companies and their collectively owned investments. These policies require the application of judgment and assumptions by management and, as a result, are subject to a degree of uncertainty. Due to this uncertainty, actual results could differ from estimates calculated and utilized by management.

Green

Basis of Presentation

        The consolidated financial statements include the accounts of Green Bus Lines, Inc., and its wholly owned subsidiary, Green Bus Holding Corporation. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All significant intercompany transactions have been eliminated. The Company's 40% investments in unconsolidated affiliates are accounted for under the equity method.

Jamaica

        The consolidated financial statements include the accounts of Jamaica Central Railways, Inc. and its wholly-owned subsidiaries, Jamaica Buses, Inc. and Jamaica Bus Holding Corporation. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All significant intercompany transactions have been eliminated. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company's 20% investments in unconsolidated affiliates are accounted for under the equity method.

Triboro

        The consolidated financial statements include the accounts of Triboro Coach Corporation and its wholly-owned subsidiaries, Triboro Coach Holding Corp. and Two Borough Express, Inc. (which terminated operations prior to 1992). The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All significant intercompany transactions have been eliminated. All significant intercompany accounts and transactions have been eliminated in consolidation.

GTJ Co., Inc.

        The consolidated financial statements include the accounts of GTJ Co., Inc. and its subsidiaries: Varsity Transit, Inc., Varsity Coach, Corp., Varsity Charter Corp., The Bus Depot, Inc., Satellite Transportation of New York Corp., MetroClean Express Corp. ("MetroClean"), Metroclean Express of New Jersey, Inc., Shelter Express Corp. ("Shelter"), Shelter Electric Maintenance Corp., ShelterCLEAN, Inc., ShelterCLEAN of Colorado, Inc., ShelterClean of Arizona, Inc., Transit Facility Management Corp., Transit Facility Claims Corp., Transit Alliance Insurance Co. Ltd., A Limited Sticky Situation, Just Another Limited Sticky Situation, The Third Limited Sticky Situation Corp., The Fourth Limited Sticky Situation Corp. and A Very Limited Sticky Situation, each of which is wholly-owned.

        The following subsidiaries perform outdoor maintenance services and include: MetroClean Express Corp, Metroclean Express of New Jersey, Inc., Shelter Express Corp, Shelter Electric Maintenance Corp., and ShelterCLEAN, Inc., and ShelterClean of Arizona, Inc., Transit Facility Management Corp is paratransit bus company providing paratransit services to the City of New York. Transit Alliance Insurance Co., LTD provided insurance to several of the Companies other subsidiaries. Transit Facility Claims Corp., provides third party administrative services in conjunction with the Transit Alliance Insurance Co., LTD.

        Varsity Transit, Inc., Varsity Coach Corp, Satellite Transportation of New York Corp, Varsity Charter Corp, A Limited Sticky Situation, Just Another Limited Sticky Situation, The Third Limited Sticky Situation, The Fourth Limited Sticky Situation, A Very Limited Sticky Situation, and ShelterClean of Colorado, and The Bus Depot, Inc. are all inactive subsidiaries.

        The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. Significant intercompany accounts and transactions have been eliminated in consolidation.

Buildings

        We record buildings at cost less accumulated depreciation. Depreciation on the buildings and improvements is recorded on a straight-line basis over their estimated useful lives, which range from ten to twenty years. Expenditures for significant renovations or improvements that extend the useful life of assets are capitalized. Repairs and maintenance costs are expensed as incurred.

        Long-lived assets are reviewed when events or circumstances indicate there may be an impairment or at least annually for impairment. The carrying value of these long-lived assets are compared to the undiscounted future net operating cash flows attributable to the assets. An impairment loss is considered if the net carrying value of the asset exceeds the undiscounted future net operating cash flows attributable to the asset and circumstances indicate that the carrying value of the real estate asset may not be recoverable. The impairment loss recognized equals the excess of net carrying value over the related fair value of the asset. No impairment charges have been recognized through December 31, 2005.

Revenue Recognition

        We recognize revenue in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases", as amended, referred to herein as SFAS No. 13, SFAS No. 13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property.

Deferred Taxes

        We measure deferred income taxes using enacted tax rates and laws that are currently in effect for the periods the underlying assets or liabilities are expected to settle. We may record a valuation allowance against our deferred income tax assets balance when it is more likely than not that the benefits of the net tax asset balance will not be realized, and record a corresponding charge to income tax expense.

Green

        As previously discussed, as a result of the sale and proposed sale of the Green's bus routes, all operations related to the Bus operations has been reclassified to discontinued operations. The remaining operations of Green are related to the real estate properties owned and operated by Green and represent the depreciation recorded each on the related buildings and leasehold improvements.

MANAGEMENT OF OUR COMPANY

General

        Our board of directors is responsible for the management of our business and affairs. Our executives will manage our operations, subject to the direction of our board of directors.

        Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. Our board of directors include seven individuals, four of whom are independent directors as defined in the North American Securities Administrators Association ("NASAA") guidelines. A director is deemed to be independent if in the last two years he or she is not associated, directly or indirectly, with our company or the Bus Companies. Serving as a director of an affiliated company does not, by itself, preclude a director from being considered an independent director, in accordance with the guidelines of NASAA applicable to REITs.

Our Directors and Executive Officers

        Our board of directors currently consists of seven members, four of whom are deemed independent. We have a staggered board of directors. Class I directors have a term expiring in 2007, Class II directors have a term expiring in 2008 and Class III directors have a term expiring in 2009. Directors elected at such times shall be elected to three year terms.

        The following table and biographical descriptions set forth certain information with respect to the individuals who are our officers and directors:

Name	Age	Position

Jerome Cooper	77	President and Chief Executive Officer and Chairman of the Board of Directors and Class III Director
Paul Cooper	45	Vice President and Class II Director
Douglas Cooper	59	Vice President, Treasurer and Secretary and Class I Director
Michael Kessman	55	Chief Accounting Officer
John Feerick	69	Class I Director
David Jang	45	Class II Director
John J. Leahy	63	Class III Director
Donald M. Schaeffer	55	Class III Director

        Jerome Cooper has been principally employed as the Chief Executive Officer and Chairman of the Board of Directors of The Bus Companies and GTJ for the past 9 years. Jerome Cooper is Paul Cooper's father and Douglas Cooper's uncle. Mr. Cooper received a Bachelors degree in Political Science from Ohio State University and a Bachelor of Laws degree from Fordham School of Law.

        Paul A. Cooper has served on the board of directors of the Bus Companies for the past 8 years. For the past five years, Mr. Cooper's principal occupation has been as principal of Lighthouse Real Estate Ventures and its affiliates (collectively "Lighthouse"). Lighthouse owns, manages and leases commercial office buildings in the Greater New York metropolitan area for its own account and the account of its investors. Mr. Cooper received a Bachelor of Science degree from the University of Pennsylvania and a Juris Doctor degree from Fordham University. Mr. Cooper is the son of Jerome Cooper and the cousin of Douglas A. Cooper.

        Douglas A. Cooper served on the board of directors of the Bus Companies from approximately 1985 to February 2006. He has acted as general counsel to the Bus Companies for the past fourteen years. Mr. Cooper is a member of Ruskin Moscou Faltischek, P.C. since 1998. He is presently a co-managing partner of that firm. Mr. Cooper graduated from Hamilton College, and received his Juris Doctor degree from Fordham Law School. He also earned a masters degree in Corporate Law from NYU Law School. Douglas Cooper is the nephew of Jerome Cooper and the cousin of Paul A. Cooper.

        Michael Kessman has served on the board of directors of the Bus Companies since June 1998. He has been employed by the Bus Companies as the senior controller and Chief Accounting Officer since November 1985. Mr. Kessman graduated from Syracuse University with a bachelors degree in accounting.

        John Feerick has been a professor of law at Fordham University School of Law since 1982. From 1982 to 2002 he served as the Dean of Fordham University School of Law. Professor Feerick also sits on the board of directors of Wyeth, Sentinel Group Funds and Sentinel Group Tax PA Fund. He has held several prestigious public positions and is a published author. Professor Feerick is a graduate of Fordham College in 1958 and Fordham Law School in 1961. Mr. Feerick is deemed an independent director.

        David M. Jang has been a Vice President at Multi-Bank Securities, an investment-banking firm since August of 2005. Prior to joining Multi-Bank, Mr. Jang was the Director of Institutional Sales at Sovereign Securities from March 2003 to August 2005 and President of CPE Management from September 1999 to March 2003. Mr. Jang graduated from Wharton School, University of Pennsylvania with a Bachelors of Science in economics. Mr. Jang is deemed an independent director.

        John J. Leahy is presently a consultant. From 1998 to 2005 Mr. Leahy was Managing Director of Citibank Private bank operations in Long Island. Prior to that, Mr. Leahy was a Senior Vice President of Chase Manhattan Bank, N.A. Mr. Leahy holds a Bachelors degree in Mechanical Engineering from the University of Dayton, and a Masters degree in Business Adminstration from Long Island University. Mr. Leahy is deemed an independent director.

        Donald M. Schaeffer has extensive accounting and legal experience in real estate and tax. In 1982, he joined the accounting firm, Kandel Schaeffer, in which he eventually became an officer and owner. Through successor accounting firms, he became co-owner and President of Schaeffer & Sam, P.C., which he has practiced with for the past five and a half years. He graduated from the Wharton School, University of Pennsylvania, in 1972 and Columbia University School of Law in 1975. He is a licensed certified public accountant in the State of New York. Mr. Schaeffer is deemed an independent director.

Committees of our board of directors

  Audit Committee

        We have an audit committee comprised of three directors Messrs. Jang, Leahy and Schaeffer, all of whom are deemed independent directors. Mr. Schaeffer is designated as Chairman, being the audit committee financial expert. The audit committee will:

  •
  make recommendations to our board of directors concerning the engagement of independent public accountants;

  •
  review the plans and results of the audit engagement with the independent public accountants;

  •
  approve professional services provided by, and the independence of, the independent public accountants;

  •
  consider the range of audit and non-audit fees; and

  •
  consult with our independent public accountants regarding the adequacy of our internal accounting controls.

  Executive Compensation Committee

        We have an executive compensation committee comprised of Messrs. Feerick, Jang, and Leahy, all of whom are deemed independent directors, to establish compensation policies and programs for our directors and executive officers. At present, our executive compensation committee serves only to determine awards under our 2006 incentive award plan. However, at a later date, the executive compensation committee will exercise the powers of our board of directors in connection with establishing and implementing compensation matters.

Directors' compensation

        We will pay each of our non-officer directors an annual retainer of $10,000 and annually grant a 5,000 share stock option at fair market value on the date of grant. In addition, we will pay non-officer directors $500.00 for attending each board and committee meetings.

Executive officer compensation

        The following are the present executive officer salaries:

  •
  Jerome Cooper—base salary of $250,000 per year plus bonuses which may be granted by the board of directors in its discretion for his duties as Chief Executive Officer of the company and an additional $250,000 for his duties as President of GTJ, the subsidiary that manages the outdoor maintenance businesses and paratransit business. Jerome Cooper has been granted an option under our 2006 Incentive Award Plan ("2006 Plan") to purchase 100,000 shares of our Common Stock at $11.14 per share, the fair market value we have determined for our distribution of the Bus Companies' undistributed earnings and profits and which is included in the fairness opinion discussed elsewhere in this prospectus. The option vests over three years and is exercisable for a period of ten years (these terms are referred to as an "Initial Incentive Option").

  •
  Paul A. Cooper—a base salary of $150,000 per year plus bonuses which may be granted by the board of directors in its discretion. Paul Cooper has been granted an Initial Incentive Option for 50,000 shares of our Common Stock.

  •
  Douglas A. Cooper—a base salary of $150,000 per year plus bonuses which may be granted by the board of directors in its discretion. Douglas Cooper has been granted an Initial Incentive Option for 50,000 shares of our Common Stock.

  •
  Michael Kessman—a base salary of $207,000 per year plus bonuses which may be granted by the board of directors in its discretion.

        There are no employment agreements with any of our executive officers.

Compensation of Bus Company Executive Officers

        The following table sets forth the compensation of each executive officer of the Bus Companies and/or their subsidiaries for the three years ended December 31, 2005:

		Annual Compensation
Name and Position				Other Compensation(1)
	Year	Salary	Bonus
Stanley Brettschneider	2005	$549,611	—	$49,258
Stanley Brettschneider	2004	$504,329	—	—
Stanley Brettschneider	2003	$480,956	—	—
Gerard Cherpock	2005	$135,270	—	—
Gerard Cherpock	2004	$121,274	—	—
Gerard Cherpock	2003	$108,987	—	—
Jerome Cooper	2005	$477,432	—	$40,733
Jerome Cooper	2004	$402,356	—	—
Jerome Cooper	2003	$394,765	—	—
Doris Drantch	2005	$245,320	—	$3,989
Doris Drantch	2004	$227,008	—	—
Doris Drantch	2003	$209,125	—	—
Stephen Eagar	2005	$274,098	—	$21,023
Stephen Eagar	2004	$248,329	—	—
Stephen Eagar	2003	$235,437	—	—
Thomas Eagar	2005	$155,557	—	$11,695
Thomas Eagar	2004	$141,653	—	—
Thomas Eagar	2003	$134,066	—	—
Michael I Kessman	2005	$232,100	—	$11,957
Michael I Kessman	2004	$217,251	—	—
Michael I Kessman	2003	$208,174	—	—

(1)
Unpaid vacation pay

Compensation Committee interlocks and insider participation

        There are no Compensation Committee interlocks or insider participation as to compensation decisions.

2006 Incentive Award Plan

        The following is a summary of the principal features of the 2006 Plan. This summary highlights information from the 2006 Plan. Because it is a summary, it may not contain all the information that is important to you. To fully understand the 2006 plan, you should carefully read the entire 2006 Plan, which is included as an exhibit to the registration statement of which this prospectus is a part.

  Securities subject to the 2006 plan

        The shares of stock subject to the 2006 plan are our common stock. Under the terms of the 2006 plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 1,000,000 shares, subject to adjustment under specified circumstances.

  Awards under the 2006 plan

        The Compensation Committee will be the administrator of the 2006 Plan. The 2006 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

        Our officers, employees, consultants and non-officer directors are eligible to receive awards under the 2006 Plan. The administrator determines which of our officers, employees, consultants, and non-officer directors will be granted awards.

        Nonqualified stock options, or NQSOs, will provide for the right to purchase our common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), may not be less than fair market value on the date of grant, and usually will become exercisable, in the discretion of the administrator, in one or more installments after the grant date. The exercisability of the installments of a NQSO may be subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.

        Incentive stock options, or ISOs, will be designed to comply with the provisions of Section 422 of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs generally must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant, may only be granted to officers and employees and must expire within ten years from the date of grant. In the case of an ISO granted to an individual who owns, or is deemed to own, at least 10% of the total combined voting power of all of our classes of stock, the 2006 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must expire within five years from the date of grant.

        Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the vesting conditions are not met. In general, restricted stock may not be sold or otherwise hypothecated or transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and may receive distributions prior to the time the restrictions lapse. Also, distributions on restricted stock may be subject to vesting conditions and restrictions.

        Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or distribution rights prior to the time when the vesting conditions are satisfied.

        Stock appreciation rights may be granted in connection with stock options or separately. SARs granted by the administrator in connection with stock options typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option, but alternatively may be based upon an exercise price determined by the administrator. Except as required by Section 162(m) of the Code with respect to any SAR intended to qualify as performance-based compensation, there are no restrictions specified in the 2006 Plan on the exercise prices of SARs, although restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash or our common stock or a combination of both.

        Distribution equivalents represent the value of the distributions per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

        Performance awards may be granted by the administrator to officers, employees or consultants based upon, among other things, the achievement of performance goals. Generally, these awards will be based upon specific performance criteria and may be paid in cash or our common stock or a combination. Performance awards to officers, employees and consultants may also include bonuses granted by the administrator, which may be payable in cash or our common stock or a combination of both.

        Stock payments may be authorized by the administrator in the form of shares of our common stock or an option or other right to purchase our common stock as part of a deferred compensation arrangement in lieu of all or any part of cash compensation, including bonuses, that would otherwise be payable to the officer, employee or consultant. Stock payments may be based on the achievement of performance goals.

        The administrator may designate officers and employees as Section 162(m) participants, whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to Section 162(m) participants options, restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of performance goals for our company, or any subsidiary, division or operating unit of our company related to one or more of the following performance criteria net income; pre-tax income; operating income; cash flow; earnings per share; earnings before interest, taxes, depreciation and/or amortization; return on equity; return on invested capital or assets; cost reductions or savings; or appreciation in the market value of a share of our common stock.

  Option grants to non-officer directors

        Each of our non-officer directors will receive an option for 5,000 shares of our common stock as of the date of their appointment and a similar option at each annual meeting of our stockholders thereafter ("Director Options"). Each person who thereafter is elected or appointed as a non-officer director will receive a Director Option on the date such person is first elected as a non-officer director and at each annual meeting of our stockholders thereafter. The Director Options will vest on grant.

  Amendment and Termination of the 2006 Plan

        The board of directors may not, without stockholder approval, amend the 2006 Plan to increase the number of shares of our stock that may be issued under the 2006 Plan.

        The board of directors may terminate the 2006 Plan at any time. The 2006 Plan will be in effect until terminated by the board of directors. However, in no event may any award be granted under the 2006 plan after ten years following the 2006 Plan's effective date. Except as indicated above, the board of directors may modify the 2006 plan from time to time. We will seek shareholder approval of the 2006 Plan in conjunction with approval of the Mergers.

OUR PRINCIPAL STOCKHOLDERS

        The following table shows, as of the date of the Reorganization, the number and percentage of shares of our common stock owned by (1) any person who is known by us who will be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each director and executive officer and (3) all directors, and executive officers as a group, assuming, in all cases, completion of the Reorganization, since no shares of our common stock will be outstanding prior thereto:

Name	Number of Shares Beneficially Owned Assuming Completion of the Reorganization	Percentage of Shares Outstanding(8)
Jerome Cooper(1)	105,575	*
Paul A. Cooper(2)	-0 -	*
Douglas A. Cooper(3)	-0 -	*
Michael Kessman	-0 -	*
John Feerick(4)	5,000	*
David Jang(5)	5,000	*
John J. Leahy(6)	5,000	*
Donald M. Schaeffer(7)	5,000	*
All Executive Officers and Directors as a Group (8)	125,575	*

*
Represents less than 1.0% of our outstanding common stock.

(1)
Does not include 100,000 shares which may be purchased under an Incentive Option, none of which is exercisable within the 60 days of November 30, 2006.

(2)
Does not include 50,000 shares which may be purchased under an Incentive Option, none of which is exercisable within the 60 days of November 30, 2006.

(3)
Does not include 50,000 shares which may be purchased under an Incentive Option, none of which is exercisable within the 60 days of November 30, 2006.

(4)
Includes 5,000 shares which may be purchased within 60 days under a Director's Option.

(5)
Includes 5,000 shares which may be purchased within 60 days under a Director's Option.

(6)
Includes 5,000 shares which may be purchased within 60 days under a Director's Option.

(7)
Includes 5,000 shares which may be purchased within 60 days under a Director's Option.

(8)
Based on 13,769,122 shares to be initially outstanding after the Reorganization and the distribution of earnings and profits.

        As of the date of this prospectus, we have no stockholders. There will be no trading market for our shares of common stock as of the date of the Reorganization and none is expected to develop.

CERTAIN INFORMATION
ABOUT THE BUS COMPANIES' COMMON STOCK

        No officer or director of any of Green, Triboro or Jamaica owns in excess of one percent of the outstanding common stock of any such Bus Company except that Jerome Cooper, President and a director, owns 1.19% of the outstanding common stock of Triboro and 1.52% of the outstanding common stock of Jamaica. Mr. Cooper is the sole voting trustee of voting trusts relating to Green, Triboro and Jamaica under which he has up to 90% of the voting power. However, Mr. Cooper will not be voting on the Reorganization or the mergers, and the voting trusts will terminate upon consummation of the mergers.

        No officer or director of any Bus Company holds any option for the purchase of a Bus Company's common stock, nor will such person receive anything of value in connection with the mergers except in consideration of his or her Bus Company common stock.

        There is not, nor has there been, any trading market for the common stock of any Bus Company. Bus Companies have, from time to time, repurchased their common stock from their shareholders, and such common stock is retired.

        Each of the Bus Companies has paid dividends on its common stock to its shareholders. Cumulative dividends per year for the three years ended December 31, 2005 paid by each of the Bus Companies is as follows:

	Cumulative Dividends Paid Per Share of Common Stock
	2003	2004	2005
Green	-0 -	-0 -	$300,570
Triboro	-0 -	-0 -	$305,202
Jamaica	-0 -	-0 -	$169,646

POTENTIAL CONFLICTS OF INTEREST

General

        We may experience conflicts of interests with our directors, officers and affiliates from time to time with regard to our investments, transactions and agreements in which they hold a direct or indirect pecuniary interest.

        Our board of directors has not adopted any policies with regard to transactions or agreements involving a security holder of our company, except as pertains to the anti-takeover provisions of the MGCL and the ownership limitations set forth in our charter. See "Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws—Anti-Takeover Provisions of the MGCL" and "Description of Capital Stock—Restrictions on Ownership and Transfer."

Competition for the Time and Service of Our Executive Officers

        Our company relies on our executive officers to manage our business under the supervision of our board of directors. Certain executive officers may have conflicts of interest in allocating management time, services and functions among us and the various existing real estate programs and any future real estate programs or business ventures that they may organize or serve. Further, during times of intense activity in other programs, these key executives may devote less time and fewer resources to our business than are necessary to manage our business.

Acquisitions and leases of property from or to our directors, officers and affiliates

        We may acquire and lease properties from our directors or officers or their affiliates, or sell or lease the same to them, although there are not plans to do so at this time. The prices or rent we pay for such properties will not be the subject of arm's-length negotiations. For any acquisition or lease of a property from one of those parties, our charter provides that a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, must determine that the transaction and the purchase price or rent are fair and reasonable.

We may purchase properties from persons with whom our directors, officers and affiliates have business relationships

        We may purchase properties from sellers with whom our affiliates have business relationships. If we purchase properties from such sellers, our affiliates may experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller.

Non-arm's-length agreements; conflicts; competition

        The agreements and arrangements, including those relating to compensation, between our company and our directors, officers or affiliates are not the result of arm's-length negotiations, but are expected to approximate the terms of arm's-length transactions. Our affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services except for the legal representation of our company by Ruskin Moscou Faltischek, P.C. ("RMF"), an affiliate of Douglas A. Cooper, a director, Vice President, Treasurer and Secretary.

Legal counsel for our company is affiliated with an officer and director

        Douglas Cooper, a director and officer of our company, is a partner of RMF. RMF is also acting as counsel for the Bus Companies. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, RMF may be precluded from representing any one or all of such parties as to adverse matters, subject to waivers by the parties.

RELATED PARTY TRANSACTIONS

        Since January 1, 2005, the directors and executive officers of the company, and their affiliates and associates have engaged in the following transactions with the Bus Companies, (excluding customary salary payments as employees of one or more of the Bus Companies).

Paul A. Cooper

        Paul A. Cooper ("P. Cooper") is a director and officer of the Company. In April, 2005, Lighthouse 444 Limited Partnership ("Lighthouse"), the owner of the building at 444 Merrick Road, Lynbrook, NY, and of which P. Cooper is a general partner, leased 5,667 square feet of office and storage space to the Bus Companies for a term of five years at an annual rent of approximately $160,000 for the first year, increasing to approximately $177,000 for the fifth year. In connection with this lease, there was a $231,000 expenditure (allowance) by the landlord for leasehold improvements. This lease will continue following the Reorganization.

        Lighthouse Real Estate Advisors, LLC ("LREA"), of which P. Cooper is a member, received a leasing commission between 2003 and 2006 for the leasing of 23-85 87th Street, East Elmhurst, New York on behalf of GTJ Co., Inc. to Avis Rent-A-Car System, Inc. in the aggregate sum of $1,100,000 (3.056% of gross rent). LREA also received a leasing commission in 2006 for the leasing of 85-01 24th Avenue, East Elmhurst, New York on behalf of Triboro Coach Holding Corp. to New York City in the aggregate sum of $840,540 (1.318% of gross rent).

        Lighthouse Real Estate Management, LLC ("LREM"), of which P. Cooper is a member, received a leasing commission in 2006 for the leasing of 114-15 Guy Brewer Boulevard, Jamaica, New York on behalf of Jamaica Bus Holding Corp. to New York City in the aggregate sum of $615,000 (1.645% of gross rent). LREM also received a leasing commission in 2006 for the leasing of (i) 165-25 147th Avenue, Jamaica, New

York and (ii) 49-19 Rockaway Beach Boulevard, Edgemere, New York on behalf of Green Bus Holding Corp. to New York City in the aggregate sum of $1,281,579 (1.528% of gross rent).

        The Avis fee was for finding the tenant and negotiating the lease. The New York City fees were for negotiating the leases. P. Cooper is one of several partners or members of Lighthouse, LREA and LREM.

Douglas A. Cooper

        Douglas Cooper ("D. Cooper") is a director and officer of our company and a partner of RMF, which has acted as counsel to the Bus Companies for approximately eight years. Fees paid to RMF for the year ended December 31, 2005 and the nine months ended September 30, 2006 were $505,126 and $530,874, respectively representing fees and expenses for litigation with New York City and others, the sale of the Bus Companies' bus assets to New York City or its agencies, preparation of all documentation related to the Reorganization and general corporate matters.

Stanley Brettschneider

        Stanley Brettschneider is a director of each of the Bus Companies. Prior to September 1, 2003, the Bus Companies owned and operated a school bus operation through GTJ and its subsidiaries, Varsity Transit, Inc. and Varsity Coach Corp. ("Varsity"). For the years ended December 31, 2002 and 2003, Varsity incurred losses from its school bus contract services of $3,485,620 and $3,971,856 respectively, due to the high costs associated with labor, benefits, and maintenance. Terminating this business would have resulted in approximately $6,000,000 of penalties, and a negative performance report available to other municipalities. Accordingly, starting in February 2003, the Bus Companies determined to dispose of Varsity's buses and routes. In doing so, they met and negotiated with existing operators in the school bus industry, as well as entities ("Buyers") associated with Stanley Brettschneider, and owned by his wife and children, including Varsity Bus. Mr. Brettschneider is a key employee of the Bus Companies, a member of their Board of Directors and is related by marriage to certain of our directors and officers.

        Initially 282 of Varsity's buses were sold to the Buyers for $3,101,708. Approximately 255 of Varsity's routes were sold to the Buyers for an initial payment of $3,000 per route, equaling $765,000, and additional payments of $1,000 per year per route for three years based on the recent five year operating extension offered to the New York City School Bus Contractors by the Department of Education which will equal $765,000, a total of $1,530,000.

        The total sale price of $4,631,708 was payable as follows: $2,666,708 in cash, which was paid, and a four year promissory note in the amount of $1,200,000 with interest payable at six percent, which is being paid. The promissory note was reduced by means of a $250,000 lump sum payment made in 2003 and there are current monthly installments of $22,211. The $765,000 balance of the route purchase price was negotiated without a specific time of payment, because it depended on route renewals. $255,000 of such amount has been paid through September 30, 2006.

        In connection with such sale, the Bus Companies leased the Buyers a portion of the Wortman Property. Such leasing was on an oral basis, and the lease has recently been reduced to writing. The terms of the lease are set forth in Business of the Bus Companies—Real Property Business—GTJ Property. The lease, which began in 2003 and terminates in 2010, is subject to extension as described in the above referenced section of this prospectus.

        The Bus Companies estimated, in 2003, that the lease to the Buyers would represent an underpayment of estimated and projected market rent for the premises so leased of approximately $3,350,000 through 2010, but nevertheless believed the transaction was in the best interest of the Bus Companies because it curtailed the Bus Companies' losses of approximately $4 million per year, led to transactions with the Buyers and others for buses and routes aggregating an excess of $7 million and led to the vacancy of the 87th Street Property, then used for Varsity, so that the same could be leased to Avis Rent A Car for approximately $1.8 million a year. The underpayment of market rent appears, as of the current time, to be substantially in excess of such estimated and projected amount due to unforeseen increases in commercial rents in excess of the Consumer Price Index in the New York City metropolitan area and also due to significant increases in New York City real property taxes.

FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION AND OUR
PROPOSED STATUS AS A REIT

        This section summarizes certain federal income tax issues. Because this section is a summary, it does not address all of the tax issues that may be important to you.

        The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        We do not deem this tax advice to potential stockholders. We urge you to consult your own tax advisor regarding the specific tax consequences to you of receiving our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax adviser regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation related to the Reorganization

  The mergers

        The Reorganization will consist, in the first instance, of the merger of each Bus Company with and into a subsidiary of our company, with the subsidiary being the surviving corporation, and the Bus Company shareholders receiving common stock of our company. This is referred to as a type A merger for tax purposes.

        Internal Revenue Code Section 368 identifies the basic types of tax-free reorganizations, including mergers, and provides for non-recognition of gain if certain requirements are met. A type A merger requires a state law merger, which is the case here. In terms of structure, the target company (a Bus Company) will merge into a subsidiary of the acquiring company (our company), and the shareholders of the target company will exchange target company stock for stock of the acquiring company.

        Accordingly, we believe the Bus Company shareholders should not recognize gain on the receipt of our common stock in the Mergers, and their tax basis in such common stock should be equal to their basis in their Bus Company common stock. The holding period for our Common Stock will include their holding period of their Bus Companies Common Stock. At such time as a former Bus Company shareholder disposes of the same in a recognition transaction, such as a sale for cash, there will be recognition of income in an amount equal to the difference between the amount received and the tax basis for the shares thus disposed of. See "Tax Opinions" below.

        A Bus Company shareholder who exercises dissenter's rights (see "Rights of Dissenting Shareholders") will generally recognize long term capital gain or loss equal to the difference between the amount of cash received and the shareholder's basis in his or her Bus Company common stock.

        Tax advice has not been rendered by our independent registered public accounting firm, Weiser LLP.

  Distribution of undistributed historical earnings and profits

        Following the Reorganization, during the first year of our operation as a REIT, expected to be the year ending December 31, 2007, it is expected that there will be a distribution of the Bus Companies' accumulated and undistributed historical earnings and profits, as one condition to our qualification as a

REIT. The amount of the accumulated and previously undistributed earnings and profits is expected to be not more than $62,000,000. Accordingly we expect to make a distribution of such amount, $20,000,000 of which is expected to be made available in cash and the remainder in shares of our common stock valued by our Board of Directors. There is no assurance that our shareholders, after the Reorganization, will be able to realize that value (or any other particular value) for a share of our Common Stock. It is expected that each holder will be able to elect to receive cash, our common stock or some combination thereof. To the extent that more than $20,000,000 of cash is elected in the aggregate, it is expected that the cash distributed among all or some electing stockholders will be reduced so that the aggregate cash consideration does not exceed $20,000,000, and the balance of the distribution will be made in shares of our common stock.

        For tax purposes, we expect that this will be a taxable dividend. Accordingly, it is expected that each GTJ REIT stockholder will be taxed in full on the distribution received by stockholder, whether in cash or common stock. The effective federal tax rate on dividends is presently 15%, and with state taxes, the aggregate tax rate will vary from 15% to 25%. Accordingly, it is expected that there will be an aggregate tax obligation arising from the distribution of more than $9,300,000 and less than $16,100,000. The cash portion of the distribution is intended to provide GTJ REIT stockholders with, among other matters, the funds to pay the taxes to be incurred as a result of the distribution.

Taxation of our company as a REIT

        We plan to elect to be taxed as a REIT under the federal income tax laws effective beginning with our taxable year ending December 31, 2007. We cannot assure you, however, that we will qualify or remain qualified as a REIT.

        In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2007, or in any future year.

        Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below.

        If we qualify as a REIT, we generally will not be subject to federal income tax on the net income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

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  we will pay federal income tax on our net income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after the calendar year in which the income is earned;

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  we may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our stockholders;

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  we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

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  we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

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  if we fail to satisfy either the 75% gross income test or the 95% gross income test, as described below under "—Requirements for Qualification—Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

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  if we fail to distribute during a calendar year at least the sum of (1) 85% of our net income for such year, (2) 95% of our REIT capital gain net income for such year (unless an election is made as provided below), and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

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  we may elect to retain and pay income tax on our net long-term capital gain; and

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  if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a tax basis determined by reference to the C corporation's basis in the asset, which will be true for the assets acquired by us from the Bus Companies, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. It should be noted that all of the Bus Company real properties will fall into this category, so that we are planning to hold the same for the full 10 year period.

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  Although we may be taxed as a REIT, the income of our outdoor maintenance and paratransit businesses, and other businesses that may be owned by our taxable REIT subsidiaries, will be taxed at the corporate level as if we were a "C" corporation.

Requirements for qualification of our company as a REIT

        We must meet the following requirements to be taxed as a REIT, which we anticipate meeting:

        (1)   we are managed by one or more trustees or directors;

        (2)   our beneficial ownership is evidenced by transferable shares;

        (3)   we would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

        (4)   we are neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

        (5)   our shares will be owned beneficially by at least 100 persons;

        (6)   not more than 50% in value of our outstanding shares will be owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

        (7)   we elect to be taxed as a REIT and satisfy all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

        (8)   we use a calendar year for federal income tax purposes and comply with the record keeping requirements of the federal income tax laws; and

        (9)   we meet other qualification tests, described below, regarding the nature of our income and assets.

        We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year, which we presently anticipate will be 2008.

        If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that requirement 6 above was violated, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

        We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6.

        A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" are considered to be assets, liabilities and items of income, deduction and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be considered to be assets, liabilities and items of income, deduction and credit of our company. We currently have three any corporate subsidiaries, and after the Reorganization, we plan to have six qualified REIT subsidiaries, for each real property we will have acquired in the Reorganization.

        In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

        Among other matters that must occur in order to have us become a REIT, we must distribute to our stockholders all of the earnings and profits accumulated by the Bus Companies prior to the conversion to a REIT which were not previously distributed. We have been advised that the total of the earnings and profits of the Bus Companies not previously distributed, including the gain on the transactions with New York City, is expected to be a sum of not more than $62,000,000. We expect to make a distribution of this amount in the following manner.

        We expect to make a distribution of undistributed historical earnings and profits to GTJ REIT stockholders on the record date of the distribution. We expect to make a total of $20,000,000 of cash available for the distribution with the remainder of such distribution to be made with common stock valued by our Board of Directors. Therefore, there is no assurance that our shareholders, after the Reorganization, will be able to realize that value (or any other particular value) for a share of our Common Stock. Each stockholder of GTJ REIT will be advised of the amount of the distribution to that shareholder, based on his or her share ownership, and will be entitled to elect the manner in which the distribution is to be made, for example, all cash, all stock, or a combination of cash and stock.

        To the extent that the aggregate elections for cash exceed the total amount set forth above of $20,000,000, it is expected that the cash portion of the distribution will be allocated among some or all of the electing shareholders and the balance of the distribution will be made in stock. These shares of common stock are also being registered pursuant to the registration statement of which this prospectus is a part.

Income tests for our company

        We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year, must consist of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

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  rents from real property;

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  interest on debt or obligations secured by mortgages on real property or on interests in real property; and

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  dividends or other distributions on and gain from the sale of shares in other REITs.

        Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and interest income of our company

        Rent that we receive from our tenants will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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  The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.

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  Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a "related party tenant."

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  If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as "rents from real property."

        We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary which is subject to a special election (a taxable REIT subsidiary or "TRS") or an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through a TRS or an independent contractor, but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, we may render a de minimis amount of "non-customary" services to the tenants of a property, other than through a TRS or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the property. We plan to use a TRS for management services the REIT is not permitted to provide.

        We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, "non-customary" services to our tenants other than through an independent contractor, and, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

        If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as "rents from real property." In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as "rents from real property" because we furnish non-customary services to the tenant under such lease, other than through a TRS, a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related party would qualify as "rents from real property." In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

        To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as "rents from real property." However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as "rents from real property," but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

        For purposes of the 75% and 95% gross income tests, the term "interest" generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term

"interest" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the secured property or a percentage of the appreciation in the property's value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. In addition, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% and 95% gross income tests.

        Unlike many other REITs, we will have a substantial operation, namely the outdoor maintenance and paratransit operations, that will not generate qualifying income. The operations of this group will be engaged through Shelter Express. The income of the TRSs will not be attributed to us for purposes of applying the 75% and 95% gross income tests. Dividends to us from the TRSs will qualify for the 95% income test.

Failure to satisfy our income tests

        If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

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  our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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  we attach a schedule of the sources of our income to our tax return.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited transaction rules

        A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, and will otherwise attempt to avoid any sale of assets that will be treated as being held "primarily for sale to customers in the ordinary course of a trade or business." We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

Asset tests of our company

        To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including receivables specified in the federal tax laws;

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  government securities;

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  interests in mortgages on real property;

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  stock of other REITs;

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  investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

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  interests in real property, including leaseholds and options to acquire real property and leaseholds.

        The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer's outstanding securities as measured by vote or value. For purposes of both components of the second asset test, "securities" does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership.

        We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

        Our company is allowed to own up to 100% of the stock of TRSs, which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs, determined on a quarterly basis.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

        Shelter Express and other subsidiaries which own the outdoor maintenance businesses and paratransit business, will become TRSs. If the asset value of the outdoor maintenance and paratransit businesses would endanger our REIT status, we will consider the sale of the same, or distribution of the same to our stockholders in a "spin off" transaction.

Distribution requirements

        To qualify as a REIT, each taxable year we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and excluding our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

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  the sum of specified items of non-cash income.

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration and no later than the close of the subsequent tax year. At the present time, we plan to make distributions on a quarterly basis.

        We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year;

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  95% of our REIT capital gain income for such year; and

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  any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

        From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the taxable year in which the difference arose even though we do have the corresponding cash on hand. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

        We may be able to correct a failure to meet the distribution requirements for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record keeping requirements

        We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Our failure to qualify as a REIT

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

U.S. taxation of our stockholders on account of REIT operations

        As long as we qualify as a REIT, a taxable "U.S. stockholder" must take into account, as ordinary income, distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or that we retain as long-term capital gain. The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the tax rate for qualified dividend income to 15%. However, dividends from REITs generally are not subject to this lower rate except to the extent attributable to dividends distributed by the TRSs. REIT dividends paid to a U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations, except that dividends we receive from taxable companies, including our TRSs, and then distribute to our stockholders, will qualify for the lower rate. As used herein, the term "U.S. stockholder" means a holder of our common stock that for U.S. federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

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  an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

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  any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

        A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder's common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the stockholder's adjusted basis of its common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, to the extent of the REIT's earnings and profits not already distributed, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. stockholders on their disposition of our common stock

        In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of common stock within 30 days before or after the disposition.

Capital gains and losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2006 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is generally 15% for sales and exchanges of assets held for more than one year. For taxable years ending after December 31, 2010, the maximum tax rate on long-term capital gains will increase to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Basis of Bus Company shareholders in our common stock

        Our common stock will be issued to the Bus Company shareholders in the Reorganization in exchange for their shares of common stock of the Bus Companies. Accordingly, their basis in the Bus Company shares, and the holding period of such shares, will be carried over to our shares. It is our understanding that substantially all of the Bus Company shares were received by gift or inherited. The basis of shares received as a gift would generally be the donor's basis. The basis of shares received by inheritance would generally be the value of such shares in the decedent's estate. Bus Company shareholders may find it difficult to establish the basis of the same, and should consult with their tax advisors. To the extent they are unable to establish their basis, upon a distribution to them in excess of our earnings, or a sale of our shares by them, the full amount of such distribution or sale proceeds may be taxable to them, since they have the burden of establishing their basis in our shares.

Information reporting requirements and backup withholding

        We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

  •
  is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with his or its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders.

Taxation of tax-exempt stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

  •
  the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

  •
  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

  •
  either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of non-U.S. stockholders

        The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders, if any, to consult their own tax advisers to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

  •
  a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or

  •
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        The U.S. Treasury Department has issued regulations with respect to the withholding requirements for distributions made after December 31, 2000, and we will comply with these regulations.

        A non-U.S. stockholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws. The term "U.S. real property interests" includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S.

corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

        A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

  •
  the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

  •
  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Other tax consequences

        We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax adviser regarding the effect of state and local tax laws upon an investment in our common stock.

Tax opinions

        In connection with the mergers and our proposed election to be taxed as a REIT beginning with our taxable year ending December 31, 2007, we have received two opinion letters from Herrick, Feinstein LLP addressing the federal income tax treatment of certain aspects of these transactions. In one of the opinion letter, Herrick, Feinstein LLP has rendered opinions that, based upon, subject to, and limited by the assumptions and qualifications set forth in the opinion letter, for federal income tax purposes: (i) the mergers of the Bus Companies and the acquisition companies wholly-owned by GTJ REIT will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; (ii) none of GTJ REIT, the Bus Companies and the acquisition companies will recognize gain or loss solely as a result of the mergers; (iii) the asset holding periods and tax bases of each of the Bus Companies will carry over to the acquisition companies after the mergers; and (iv) shareholders of the Bus Companies who receive GTJ REIT common stock in exchange for their Bus Company stock in the Mergers pursuant to the Merger Agreement will not recognize gain or loss solely as a result of the Mergers to the extent of the GTJ REIT common stock received in the exchange, to the extent that they hold their Bus Company stock exchanged as a capital asset within the meaning of Section 1221 of the Internal Revenue Code immediately before the exchange, and such Bus Company shareholders will have the same tax bases and holding periods in such GTJ REIT common stock as they have with respect tot he Bus Company stock exchange in the Mergers. In the second opinion letter, Herrick, Feinstein LLP has rendered opinions that, based upon, subject to, and limited by the assumptions and qualifications set forth in the opinion letter, after the mergers the proposed methods of organization and operation of GTJ REIT, its expected ownership structure, the expected distribution of earnings and profits of the Bus Companies and their subsidiary corporations and GTJ REIT's expected income and assets, will enable GTJ REIT to qualify as a REIT commencing with its taxable year ending December 31, 2007.

        Herrick, Feinstein LLP's opinion letters were addressed to the boards of Directors of the Bus Companies and GTJ REIT, Inc. In addition, Herrick, Feinstein LLP opinions did not address the accuracy or completeness of statements or information contained in the registration statement, or the proxy statement/prospectus. Furthermore, it must be emphasized that the opinion letters were based and conditioned upon certain assumptions and representations made by us as to factual matters (including our representations concerning our income and properties and the past, present, and future conduct of our business operations as set forth in this prospectus/proxy statement and one or more factual certificates provided by our officers). The opinions were expressed as of their dates and Herrick, Feinstein LLP has no obligation to advise of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, such qualification as a REIT depends upon GTJ REIT, Inc.'s ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various requirements imposed under the Internal Revenue Code as discussed below, the results of which will not be reviewed by Herrick, Feinstein LLP. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge any aspect of the mergers or our qualification as a REIT.

DESCRIPTION OF OUR CAPITAL STOCK

Introduction

        The following description of our capital stock highlights certain provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Our common stock

        Under our charter, we will have 100,000,000 authorized shares of common stock, $.001 par value per share, available for issuance. We have authorized the issuance of up to 15,564,454 shares of our common stock in connection with the Reorganization and the earnings and profits distribution described elsewhere in this prospectus although we expect only 13,769,122 shares to be issued. We have also reserved 1,000,000 shares of common stock for issuance under the 2006 Plan. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

        Holders of our common stock:

  •
  are entitled to receive distributions authorized by our board of directors after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

  •
  are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

  •
  do not have preference, conversion, exchange, sinking fund, redemption or appraisal rights or preemptive rights to subscribe for any of our securities.

        Except as otherwise provided, all shares of our common stock will have equal voting rights. Because our stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our directors standing for election at any given time. The voting rights per share of our equity securities issued in the future will be established by our board of directors.

        Our charter provides that we may not, without the affirmative vote of stockholders holding at least a majority of all the shares entitled to vote on the matter:

  •
  amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to classifications and reclassifications of our capital stock and increases or decreases in the aggregate number of shares of our stock or the number of shares of stock of any class or series;

  •
  sell all or substantially all of our assets other than in the ordinary course of our business or as otherwise permitted by law;

  •
  cause a merger or reorganization of our company except as permitted by law; or

  •
  dissolve or liquidate our company.

        Further, only stockholders holding two-thirds of the outstanding voting stock may remove a director for cause for which they vote at a meeting of stockholders. Each stockholder entitled to vote on a matter may do so at a meeting in person or by a proxy executed in writing or in any other manner permitted by law directing the manner in which he or she desires that his or her vote be cast. Any such proxy must be received by our board of directors prior to the date on which the vote is taken. Stockholders may take action without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Our preferred stock

        Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. There is no requirement that a majority of the independent directors approve the issuance of preferred stock. We have authorized a Series A Preferred Stock consisting of 500,000 shares of Preferred Stock in connection with our Shareholders Rights Plan.

Issuance by us of additional securities and debt instruments

        Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of our stockholders. We may issue debt obligations with conversion privileges on such terms and conditions as the board of directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable subject to certain restrictions in our charter, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the requisite approval of our stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on ownership and transfer of our common stock

        In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer persons, as defined in the federal tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

        Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal tax laws, (i) more than 9.9% of each class or series of our capital stock, including the common stock; or (ii) such amount of our capital stock as would result in (1) our capital stock being beneficially owned by fewer than 100 persons; (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws; or (3) our company otherwise failing to qualify as a REIT for federal tax purposes.

        Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution, will be null and void. Any transfer of shares of GTJ REIT common stock, which would otherwise result in ownership in violation of the ownership limits described in the proceding paragraph would result in such shares being transferred automatically to a trust effective on the day before the purported transfer of such shares. We have designated as the initial trustee, one of TRSs. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

        The shares will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares held in the trust. The trust will designate a permitted transferee of the shares, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in the violation of one or more ownership limitations.

        Our charter requires that the prohibited owner of the shares pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any such shares and the record date of which was on or after the date that such shares of stock became shares. The prohibited owner generally will receive from the trust the lesser of:

  (1)
  the price per share such prohibited owner paid for the shares; or

  (2)
  the price per share received by the trust from the sale of such shares held in the trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.

        The shares held in the trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

  (1)
  the price per share in the transaction that created such shares-in-trust; or

  (2)
  the market price per share on the date that our company, or our designee, accepts such offer.

        We will have the right to accept such offer until the trustee has sold such shares.

        If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal tax laws, of our outstanding shares of stock, then you must, within 30 days after the close of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limits.

        The ownership limits generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limits. However, the ownership limits will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates representing our common or preferred shares, if any, will bear a legend referring to the restrictions described above.

        The ownership limits in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest.

Our Proposed Stockholder Rights Agreement

        We have approved a Stockholder Rights Agreement ("Rights Agreement") which we expect to enter into before the mergers. Under the Rights Agreement, each share of our common stock issued shall include one preferred share purchase right (a "Right"). Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Preferred Stock, par value $0.001 per share (the "Preferred Shares"), at a price of $50.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement between us and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), a copy of which was filed with the registration statement of which proxy statement/prospectus is a part. Every statement herein is qualified by the terms of the Rights Agreement. Each Right alternatively entitles the holder to purchase $50.00 of our common stock from us at one-half of its then fair market value.

        Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than (A) the Company, (B) a majority-owned subsidiary of the Company, (C) any employee benefit plan of the Company, or (D) any entity holding common stocks for or pursuant to the terms of any such plan) have acquired beneficial ownership of fifteen (15%) percent or more of our outstanding common stock or (ii) 10 business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of fifteen (15%) percent or more of our outstanding common stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the common stock certificates outstanding by such common stock certificate.

        The Rights Agreement provides that until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), our common stock certificates issued will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will then evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on December 31, 2016 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by us, in each case, as described below.

        The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

        The number of outstanding Rights and the Preferred Shares or common stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.

        Preferred Shares purchased upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per common stock, or if the Preferred Shares are then convertible, on an "as converted" basis. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $50,000 per share but will be entitled to an aggregate payment of 1000 times the payment made per common stock, or if the Preferred Shares are then convertible, on an "as converted" basis. Each Preferred Share will have 1000 votes, voting together with the common stocks, or if the Preferred Shares are then convertible, on an "as converted" basis. Finally, in the event of any merger, consolidation or other transaction in which common stocks are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per common stock, or if the Preferred Shares are then convertible, on an "as converted" basis. These rights are protected by customary anti-dilution provisions.

        From and after the Distribution Date, the liquidation amount of the Preferred Shares ($50,000 per share) is convertible into shares of common stock at a rate of 50% of the market value of the common stock on the Distribution Date, subject to adjustment for stock splits, combinations and distributions, and for mergers and asset acquisitions. Thereafter, voting and dividend rights will be based on the common stock equivalent of the Preferred Shares, that is, each Preferred Share, for such purpose, shall be treated as if it had been fully converted into shares of common stock.

        In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stocks having a market value of two times the exercise price of the Right.

        At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common stocks, our board of directors may, at its option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void) for one-half of the number of common stocks, one-thousandths of Preferred Shares or other securities or property for which the Rights are then exercisable.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

        At any time prior to such time as any person becomes an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding common stocks then known to us to be beneficially owned by any person or group of affiliated or associated persons (other than an excepted person) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

SHARE REPURCHASES

        Our board of directors, in its sole discretion, may determine to offer to repurchase shares of our common stock from time to time. Should the board of directors make such determination, it will communicate the same to all stockholders in writing at their addresses set forth on the stockholder records of the company and will comply with applicable law. The offer, if made, shall be on such terms as the board of directors, in its sole and absolute discretion, may determine.

CERTAIN PROVISIONS OF MARYLAND CORPORATE LAW AND OUR CHARTER
AND BYLAWS

        The following is a summary of certain provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus.

Our charter and bylaws

        Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Our board of directors approved our charter and bylaws. A majority of our independent directors must approve or ratify any subsequent amendment to our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, are likely to make it more difficult to change the composition of our board of directors and are likely to discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders' meetings

        An annual meeting of our stockholders will be held upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president or a majority of our board of directors or a majority of the independent directors, and will be called by the secretary upon written request of stockholders holding in the aggregate at least 25% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 10 nor more than 90 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our board of directors

        Our charter provides that the number of directors of our company shall be seven, which number may be increased or decreased pursuant to the By-laws, provided such number may not be fewer than three or more than fifteen. A majority of the directors will be independent directors. This provision may only be amended by a vote of our stockholders holding at least two-thirds of our voting securities. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with cause by our stockholders owning at least two-thirds of the outstanding shares.

        Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

        We have a staggered board of directors, with each director having a three year term once a full cycle of elections take place. Accordingly, only approximately one-third of the directors are to be elected at any annual meeting. At the present time, two of our seven directors will serve until the 2007 annual meeting of stockholders, two of our directors will serve until the 2008 annual meeting of stockholders and three of our directors will serve until the 2009 annual meeting of stockholders.

Fiduciary duties

        Our directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our executives.

Limitation of liability and indemnification of our directors and officers

        We have included in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except as may be required by Maryland law.

        We will indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities. However, we shall not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        Our charter provides that none of our directors or officers will be liable to our company or our stockholders for money damages and that we will indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to our directors, our officers, their affiliates and any individual who, while our director or officer at our request, served as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for losses they may incur by reason of their service in those capacities; provided, however, we will not indemnify or hold harmless our directors and officers unless all of the following conditions are met:

  •
  the party was acting on behalf of or performing services on the part of our company;

  •
  our directors and officers have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

  •
  such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

  •
  such liability or loss was not the result of:

    negligence or misconduct by our officers or directors (other than the independent directors); or

    gross negligence or willful misconduct by the independent directors.

        The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

  •
  there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

  •
  a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

        We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

  •
  the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

  •
  the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

  •
  the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

  •
  the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

        Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

        Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

        We intend to purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our charter in a sum of at least $5 million.

        The indemnification provided in our charter is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our charter.

Defenses available to our directors and officers

        There are defenses available to our directors and officers under Maryland corporate law in the event of a stockholder action against them. A director or officer may contend that he or she performed the action giving rise to the stockholder's action in good faith, in a manner he or she reasonably believed to be in the best interests of our company and with the care that an ordinarily prudent person in a like position under similar circumstances would have used. The directors and officers also are entitled to rely on information, opinions, reports or statements prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care or a committee of the board of directors on which the director does not serve as to a matter within its authority so long as the director has a reasonable belief that the committee merits its confidence.

Inspection of our books and records

        We will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

        Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

        We will update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

        We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

        The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders' voting rights and the exercise of stockholders' rights under federal proxy laws.

        If our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder's interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

Restrictions on roll-up transactions

        In connection with a "roll-up transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we would be required to obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

        In connection with a roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal a choice of:

  •
  accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

  •
  one of the following:

  •
  remaining stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

  •
  receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

        Our company is prohibited from participating in a roll-up transaction:

  •
  which would result in our stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of our company;

  •
  which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor; in which our stockholder's rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in "Inspection of Books and Records" above; or

  •
  in which our company would bear any of the costs of the roll-up transaction if our stockholders do not approve the roll-up transaction.

Anti-takeover provisions of the MGCL

        The following paragraphs summarize certain provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company.

  Business combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

        Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL only with respect to affiliates of our company and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any affiliate of our company. As a result, any affiliate who becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

  Control share acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

  (1)
  a person who makes or proposes to make a control share acquisition,

  (2)
  an officer of the corporation, or

  (3)
  an employee of the corporation who is also a director of the corporation.

        "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  (a)
  one-tenth or more but less than one-third,

  (b)
  one-third or more but less than a majority, or

  (c)
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Section 2.13 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future by the board of directors, in which event the control share acquisition statute would apply to us.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions, and since we qualify, we have elected to put each of the following into effect:

  •
  a classified board,

  •
  two-thirds vote requirements for removing a director,

  •
  a requirement that the number of directors be fixed only by vote of the directors,

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

  •
  a majority requirement for the calling of a special meeting of stockholders.

Stockholder Rights Agreement

        We have adopted the Rights Agreement described above under "Shareholder Rights Agreement" above, which we expect to enter into at the time of the mergers.

Dissolution or termination of our company

        We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and the stockholders of at least two-thirds of our voting stock.

Transactions with affiliates

        We have established restrictions on dealings between our company and our officers, directors or affiliates in our charter and elsewhere. Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in the best interests of our company and with the care of an ordinarily prudent person in a like position under similar circumstances. In addition, Maryland law provides that a transaction between our company and any of our directors or between our company and any other corporation, firm or other entity in which any of our directors is a director or has a material financial interest is not voidable solely because of the common directorship or interest if:

  •
  the fact of the common directorship or interest is disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

  •
  the fact of the common directorship or interest is disclosed to or known by our stockholders and the transaction is authorized approved or ratified by the disinterested stockholders; or

  •
  the transaction is fair and reasonable to our company.

Advance notice of director nominations and new business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws which includes delivery of notice to our secretary not less than 60 not more than 90 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

COMPARISON OF RIGHTS OF NEW YORK AND MARYLAND SHAREHOLDERS

        As part of the proposed Reorganization, the Bus Company shareholders are being requested to approve mergers of the Bus Companies with and into subsidiaries of GTJ REIT, and in exchange for their common stock of the Bus Companies, which are New York corporations, they would receive common stock of GTJ REIT, which is a Maryland corporation.

        There are differences between the rights of New York shareholders in view of New York law and the Bus Companies' certificates of incorporation as compared with and rights of Maryland stockholders in view of Maryland law and GTJ REIT's certificate of incorporation.

        The following table summarizes the material differences:

	Bus Company Shareholders	GTJ REIT Stockholders
Notice of Meetings	No less than 10 and no more than 40 days notice.	No less than 10 and no more than 90 days notice.
Quorum	At least one third for Green and Triboro. Majority for Jamaica.	A majority
Voting	Majority present unless otherwise required by law.	Majority present unless otherwise required by law.

Dividends	Within discretion of the Board of Directors.	Within discretion of the Board of Directors except that for so long as the Board deems it in the best interest of GTJ REIT to qualify as a REIT, at least 90% of net income to be paid in dividends.
Written Consent	Shareholders may act by unanimous written consent.	Stockholders may act by unanimous written consent.
Dissenting Shareholders	A shareholder has the right to receive payment of the fair value of his shares if he does not assent to:	A stockholder has a right to demand and receive payment of the fair market value of the stockholder's stock if:
A. a merger or consolidation except when:
    The shareholder is a member of
    the parent in a merger;
    The shareholder is a member of
    the surviving corporation unless
    the merger changes the rights of
    the shareholder;
    The shares are listed.
B. a sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval. C. a share exchange. (Section 910 of the New York Business Corporation Law).	A. The corporation consolidates or merges.
B. The stockholder's stock is to be acquired in a share exchange.
C. The corporation transfers its assets in a manner requiring shareholder consent.
D. The corporation amends its charter in a way that alters the contract rights of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved in the charter.
E. Business combination with an interested stockholder or affiliate. (Section 3-202 of the Maryland General Corporation Law).
Voting	Shareholders' voting is required for mergers, consolidation, dissolution and election of directors.	Stockholders' voting is required for mergers, consolidation, dissolution and election of directors.
Shareholding	No restriction on amount.	No person may hold more than 9.9 percent of the outstanding common stock.

        Other differences in the rights of the Bus Company shareholders and GTJ REIT shares should be noted, although they are based on agreements and not corporate law:

        (a)   The holders of up to 90% of the common stock of the Bus Companies are now parties to voting trust agreements, under which the voting trustee exercises substantially all of the voting rights of such shareholders. By contrast, there will be no voting trusts related to GTJ REIT.

        (b)   GTJ REIT has a Stockholders' Rights Agreement (the Bus Companies does not have this). Stockholders' Rights Agreement is discussed in more detail in "Description of Our Capital Stock—Our Proposed Stockholder Rights Agreement" above. In substance, it provides for the issuance of a substantial amount of common stock at below market values to all stockholders of GTJ REIT, other than one or more persons owning, collectively, 15% or more of the GTJ REIT common stock without approval by the Board of Directors. The effect of the Stockholders Rights Agreement is to discourage tender offers for or purchases of common stock of GTJ REIT, by an individual or a group, of 15% or more, without Board of Directors approval, thereby providing a barrier to a takeover not approved by the Board of Directors.

SHARES AVAILABLE FOR FUTURE SALE

        We will issue 10,000,000 shares in the Reorganization and we expect to issue not more than 3,769,122 shares in connection with the subsequent distribution of earnings and profits, although we will make a total of 5,564,454 shares for such purpose. All of the shares of common stock issued in the Reorganization, and in connection with distribution of accumulated earnings and profits, will be freely tradable under the federal securities laws, except shares held by affiliates of our company, including officers and directors, who shall be governed by the provisions of Rule 144 under the Securities Act of 1933.

THE MERGER

        The following is a summary of the material terms of the merger agreement that will affect the Reorganization. The following description may not contain all the information about it that is important to you. We encourage you to read the merger agreement itself, which is attached as Annex A and incorporated in this prospectus by reference. A copy of the merger agreement is included as Attachment A to this prospectus.

        The merger agreement provides that upon satisfaction or waiver of all of the conditions to the merger agreement, each of the Bus Companies will be merged with and into subsidiaries we have created for such purpose, which will be the surviving corporations in the merger. The merger will become effective at the time the certificates of merger are filed with the Secretary of State of the State of New York.

        Our board of directors has determined, based on appraisals of our assets and a fairness opinion, that the merger is advisable and in the best interests of the Bus Company shareholder and that the merger is fair, from a financial point of view, to the Bus Company shareholder. Accordingly, our board of directors has approved the merger agreement.

Purpose and structure of the mergers

        The purpose of the mergers are to permit the Bus Companies shareholders to become stockholders of our company, which intends to qualify as a REIT. The reason the Reorganization has been structured as a merger is to effect a prompt and orderly transfer of ownership the Bus Companies to us. We believe that undertaking the proposed Reorganization in the form of a merger represents the most efficient way of accomplishing the transfer of ownership.

Effective time of the mergers

        If the merger agreement and the mergers are approved by the requisite vote of the Bus Company shareholders, holders of an aggregate of two-thirds or more must vote in favor, and the other conditions to the merger are satisfied or, to the extent permitted, waived, the mergers will be consummated and become effective at the time the certificates of merger are filed with the Secretary of State of the State of New York or such later time as otherwise agreed by us and the Bus Companies and provided in the certificates of merger. If the merger agreement and the mergers are approved by the Bus Companies shareholders, we expect to complete the merger as soon as practicable after the special meetings of shareholders of the Bus Companies.

Consideration to be received by Bus Companies shareholders

        As of the effective time of the mergers, by virtue of the mergers and without any further action of the Bus Companies, us or any holder of any of our respective equity securities: each share of common stock of each Bus Company issued and outstanding immediately prior to the effective time of the mergers, shall be converted into the right to receive the following shares of our common stock:

  •
  Each share of Green common stock will be converted into 1,117.429975 shares of our common stock.

  •
  Each share of Triboro common stock will be converted into 2,997.964137 shares of our common stock.

  •
  Each share of Jamaica common stock will be converted into 195.001987 shares of our common stock.

        As soon as reasonably practicable after the effective time of the mergers, the exchange agent will mail to the record holders of the Bus Companies common stock: (i) a letter of transmittal in customary form and containing such provisions as we may reasonably specify (including a provision confirming that delivery of certificates for our common stock shall be effected, and risk of loss and title to the stock certificates shall pass, only upon delivery of such stock certificates to the exchange agent) and (ii) instructions for use in effecting the surrender of stock certificates in exchange for our common stock as contemplated by the merger agreement. Upon surrender of a stock certificate to the exchange agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the exchange agent or the company (1) the holder of such stock certificate shall be entitled to receive in exchange therefor, the number of our shares of common stock resulting from the application of the exchange ratios set forth above and (2) the stock certificate so surrendered shall be canceled. Until surrendered as contemplated by the merger agreement, each of the Bus Companies stock certificates shall be deemed, from and after the effective time of the mergers, to represent only number of shares of common stock resulting from the application of the exchange ratios set forth above. If any stock certificate shall have been lost, stolen or destroyed, the company may, in its discretion and as a condition precedent to the issuance of our shares of common stock, require the owner of such lost, stolen or destroyed stock certificate to provide an appropriate affidavit and to deliver a bond (in such sum as the surviving corporation may reasonably direct) as indemnity against any claim that may be made against the exchange agent, and us, as the surviving corporation with respect to such stock certificate.

Solicitation of proxies; expenses of solicitation

        We will bear all expenses in connection with the solicitation of proxies. Solicitation of proxies will be made principally by mail. The Bus Companies have retained InnisFree M & A Incorporated, to act as their solicitation agent in connection with such proxy solicitation. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

Principal covenants contained in the merger agreement

  Access

        Subject to confidentiality restrictions, the Bus Companies have agreed to provide us and our authorized representatives with access at reasonable times upon prior notice to the properties, books, records, tax returns, contracts, information, documents and personnel of the Bus Companies as they relate to their business as we may reasonably request for the purpose of making such investigation of our business, properties, financial condition and results of operations as we may deem appropriate or necessary.

  Confidentiality

        Except as required by law, we and the Bus Companies have agreed to hold, and to cause their respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information of the other party confidential.

  Conduct of the Bus Companies' businesses pending the closing of the mergers

        The Bus Companies have agreed to use reasonable commercial efforts to: (i) ensure that each of the companies conducts its business and operations (A) in the ordinary course of business, and (B) in material compliance with all applicable laws and regulations and the requirements of all existing contracts; and (ii) ensure that each of the Bus Companies preserves intact its current business organization, keeps available the services of its current officers and employees (except when in the good faith judgment of such services are not in the best interests of the Company) and maintains its relations and goodwill with all material suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective companies.

        In addition, the Bus Companies have agreed not to, and to cause their respective subsidiaries not to, without our prior consent (which consent we agree will not be unreasonably withheld or delayed):

  •
  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except repurchases of unvested shares at cost in connection with the termination of the employment or consulting relationship with any employee or consultant pursuant to stock option or purchase agreements existing as of the date of this Agreement;

  •
  sell, issue, deliver, grant or authorize the sale, issuance, delivery or grant of (A) any capital stock or other security, (B) any stock rights, options or equity-based compensation awards, (C) any instrument convertible into or exchangeable for any capital stock or other security;

  •
  enter into any contract or otherwise agree with respect to the sale, voting, repurchase or registration of any capital stock or other securities;

  •
  amend or permit the adoption of any amendment to any of the Bus Companies' charter documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

  •
  acquire any equity interest or other interest in any other entity;

  •
  make capital expenditures that exceed $250,000 in the aggregate;

  •
  except in the ordinary course of business, enter into any contract, or modify or amend any existing contract, providing for (A) severance or termination pay, (B) indemnification of officers and directors, or (C) benefits which are contingent upon the occurrence of a transaction involving the company of the nature contemplated by this Agreement or otherwise granting any severance or termination pay to any present or former director, officer or employee of any Bus Company or its subsidiaries;

  •
  except in the ordinary course of business, purchase, lease, license or otherwise acquire any right or other asset from any other person or sell, transfer, convey, pledge, encumber, grant a security interest in or otherwise dispose of, or lease or license, any right or other asset to any other person (except for purchases and sales of assets by each of the Bus Companies, including their subsidiaries not having a value, or not requiring payments to be made or received, in excess of $10,000 individually and $50,000 in the aggregate), or waive, relinquish or otherwise impair any material right or any duties or obligations of confidentiality;

  •
  lend money or other property to any person, including, without limitation, any present or former director, officer or employee of either of the Bus Company or their subsidiaries, or incur or guarantee any indebtedness;

  •
  except in the ordinary course of business, incur, assume or prepay any indebtedness, or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person;

  •
  except in the ordinary course of business: (A) enter into any contract that would constitute a material contract had it been entered into as of the date of the agreement, or (B) terminate, cancel or request any material change in any material contract or any contract entered into described above;

  •
  waive, release, assign, settle or compromise any material legal proceedings; or

  •
  except in the ordinary course of business pursuant to existing agreements and Bus Company employee plans, (A) establish, adopt, amend, terminate or make contributions to any Bus Company employee plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Bus Company employee plan if it were in existence as of the date of the merger agreement; (B) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the hourly wage rates, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its present or former directors, officers or employees, or (C) become obligated to do any of the foregoing;

  •
  make or revoke any material tax elections or file any amended tax returns except as required by applicable law;

Indemnification of officers and directors

        The certificates of incorporation of our merger subsidiaries, as the surviving corporations in the mergers, will contain the same provisions with respect to indemnification and exculpation from liability set forth in the Bus Companies' current certificates of incorporation and bylaws, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of individuals who on or prior to the completion of the mergers were directors, officers, employees or agents of the Bus Companies, unless such modification is required by law; and

        The Bus Companies have agreed to procure, prior to the completion of the mergers, appropriate "tail insurance coverage" to cover their current officers and directors for claims based on conduct occurring prior to the completion of the mergers, which coverage shall be substantially similar to their current officer and director liability coverage. We have agreed that the surviving corporations will maintain that insurance coverage for a period of not less than five years following the completion of the mergers or, in the event coverage is not available for a five-year period, such lesser period as is available but not less than three years. The surviving corporations shall take no action that would lead to the termination or modification of such insurance coverage prior to the expiration of that period.

Reasonable efforts to complete transactions

        We and the Bus Companies have agreed to use our respective reasonable efforts to take all actions to consummate the transactions contemplated by the merger agreements, including:

  •
  the making of all necessary applications, registrations and filings;

  •
  the obtaining of all necessary actions or nonactions, licenses, consents, approvals or waivers from third parties;

  •
  the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement; and

  •
  the defending of any lawsuits or other legal proceedings challenging the merger agreement.

Notice of breach; disclosure

        We and the Bus Companies have agreed promptly to notify the other of: (i) any of its representations or warranties contained in the merger agreements becoming untrue or inaccurate, (ii) failure to comply with or satisfy covenant, condition or agreement to be complied with or satisfied by it under the merger agreements, (iii) the occurrence of events which individually or in the aggregate, are reasonably likely to have an adverse effect, or (iv) the commencement of or, to the extent there is knowledge of the threat of, any litigation involving or affecting, the Bus Companies or any of their subsidiaries which would have been required to have been disclosed in or pursuant to the merger agreements. The parties represented to each other that, other than as previously disclosed to each other, they do not have any actual knowledge of a breach of the representations and warranties being made by such other party pursuant to the merger agreements.

Disclosure

        We and the Bus Companies have agreed not to issue any press release or other public statements with respect to the transactions, including the merger, without first obtaining the prior consent of the other parties. However, in the event of any press release that may be required by applicable law, we will use reasonable best efforts to consult with each other before issuing, and to provide each other the opportunity to review and comment upon, any such press release or other public statement.

Representations and warranties in the merger agreement

  The Bus Companies' representations and warranties

        The Bus Companies have made representations and warranties in the merger agreement to us relating to a number of matters, including but not limited to, the following:

  •
  their corporate existence and good standing;

  •
  their capital structure and other similar corporate matters;

  •
  their power and authority to enter into the merger agreement and consummate the merger and the validity, enforceability of the merger agreement;

  •
  consents and approvals required of them for the completion of the merger;

  •
  the financial statements for fiscal years 2003, 2004 and 2005;

  •
  the absence of material litigation;

  •
  their compliance with applicable law; and

  •
  the absence of a broker or financial adviser retained by their boards of directors in connection with the transactions contemplated by the merger agreement.

  Our representations and warranties

        We have made representations and warranties in the merger agreement relating to a number of matters, including but not limited to, the following:

  •
  our corporate existence and good standing;

  •
  our power and authority to enter into the merger agreement and consummate the merger and the validity, binding effect and enforceability of the merger agreement;

  •
  the absence of conflict with our governing documents, agreements and obligations and applicable laws, judgments and orders; and

  •
  requirement of consents and approvals of governmental authorities and other persons.

Conditions to consummation of the mergers

  Conditions to our obligations to complete the mergers

        Our obligations to complete the mergers is conditioned upon the satisfaction or waiver in writing by us, and or before the effectiveness of the merger, of the following conditions:

  •
  the Bus Companies' representations and warranties contained in the merger agreement must be accurate in all material respects as of the effective time of the merger as if made at the effective time of the mergers.

  •
  Each covenant or obligation that each of the Bus Companies are required to comply with or to perform at or prior to the closing of the merger shall have been complied with and performed in all material respects.

  •
  This Registration Statement shall have been declared effective by the Securities and Exchange Commission and shall remain effective through closing of the mergers.

  •
  All consents, approvals and other authorizations of any governmental body (including from all applicable state securities regulatory agencies) required to consummate the Merger and the other transactions contemplated by this Agreement (other than the delivery of the certificate of merger with the Department of State of the State of New York) shall have been obtained, free of any condition that would reasonably be expected to have a material adverse effect on us or our subsidiaries.

  •
  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the mergers shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the mergers that makes consummation of the mergers illegal.

  •
  There shall not be pending or threatened any legal proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the mergers or any of the other transactions contemplated by the merger agreement; (ii) relating to the mergers and seeking to obtain from each of the Bus Companies or us or any of their or our respective subsidiaries any damages that may be material to each of the Bus Companies or us or any of their or our subsidiaries; (iii) seeking to prohibit or limit in any material respect each of the Bus Companies stockholders' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to our common stock; (iv) which would materially and adversely affect our rights to own the assets or operate the business of the Bus Companies; or (v) seeking to compel any of the Bus Companies or us or to dispose of or hold separate any material assets, as a result of the mergers or any of the other transactions contemplated by the merger agreement.

  •
  Appraisal rights shall not have been perfected pursuant to Section 623 of the New York Business Corporation Law by shareholders or beneficial owners thereof of the Bus Companies with respect to more than 3% of the number of shares of our common stock issuable in connection with the mergers.

  •
  Each Bus Company shall have received written resignation letters from each of the directors and officers of the Bus Companies requested by us effective as of the effective time of the Reorganization.

  Conditions to Bus Companies' obligations to complete the merger

        The Bus Companies' obligations to complete the merger is conditioned upon the satisfaction or waiver in writing by them, at or before the effective time of the mergers, of the following conditions:

  •
  Each covenant and obligation that we are required to comply with or to perform at or prior to the closing of the mergers shall have been complied with and performed in all material respects.

  •
  The Registration Statement shall have been declared effective by the Securities and Exchange Commission and shall remain effective through closing of the mergers.

  •
  The merger agreements shall have been duly adopted by affirmative vote of the holders of two-thirds of the outstanding stock of each of the Bus Companies.

  •
  All consents, approvals and other authorizations of any governmental body (including from all applicable state securities regulatory authorities) required to consummate the mergers and the other transactions contemplated by the merger agreement (other than the delivery of the certificate of merger with the Department of State of the State of New York) shall have been obtained, free of any condition that would reasonably be expected to have a material adverse effect on the Bus Companies.

  •
  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the mergers by each of the Bus Companies shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the mergers that makes consummation of the mergers by each of the Bus Companies illegal.

Termination of the merger agreement

        The merger agreement may be terminated prior to the effectiveness of the mergers:

  •
  by mutual written consent of the Bus Companies and us;

  •
  by the Bus Companies (provided they are not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), upon a material breach of any representation, warranty, covenant or agreement on our part, or if any of our representations or warranties shall have become untrue or misleading, in either case 30 days following notice to us of such breach or untruth;

  •
  by us (provided that we are not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), upon a material breach of any representation, warranty, covenant or agreement on the part of a Bus Company, or if any representation or warranty of a Bus Company shall have become untrue or misleading, in either case continuing 30 days following notice to the Bus Company of such breach or untruth;

  •
  by either us or the Bus Companies if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree or ruling or other action shall have become final and nonappealable;

  •
  by either us or the Bus Companies if the merger shall not have occurred by January 31, 2007 (herein referred to as the "Outside Date"), unless the failure to consummate the merger is the result of a breach of covenant set forth in the merger agreement or a material breach of any representation or warranty set forth in the merger agreement by the party seeking to terminate. However, either we or the Bus Companies may extend the Outside Date, but no more than three times in the aggregate, and each time by no more than one month, but in no event beyond April 30, 2007, by providing written notice thereof to the other party between three and five business days prior to the next scheduled Outside Date if (i) the merger shall not have been consummated by that date because the requisite governmental approvals have not been obtained and are still being pursued and (ii) the party requesting such extension has satisfied all the conditions required to be satisfied by it and has not violated any of its obligations under the merger agreement in a manner that was the cause of or resulted in the failure of the merger to occur on or before the Outside Date;

  •
  by the Bus Companies (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), if stockholder approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of their shareholders or at any adjournment or postponement thereof called for such purpose;

        If we and the Bus Companies terminate the merger agreement, neither party will have any further obligations under the merger agreement, except as they relate to the survival of the confidentiality provisions and the obligation of the Bus Companies to pay all fees and expenses in connection with the merger agreement.

Regulatory approvals

        We do not believe that any material regulatory approvals are required to permit completion of the merger from U.S. regulatory authorities, including the antitrust authorities.

RIGHTS OF DISSENTING SHAREHOLDERS

        Bus Company shareholders entitled to vote on the adoption of the merger agreement have dissenter's rights to dissent from the mergers and obtain the fair value of their Bus Company shares in cash in accordance with the procedures established by New York law.

        Sections 623 and 910 of the New York Business Corporation Law ("NYBCL") provide that if the mergers are consummated, Bus Company shareholders who object to the mergers prior to the special meeting to be held to approve the same, and who follow the procedures specified in Section 623 (summarized below), will have the right to receive cash payment of the fair value of their Bus Company shares. The procedures of Section 623 must be followed precisely; if they are not, Bus Company shareholders may lose their right to dissent. As described more fully below, such "fair value" would potentially be determined in judicial proceedings, the result of which cannot be predicted. Bus Company shareholders exercising dissenters' rights may not receive consideration equal to or greater than the value of our common stock to be owned by them following completion of the Reorganization. A copy of Sections 623 and 910 are included as Attachment B to this prospectus.

        The statutory procedures outlined below are complex. What follows is a summary and is qualified in its entirety by reference to the full text of Section 623 of the NYBCL. Bus Company shareholders wishing to exercise their dissenters' rights should consult their own legal advisers to ensure that they fully and properly comply with the requirements of New York law.

        Any Bus Company shareholder who is entitled to vote on the adoption of the merger agreement will have the right to receive cash payment of the fair value of his or her Bus Company shares and the other rights and benefits provided in Section 623 if such shareholder: files with the relevant Bus Company a written objection to the merger prior to the vote by the Bus Company shareholders on the adoption of the merger agreement and does not vote in favor of the adoption of the merger agreement. The written objection must include:

  •
  notice of the shareholder's election to dissent;

  •
  the shareholder's name and residence address;

  •
  the number of Bus Company shares as to which the shareholder dissents; and

  •
  a demand for payment of the fair value of such Bus Company shares if the merger is consummated.

        A vote against adoption of the merger agreement will not satisfy the requirement of filing a written objection. Failure to vote against adoption of the merger agreement will not waive a Bus Company shareholder's right to receive payment if the shareholder has filed a written objection in accordance with Section 623 and has not voted in favor of adoption of the merger agreement. If a shareholder abstains from voting on adoption of the merger agreement, this will not waive his or her dissenter's rights so long as the appropriate written objection to the Bus Company merger is properly and timely filed. Since a proxy left blank will be voted by the proxy voter FOR adoption of the merger agreement, any Bus Company shareholder who wishes to exercise his or her dissenter's rights must either vote against adoption of the merger agreement or abstain. Written objection is not required from any Bus Company shareholder to whom a Bus Company did not give proper notice of the special meeting of shareholders.

        A Bus Company shareholder may not dissent as to less than all Bus Company shares, held of record by him or her, or that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of shares as to less than all Bus Company shares held of record by the nominee or fiduciary.

        All written objections to a Bus Company merger and notice of election to dissent should be addressed to the Bus Company in question. If a person is a shareholder of two or three of the Bus Companies, such written objection must be sent to each such Bus Company.

        If the merger agreement is adopted by a Bus Company's shareholders, within 10 days after such approval, the Bus Company will give written notice of the approval by registered mail to each Bus Company shareholder who filed a timely written objection, except for any shareholder who voted in favor of adoption of the merger agreement.

        Either at the time of filing of the notice of objection or within one month after the filing of the notice of objection, a dissenting Bus Company shareholder must submit the certificates representing his or her dissenting Bus Company shares to the Bus Company in question, which shall note conspicuously on the certificates that a notice of election has been filed, and will then return the certificate to the shareholder. Any Bus Company shareholder who fails to submit his or her certificates for notation within the required time shall, at the option of the Bus Company upon written notice to such Bus Company shareholder within 45 days from the date of filing such notice of objection, lose his or her dissenter's rights unless a court, for good cause shown, otherwise directs.

        Within 15 days after the expiration of the period within which Bus Company shareholders may file their notices of objection, or within 15 days after the completion of the merger, whichever is later (but in no case later than 90 days after Bus Company shareholders adopt the merger agreement), the Bus Company will make a written offer by registered mail to each Bus Company shareholder who has filed a notice of objection, to pay for his or her dissenting shares at a specified price which the Bus Company considers to be their fair value. If the merger has occurred, the Bus Company must accompany the offer by an advance payment to each shareholder who has submitted his or her stock certificates of an amount equal to 80% of the amount of the offer. Acceptance of such payment does not constitute a waiver of any dissenters' rights. The offer must be made at the same price per share to all the dissenting Bus Company shareholders. If, within 30 days after the making of an offer, the Bus Company and any dissenting Bus Company shareholders agree on the price to be paid for dissenting shares, the balance of payment for the shares must be made within 60 days after the making of the offer or the completion of the merger, whichever is later, and upon surrender of the certificates representing such shares.

        If a Bus Company fails to make an offer to its dissenting Bus Company shareholders within the 15-day period described above, or if it makes the offer and any dissenting Bus Company shareholder fails to agree with the Bus Company within 30 days thereafter upon the price to be paid for his or her shares, the Bus Company is required, within 20 days after the expiration of whichever is the applicable of the two periods, to institute a special proceeding in the Supreme Court of the State of New York, to determine the rights of dissenting Bus Company shareholders and to fix the fair value of their shares. If the Bus Company fails to institute a proceeding within the 20-day period, any dissenting shareholder may institute a proceeding for the same purpose not later than 30 days after the expiration of the 20-day period. If the dissenting shareholder does not institute a proceeding within the 30-day period, his or her dissenter's rights are lost unless the court, for good cause shown, otherwise directs.

        During each proceeding, the court will determine whether each dissenting shareholder is entitled to receive payment for his or her shares and, if so, will fix the value of such shares as of the close of business on the day prior to the date the Bus Company shareholders voted to adopt the merger agreement, taking into consideration the nature of the transactions giving rise to the shareholder's right to receive payment for his or her dissenting shares and its effect on the Bus Company and its shareholders, the concepts and methods then customary in relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. The court will also award interest on such amount to be paid from the completion of the merger to the date of payment unless the court finds that a Bus Company shareholder's refusal to accept the Bus Company's offer of payment was arbitrary, vexatious or otherwise not in good faith. Each party to such proceeding will bear its own costs and expenses unless the court finds the refusal of payment by the Bus Company shareholders arbitrary, vexatious or otherwise not in good faith, in which case the Bus Company's costs will be assessed against any or all dissenting Bus Company shareholders who are party to such proceeding. The court, in its discretion, may also apportion or assess any part of the dissenting Bus Company shareholder's costs against a Bus Company if it finds that the fair value of the shares, as determined, materially exceeds the amount which the Bus Company offered to pay, or that no offer or advance payment was made by the Bus Company, or that the Bus Company failed to institute such special proceeding within the specified period, or that the actions of the Bus Company in complying with its obligations under Section 623 were arbitrary, vexatious or otherwise not in good faith. Within 60 days following the final determination of the applicable proceeding, the Bus Company shall pay to each dissenting Bus Company shareholder the amount found to be due him or her upon the shareholder's surrender of all certificates representing dissenting shares.

        The enforcement by a Bus Company shareholder of his or her right to receive payment for shares in accordance with Section 623 excludes the enforcement by such shareholder of any other right to which he or she might otherwise by entitled by virtue of his or her ownership of Bus Company shares (unless the shareholder withdraws his or her notice of election or the merger is abandoned), except that the stockholder will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the merger will be or is unlawful or fraudulent as to him or her. A Bus Company shareholder's notice of election may be withdrawn at any time prior to his or her acceptance in writing of an offer to purchase his or her dissenting shares by the Bus Company, but no withdrawal may be made later than 60 days from the completion of the merger (unless the Bus Company failed to make a timely offer) without the consent of the Bus Company.

        It should be noted that this offering relates to the Reorganization and not a sale, and we have determined that appraisal for more than three (3%) percent (300,000 shares) of the common stock we would issue in the Reorganization would be unfair to the remaining Bus Company shareholders, and accordingly, the merger agreement provides that if demands for appraisal are made, which if prosecuted would affect more than three (3%) percent (300,000 shares) of the common stock we propose to issue in the Reorganization, we, in our sole discretion, may terminate the merger agreement and the Reorganization.

LEGAL PROCEEDINGS

        The Bus Companies are not currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against them. Our company is not involved in any litigation.

REPORTS TO STOCKHOLDERS

        We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. So long as we are filing reports under the Exchange Act, SEC reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K, can be viewed at www.sec.gov.

LEGAL MATTERS

        Certain legal matters (other than tax) will be passed upon for us by Ruskin Moscou Faltischek, P.C., Uniondale, New York. Herrick, Feinstein LLP has provided to the boards of directors of the Bus Companies and GTJ REIT opinions regarding certain federal income tax matters relating to the mergers and GTJ REIT's qualification as a REIT as filed as Exhibits to this Registration Statement, but has not passed on any legal matters in the Registration Statement or this proxy statement/prospectus, including the discussions of tax matters therein.

EXPERTS

        The consolidated financial statements of Green Bus Lines, Inc. and Subsidiary, Triboro Coach Corporation and Subsidiaries, Jamaica Railways Inc. and Subsidiaries, GTJCo., Inc. and Subsidiaries and the financial statements of Command Bus Company, Inc. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and the financial statements of GTJ REIT, Inc. as of June 23, 2006 (date of inception) through September 30, 2006 included in this prospectus have been so included in reliance on the report, which GTJ REIT, Inc's report includes an emphasis of a matter paragraph relating to a substantial doubt about the ability of GTJ REIT, Inc. to continue as a going concern, of Weiser LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-11 and Amendments No. 1 and No. 2 on Form S-4 of which this proxy statement/prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

        The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

FINANCIAL STATEMENTS

        Enclosed are the audited financial statements of GTJ REIT, Inc for the period from June 23, 2006 (date of inception) through September 30, 2006, and each of the Bus Companies, GTJ Co., Inc. and Subsidiaries and Command Bus Company, Inc. for the three years ended December 31, 2005 and their unaudited financial statements for the nine months ended September 30, 2006 and 2005.

GTJ REIT, Inc.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
GTJ REIT, Inc.

        We have audited the accompanying balance sheet of GTJ REIT, Inc. (a development stage company) as of September 30, 2006 and the related statement of operations, changes in shareholders' deficiency, and cash flows for the period from June 23, 2006 (date of inception) through September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GTJ REIT, Inc. as of September 30, 2006, and the results of its operations and its cash flows for the period from June 23, 2006 (date of inception) through September 30, 2006, in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming GTJ REIT, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had no revenue or operations during the development stage that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Weiser LLP
New York, New York
November 27, 2006

GTJ REIT, Inc.
(a development stage company)

BALANCE SHEET

September 30, 2006

ASSETS
Cash	$50

Total assets	$50

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Other liabilities	$20,050

Total liabilities	20,050

Commitments and Contingencies
STOCKHOLDERS' DEFICIENCY
Preferred stock, $.0001 par value; 10,000,000 shares authorized, none issued	—
Common stock, $.0001 par value; 100,000,000 shares authorized, 0 issued and outstanding	—
Additional paid-in capital	—
Deficit accumulated during the development stage	(20,000)

Total stockholders' deficiency	(20,000)

Total liabilities and stockholders' deficiency	$50

The accompanying notes are an integral part of these financial statements.

GTJ REIT, Inc.
(a development stage company)

STATEMENT OF OPERATIONS

For the period from June 23, 2006 (inception) to September 30, 2006

Operating revenue	$—

Operating expenses	20,000

Net loss	$20,000

The accompanying notes are an integral part of these financial statements.

GTJ REIT, Inc.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY

For the period from June 23, 2006 (inception) to September 30, 2006

				Deficit accumulated during the development stage
	Common stock
			Additional paid in capital		Total Stockholders' Deficiency
	Shares	Amount
Common shares issued at June 23, 2006 at $.0001 per share	—	$—	$—	$—	$—

Net Loss	—	—	—	(20,000)	(20,000)

Balance at September 30, 2006	—	$—	$—	$(20,000)	$(20,000)

The accompanying notes are an integral part of these financial statements.

GTJ REIT, Inc.
(a development stage company)

STATEMENT OF CASH FLOWS

For the period from June 23, 2006 (inception) to September 30, 2006

Operating activities:
Net (loss)	$(20,000)
Changes in operating assets and liabilities Other liabilities	20,050

Net cash provided by operating activities	50

Investing activities:
Net cash provided by investing activities	—

Financing activities:
Net cash provided by financing activities	—

Net increase in cash	50

Cash—beginning of period	—

Cash—end of period	$50

Supplemental cash flow information:
Interest paid	$—

Cash paid for taxes	$—

The accompanying notes are an integral part of these financial statements.

GTJ REIT, Inc.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

Period June 23, 2006 (inception) to September 30, 2006

NOTE 1—Organization, Business and Operations

        GTJ REIT, Inc. (a development stage company) (the "Company") was incorporated in Maryland on June 23, 2006 as a blank check company and was formed to engage in any lawful act or activity including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections of the Internal Revenue Code of 1986, as amended (the "Code"), for which corporations may be organized under Maryland General Corporation Law.

        At September 30, 2006, the Company had not yet commenced any operations. The Company has selected December 31 as its fiscal year end.

        On July 24, 2006, the Company entered into merger agreements (the "Agreements") with by and among TRIBORO COACH CORP., a New York corporation ("Triboro"); JAMAICA CENTRAL RAILWAYS, INC., a New York corporation ("Jamaica"); GREEN BUS LINES, INC., a New York corporation ("Green" and together with Triboro and Jamaica, collectively referred to as the "Bus Companies" and each referred to as a "Bus Company"); GTJ REIT, INC., a Maryland corporation ("GTJ REIT"); TRIBORO ACQUISITION, INC., a New York corporation ("Triboro Acquisition"); JAMAICA ACQUISITION, INC., a New York corporation ("Jamaica Acquisition"); and GREEN ACQUISITION, INC., a New York corporation ("Green Acquisition", and together with Jamaica Acquisition and Triboro Acquisition collectively referred to as the "Acquisition Subsidiaries" and each referred to as an "Acquisition Subsidiary").

        Under the terms of the Agreements, each share of common stock of each Bus Company issued and outstanding immediately prior to the effective time of the mergers, shall be converted into the right to receive the following shares of our common stock:

  •
  Each share of Green common stock will be converted into 1,117.429975 shares of our common stock.

  •
  Each share of Triboro common stock will be converted into 2,997.964137 shares of our common stock.

  •
  Each share of Jamaica common stock will be converted into 195.001987 shares of our common stock.

        The Bus Companies, including their subsidiaries own a total of six rentable parcels of real property, four of which are leased to New York City and one of which is leased to a commercial tenant (all five on a triple net basis), and one of which is used by the Bus Companies operations and the remainder of which is leased to a commercial tenant not on a triple net basis. There is an additional property of negligible size which is not rentable. The Bus Companies and their subsidiaries, collectively, operate a group of outdoor maintenance businesses, and a paratransit business.

        Upon completion of the mergers, the Company plans to adopt a Real Estate Investment ("REIT") structure. In order to adopt a REIT structure, it is necessary in the first instance to combine the Bus Companies and their subsidiaries under a single holding company, the "Reorganization". The Company will be the holding company. The Company has formed three wholly-owned New York corporations and each of the Bus Companies will merge with one of these subsidiaries to become wholly-owned subsidiaries of the Company. The mergers require the approval of the holders of at least 66 2/3% of the outstanding shares of common stock of each of Green, Triboro and Jamaica, voting separately and not as one class.

        Based on third-party valuations of the real property, outdoor maintenance businesses, and the paratransit business, and considering the ownership of the same in whole or part by each of the Bus Companies, the Company has been advised by an outside appraisal firm that the relative valuation of each of the Bus Companies (as part of GTJ REIT, Inc.) is Green—42.088%, Triboro—38.287% and Jamaica—19.625%. Accordingly, under the Reorganization, 10,000,000 shares of the Company common stock will be distributed 4,208,800 shares to the shareholders of Green, 3,828,700 shares to the shareholders of Triboro and 1,962,500 shares to the shareholders of Jamaica, in such case in proportion to the outstanding shares held by such shareholders of each Bus Company, respectively.

        The Reorganization will be accounted for as combination of entities under the common control and are recorded at the historical basis of the entities as of the date acquired by the Company.

        As part of becoming a REIT, the Company is required, after the Reorganization, to make a distribution of the Bus Companies' historical undistributed earnings and profits, estimated to be not more than $62,000,000. The Company expects to distribute $20,000,000 in cash, and also expects to make available 5,564,454 of the Company's shares of the Company's common stock. The Company expects all of the $20,000,000 to be elected, and does not expect to issue more than 3,769,122 shares of common stock. The $11.14 value per share is based solely on appraisals of the Bus Companies' assets and liabilities and is not based on market or trading values, and was derived by dividing such appraised value by the 3,769,122 shares of common stock the Company expects to be outstanding. Therefore, there is no assurance that the Company's shareholders, after the Reorganization, will be able to realize that value (or any other particular value) for a share of the Company's common stock. Each GTJ REIT stockholder on the record date of the distribution may elect a combination of cash and stock, or exclusively cash or stock. If more than $20,000,000 of cash is elected in the aggregate, the cash will be distributed pro rata to each stockholder electing to receive some or all of his or her distribution in cash, in an amount totaling $20,000,000, and the balance of the distribution to each such stockholder will be made in shares of the Company's common stock.

        In order to remain a REIT, the Company will be required to pay dividends to its stockholders each year equal to at least 90% of our net income, and exclusive of net capital gains if any.

        The Mergers are subject to conditions to complete the Mergers and may be terminated by:

  •
  mutual written consent of the Bus Companies and us;

  •
  The Bus Companies (provided they are not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), upon a material breach of any representation, warranty, covenant or agreement on our part, or if any of our representations or warranties shall have become untrue or misleading, in either case 30 days following notice to us of such breach or untruth;

  •
  the Company (provided that we are not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), upon a material breach of any representation, warranty, covenant or agreement on the part of a Bus Company, or if any representation or warranty of a Bus Company shall have become untrue or misleading, in either case continuing 30 days following notice to the Bus Company of such breach or untruth;

  •
  either the Company or the Bus Companies if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree or ruling or other action shall have become final and nonappealable;

  •
  either the Company or the Bus Companies if the merger shall not have occurred by January 31, 2007 (herein referred to as the "Outside Date"), unless the failure to consummate the merger is the result of a breach of covenant set forth in the merger agreement or a material breach of any representation or warranty set forth in the merger agreement by the party seeking to terminate. However, either we or the Bus Companies may extend the Outside Date, but no more than three times in the aggregate, and each time by no more than one month, but in no event beyond April 30, 2007, by providing written notice thereof to the other party between three and five business days prior to the next scheduled Outside Date if (i) the merger shall not have been consummated by that date because the requisite governmental approvals have not been obtained and are still being pursued and (ii) the party requesting such extension has satisfied all the conditions required to be satisfied by it and has not violated any of its obligations under the merger agreement in a manner that was the cause of or resulted in the failure of the merger to occur on or before the Outside Date;

  •
  the Bus Companies (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), if stockholder approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of their shareholders or at any adjournment or postponement thereof called for such purpose.

        If the Company and the Bus Companies terminate the merger agreement, neither party will have any further obligations under the merger agreement, except as they relate to the survival of the confidentiality provisions and the obligation of the Bus Companies to pay all fees and expenses in connection with the merger agreement.

        The Company does not believe that any material regulatory approvals are required to permit completion of the merger from U.S. regulatory authorities, including the antitrust authorities.

        The Company had no revenue or operations from June 23, 2006 (inception) to September 30, 2006. These factors, among others, indicate that the Company may be unable to continue operations as a going concern. The Company's ability to commence operations is contingent upon consummation of the Mergers.

        The Company borrowed $20,050 to fund certain expenses related to the proposed mergers.

NOTE 2—Summary of Significant Accounting Policies

Income Taxes

        Once the Company commences operations, the Company will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with our taxable year ended December 31, 2007. As a REIT, the Company is not required to pay federal corporate income taxes on our taxable income to the extent it is currently distributed to our stockholders.

        However, qualification and taxation as a REIT depends upon the Company's ability to meet the various qualification tests imposed under the Code related to annual operating results, asset diversification, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that the Company will be organized or able to operate in a manner so as to qualify or remain qualified as a REIT. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate tax rates.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3—Preferred Stock

        The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 4—Subsequent Event

        On October 6, 2006, the Company (the "Borrower") along with Green Bus Holding Corporation., Triboro Coach Holding Corporation, and Jamaica Holding Corporation which own the NYC properties that are currently leased to the City of New York, at which the City conducts operations associated with passenger bus services ("Operating Subsidiary Borrowers) made application to ING Investment Management ("Lender") for a $72,500,000 revolving line of credit. There would be a minimum revolver floor funding of $18,000,000 ("Floor Funding"). Subsequent advances and pay-downs to revolver floor shall be in sums of not less than $2,000,000. The revolving line of credit would be reduced to $70,000,000 for the two one-year extension periods. At the present time there is no commitment on the part of Lender to make the loan described in this Note 4.

        Interest would be at a rate of 140 basis points over the 30-Day Libor Rate and is paid monthly. The Borrower and Operating Subsidiary Borrowers would have the option at closing to fix the rate of the Floor Funding at a rate of 160 basis points over the three year Treasury yield. The proceeds may be used for general corporate purposes, stock buy backs, property acquisitions and earnings and profit distributions to shareholders.

        The term of the revolving line of credit would be three years with two one year extensions, provided there is no event of default beyond any applicable cure period at the time of the extensions. The closing date would be no later than December 31, 2006. In the event the shareholders of the Company and/or its predecessors or the registration statement on Form S-4 has not been declared effective by December 31, 2006, the Borrower and Operating Subsidiary Borrowers shall have a thirty day option to extend the closing date to January 30, 2007. The revolving line of credit may be repaid in any amount in excess of the Floor Funding during the term of the loan.

GREEN BUS LINES, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

CONTENTS

Page Number
Report of Independent Registered Public Accounting Firm	F-13
Consolidated Balance Sheets at September 30, 2006 (unaudited) and December 31, 2005 and 2004	F-14
Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-15
Consolidated Statements of Changes in Shareholders' Equity for the Nine Months Ended September 30, 2006 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-16
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004 and 2003	F-17
Notes to Consolidated Financial Statements	F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Green Bus Lines, Inc. and Subsidiary

        We have audited the accompanying consolidated balance sheets of Green Bus Lines, Inc. and Subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Green Bus Lines, Inc. and Subsidiary as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 15 to the consolidated financial statements, for the years ended December 31, 2005, 2004 and 2003 certain errors and disclosures in connection with the presentation of assets, liabilities, income or loss and cash flows from discontinued operations have been restated to correct those errors and to provide additional disclosure. The effect of these adjustments had no impact on net income (loss) or net income (loss) per common share.

Weiser LLP
New York, New York
July 21, 2006

GREEN BUS LINES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

		(Restated) December 31,
	September 30, 2006
		2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,892,780	$1,010,251	$3,189,296
Current portion of operating subsidies receivable injuries and damages withholding	—	601,970	1,268,204
Operating subsidies receivable	2,275,249	1,864,419	197,934
Other receivables	39,143	—	—
Due from City of New York-injuries and damages	—	694,760	574,971
Due from affiliates	5,045,580	4,955,580	4,975,727
Assets of discontinued operation	—	9,005,104	6,417,818
Prepaid expenses and other current assets	9,810	1,198,969	1,712,440
Prepaid income taxes	—	103,889	172,818
Deferred income tax assets	734,966	1,457,659	1,753,924

Total current assets	14,997,528	20,892,601	20,263,132
Property and equipment, net	1,600,885	1,835,515	2,152,439
Available for sale securities	1,523,130	756,347	764,331
Restricted cash	—	741,488	712,069
Operating subsidies receivable-injuries and damages withholding	—	2,122,649	1,426,427
Assets from discontinued operations	—	950,262	2,044,031
Investment in affiliates	950,914	795,094	—
Other assets	490,859	67,362	34,166
Deferred leasing commissions	1,235,808	—	—

Total assets	$20,799,124	$28,161,318	$27,396,595

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,898	$3,052,367	$2,292,311
Due to City of New York	—	1,397,000	3,025,824
Current liabilities from discontinued operations	—	6,543,796	6,311,164
Income tax payable	4,045,152	327,668	16,476
Due to affiliates	—	125,870	172,070
Deferred tax liability	147,208	1,423,194	1,807,314
Other current liabilities	588,762	276,023	260,217

Total current liabilities	4,795,020	13,145,918	13,885,376
Personal injury and property damage claim	—	2,470,157	3,933,786
Liabilities from discontinued operations	—	9,158,036	3,316,326

Total liabilities	4,795,020	24,774,111	21,135,488
Commitments and contingencies (Notes 1, 2, 8 and 11)
Shareholders' equity:
Common stock, no par value; 4,750 shares authorized, 3,766.5 and 3,766.5 shares issued and outstanding in 2006 (unaudited), 2005 and 2004, respectively	376,650	376,650	376,650
Retained earnings	15,649,413	15,265,074	13,838,676
Accumulated other comprehensive loss	(21,959)	(12,254,517)	(7,954,219)

Total shareholders' equity	16,004,104	3,387,207	6,261,107

Total liabilities and shareholders' equity	$20,799,124	$28,161,318	$27,396,595

The accompanying notes are an integral part of these consolidated financial statements.

GREEN BUS LINES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		(Restated) Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Operating revenue and subsidies	$2,909,845	$—	$—	$—	$—

Operating expenses:
General and administrative expenses	606,394	—	—	—	—
Depreciation and amortization	215,643	237,692	316,924	332,061	357,267

Total operating expenses	822,037	237,692	316,924	332,061	357,267

Income (loss) from continuing operations before income taxes and equity in earnings (loss) of affiliated companies	2,087,808	(237,692)	(316,924)	(332,061)	(357,267)
Provision (benefit) for income taxes	854,361	202,419	684,089	(239,015)	548,221
Equity in earnings (loss) of affiliated companies, net of tax	155,820	536,641	1,389,712	156,196	(2,498,879)

Income (loss) from continuing operations	1,389,267	96,530	388,699	63,150	(3,404,367)

Discontinued operations:
(Loss) income from operations of discontinued operation, net of taxes	(9,048,928)	786,129	1,338,269	398,285	1,380,793
Gain on sale of discontinued operations, net of taxes	8,269,428	—	—	—	—

(Loss) income from discontinued operations, net of taxes	(779,500)	786,129	1,338,269	398,285	1,380,793

Net income (loss)	$609,767	$882,659	$1,726,968	$461,435	$(2,023,574)

Income (loss) per common share— basic and diluted:
Income (loss) from continuing operations	$368.85	$25.63	$103.20	$16.64	$(878.66)

(Loss) income from operations of discontinued operation, net of taxes	$(2,402.48)	$208.72	$355.31	$104.93	$356.38

Gain on sale of discontinued operation, net of taxes	$2,195.52	$—	$—	$—	$—

Net (loss) income	$161.89	$234.34	$458.51	$121.57	$(522.28)

Weighted average common shares outstanding—basic and diluted	3,766.50	3,766.50	3,766.50	3,795.50	3,874.50

The accompanying notes are an integral part of these consolidated financial statements.

GREEN BUS LINES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock
				Accumulated Other Comprehensive (Loss) income
	Outstanding Shares	Amount	Retained Earnings		Total Shareholders' Equity
Balance at December 31, 2002	3,874.5	$387,450	$15,438,015	$(5,786,201)	$10,039,264

Comprehensive income:
Net loss	—	—	(2,023,574)	—	(2,023,574)
Unrealized loss on available-for-sale securities	—	—	—	(9,905)	(9,905)
Additional minimum pension liability, net of tax of $685,000	—	—	—	1,038,695	1,038,695
Additional minimum pension liability, investment in affiliate	—	—	—	(49,754)	(49,754)

Total comprehensive (loss)	—	—	—	—	(1,044,538)
Purchase and retirement of common stock	(13.5)	(1,350)	(4,650)	—	(6,000)

Balance at December 31, 2003	3,861.0	386,100	13,409,791	(4,807,165)	8,988,726

Comprehensive income:
Net income	—	—	461,435	—	461,435
Unrealized loss on available-for-sale securities	—	—	—	(20,471)	(20,471)
Additional minimum pension liability, net of tax of $1,816,235	—	—	—	(2,724,353)	(2,724,353)
Additional minimum pension liability, investment in affiliate	—	—	—	(402,230)	(402,230)

Total comprehensive (loss)	—	—	—	—	(2,685,619)
Purchase and retirement of common stock	(94.5)	(9,450)	(32,550)	—	(42,000)

Balance at December 31, 2004	3,766.5	376,650	13,838,676	(7,954,219)	6,261,107
Dividends paid, $79.80 per share	—	—	(300,570)	—	(300,570)
Comprehensive income:
Net income	—	—	1,726,968	—	1,726,968
Unrealized loss on available-for-sale securities	—	—	—	(8,009)	(8,009)
Additional minimum pension liability, net of tax $2,498,735	—	—	—	(3,748,103)	(3,748,103)
Additional minimum pension liability, investment in affiliate	—	—	—	(544,186)	(544,186)

Total comprehensive (loss)	—	—	—	—	(2,573,330)

Balance at December 31, 2005	3,766.5	376,650	15,265,074	(12,254,517)	3,387,207
Dividends paid, $59.85 per share	—	—	(225,428)	—	(225,428)
Comprehensive income:
Net income	—	—	609,767	—	609,767
Minimum pension liability adjustment	—	—	—	12,232,558	12,232,558

Total comprehensive income	—	—	—	—	12,842,325

Balance at September 30, 2006 (unaudited)	3,766.5	$376,650	$15,649,413	$(21,959)	$16,004,104

The accompanying notes are an integral part of these consolidated financial statements.

GREEN BUS LINES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Net income (loss)	$609,767	$882,659	$1,726,968	$461,435	$(2,023,574)
Net income (loss) from discontinued operations	(779,500)	786,129	1,338,269	398,285	1,380,793

Net income (loss) from continuing operations	1,389,267	96,530	388,699	63,150	(3,404,367)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Cash provided by operating activities:
Provisions for deferred taxes	(188,284)	(137,301)	202,930	(460,847)	92,047
Provisions for injuries and damages claims	(2,470,155)	(1,145,962)	(1,481,525)	(2,540,414)	(341,562)
Equity in (earnings) loss of affiliated companies, net of tax	(155,820)	(536,641)	(1,389,712)	(156,196)	2,498,879
Depreciation	215,414	237,692	316,924	332,061	357,267
Other	(20)	—	—	2,493	(3,623)
Changes in operating assets and liabilities:
Operating subsidies receivables and other amounts due from the City of New York	1,870,903	793,198	463,379	4,140,920	(2,067,580)
Other receivables	671,511	(100,795)	(119,788)	(81,148)	16,264
Due from affiliates	(215,747)	(92,836)	(46,323)	(344,885)	(362,976)
Prepaid expenses and other assets	1,036,664	(488,919)	(167,847)	(189,898)	101,217
Prepaid income taxes	103,889	(165,550)	(57,115)	(70,871)	(164,972)
Other assets	636,842	(338,517)	956,959	8,617,933	(410,210)
Deferred leasing commissions	(1,235,808)	—	—	—	—
Accounts payable	(3,038,468)	(321,679)	310,522	710,222	(988,434)
Income tax payable	4,045,152	—	316,344	(181,673)	198,149
Deferred operating assistance	—	—	—	—	3,025,824
Other current liabilities	(10,316,998)	1,223,422	3,217,707	(5,369,027)	(57,317)

Net cash provided by (used in) operating activities	(7,651,658)	(977,358)	2,911,154	4,471,820	(1,511,394)

Investing activities:
Purchases of property and equipment	—	(3,107)	(3,107)	(63,308)	(52,536)
Due from affiliates	—	—	11,676	—	(623,400)
Proceeds from sale of discontinued operation	11,142,885	—	—	—	(961,518)
Proceeds from sale of investments	19,744	9,877	—	898,112	4,452,000
Purchase of investments	(38,025)	(9,975)	(41,094)	(906,299)	(3,658,595)

Net cash provided by (used in) investing activities	11,124,604	(3,205)	(32,525)	(71,495)	(844,049)

Financing activities:
Proceeds from notes payable, bank	—	1,650,000	2,400,000	600,000	7,925,000
Principal repayments on notes payable, bank	—	(1,650,000)	(2,400,000)	(600,000)	(8,525,000)
Dividends paid	(225,427)	(225,427)	(300,570)	—	—
Repurchase of common stock	—	—	—	(42,000)	(6,000)

Net cash used in financing activities	(225,427)	(225,427)	(300,570)	(42,000)	(606,000)

Cash Flows from discontinued operations
Operating cash flows	2,635,010	1,348,785	(4,757,104)	(3,204,486)	3,938,881

Net cash provided by (used for) discontinued operations	2,635,010	1,348,785	(4,757,104)	(3,204,486)	3,938,881

Net increase (decrease) in cash and cash equivalents	5,882,529	142,795	(2,179,045)	1,153,839	977,438
Cash and cash equivalents at the beginning of year	1,010,251	3,189,296	3,189,296	2,035,457	1,058,019

Cash and cash equivalents at the end of year	$6,892,780	$3,332,090	$1,010,251	$3,189,296	$2,035,457

Supplemental cash flow information:
Interest paid	$12,529	$2,702	$2,788	$17,229	$29,832

Cash paid for taxes	$131,000	$91,944	$224,456	$485,009	$32,175

The accompanying notes are an integral part of these consolidated financial statements.

GREEN BUS LINES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005, 2004 and 2003

1.    DESCRIPTION OF BUSINESS:

        Green Bus Lines, Inc. and Subsidiary (the "Company") operated franchised transit bus routes in the City of New York (the "City") pursuant to an operating authority which expired on April 30, 2005, and an Operating Assistance Agreement ("OAA") with the City which expired on September 30, 1997. The Company and the City have, by mutual understanding, continued to abide by the terms of the OAA. Funding for and continuation of operations of the Company's franchised transit bus routes were dependent upon the continuation of its operating authority and operating assistance relationship with the City.

        On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on January 9, 2006 (the "Transition Date") with the City to buy, all of the Company's assets used in connection with the Company's bus operations (the "Acquired Assets"). The Acquired Assets included fixtures, furniture and equipment; maintenance records; personnel records; operating schedules; and the intangible value of the development, administration and maintenance of such assets, including the value related to the development and training of employees, the value related to the development of routes and operating schedules, and going concern value or good will for a purchase price of $9,460,000. Under the terms of the Agreement, the City paid additional consideration as follows: (1) an amount equal to the actual invoice cost for the Company's inventory of spare parts and fluids, provided that the Company represent and warrant to the City that it has paid or will pay such invoiced amounts; (2) an amount equal to the book value (net of accumulated depreciation) of the Company's other tangible assets that are Acquired Assets as of the date of closing; (3) if all of the Claimants in the Non-Union Employees v. New York City Department of Transportation and Green Bus Lines, Inc. execute Settlement Authorization Forms, the City will pay the Company an additional $189,200. If less than 100% of the Claimants execute Settlement Authorization Forms, the City will pay the Company an additional amount to be determined by multiplying the percentage of the Claimants who executed the Forms by $300,000, and the Company will receive 37.84% of the amount.

        Under the Agreement, the City assured, defended and indemnified the Company against the following: (1) all claims as a result from operations and maintenance of buses up through and including the Transition Date; (2) all claims, losses or damages for bodily injury and/or property damage resulting from or alleged to result from the operation and/or maintenance of buses up to the Transition Date; (3) any and all funding obligations, claims, losses, damages, fines, costs and expenses associated with any withdrawal, termination, freezing or other liability related to the various pension plans; (4) all claims with respect to accrued leave; (5) any claims made by any union or any member of any union arising under any collective bargaining agreement; (6) obligation to pay additional or retrospective premiums in connection with any Workers' Compensation Retrospective Policy; (7) obligation to pay accumulated holiday pay; and (8) any claim or demand is made, any and all claims asserted by vendors in regard to Bus Service, up through and including the Transition Date.

        In connection with the Agreement, the City leased the depot and facilities from the Company located at 165-25 147th Avenue, Jamaica, New York, for an initial term of 21 years with a first-year rent of $2,795,000 and a 21st-year rent of $4,092,000 and the depot located at 49-19 Rockaway Beach Blvd., Arverne, New York, for an initial term of 21 years with a first-year rent of $605,000 and a 21st-year rent of $866,000.

        The leases are "triple net" leases in that the City agrees to pay all expenses on the property. Each lease has two renewal terms of 14 years each so that the total term is a maximum of 49 years. The term of each lease commenced on the date the Company in question closed the sale of the bus company to the City. The terms of the leases are consistent with current market rates.

        In 2005, the Company decided along with its two sister New York Corporations namely Triboro Coach Corporation ("Triboro") and Jamaica-Central Railways, Inc. ("Jamaica") a plan to reorganize into a new formed company called GTJ REIT, Inc.

        As a result of the Agreement and sale of Acquired Assets, the operations of the Bus operations are presented as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Subsidy Programs:

        Pursuant to the OAA, the Company received significant operating subsidies from federal, state and local government agencies. Through December 31, 2003, the total annual subsidy was based on a formula which provided the Company a reimbursement of operating deficits subject to annual caps on the rate of increase in reimbursable expenses. As of January 1, 2004, there was no cap on reimbursement of operating deficits, but certain labor costs were not reimbursed. The OAA provided that the Company earned a fixed annual management fee and additional quarterly fees if certain performance standards were met. Operating assistance provided by state and local governments totaled $3,307,576 and $35,357,186 for the nine months ended September 30, 2006 and 2005, respectively (unaudited) $47,491,337, $36,856,266, and $35,732,962 in 2005, 2004 and 2003, respectively, and was paid to the Company under the provisions of the OAA. In addition to the annual subsidy, the City reimbursed the Company for auto liability insurance premiums which covered the operation of the vehicles, and such costs.

        Under the OAA, the City guaranteed the payment of the Company's self-insured injuries and damages claims incurred through December 31, 2001. As further discussed below under "Injuries and Damages Claims Reserve," effective January 1, 2002, the City provided an auto liability insurance program which did not require the Company to retain self-insurance for any portion of injuries and damages claims coverage. The City will still reimburse the Company and damages or claims filed that were incurred prior to January 1, 2002.

        The City withheld and currently holds a portion of the annual subsidy for injuries and damages claims accrued as of December 31, 2002, for claims which occurred prior to January 1, 2002. Such withheld amounts will be received when the related claims are paid subject to a minimum funding level. For the aggregate amounts so withheld $2,275,249 at September 30, 2006 (unaudited), $2,122,649 and $3,586,279 at December 31, 2005 and 2004, respectively. At September 30, 2006 (unaudited) and December 31, 2005 and 2004, these amounts have been recorded as receivables in the accompanying consolidated balance sheets.

        Under the provisions of the OAA, the operating subsidies from federal, state and local government agencies were subject to audit by those agencies, and such subsidies may be adjusted based on the results of such audits.

        The Company and its affiliated transit bus operators are prosecuting an action commenced on September 24, 2003, by service of a complaint of the City of New York. The action is based on a violation of their civil rights pursuant to Section 1983 of the Civil Rights Law of 1871, claiming that the City has conspired to put the Companies out of business in order to avoid paying compensation for its condemnation rights. To date, the City of New York has not answered the complaint. There is a motion pending by the City to dismiss the complaint.

Union Contract:

        The Company has a Memorandum of Understanding with the Amalgamated Transit Union Local 1179 (the "Union") which expired on December 31, 2002. On January 28, 2005, this Memorandum was modified to include a one-time one thousand ($1,000) dollar bonus for 2003 which will be paid to those employed as of the agreement date and a 3% increase in wages retroactive to January 1, 2004, which amounted to $1,588,275, of which $944,275 related to retroactive wages in 2004. Union employees as of the agreement date are also eligible for a longevity bonus.

Lease and Assumption Agreements:

        The Company receives its buses at no cost from the City.

Unaudited Interim Financial Statements

        The accompanying Consolidated Balance Sheet as of September 30, 2006, Consolidated Statements of Operations for the nine months ended September 30, 2006 and 2005, Cash Flows for the nine months ended September 30, 2006 and 2005 and Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 2006 are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The information described in the Notes to the Financial Statements for these periods is unaudited. The Results of Operations for the nine months ended September 30, 2006 and 2005 are not necessarily indicative of the future results to be expected for the entire fiscal year end for any period.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

        The consolidated financial statements include the accounts of Green Bus Lines, Inc., and its wholly owned subsidiary, Green Bus Holding Corporation. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All significant intercompany transactions have been eliminated. Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. The Company's 40% investments in unconsolidated affiliates are accounted for under the equity method. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, an investee company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the investee company is reflected in the caption "Equity in earnings (loss) of affiliated companies, net of tax" in the Consolidated Statements of Operations. The Company's carrying value in an equity method Investee company is reflected in the caption "Investment in affiliates" in the Company's Consolidated Balance Sheets.

        When the Company's carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company's consolidated financial statements unless the Company guaranteed obligations of the Investee company or has committed additional funding. When the Investee Company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized (see Note 6).

Use of Estimates:

        The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition- Rental Properties:

        The Company recognizes revenue in accordance with Statement of Financial Accounting Standards No. 13. "Accounting for Leases", as amended, referred to herein as SFAS No. 13. SFAS No. 13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. In those instances in which we fund tenant improvements and the improvements are deemed to be owned by us, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant. When the Company determines that the tenant allowances are lease incentives, the Company commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin. The properties are being leased to tenants under operating leases. Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $432,964 (unaudited) for the nine months ended September 30, 2006.

Revenue Recognition—Bus Operations:

        The Company recorded passenger revenue when the service is performed. Operating assistance subsidies were recorded in the periods to which the subsidy relates. Revenue from passenger and operating subsidiaries were included as part of gain (loss) from discontinued operations. The monthly operating assistance subsidy checks for January 2006 and 2005 were received in December 2005, 2004 and are reported as deferred revenue in the consolidated balance sheet.

Earnings (Loss) Per Share Information:

        In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share ("Basic EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding. Diluted earnings per common share ("Diluted EPS") is computed by dividing the net income

(loss) by the weighted-average number of common shares and dilutive common share equivalents and convertible securities then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Company's consolidated statements of operations. There were no common stock equivalents for any of the periods presented in the Company's consolidated statements of operations

        The following table sets forth the computation of basic and diluted per share information:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Numerator:
Net (loss) income	$609,767	$882,659	$1,726,968	$461,435	$(2,023,574)

Denominator:
Weighted average common shares outstanding	3,766.5	3,766.5	3,766.5	3,795.5	3,874.5

Basic and Diluted Per Share Information:
Net income (loss) per share—basic and diluted	$161.89	$234.34	$458.51	$121.57	$(522.28)

Impairment of Long-Lived Assets:

        The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecast undiscounted cash flows generated by those assets to their net carrying value. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

        When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company makes its estimate of fair value by considering discounted cash flow analyses and balance sheet liquidation values. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

Discontinued Operations:

        The consolidated financial statements of the Company present the operations of the Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").

Cash and Cash Equivalents:

        The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

        Restricted cash represents certain certificates of deposit amounting to $-0- at September 30, 2006 (unaudited) and $741,488 at December 31, 2005, and $712,069 at December 31, 2004, that are on deposit with various government agencies as collateral to meet statutory self-insurance funding requirements.

Amortization of Deferred Leasing Commissions

        Deferred leasing commissions will be amortized using the straight-line method over the life of the lease.

Property and Equipment:

        Property and equipment are stated at cost (see Note 4). Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

Useful lives
Buildings and improvements	10–15

Investments:

        The Company accounts for its investments in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. Interest on securities is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method. Estimated fair value is determined based on market quotes.

Injuries and Damages Claims Reserve:

        The Company established reserves for anticipated future settlements of injuries and damages claims arising from accidents up to the Company's maximum self-insurance level of $500,000 per accident for accidents that occurred after December 31, 1992, and prior to January 1, 2002, and $75,000 for accidents that occurred prior to December 31, 1992. The required claims reserves were determined by management after considering factors such as the nature and extent of the injuries or damages and prior experience with similar types of claims.

        Under the terms of the OAA, the City guaranteed the reimbursement of monies paid by the Company for its self-insured portion of injuries and damages claims (see Subsidy Programs above).

        Effective January 1, 2002, the City implemented a new auto liability insurance program, which includes auto liability insurance coverage obtained on the Company's behalf with several insurance companies (rated A, A+ or A++) and paid directly by the City to the Company and then the Company pays the premium. This insurance program provides for coverage up to $20 million per claim and is not subject to any self-insurance retention by the Company. In addition, under the new auto liability insurance program, the Company is not responsible for the administration or payment of insurance claims arising after January 1, 2002. The Company is not aware of any factors, which might impair the insurance companies' or the City's ability or intent to pay claims covered under the auto liability insurance program. The accompanying consolidated financial statements do not reflect reserves for such claims arising after January 1, 2002.

Income Taxes:

        The Company accounts for income taxes under the liability method, as required by the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Comprehensive Income:

        The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability to be included in comprehensive income.

Environmental Matters:

        Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available.

        Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and/or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction and/or normal operation of a long-lived asset. Costs related to remedial investigation and feasibility studies, environmental contamination treatment and cleanup are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and estimable.

Reclassifications

        Certain amounts have been reclassified to conform with current years' presentation.

Recent Accounting Pronouncements:

        In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" an amendment of SFAS No. 133 and 140. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are free standing derivatives or that are hybrid financial instruments that contain an embedded derivative that require bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, as defined. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its consolidated financial position or results of operations.

        In July 2006, the FASB issued FASB "Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"), which prescribes accounting for and disclosure of uncertainty in tax positions. This interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the financial statements and the measurement of tax benefits recognized. The provisions of FIN 48 are effective as of the beginning of the Company's 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

        In March 2006, the FASB issued FAS 156, "Accounting for Servicing of Financial Assets, an amendment to FAS 140," which permits an entity to account for one or more classes of servicing rights at fair value, with changes in fair value recorded in income. This statement is effective as of January 1, 2007. We are currently evaluating the effect of this statement.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," (SFAS No. 123R), which supercedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based transactions using APB No. 25 and requires that the compensation costs relating to such transactions be recognized in the consolidated financial statements. FAS No. 123R requires additional disclosures relating to the income tax and cash flow effects resulting from share-based payments. On April 14, 2005, the United States Securities and Exchange Commission announced it would permit most registrants subject to its oversight additional time to implement the requirements in SFAS No. 123(R). As announced, the SEC will permit companies to implement SFAS No. 123(R) at the beginning of their next fiscal year (instead of their next reporting period) that begins after June 15, 2005. The Company is evaluating the requirements of SFAS No. 123(R) and expects that the adoption of SFAS No. 123(R), effective January 1, 2006, will have an immaterial impact on its consolidated results of operations and earnings per share.

        In December 2003, the FASB issued Interpretation No. 46 (revised), "Consolidation of Variable Interest Entities" (FIN 46R), an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements". Variable interest entities, some of which were formerly referred to as special purpose entities, are generally entities for which their other equity investors (1) do not provide significant financial resources for the entity to sustain its activities, (2) do not have voting rights or (3) have voting rights that are disproportionately high compared with their economic interests. Under FIN 46R, variable interest entities must be consolidated by the primary beneficiary. The primary beneficiary is generally defined as having the majority of the risks and rewards of ownership arising from the variable interest entity. FIN 46R also requires certain disclosures if a significant variable interest is held but not required to be consolidated. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). This statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). The provisions of SFAS No.149 that relate to SFAS No. 133 and No. 138 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, provisions of SFAS No. 149 which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of SFAS No. 133 and No. 138, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying financing component to conform it to language used in FIN 45, and (4) amends certain other existing pronouncements. Those changes resulted in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as stated above and for hedging relationships designated after June 30, 2003. In addition, except as stated above, all provisions of SFAS No.149 should be applied prospectively. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In October 2003, Statement of Accounting Position ("SOP") 03-3 "Accounting for Certain Loans or Debt Securities Acquired in a Transfer" was issued by the American Institute of Certified Public Accountants. SOP 03-3 addresses the accounting for loans acquired through a transfer (including a business combination) that have differences between their contractual cash flows and their expected cash flows, due in part to credit quality. SOP 03-3 requires that the excess of the expected cash flows at acquisition to be collected over the acquirer's initial investment be recognized on a level-yield basis over the loan's life. Any future excess of contractual cash flows over the original expected cash flows is recognized as a future yield adjustment. Future decreases in actual cash flows over the original expected cash flows are recognized as an impairment and expensed immediately. Valuation allowances cannot be created or "carried over" in the initial accounting for loans acquired that are within the scope of SOP 03-3. SOP 03-3 was adopted by the Company effective January 1, 2005. The adoption of SOP 03-3 has had no material impact on the financial position or results of operations of the Company.

        In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections - a replacement of APB No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 replaces APB No. 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principles. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"). This standard requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006 as defined. The new measurement date requirement applies for fiscal year ending after December 15, 2008. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, ("SFAS 157"). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

Concentrations of Credit Risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

3.    DISCONTINUED OPERATIONS:

        As stated in Note 1, on November 29, 2005, the Company entered an agreement and subsequently closed on January 9, 2006 with the City to buy, all of the Company's assets used in connection with the Company's bus operations. Accordingly, the results have been presented as discontinued operations in the Company's consolidated financial statements for all periods presented.

        The following table sets forth the detail of the Company's net income (loss) from discontinued operations:

Bus Operations
Year ended December 31, 2005:
Revenues from discontinued operation	$75,941,986

Income from operations of discontinued operation	$1,155,720
Benefit from income taxes	182,549

Income from discontinued operation, net of taxes	$1,338,269

Year ended December 31, 2004:
Revenues from discontinued operation	$67,123,967

Income from operations of discontinued operation	$1,110,039
Provision for income taxes	711,754

Income from operations of discontinued operation, net of taxes	$398,285

Year ended December 31, 2003:
Revenues from discontinued operation	$65,357,868

Income from operations of discontinued operation	$1,929,014
Provision for income taxes	548,221

Income from discontinued operation, net of taxes	$1,380,793

Nine months ended September 30, 2006 (unaudited)
Revenues from discontinued operation	$3,864,184

Loss from operations of discontinued operation	$(11,087,158)
Benefit from income taxes	2,038,230

Loss from operations of discontinued operation, net of taxes	$(9,048,928)

Gain on sale of discontinued operation	$11,722,994
Provision for income taxes	3,453,566

Gain on sale of discontinued operation, net of taxes	$8,269,428

Nine months ended September 30, 2005 (unaudited)
Revenue from discontinued operation	$56,458,797

Income from operations of discontinued operation	$841,323
Provision for income taxes	55,194

Income from discontinued operation, net of taxes	$786,129

The gain on sale of discontinued operation is calculated as follows:
Gross proceeds from sale of discontinued operation	$11,142,885
Write-off of liabilities assumed by New York City	2,262,994
Net book value of assets sold	(1,682,885)

Gain on sale of discontinued operation	$11,722,994

        As of September 30, 2006, all proceeds from the sale of discontinued operations have been received by the Company. The remaining assets of the Company are primarily related to cash received from the sale of the assets, operating subsidies due from New York City, and deferred tax assets. The remaining liabilities are primarily related to accrued income taxes, deferred income taxes, other current liabilities, and deferred pension liability. The remaining cash and amount received from the New York City for operating subsidies will be used to pay the remaining liabilities of the Company as well as the distribution to the Shareholders.

        The following table presents the major classes of assets and liabilities of Bus Operations:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Current assets:
Inventory	$—	$1,284,123	$1,311,887
Deferred income taxes	—	7,720,981	5,105,931

Total current assets	$—	$9,005,104	$6,417,818

Non-current assets:
Unfunded pension expense	$—	$604,255	$1,543,978
Property and equipment, net	—	346,007	500,053

	$—	$950,262	$2,044,031

Current liabilities:
Accrued payroll and vacation pay	$—	$2,702,437	$2,734,352
Deferred income taxes	—	3,841,359	3,576,812

Total current liabilities	$—	$6,543,796	$6,311,164

Other liabilities
Deferred union pension liability	$—	$9,158,036	$3,316,326

Total non-current liabilities	$—	$9,158,036	$3,316,326

        Operating cash flows attributable to discontinued operations was $2,635,010 and $1,348,785 for the nine months ended September 30, 2006 and 2005 (unaudited), respectively and $(4,757,104), $(3,204,485), and $3,938,881 for the years ended December 31, 2005, 2004, and 2003, respectively.

4.    PROPERTY AND EQUIPMENT, NET:

        Property and equipment from continuing operations is as follows:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Land	$433,877	$433,877	$433,877
Building and improvements	5,491,123	6,590,944	6,590,944
Office and garage equipment	384,225	384,225	384,225

	6,309,225	7,409,046	7,409,046
Accumulated depreciation	(4,708,340)	(5,573,531)	(5,256,607)

	$1,600,885	$1,835,515	$2,152,439

        The Company recorded depreciation expense of $215,414 and $237,692, related to these assets during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $316,924, $332,061, and $357,267 for the years ended December 31, 2005, 2004 and 2003, respectively.

        Property and equipment from discontinued operations is as follows:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Revenue vehicles and accessories	$—	$346,534	$346,534
Registered devices	—	20,538	20,538
Office and garage equipment	—	2,080,190	2,077,083

	—	2,447,262	2,444,155
Accumulated depreciation	—	(2,101,255)	(1,944,102)

	$—	$346,007	$500,053

        The Company recorded depreciation expense of $-0- and $118,938 related to these assets during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $157,153, $181,150, and $201,260 for the years ended December 31, 2005, 2004 and 2003, respectively.

5.    INVESTMENTS:

        The following is a summary of marketable securities at September 30, 2006 (unaudited), December 31, 2005 and 2004:

	Available-for-Sale Securities
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2005
U.S. Treasury/U.S. Government debt securities	$784,827	$—	$(28,480)	$756,347

Total available-for-sale securities	$784,827	$—	$(28,480)	$756,347

	Available-for-Sale Securities
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2004
U.S. Treasury/U.S. Government debt securities	$784,802	$940	$(21,411)	$764,331

Total available-for-sale securities	$784,802	$940	$(21,411)	$764,331

	Available-for-Sale Securities
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2006 (unaudited)
U.S. Treasury/U.S. Government debt securities	$1,544,617	$—	$(21,487)	$1,523,130

Total available-for-sale securities	$1,544,617	$—	$(21,487)	$1,523,130

        The amortized cost and estimated fair value of debt securities by contractual maturity at September 30, 2006 (unaudited) are shown below. Expected maturities may differ from contractual maturities, because the issuers of the securities may have the right to prepay obligations.

	Cost	Estimated Fair Value
Due in one year or less	$1,020,064	$1,015,107
Due after one year and up to five years	175,000	168,433
Due after five years and up to ten years	250,000	240,124
Due after ten years	99,553	99,466

	$1,544,617	$1,523,130

6.    INVESTMENT IN AFFILIATES:

        The Company has 40% interests in Command Bus Company, Inc., and G.T.J. Company, Inc. These companies did not declare dividends during 2005, 2004, and 2003. Summary combined financial information for these affiliates is as follows:

Year Ended December 31, 2005

	G.T.J Company, Inc.	Command Bus Company, Inc.
Total operating revenues and subsidies	$29,496,053	$25,173,844

Income from continuing operations	$2,428,228	$—
Income (loss) from operations of discontinued operation	159,733	(1,646,778)
Gain on sale of discontinued operations, net of taxes	—	2,533,095

Net income	$2,587,961	$886,317

Total assets	$30,350,521	$5,023,112

Total liabilities	$23,921,508	$9,246,566

Year Ended December 31, 2004

	G.T.J Company, Inc.	Command Bus Company, Inc.
Total operating revenues and subsidies	$27,389,249	$24,176,344

Income from continuing operations	$1,052,695	$—
Loss from operations of discontinued operation	(325,563)	(336,643)

Net income (loss)	$727,132	$(336,643)

Total assets	$31,207,996	$6,591,175

Total liabilities	$27,339,938	$10,341,492

Year Ended December 31, 2003

	G.T.J Company, Inc.	Command Bus Company, Inc.
Total operating revenues and subsidies	$21,997,994	$24,205,682

Income from continuing operations	$709,043	$—
Loss from operations of discontinued operation	(6,669,700)	(286,541)

Net loss	$(5,960,657)	$(286,541)

Nine Months Ended September 30, 2006 (unaudited)

	G.T.J Company, Inc.	Command Bus Company, Inc.
Total operating revenues and subsidies	$25,355,024	$108,439

Income from continuing operations	$225,421	$—
(Loss) income from operations of discontinued operation	(21,901)	186,031

Net income	$203,520	$186,031

 Nine Months Ended September 30, 2005 (unaudited)

	G.T.J Company, Inc.	Command Bus Company, Inc.
Total operating revenues and subsidies	$21,730,805	$19,822,231

Income from continuing operations	$1,407,475	$-0-
Loss from operations of discontinued operation	(12,027)	(53,845)

Net income	$1,395,448	$(53,845)

        The Company advanced to (received from) Jamaica Buses, Inc. and Command Bus Company, Inc. $358,128 and $103,222, respectively at September 30, 2006 (unaudited) and $358,128 and $103,222, respectively at December 31, 2005 and 2004. The Company advanced $53,527 at September 30, 2006 (unaudited) to Transit Facility Management Corp. and $0 to The Bus Depot, Inc., at December 31, 2005 and December 31, 2004. Both these companies are subsidiaries of GTJ.

7.    NOTE PAYABLE TO BANK:

        On December 30, 2003, the Company, along with the Triboro Coach Corporation and Subsidiaries, Jamaica Central Railways, Inc. and Subsidiaries, Command Bus Company, Inc., and G.T.J. Company, Inc. and Subsidiaries (the "Affiliated Group"), replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of June 30, 2004. The facility has been renegotiated over several renewals and has now been extended to March 31, 2007. Currently, the entire group has a $6.5 million facility consisting of a $4 million line of credit, which is secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million is being used to finance the working capital needs of the Affiliated Group. The facility bears interest at prime rate and is adjusted from time to time. The loans are collateralized by all tangible assets of the Affiliated Group.

        As of September 30, 2006 (unaudited), December 31, 2005 and 2004, $0 was outstanding under this line of credit. The line bore interest at a fluctuating rate based on the bank's prime rate.

        The Affiliated Group is required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2005, the cash flow coverage ratio must not be less than 1.1 to 1.0, the Leverage Ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

        The Affiliated Group did not meet certain covenants for these financial statements and has requested waivers from the bank for the breach of these covenants. Waivers have been provided to the Affiliated Group.

8.    SHAREHOLDERS' EQUITY:

        Approximately 88% of the Company's common stock is held under a Voting Trust Agreement which expires in November 2007. The stock held under the agreement shall be voted at any meeting of the shareholders of the Company by the trustee as may be in the judgment of the trustee, for the best interest of the shareholders of the Company. The trustee is a shareholder/officer of the Company. The Company has the right of first refusal to purchase shares from any shareholder desiring to sell shares at a price established by the Board of Directors.

        In the normal course of business, the Company under a stock repurchase program will buy back common shares. During the year ended December 31, 2003, the Company repurchased approximately 13.5 shares.

        In 2005, the Company paid dividends to shareholders totaling $300,570 and for the nine months ended September 30, 2006 (unaudited) the Company paid dividends of $225,427.

9.    PENSION PLAN AND OTHER RETIREMENT BENEFITS:

Non-Union:

        The Company maintains a defined benefit pension plan which covers substantially all of its non-union employees. Participant benefits are based on years of service and the participant's compensation during the last three years of service. The Company's funding policy is to contribute annually an amount that does not exceed the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

        Plan assets primarily consist of convertible equity securities, guaranteed deposit accounts, corporate debt securities and fixed income contracts.

        The following tables present certain financial information for the Company's non-union defined benefit pension plan as of and for the years ended December 31, 2005 and 2004 and for the nine months ended September 30, 2006 (unaudited):

	Years Ended December 31,
	2005	2004
Change in projected benefit obligation:
Projected benefit obligation at beginning of year	$7,470,513	$7,461,521
Service cost	275,678	241,924
Interest cost	474,368	461,080
Actuarial loss/(gain)	914,323	(172,688)
Benefits paid	(531,620)	(521,324)

Projected benefit obligation at end of year	$8,603,262	$7,470,513

	Years Ended December 31,
	2005	2004
Change in plan assets:
Fair asset plan value at beginning of the year	$8,486,208	$7,991,746
Actual return on plan assets	380,998	719,029
Employer contributions	396,680	365,692
Benefits paid	(531,620)	(521,324)
Expenses paid	(73,716)	(68,935)

Fair value of plan assets at end of year	$8,658,550	$8,486,208

Funded status	$55,288	$1,015,695
Unrecognized prior service costs	85,185	96,443
Unrecognized net actuarial gain (loss)	647,518	(551,909)

Net amount recognized	$787,991	$560,229

	Years Ended December 31,
	2005	2004
Amount recognized in the balance sheet consists of:
Prepaid benefit costs	$787,991	$560,229
Accrued benefit liability	—	—
Intangible asset	—	—
Accumulated other comprehensive income	—	—

Net Amount Recognized	$787,991	$560,229

        The following weighted-average assumptions were used to determine the Company's postretirement benefit obligations shown above at December 31, 2005 and 2004:

	2005	2004
Discount rate	5.75%	6.00%
Compensation increase	4.00%	4.00%
	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Components of net periodic benefit cost:
Service cost	$5,211	$206,757	$275,678	$241,924	$259,746
Expense cost	14,672	59,457	79,275	72,127	72,775
Interest cost	83,477	355,776	474,368	461,080	458,826
Expected return on plan assets	(116,025)	(503,745)	(671,661)	(625,252)	(540,059)
Amortization of prior service cost	1,949	8,445	11,258	11,258	11,258

Net periodic benefit cost	$(10,716)	$126,690	$168,918	$161,137	$262,546

        The following weighted-average assumptions were used to determine the Company's postretirement benefit expense shown above for the years ended December 31, 2005, 2004, and 2003 and September 30, 2006 (unaudited):

		December 31,
	September 30, 2006
		2005	2004	2003
	(unaudited)
Weighted average discount rate	5.75%	6.00%	6.50%	7.00%
Weighted average rate of compensation increase	4.00%	4.00%	5.00%	5.00%
Expected long-term rate of return on plan assets	8.00%	8.00%	8.00%	8.00%

        The Agreement with the City provides that all eligible members of the plan will join the City plan and will be credited for all service with the Company for the purposes of vesting and benefit accruals and that benefits for all eligible members of the plan will be on substantially the same terms and conditions as the current non-union plan.

        Included in the agreement with the City, the pension plan is going to be merged into the Metropolitan Transit's Authority DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under the SFAS No. 88 "Employers' Accounting for Settlement and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact that the non-union employees ceased future benefit accruals under the pension plan.

        SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a loss of approximately $83,237 which was recorded in the second quarter.

        The transfer of plan assets to the MTA DB Pension Plan on March 3, 2006, resulted in the settlement of the company's obligation with regard to the plan assets and liabilities.

        SFAS No. 88 requires accelerated amortization or immediate recognition of the plan's experience gain/(loss) as of the date of settlement or asset transfer date. As a result, the Company's recognition of a loss of $776,972 due to the transfer of assets in excess of benefit liability plus the immediate recognition of the existing gain at $61,502 as of the asset transfer done on March 3, 2006, which resulted in an overall settlement loss of $715,470. This charge was recorded in the second quarter of 2006.

        The percentage of asset allocations of the Company's pension plans at December 31, 2005 and 2004, by asset category were as follows:

	2005	2004
Equity securities	59%	59%
Debt securities	36%	39%
Cash and other	5%	2%

Total	100%	100%

Union:

        In addition, the Company maintains a defined benefit pension plan which covers substantially all of its union employees. Participant benefits are based on the employee's monthly pay as of December 31, 1997 plus a flat dollar monthly benefit for service after 1997. The Company's funding policy is to contribute annually an amount that does not exceed the maximum amount that can be deducted for federal income tax purposes, in accordance with guidelines contained in the union contract. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Plan assets consist primarily of money market funds, corporate bonds, common and preferred equity securities, government securities and fixed income contracts.

        The following tables present certain financial information for the Company's union defined benefit pension plan as of and for the years ended December 31, 2005 and 2004 and nine months ended September 30, 2006 and 2005 (unaudited):

	2005	2004
Change in projected benefit obligation:
Projected benefit obligation at beginning of year	$81,435,702	$73,196,643
Service cost	2,217,268	1,965,803
Interest cost	4,863,033	4,738,117
Actuarial loss	4,007,468	5,652,781
Benefits paid	(4,130,086)	(4,117,642)

Projected benefit obligation at end of year	$88,393,385	$81,435,702

	Years Ended December 31,
	2005	2004
Change in plan assets:
Fair value of asset plan value at beginning of the year	$77,070,171	$71,618,383
Actual return on plan assets	4,206,021	7,272,211
Employer contributions	2,783,696	2,855,554
Benefits paid	(4,130,086)	(4,117,642)
Expenses paid	(694,453)	(558,335)

Fair value of plan assets at end of year	$79,235,349	$77,070,171

Funded status	$(9,158,036)	$(4,365,531)
Unrecognized transition amount	736,445	1,700,384
Unrecognized prior service costs	(140,184)	(156,406)
Unrecognized net actuarial gain (loss)	17,580,383	11,333,545

Net amount recognized	$9,018,608	$8,511,992

	Years Ended December 31,
	2005	2004
Amount recognized in the balance sheet consists of:
Accrued benefit liability	$(9,158,036)	$(3,316,326)
Intangible asset	596,261	1,543,978
Accumulated other comprehensive loss	17,580,383	10,284,340

Net amount recognized	$9,018,608	$8,511,992

        The following weighted-average assumptions were used to determine the Company's postretirement benefit obligations shown above at December 31, 2005 and 2004:

	December 31,
	2005	2004
Discount rate	5.75%	6.00%
Compensation increase	4.00%	4.00%
	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Components of net periodic benefit cost:
Service cost	$60,810	$1,662,951	$2,217,268	$1,965,803	$1,713,606
Interest cost	1,972,356	3,647,274	4,863,033	4,738,117	4,573,642
Expected return on plan assets	(2,415,195)	(4,575,084)	(6,100,112)	(5,677,592)	(4,885,737)
Amortization of transition amount	385,613	722,955	963,939	963,939	963,939
Amortization of prior service costs	—	(12,168)	(16,222)	(16,222)	(16,222)
Recognized actuarial loss (gain)	—	1,145,928	349,174	75,909	202,946
Curtailment under FAS 88	580,000	—	—	—	—

Net periodic benefit cost	$583,584	$2,591,856	$2,277,080	$2,049,954	$2,552,174

        The following weighted-average assumptions were used to determine the Company's postretirement benefit expense for the years ended December 31, 2005, 2004, and 2003 and September 30, 2006 (unaudited):

		December 31,
	September 30, 2006
		2005	2004	2003
	(unaudited)
Discount rate	5.75%	6%	6.5%	7.00%
Compensation increase	4.0%	4.00%	5.00%	5.00%
Expected long-term rate of return on plan assets	8.00%	8.00%	8.00%	8.00%

        The Agreement with the City provides that all eligible members of the plan will join the City plan and will be credited for all service with the Company for the purposes of vesting and benefit accruals and that benefits for all eligible members of the plan will be on substantially the same terms and conditions as the current non-union plan.

        As of September 30, 2006, agreements related to merger of the plan are awaiting the signatures of the various interested parties (Green, Local 1181 Union, MTA, and City of New York). Once the agreements have been adopted, the merger of the retirement plans and the transfer of the Green Union Retirement Plan assets into the MTA DB Pension Plan will occur within ninety days.

        The asset allocation for the Company's retirement plans are based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of asset classes and the correlation of those returns.

        The percentage of asset allocations of the Company pension plans at December 31, 2005 and 2004, by asset category were as follows:

	2005	2004
Equity securities	58%	53%
Debt securities	27%	28%
Cash and other	15%	19%

Total	100%	100%

Other Retirement Benefits:

        The Company entered into an agreement with the Union which stipulates that the Union will provide health benefits directly to its members based on a plan developed by it for its members. The Company had agreed to fund the health benefits of such plan, subject to certain limitations and the condition that the City provides the funds necessary therefore under the provisions of the OAA. The Company and Union are currently working under the provisions of the expired agreement (see Note 1).

        The Company sponsors a defined contribution 401(k) plan for its non-union employees who covers all employees who, at the plan's anniversary date, have completed one year of service and are at least 21 years of age. The plan is funded by employee salary deferral contributions and employee discretionary contributions. There were no discretionary contributions made by the Company during 2005 and 2004.

        The Company sponsors retirement benefits to its non-union employees under a defined contribution 401(k) plan (the "Plan") which covers all employees who, at the Plan's anniversary date, have completed one year of service and are at least 21 years of age.

        The Company participates in a multiemployer plan that provides health care benefits, including defined postretirement health care benefits to substantially all non-union employees. The amount contributed to the plan and charged to benefit cost was $51,322 and $401,763, for the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $527,725 and $517,930, and $535,588 for 2005, 2004, and 2003, respectively.

        The Agreement with the City provides that all eligible members of Plan will join the City Plan and will be credited for all service with the Company for the purposes of vesting and benefit accruals and that benefits for all eligible members of the plan will be on substantially the same terms and conditions as the current non-union plan.

10.    RELATED PARTY TRANSACTIONS

        The Company has an agreement with Varsity Transit, Inc. ("Transit"), an affiliate, under which Transit provides the Company with certain administrative and data processing services. Total service fees incurred under this agreement and included in other nonoperating expenses were $745,019 and $307,340 for the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $420,684, $414,921 and $434,472 in 2005, 2004 and 2003, respectively.

        Net advances due from Transit aggregated $1,738,161 at September 30, 2006 (unaudited) and $4,605,832 at December 31, 2005 and $1,581,459 at December 31, 2004. Additionally, advances due from GTJ aggregated $2,739,000 at September 30, 2006 (unaudited) and $2,709,000 at December 31, 2005 and 2004.

        Lighthouse Real Estate Management, LLC ("LREM"), of which Paul Cooper, who is the son of the Company's Chairman Jerry Cooper, is a member, received a leasing commission in 2006 for the leasing of 49-19 Rockaway Beach Boulevard, Edgemere, New York on behalf of Green Bus Holding Corp. to New York City in the aggregate sum of $1,281,580.

        Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper, has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2005, 2004, and 2003 were $43,743, $96,671, and $34,953, respectively and for the nine months ended September 30, 2006 and 2005 (unaudited) were $11,105, and $56,374, respectively.

11.    INCOME TAXES:

        The provisions for income taxes from continuing operations for the nine months ended September 30, 2006 and 2005 (unaudited), and the years ended December 31, 2005, 2004 and 2003 are as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Current:
Federal	$627,729	$221,266	$320,009	$57,825	$252,662
State and local	414,916	118,454	161,150	164,007	203,512
Deferred	(188,284)	(137,301)	202,930	(460,847)	92,047

	$854,361	$202,419	$684,089	$(239,015)	$548,221

        The provisions for (benefit from) income taxes from discontinued operations for the nine months ended September 30, 2006 and 2005 (unaudited), and the years ended December 31, 2005, 2004 and 2003 are as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Current:
Federal	$2,525,430	$68,374	$—	$(64,411)	$(50,385)
State and local	737,855	17,514	(34,380)	16,711	(30,627)
Deferred	(1,847,949)	(30,694)	(148,169)	759,454	(33,313)

	$1,415,336	$55,194	$(182,549)	$711,754	$(114,325)

        The Company files consolidated federal and combined state income tax returns. In addition, the parent company and its subsidiary file separate returns for local purposes.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

        Significant components of the Company's deferred tax assets and liabilities from continuing operations at September 30, 2006 (unaudited), December 31, 2005 and 2004 are as follows:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Deferred tax assets:
Book over tax depreciation	$410,532	$431,976	$339,423
State and local taxes, net	157,193	161,704	60,647
Other	10,161	5,268	16,367
State and local taxes, net	—	18,858	—
Injuries and damages claims reserve	—	839,853	1,337,487
Environmental Investigation & Feasibility Study	157,080	—	—

Total deferred tax assets	734,966	1,457,659	1,753,924
Deferred tax liabilities:
Operating subsidy withholdings	—	(721,700)	(1,219,335)
Deferred rental income	(147,208)	—	—
Book over tax depreciation	—	(53,301)	—
State and local taxes, net	—	(573,174)	(458,023)
Real estate taxes	—	(75,019)	(72,588)

Net deferred tax assets liabilities	$587,758	$34,465	$3,978

        Significant components of the Company's deferred tax assets and liabilities from discontinued operations at September 30, 2006 (unaudited), December 31, 2005 and 2004 are as follows:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Deferred tax assets:
Vacation accrual	$—	$681,086	$564,771
Retirement plan's additional minimum liability	—	7,039,895	4,541,160

Total deferred tax assets	—	7,720,981	5,105,931

Deferred tax liabilities:
Pension expense	—	(3,841,359)	(3,576,812)

Total deferred tax liabilities	—	(3,841,359)	(3,576,812)

Net deferred tax assets	$—	$3,879,622	$1,529,119

        The Company and two affiliates own all of the common stock of the affiliates accounted for under the equity method (see Note 5). The Company and its affiliates exercise significant influence over these affiliates and intend to maintain permanent investments in these affiliates. Accordingly, taxes have not been provided on the undistributed earnings of these affiliates prior to January 1, 1993 (date of SFAS No. 109 adoption). Accumulated undistributed earnings (losses) of affiliates for which no provision (benefit) for income taxes has been made was approximately $707,389 and $(682,327) at December 31, 2005 and 2004, respectively.

12.    COMMITMENTS AND CONTINGENCIES:

Legal Matters

        The Company is a plaintiff in the two lawsuits described in Note 1. The Company is also involved in several lawsuits and other disputes which arose in the ordinary course of business; however, management believes that these matters will not have a material adverse effect, individually or in the aggregate, on the Company's financial position or results of operations.

Environmental Matters

        The Company's real property has had activity regarding removal and replacement of underground storage tanks. Upon removal of the old tanks, any soil found to be unacceptable was thermally treated off site to burn off contaminants. Fresh soil was brought in to replace earth which had been removed. There are still some levels of contamination at the sites, and groundwater monitoring programs have been put into place at certain locations. In July 2006, the Company entered into an informal agreement with the New York State Department of Environmental Conservation ("NYSDEC") whereby the Company has committed to a three-year remedial investigation and feasibility study (the "Study") for all site locations. In conjunction with this informal agreement, the Company has retained the services of an environmental engineering firm to assess the cost of the study. The Company's engineering report has an estimated cost range in which the low-end of the range, of approximately $1.3 million (of which the Company portion is $462,000) was only for the Study. In addition, a high-end range estimate, of approximately $2.6 million (of which the Company's portion was $938,000) was included which provided a "worst case" scenario whereby the Company would be required to perform full remediation on all site locations. While management believes that the amount of the Study and related remediation is likely to fall within the estimated cost range, no amount within that range can be determined to be the better estimate. Therefore, management believes that recognition of the low-range estimate is appropriate. While additional costs associated with environmental remediation and monitoring are probable, it is not possible at this time to reasonably estimate the amount of any future obligation until the Study has been completed. As of September 30, 2006, the Company has recorded a liability of $462,000 related to its portion of the Study as disclosed in the engineering report. Presently, the Company is not aware of any claims or remediation requirements from any local, state or federal government agencies. Each of the properties is in a commercial zone and is still used as transit depots including maintenance of vehicles.

13.    SIGNIFICANT TENANTS

        One tenant constitutes 100% of rental revenue for the nine months ended September 30, 2006 (unaudited).

14.    FUTURE MINIMUM RENT SCHEDULE

        Future minimum lease payments to be received by the Company as of December 31, 2005 under noncancellable operating leases are as follows:

2006	$3,326,680
2007	3,400,000
2008	3,400,000
2009	3,400,000
2010	3,400,000
Thereafter	66,874,941

$83,801,621

15.    RESTATEMENT

        The Company is restating its previously issued consolidated balance sheets, consolidated statements of operations, and cash flows for the years ended December 31, 2005, 2004 and 2003. The restatement relates to the reclassification of certain assets and liabilities from discontinued operations to continuing operations.

        The restatement results in the following changes to the Company's balance sheet, and statements of operations, and cash flows for the years ended December 31, 2005, 2004 and 2003.

        The restatement did not change net income (loss), for any of the periods presented.

	2005
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$4,347	$1,010,251
Operating subsidies receivable	—	1,864,419
Current portion of operating subsidies receivable injuries and damages withholding	—	601,970
Due from the City of New York	—	694,760
Prepaid expenses and other current assets	220,645	1,198,969
Assets from discontinued operations-current portion	15,014,460	9,005,104
Deferred income taxes	593,680	1,457,659
Non-current assets:
Property and equipment, net	$1,517,413	$1,835,515
Assets of discontinued operations	4,956,210	950,262
Available for sale securities	—	756,347
Restricted cash	—	741,488
Operating subsidies receivable injuries and damages withholding	—	2,122,649
Other assets	—	67,362
Current Liabilities:
Accounts payable	$25,539	$3,052,367
Due to City of New York	—	1,397,000
Current liabilities from discontinued operation	12,585,822	6,543,796
Deferred tax liability	75,019	1,423,194
Other current liabilities	6,000	276,023
Other Liabilities:
Personal injury and property damage claim	—	2,470,157
Liabilities from discontinued operations	11,628,193	9,158,036

	2005
Consolidated Statement of Operations
	As Reported	As Restated
Income from continuing operations	$773,469	$388,699
Discontinued operations:
Income from operations of discontinued operation, net of taxes	953,499	1,338,269

Net Income	1,726,968	1,726,968
Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash (used in) provided by operating activities	$(2,237,712)	$2,911,154
Net cash provided by (used in) investing activities	359,237	(32,525)
Net cash (used in) financing activities	(300,570)	(300,570)
Cash flows from discontinued operations	—	(4,757,104)
	2004
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$11,490	$3,189,296
Operating subsidies receivable	—	197,934
Current portion of operating subsidies receivable injuries and damages withholding	—	1,268,204
Due from the City of New York	—	574,971
Prepaid expenses and other current assets	213,494	1,712,440
Assets from discontinued operations-current portion	14,489,533	6,417,818
Deferred income taxes	400,070	1,753,924
Non-current assets:
Property and equipment, net	$1,753,619	$2,152,439
Assets of discontinued operation	5,379,844	2,044,031
Available-for-sale-securities	—	764,331
Restricted cash	—	712,069
Operating subsidies receivable injuries and damages withholding	—	1,426,427
Other assets	—	34,166
Current Liabilities:
Accounts payable	$4,500	$2,292,311
Due to City of New York	—	3,025,824
Current liabilities from discontinued operation	13,611,688	6,311,164
Deferred tax liability	72,588	1,807,314
Other current liabilities	8,054	260,217

Other Liabilities:
Personal injury and property damage claim	—	3,933,786
Liabilities from discontinued operation	7,250,112	3,316,326
Consolidated Statement of Operations	As Reported	As Restated
Income (loss) from continuing operations	$(256,090)	$63,150
Discontinued operations:
Income from operations of discontinued operation,net of taxes	717,525	398,285

Net Income	461,435	461,435
Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by operating activities	1,266,636	4,558,225
Net cash (used in) investing activities	(70,797)	(71,495)
Net cash(used in) financing activities	(42,000)	(42,000)
Cash flows from discontinued operations	—	(3,290,891)
	2003
Consolidated Statement of Operations
	As Reported	As Restated
Loss from continuing operations	$(3,345,994)	$(3,404,367)
Discontinued operations:
Income from operations of discontinued operation,net of taxes	1,322,420	1,380,793

Net loss	$(2,023,574)	$(2,023,574)

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by (used in) operating activities	$2,427,487	$(1,511,394)
Net cash (used in) investing activities	(844,049)	(844,049)
Net cash(used in) financing activities	(606,000)	(606,000)
Cash flows from discontinued operations	—	3,938,881

TRIBORO COACH AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED)
AND YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

CONTENTS

Page Number
Report of Independent Registered Public Accounting Firm	F-47
Consolidated Balance Sheets at September 30, 2006 (unaudited) and December 31, 2005 and 2004	F-48
Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-49
Consolidated Statements of Changes in Shareholders' Equity for the Nine Months Ended September 30, 2006 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-50
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-51
Notes to the Consolidated Financial Statements	F-52

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Triboro Coach Corporation and Subsidiaries

        We have audited the accompanying consolidated balance sheets of Triboro Coach Corporation and Subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Triboro Coach Corporation and Subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 15 to the consolidated financial statements, for the years ended December 31, 2005, 2004 and 2003 certain errors and disclosures in connection with the presentation of assets, liabilities, income or loss, and cash flows from discontinued operations have been restated to correct those errors and to provide additional disclosure. The effect of these adjustments had no impact on net income (loss) or net income (loss) per common share.

Weiser LLP
New York, New York
July 21, 2006

TRIBORO COACH CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

		(restated) December 31,
	September 30, 2006
		2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,697,865	$2,726,894	$2,887,167
Current portion of operating subsidies receivable—injuries and damages withholding	590,943	244,593	882,685
Operating subsidies receivable	3,776,365	3,293,828	455,582
Other receivables	—	32,446	33,095
Due from City of New York—injuries and damages	—	578,572	543,359
Due from affiliates	4,924,436	3,959,543	4,811,371
Assets of discontinued operation	—	2,403,276	2,297,690
Prepaid expenses and other assets	37,691	1,686,512	1,363,451
Deferred income tax assets	724,888	1,013,937	1,344,841
Prepaid income taxes	—	481,007	9,771

Total current assets	11,752,188	16,420,608	14,629,012
Property and equipment, net	1,790,890	1,881,841	2,006,840
Marketable investments	2,931,658	2,109,062	2,592,825
Operating subsidies receivable-injuries and damages withholding	—	2,938,183	3,963,201
Assets from discontinued operation	—	254,251	365,477
Investment in affiliates	950,914	795,094	—
Other assets	299,065	139,251	761,971
Deferred leasing commissions	815,524	—	—

Total assets	$18,540,239	$24,538,290	$24,319,326

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$2,629,950	$1,088,746
Due to City of New York	—	422,168	422,188
Current liabilities from discontinued operation	—	2,880,754	2,747,569
Income tax payable	148,609	169,511	73,988
Due to affiliates	—	2,641	—
Deferred income taxes liabilities	856,032	—	—
Deferred operating assistance	—	2,310,150	2,557,666
Other current liabilities	472,068	869,749	1,064,201

Total current liabilities	1,476,709	9,284,923	7,954,358
Personal injury and property damage claim	—	3,142,560	4,167,578
Deferred tax liabilities	—	1,052,764	1,507,754
Other liabilities	—	—	699,538
Liabilities from discontinued operation	—	6,646	—

Total liabilities	1,476,709	13,486,893	14,329,228

Commitments and contingencies
Shareholders' equity:
Common stock, no par value; 2,000 shares authorized, 1,277.10 shares issued and outstanding at September 30, 2006 (unaudited) and in 2005, 1,290.6 in 2004	127,305	127,305	128,655
Retained earnings	16,913,728	12,624,824	10,959,623
Accumulated other comprehensive loss	22,497	(1,700,732)	(1,098,180)

Total shareholders' equity	17,063,530	11,051,397	9,990,098

Total liabilities and shareholders' equity	$18,540,239	$24,538,290	$24,319,326

The accompanying notes are an integral part of these consolidated financial statements.

TRIBORO COACH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		(restated) Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Operating revenue and subsidies	$1,852,717	$—	$—	$—	$—

Operating expenses:
General and administrative	354,045	—	—	—	—
Depreciation and amortization	116,391	96,922	129,864	165,792	170,242

Total operating expenses	470,436	96,922	129,864	165,792	170,242

Income (loss) from continuing operations before income taxes, and equity in earnings (loss) of affiliated companies	1,382,281	(96,922)	(129,864)	(165,792)	(170,242)
Provision for income taxes	709,005	209,440	436,307	476,124	512,510
Equity in earnings (loss) of affiliated companies, net of tax	155,820	536,641	1,389,712	156,196	(2,498,879)

Income (loss) from continuing operations	829,096	230,279	823,541	(485,720)	(3,181,631)

Discontinued operations:
(Loss) income from operations of discontinued operation, net of tax	(3,519,457)	790,332	1,159,012	1,923,690	616,199
Gain on sale of discontinued operation, net of tax	7,207,363	—	—	—	—

Income from discontinued operation	3,687,906	790,332	1,159,012	1,923,690	616,199

Net income (loss)	$4,517,002	$1,020,611	$1,982,553	$1,437,970	$(2,565,432)

Income (loss) per common share—basic and diluted:
Income (loss) from continuing operations	$649.20	$178.43	$638.11	$374.21	$(2,414.90)

(Loss) income from operations of discontinued operation, net of taxes	$(2,755.82)	$612.38	$898.04	$1,487.04	$467.70

Gain on sale of discontinued operation, net of taxes	$5,643.54	$—	$—	$—	$—

Net income (loss)	$3,536.92	$790.80	$1,536.15	$1,107.84	$(1,947.20)

Weighted-average common shares outstanding—basic and diluted	1,277.1	1,290.6	1,290.6	1,298.0	1,317.5

The accompanying notes are an integral part of these consolidated financial statements.

TRIBORO COACH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock
				Accumulated Other Comprehensive (Loss) income
	Outstanding Shares	Amount	Retained Earnings		Total Shareholders' Equity
Balance at December 31, 2002	1,317.5	$131,745	$12,114,895	$(490,047)	$11,756,593

Comprehensive income:
Net loss	—	—	(2,565,432)	—	(2,565,432)
Unrealized gain on available-for-sale securities, net of tax $64,000	—	—	—	(95,263)	(95,263)
Additional minimum pension liability, investment in affiliate	—	—	—	(49,754)	(49,754)

Total comprehensive loss	—	—	—	—	(2,710,449)
Purchase and retirement of common stock	(4.5)	(450)	(4,050)	—	(4,500)

Balance at December 31, 2003	1,313.0	131,295	9,545,413	(635,064)	9,041,644

Comprehensive income:
Net income	—	—	1,437,970	—	1,437,970
Unrealized gain on available-for-sale securities, net of tax $33,649	—	—	—	(60,886)	(60,886)
Additional minimum pension liability, investment in affiliate	—	—	—	(402,230)	(402,230)

Total comprehensive income	—	—	—	—	974,854
Purchase and retirement of common stock	(22.4)	(2,640)	(23,760)	—	(26,400)

Balance at December 31, 2004	1,290.6	128,655	10,959,623	(1,098,180)	9,990,098
Dividends paid, $236.48 per share	—	—	(305,203)	—	(305,203)
Comprehensive income:
Net income	—	—	1,982,553	—	1,982,553
Unrealized gain on available-for-sale securities, net of tax $23,400	—	—	—	(58,366)	(58,366)
Additional minimum pension liability, investment in affiliate	—	—	—	(544,186)	(544,186)

Total comprehensive income	—	—	—	—	1,380,001
Purchase and retirement of common stock	(13.5)	(1,350)	(12,150)	—	(13,500)

Balance at December 31, 2005	1,277.10	127,305	12,624,823	(1,700,732)	11,051,396
Dividends paid, $178.61 per share			(228,097)		(228,097)
Comprehensive income:
Net income	—	—	4,517,002	—	4,517,002
Minimum pension liability adjustment	—	—	—	1,723,229	1,723,229

Total comprehensive income	—	—	—	—	6,240,231

Balance at September 30, 2006 (unaudited)	1,277.10	$127,305	$16,913,728	$22,497	$17,063,530

The accompanying notes are an integral part of these consolidated financial statements.

 TRIBORO COACH AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September,		(Restated) Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Net income (loss)	$4,517,002	$1,020,611	$1,982,553	$1,437,970	$(2,565,432)
Income from discontinued operations	(3,687,906)	(790,332)	(1,159,012)	(1,923,690)	(616,199)

Income (loss) from continuing operations	829,096	230,279	823,541	(485,720)	(3,181,631)
Adjustments to recognize net income (loss) to net cash provided by operating activities:
Provisions for deferred taxes	44,930	(102,826)	100,281	62,156	35,977
Provisions for injuries and damages claims	(3,142,560)	(858,215)	(1,025,018)	(1,406,228)	(843,208)
Equity in (earnings) loss of affiliated companies, net of tax	(155,820)	(536,641)	(1,389,712)	(156,996)	2,498,879
Depreciation	116,391	96,922	129,864	165,972	170,242
Other	1,659	3,704	4,938	—	—
Changes in operating assets and liabilities:
Operating subsidies receivables and other amounts due from the City of New York	2,687,868	48,177	(1,175,136)	2,483,624	4,262,524
Other receivables	578,572	47,907	(34,938)	(235,385)	103,001
Due from affiliates	(346,059)	(6,690)	192,660	(644,236)	(142,460)
Prepaid expenses and other assets	1,128,757	(636,198)	(239,838)	(147,823)	24,682
Prepaid income taxes	—	(383,871)	(32,862)	74,601	158,650
Other assets	—	—	—	—	6,992
Deferred leasing commissions	(815,524)	—	—	—	—
Accounts payable	(2,629,950)	577,767	1,533,801	(71,831)	67,070
Income tax payable	(79,777)	—	78,825	(217,689)	6,260
Deferred operating assistance	—	—	—	—	2,557,666
Other current liabilities	(468,816)	881,864	109,042	(344,645)	(846,420)

Net cash (used in) provided by operating activities	(2,251,233)	(637,821)	(924,552)	(924,200)	4,878,224

Investing activities:
Purchases of property and equipment	(7,300)	(17,785)	(26,968)	(64,485)	(54,687)
Proceeds from sale of property and equipment	236,111	—	—	—	—
Due from affiliates	—	—	—	—	(1,642,833)
Proceeds from sale of discontinued operations	9,875,411	—	—	—	—
Purchases of investments	(960,084)	(103,524)	(184,775)	560,294	(390,683)
Proceeds from sale of investments	856,288	25,675	80,675	(649,621)	450,168

Net cash (used in) provided by investing activities	10,000,426	(95,634)	(131,068)	(153,812)	(1,638,035)

Financing activities:
Proceeds from notes payable, bank	1,150,000	4,200,000	5,250,000	7,950,000	17,650,000
Principal repayments on notes payable, bank	(1,150,000)	(4,200,000)	(5,250,000)	(7,950,000)	(19,650,000)
Payment proceeds on loan from City of New York	—	—	—	—	(844,336)
Dividends paid	(228,097)	(229,170)	(305,202)	—	—
Repurchase of common stock	—	(13,500)	(13,500)	(26,400)	(4,500)

Net cash used in financing activities	(228,097)	(242,670)	(318,702)	(26,400)	(2,848,836)

Cash Flows from discontinued operations
Operating cash flows	(8,550,125)	1,222,097	1,214,049	2,367,823	995,833

Net cash provided by (used in) discontinued operations	(8,550,125)	1,222,097	1,214,049	2,367,823	995,833

Net (decrease) increase in cash and cash equivalents	(1,029,029)	245,972	(160,273)	1,263,411	1,387,186
Cash and cash equivalents at the beginning of year	2,726,894	2,887,167	2,887,167	1,623,756	236,570

Cash and cash equivalents at the end of year	$1,697,865	$3,133,139	$2,726,894	$2,887,167	$1,623,756

Supplemental cash flow information:
Interest paid	$1,944	$4,563	$9,106	$14,589	$34,517

Cash paid for taxes	$3,224,882	$447,967	$581,573	$984,526	$110,990

The accompanying notes are an integral part of these consolidated financial statements.

TRIBORO COACH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2006 and 2005 (unaudited) and
Years Ended December 31, 2005, 2004 and 2003

1.    DESCRIPTION OF BUSINESS:

        Triboro Coach Corporation and Subsidiaries (the "Company") operated franchised transit bus routes in the City of New York ("the City") pursuant to an operating authority which had expired April 30, 2005 and an Operating Assistance Agreement ("OAA") with the City which expired on September 30, 1998. The Company and the City have, by mutual understanding, continued to abide by the terms of the OAA. Funding for and continuation of operations of the Company's franchised transit bus routes were dependent upon the continuation of its operating authority and operating assistance relationship with the City.

Recent Developments

        On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on February 20, 2006 (the "Transition Date") with the City to buy, all of the Company's assets used in connection with the Company's bus operations (the "Acquired Assets"). The Acquired Assets include fixtures, furniture and equipment; maintenance records; personnel records; operating schedules; and the intangible value of the development, administration and maintenance of such assets, including the value related to the development and training of employees, the value related to the development of routes and operating schedules, and going concern value or good will for a purchase price of $8,125,000. Under the terms of the Agreement, the City paid additional consideration as follows: (1) an amount equal to the actual invoice cost for the Company's inventory of spare parts and fluids, provided that the Company represent and warrant to the City that it has paid or will pay such invoiced amounts; (2) an amount equal to the book value (net of accumulated depreciation) of the Company's other tangible assets that are Acquired Assets as of the date of closing; (3) if all of the Claimants in the Non-Union Employees v. New York City Department of Transportation and Green Bus Lines, Inc. execute Settlement Authorization Forms; the City will pay the Company an additional $162,500. If less than 100% of the Claimants execute Settlement Authorization Forms, the City will pay the Company an additional amount to be determined by multiplying the percentage of the Claimants who executed the Forms by $300,000, and the Company will receive 32.50% of the amount.

        Under the Agreement, the City assured, defended and indemnified the Company against the following: (1) all claims as a result from operations and maintenance of buses up through and including the Transition Date; (2) all claims, losses or damages for bodily injury and/or property damage resulting from or alleged to result from the operation and/or maintenance of buses up to the Transition Date; (3) any and all funding obligations, claims, losses, damages, fines, costs and expenses associated with any withdrawal, termination, freezing or other liability related to the various pension plans; (4) all claims with respect to accrued leave; (5) any claims made by any union or any member of any union arising under any collective bargaining agreement; (6) obligation to pay additional or retrospective premiums in connection with any Workers' Compensation Retrospective Policy; (7) obligation to pay accumulated holiday pay; and (8) any claim or demand is made, any and all claims asserted by vendors in regard to Bus Service, up through and including the Transition Date.

        In connection with the Agreement, Triboro Coach Holding Corp. leased to the City premises at 85-01 24th Avenue, East Elmhurst, NY for an initial term of 21 years, with a first year rent of $2,585,000 and a 21st year rent of $3,785,000.

        The lease is a triple net lease in that the City agrees to pay all expenses on the property. Each lease has two renewal terms of 14 years each so that the total term is a maximum of 49 years. The term of each lease commenced on the date the Company in question closed the sale of the bus company to the City. The terms of the leases are consistent with current market rates.

        In 2005, the Company decided along with its two sister New York Corporations namely Green Bus Lines, Inc. ("Green Bus") and Jamaica-Central Railways, Inc. ("Jamaica") plan to reorganize into a new formerly formed company called GTJ REIT, Inc.

        As a result of the Agreement and sale of Acquired Assets, the operations of the Bus operations are presented as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Subsidy Programs:

        Pursuant to the OAA, the Company received significant operating subsidies from federal, state and local government agencies. Through December 31, 2003, the total annual subsidy was based on a formula which provided the Company a reimbursement of operating deficits subject to annual caps on the rate of increase in reimbursable expenses. As of January 1, 2004, there was no cap on reimbursement of operating deficits, but certain labor costs were not reimbursed. The OAA provided that the Company earn a fixed annual management fee and additional quarterly fees if certain performance standards were met. Operating assistance provided by state and local governments totaled $10,016,117 and $26,314,892 for the nine months ended September 30, 2006 and September 30, 2005 (unaudited), respectively, $36,812,517, $32,642,297 and $29,927,737 in 2005, 2004 and 2003, respectively, and was paid to the Company under the provisions of the OAA. In addition to the annual subsidy, the City reimbursed the Company for auto liability insurance premiums which covered the operation of the vehicles, and such costs.

        Under the OAA, the City guaranteed the payment of the Company's self-insured injuries and damages claims incurred through December 31, 2001. As further discussed below under "Injuries and Damages Claims Reserve," effective January 1, 2002, the City provided an auto liability insurance program which did not require the Company to retain self-insurance for any portion of injuries and damages claims coverage. The City will still reimburse the Company and damages or claims filed that were incurred prior to January 1, 2002.

        The City withheld and currently holds a portion of the annual subsidy for injuries and damages claims accrued as of December 31, 2002, for claims which occurred prior to January 1, 2002. Such withheld amounts will be received when the related claims are paid subject to a minimum funding level. For the aggregate amounts so withheld $3,776,365 at September 30, 2006 (unaudited) and $2,938,183 and $3,963,201 at December 31, 2005 and 2004, respectively. At September 30, 2006 (unaudited) and December 31, 2005 and 2004, these amounts have been recorded as receivables in the accompanying consolidated balance sheets.

        Under the provisions of the OAA, the operating subsidies from federal, state and local government agencies were subject to audit by those agencies, and such subsidies may be adjusted based on the results of such audits.

        The Company and its affiliated transit bus operators (the "Companies") are also prosecuting an action commenced in August 2004 by service of a complaint on the City of New York and The

Metropolitan Transportation authority ("MTA"). The Companies seek declaratory and injunctive relief compelling the City of New York to honor certain contractual obligations involving the pensions and other rights of the Companies' employees. The Companies also seek to compel the MTA to honor such employee rights. A motion to dismiss by the MTA has been stayed until March 2005.

Union Contract:

        The Company has a Memorandum of Agreement (the "Agreement") with the Transport Workers Union Local 100 and Transport Workers Union of America, AFL-CIO (the "Union") which expired on March 31, 2003. Approximately 91% of the Company's labor force is covered under the Union.

Lease and Assumption Agreements:

        The Company receives its buses at no cost from the City.

Unaudited Interim Financial Statements

        The accompanying Consolidated Balance Sheet as of September 30, 2006, Consolidated Statements of Operations for the nine months ended September 30, 2006 and 2005, Cash Flows for the nine months ended September 30, 2006 and 2005 and Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 2006 are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The information described in the Notes to the Financial Statements for these periods is unaudited. The Results of Operations for the nine months ended September 30, 2006 are not necessarily indicative of the future results to be expected for the entire fiscal year end for any period.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation:

        The consolidated financial statements include the accounts of Triboro Coach Corporation and its wholly-owned subsidiaries, Triboro Coach Holding Corp. and Two Borough Express, Inc. (which terminated operations prior to 1992). The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All significant intercompany transactions have been eliminated. All significant intercompany accounts and transactions have been eliminated in consolidation. Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. The Company's 40% investments in unconsolidated affiliates are accounted for under the equity method. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, an investee company's accounts are not reflected within the Company's

Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the investee company is reflected in the caption "Equity in earnings (loss) of affiliated companies, net of tax" in the Consolidated Statements of Operations. The Company's carrying value in an equity method investee company is reflected in the caption "Investment in affiliates" in the Company's Consolidated Balance Sheets.

        When the Company's carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company's consolidated financial statements unless the Company guaranteed obligations of the Investee company or has committed additional funding. When the Investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized. (see Note 6).

Revenue Recognition—Rental Properties:

        The Company recognizes revenue in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases", as amended, referred to herein as SFAS No. 13. SFAS No. 13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. In those instances in which we fund tenant improvements and the improvements are deemed to be owned by us, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant. When the Company determines that the tenant allowances are lease incentives, the Company commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin. The properties are being leased to tenants under operating leases. Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due present to the underlying leases amounted to approximately $275,559 (unaudited) for the nine months ended September 30, 2006.

Revenue Recognition—Bus Operations:

        The Company recorded passenger revenue when the service is performed. Operating assistance subsidies were recorded in the periods to which the subsidy relates. Revenue from passenger and operating subsidies were included as part of gain (loss) from discontinued operations. The monthly operating assistance subsidy checks for January 2006 and 2005 were received in December 2005, 2004 and are reported as deferred revenue in the consolidated balance sheet.

Earnings (Loss) Per Share Information:

        In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share ("Basic EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding. Diluted earnings per common share ("Diluted EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares and dilutive common share equivalents and convertible securities then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Company's Consolidated Statements of Operations. There were no common stock equivalents for any of the periods presented in the Company's Consolidated Statements of Operations.

        The following table sets forth the computation of basic and diluted per share information:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Numerator:
Net income (loss)	$4,517,002	$1,020,611	$1,982,553	$1,437,970	$(2,565,432)

Denominator:
Weighted average common shares outstanding	1,277.10	1,290.6	1,290.6	1,298.0	1,317.5

Basic and Diluted Per Share Information:
Net income (loss) per share – basic and diluted	$3,536.92	$790.80	$1,536.15	$1,107.84	$(1,947.20)

Use of Estimates:

        The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Impairment of Long-Lived Assets:

        The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecast undiscounted cash flows generated by those assets to their net carrying value. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

        When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company makes its estimate of fair value by considering discounted cash flow analyses and balance sheet liquidation values. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

Discontinued Operations:

        The consolidated financial statements of the Company present the operations of the Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").

Cash and Cash Equivalents:

        The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Amortization of Deferred Leasing Commissions:

        Deferred leasing commissions will be amortized using the straight-line method over the life of the lease.

Property and Equipment:

        Property and equipment are stated at cost (see Note 4). Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

Useful lives
Buildings and improvements	10-25 years

Investments:

        The Company accounts for its investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. Interest on securities is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary or available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method. Estimated fair value is determined based on market quotes.

        The Company maintains certain available-for-sale securities of $205,019 at September 30, 2006 (unaudited) and $208,067 and $214,007 on deposit with various governmental agencies to meet statutory self-insurance funding requirements at December 31, 2005 and 2004, respectively. These investments included in the available-for-sale securities on the accompanying balance sheet primarily consist of U.S. Treasury debt and state and local municipal bonds.

Injuries and Damages Claims Reserve:

        The Company established reserves for anticipated future settlements of injuries and damages claims arising from accidents up to the Company's maximum self-insurance level of $500,000 per accident for accidents that occurred after December 31, 1992 and prior to January 1, 2002, and $75,000 for accidents occurring prior to December 31, 1992. The required claims reserves were determined by management after considering factors such as the nature and extent of the injuries or damages and prior experience with similar types of claims.

        Under the terms of the OAA, the City guaranteed the reimbursement of monies paid by the Company for its self-insured portion of injury and damages claims (see Subsidy programs above).

        Effective January 1, 2002, the City implemented a new auto liability insurance program, which includes auto liability insurance coverage obtained on the Company's behalf with several insurance companies (rated A, A+ or A++) and paid directly by the City. This insurance program provides for coverage up to $20 million per claim and is not subject to any self insurance retention by the Company. In addition, under the new auto liability insurance program, the Company is not responsible for the administration or payment of insurance claims arising after January 1, 2002. The Company is not aware of any factors, which might impair the insurance companies' or the City's ability or intent to pay claims covered under the auto liability insurance program. The accompanying financial statements do not reflect reserves for such claims arising after January 1, 2002.

Income Taxes:

        The Company accounts for income taxes under the liability method as required by the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Comprehensive Income:

        The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability from an investment in an affiliate to be included in comprehensive income.

Environmental Matters:

        Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available.

        Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and/or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction and/or normal operation of a long-lived asset. Costs related to remedial investigation and feasibility studies, environmental contamination treatment and cleanup are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and estimable.

Reclassifications

        Certain amounts have been reclassified to conform with current years' presentation.

Recent Accounting Pronouncements:

        In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" an amendment of SFAS No. 133 and 140. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are free standing derivatives or that are hybrid financial instruments that contain an embedded derivative that require bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, as defined. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its consolidated financial position or results of operations.

        In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-in interpretation of FASB Statement No. 109" ("FIN48"), which prescribes accounting for and disclosure of uncertainty in tax positions. This interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the financial statements and the measurement of tax benefits recognized. The provisions of FIN 48 are effective as of the beginning of the Company's 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustments to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

        In March 2006, the FASB issued FAS 156, "Accounting for Servicing of Financial Assets, an amendment to FAS 140," which permits an entity to account for one or more classes of servicing rights at fair value, with changes in fair value recorded in income. This statement is effective as of January 1, 2007. We are currently evaluating the effect of this statement.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," (SFAS No. 123R), which supercedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based transactions using APB No. 25 and requires that the compensation costs relating to such transactions be recognized in the consolidated financial statements. FAS No. 123R requires additional disclosures relating to the income tax and cash flow effects resulting from share-based payments. On April 14, 2005, the United States Securities and Exchange Commission announced it would permit most registrants subject to its oversight additional time to implement the requirements in SFAS No. 123(R). As announced, the SEC will permit companies to implement SFAS No. 123(R) at the beginning of their next fiscal year (instead of their next reporting period) that begins after June 15, 2005. The Company is evaluating the requirements of SFAS No. 123(R) and expects that the adoption of SFAS No. 123(R), effective January 1, 2006, will have an immaterial impact on its consolidated results of operations and earnings per share.

        In December 2003, the FASB issued Interpretation No. 46 (revised), "Consolidation of Variable Interest Entities" (FIN 46R), an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements". Variable interest entities, some of which were formerly referred to as special purpose entities, are generally entities for which their other equity investors (1) do not provide significant financial resources for the entity to sustain its activities, (2) do not have voting rights or (3) have voting rights that are disproportionately high compared with their economic interests. Under FIN 46R, variable interest entities must be consolidated by the primary beneficiary. The primary beneficiary is generally defined as having the majority of the risks and rewards of ownership arising from the variable interest entity. FIN 46R also requires certain disclosures if a significant variable interest is held but not required to be consolidated. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). This statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). The provisions of SFAS No.149 that relate to SFAS No. 133 and No. 138 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, provisions of SFAS No. 149 which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of SFAS No. 133 and No. 138, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying financing component to conform it to language used in FIN 45, and (4) amends certain other existing pronouncements. Those changes resulted in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as stated above and for hedging relationships designated after June 30, 2003. In addition, except as stated above, all provisions of SFAS No.149 should be applied prospectively. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In October 2003, Statement of Accounting Position ("SOP") 03-3 "Accounting for Certain Loans or Debt Securities Acquired in a Transfer" was issued by the American Institute of Certified Public Accountants. SOP 03-3 addresses the accounting for loans acquired through a transfer (including a business combination) that have differences between their contractual cash flows and their expected cash flows, due in part to credit quality. SOP 03-3 requires that the excess of the expected cash flows at acquisition to be collected over the acquirer's initial investment be recognized on a level-yield basis over the loan's life. Any future excess of contractual cash flows over the original expected cash flows is recognized as a future yield adjustment. Future decreases in actual cash flows over the original expected cash flows are recognized as an impairment and expensed immediately. Valuation allowances cannot be created or "carried over" in the initial accounting for loans acquired that are within the scope of SOP 03-3. SOP 03-3 was adopted by the Company effective January 1, 2005. The adoption of SOP 03-3 has had no material impact on the financial position or results of operations of the Company.

        In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections—a replacement of APB No. 20 and FASB Statement No. 3 ("SFAS 154"), SFAS 154 replaces APB No. 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principles. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"). This standard requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006, as defined. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157. Fair Value Measurements, ("SFAS 157"). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

Concentrations of Credit Risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

3.    DISCONTINUED OPERATIONS:

        As stated in Notes, on November 29, 2005, the Company entered an agreement and subsequently closed on January 9, 2006 with the City to buy, all of the Company's assets used in connection with the Company's bus operations. Accordingly, the results have been presented as discontinued operations in the Company's consolidated financial statements for all periods presented.

        The following table sets forth the detail of the Company's net earnings (loss) from discontinued operations:

Bus Operations
Year ended December 31, 2005:
Revenues from discontinued operation	$58,225,302

Income from operations of discontinued operation	$1,008,314
Benefit from income taxes	(150,698)

Income from discontinued operations, net of taxes	$1,159,012

Year ended December 31, 2004:
Revenues from discontinued operation	$57,682,411

Income from operations of discontinued operation	$2,260,437
Provision for income taxes	336,747

Income from operations of discontinued operation, net of taxes	$1,923,690

Year ended December 31, 2003:
Revenues from discontinued operation	$54,629,379

Income from operations of discontinued operation	$1,054,990
Provision for income taxes	438,791

Income from operations of discontinued operation, net of taxes	$616,199

Nine months ended September 30, 2006 (unaudited):
Revenue from discontinued operation	$13,148,558

Loss from operations of discontinued operation	$(1,774,370)
Provision for income taxes	1,745,087

Loss from operations of discontinued operation, net of taxes	$(3,519,457)

Gain on sale of discontinued operation	$11,103,393
Provision for income taxes	3,896,030

Net gain on sale of discontinued operation, net of taxes	$7,207,363

Bus Operations
Nine months ended September 30, 2005 (unaudited):
Revenue from discontinued operation	$44,680,122

Income from operations of discontinued operation	$903,825
Provision for income taxes	(113,493)

Income from discontinued operation, net of taxes	$790,332

        The gain on sale of discontinued operation is calculated as follows:

Gross proceeds from sale of discontinued operation	$9,875,411
Write-off of liabilities assumed by New York City	2,978,393
Net book value of assets sold	(1,750,411)

Gain on sale of discontinued operation	$11,103,393

        As of September 30, 2006, all proceeds from sale of sale of discontinued operations have been received by the Company. The remaining assets of the Company are primarily related to cash received from the sale of the assets, operating subsidies due from New York City, and deferred tax assets. The remaining liabilities are primarily related to accrued income taxes, deferred income taxes, and other current liabilities. The remaining cash and amount received from the New York City for operating subsidies will be used to pay the remaining liabilities of the Company as well as the distribution to the Shareholders.

        The following table presents the major classes of assets and liabilities of Bus Operations:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Current assets:
Inventory	$—	$1,501,235	$1,397,380
Deferred income taxes	—	902,041	900,310

Total current assets	$—	$2,403,276	$2,297,690

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Other assets:
Property and equipment, net	$—	$254,251	$365,477

Total long term assets	$—	$254,251	$365,477

Current liabilities:
Accrued payroll and vacation pay	$—	$2,880,754	$2,747,569
Deferred income taxes	—	—	—

Total current liabilities	$—	$2,880,754	$2,747,569

Reserve personal and property damage claims
Other	$—	$6,646	$—
Deferred taxes	—	—	—

Total non current liabilities	$—	$6,646	$—

        Cash flow from discontinued operations for the nine months ended September 30, 2006 and 2005 (unaudited) was $(8,550,125) and $1,081,462, respectively. Cash flow from discontinued operations was $1,214,049, $2,367,823, and $995,833 for the years ended December 31, 2005, 2004 and 2003, respectively.

4.    PROPERTY AND EQUIPMENT, NET

        Property and equipment from continuing operations is as follows:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Land	$110,402	$110,402	$110,402
Building and improvements	4,013,955	4,006,655	4,001,790
Office and garage equipment	1,022,297	1,022,297	1,022,297

	5,146,654	5,139,354	5,134,489
Accumulated depreciation	(3,355,764)	(3,257,513)	(3,127,649)

	$1,790,890	$1,881,841	$2,006,840

        The Company recorded depreciation expense of $82,256 and $74,329 related to these assets during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $129,864, and $165,792 and $170,242 for the years ended December 31, 2005, 2004, and 2003, respectively.

        Property and equipment from discontinued operations is as follows:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Revenue vehicles and accessories	$—	$180,492	$180,492
Registered devices	—	14,769	14,769
Office and garage equipment	—	1,739,065	1,716,962

	—	1,934,326	1,912,223
Accumulated depreciation	—	(1,680,075)	(1,546,746)

	$—	$254,251	$365,477

        The Company recorded depreciation expense of $— and $104,753 related to assets included as part of discontinued operations during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $133,329, $174,983 and $207,574 for the years ended December 31, 2005, 2004 and 2003 respectively.

5.    INVESTMENTS

        The following is a summary of marketable securities at September 30, 2006 (unaudited), December 31, 2005 and 2004, respectively:

	Available-for-sale-securities
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2006 (unaudited)
State and political subdivision debt securities	$1,271,802	$—	$22,497	$1,294,299
Cash equivalents	—	—	—	—

Total available-for-sale-securities	$1,271,802	$—	$22,497	$1,294,299

	Available-for-sale-securities
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2005
State and political subdivision debt securities	$2,068,461	$42,124	$(1,522)	$2,109,063
Cash equivalents	—	—	—	—

Total available-for-sale-securities	$2,068,461	$42,124	$(1,522)	$2,109,063

	Available-for-sale-securities
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2004
U.S. Treasury/U.S. Government debt securities
State and political subdivision debt securities	$2,510,497	$88,185	$(5,857)	$2,592,825
Cash equivalents	—	—	—	—

Total available-for-sale-securities	$2,510,497	$88,185	$(5,857)	$2,592,825

        The Amortized cost and estimated fair value of debt securities by contractual maturity at September 30, 2006 (unaudited) are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations.

	Cost	Estimated Fair Value
Due in one year or less	$—	$—
Due after one year and up to five years	628,690	631,185
Due after five years and up to ten years	632,820	652,632
Due after ten years	10,292	10,482

	$1,271,802	$1,294,299

6.    INVESTMENT IN AFFILIATES

        The Company has 40% interests in Command Bus Company, Inc. and G.T.J. Company, Inc. ("GTJ"). These companies did not declare dividends during 2005, 2004 and 2003. Summary combined financial information for these affiliates is as follows:

Year Ended December 31, 2005

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$29,496,053	$25,173,844

Income from continuing operations	$2,428,228	$—
Income (loss) from operations of discontinued operation	159,733	(1,646,778)
Gain on sale of discontinued operations, net of taxes	—	2,533,095

Net income	$2,587,961	$886,317

Total assets	$30,350,521	$5,023,112

Total liabilities	$23,921,508	$9,246,566

Year Ended December 31, 2004

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$27,389,249	$24,176,344

Income from continuing operations	$1,052,695	$—
Loss from operations of discontinued operation	(325,563)	(336,643)

Net income (loss)	$727,132	$(336,643)

Total assets	$31,207,996	$6,591,175

Total liabilities	$27,339,938	$10,341,492

Year Ended December 31, 2003

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$21,997,994	$24,205,682

Income from continuing operations	$709,043	$—
Loss from operations of discontinued operation	(6,669,700)	(286,541)

Net loss	$(5,960,657)	$(286,541)

Nine Months Ended September 30, 2006 (unaudited)

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$25,355,024	$108,439

Income from continuing operations	$225,421	$—
(Loss) income from operations of discontinued operation	(21,901)	186,031

Net income	$203,520	$186,031

Nine Months Ended September 30, 2005 (unaudited)

	G.T.J Company, Inc.	Command Bus Company, Inc.
Total operating revenues and subsidies	$21,730,805	$19,822,231

Income from continuing operations	$1,407,475	$—
(Loss) income from operations of discontinued operation	(12,027)	(53,845)

Net income	$1,395,448	$(53,845)

7.    NOTE PAYABLE TO BANK

        On December 30, 2003, the Company, along with the Triboro Coach Corporation and Subsidiaries, Jamaica Central Railways, Inc. and Subsidiaries, Command Bus Company, Inc. and G.T.J. Company, Inc. and Subsidiaries (the "Affiliated Group"), replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of June 30, 2004. The facility has been renegotiated over several renewals and has now been extended to March 31, 2007. Currently, the entire group has a $6.5 million facility consisting of a $4 million line of credit, which is secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million is being used to finance the working capital needs of the Affiliated Group. The facility bears interest at prime rate and is adjusted from time to time. The loans are collateralized by all tangible assets of the Affiliated Group.

        As of September 30, 2006 (unaudited), December 31, 2005 and 2004, $0 was outstanding under this line of credit. The line bore interest at a fluctuating rate based on the bank's prime rate.

        The Affiliated Group is required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2005, the cash flow coverage ratio must not be less than 1.1 to 1.0, the Leverage Ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

        The Affiliated Group did not meet certain covenants for those financial statements and has requested waivers from the bank for the breach of these covenants. Waivers have been provided to the Affiliated Group.

8.    SHAREHOLDERS' EQUITY

        Approximately 89% of the Company's common stock is held under a Voting Trust Agreement which expires in November 2007. The stock held under the agreement shall be voted at any meeting of the shareholders of the Company by the trustee as may be in the judgment of the trustee for the best interest of the shareholders of the Company. The trustee is a shareholder/officer of the Company.

        In the normal course of business, the Company under a stock repurchase program will buy back common shares. During the year ended December 31, 2003, the Company repurchased approximately 4.5 shares, for the year ended December 31, 2004, the Company repurchased approximately 22.4 shares, and for the year ended December 31, 2005, the Company bought back 13.5 shares.

        The Company has the right of first refusal to purchase shares from any shareholder desiring to sell shares at a price established by the Board of Directors at the date of the sale.

9.    PENSION PLANS AS OTHER RETIREMENT BENEFITS

        The Company maintains a defined benefit pension plan which covers substantially all of its nonunion employees. Participant benefits are based on years of service and the participant's compensation during the last three years of service. The Company's funding policy is to contribute annually an amount that does not exceed the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

        Plan assets primarily consist of equity securities, corporate debt securities, money market accounts and government securities.

        The following tables present certain financial information for the Company's non-union defined benefit pension plan as of and for the years ended December 31, 2005 and 2004 and September 30, 2006 and 2005 (unaudited):

	Years Ended December 31,
	2005	2004
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$7,460,838	$7,251,283
Service cost	253,556	245,938
Interest cost	439,257	455,337
Actuarial loss	348,326	86,649
Benefits paid	(576,455)	(578,369)

Projected benefit obligation at the end of year	$7,925,522	$7,460,838

Change in plan assets
Fair value of plan assets at beginning of year	$7,761,169	$7,515,112
Actual return on plan assets	213,230	526,111
Employer contributions	370,000	364,000
Benefits paid	(576,455)	(578,369)
Expenses paid	(64,711)	(65,685)

Fair value of plan assets at the end of year	$7,703,233	$7,761,169

Funded status	$(222,289)	$300,331
Unrecognized prior service cost	146,523	159,352
Unrecognized net actuarial loss	834,365	97,993

Net amount recognized	$758,599	$557,676

Amounts recognized in the balance sheet consist of:
Prepaid benefit costs	$758,599	$557,676

Net amount recognized	$758,599	$557,676

        The following weighted-average assumptions were used to determine the Company's post retirement benefit obligations shown above at December 31, 2005 and 2004:

	December 31,
	2005	2004
Discount rate	5.75%	6.00%
Compensation increase	4.00%	4.00%
	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Components of net periodic benefit cost
Service cost	$38,536	$190,167	$253,556	$245,938	$211,448
Expense	21,467	56,652	75,538	72,243	70,895
Interest cost	131,280	329,442	439,257	455,337	456,381
Expected return on plan assets	(171,053)	(459,078)	(612,103)	(582,138)	(537,709)
Amortization of prior service cost	8,946	9,621	12,829	12,929	12,929

Net period benefit cost	$29,176	$126,804	$169,077	$204,309	$213,944

        The following weighted-average assumptions were used to determine the Company's post retirement benefit expense for the years ended December 31, 2005, 2004, and 2003 and September 30, 2006 (unaudited):

		December 31,
	September 30, 2006
		2005	2004	2003
	(unaudited)
Discount rate	5.75%	6.00%	6.50%	7.00%
Compensation increase	4.00%	4.00%	5.00%	5.00%
Expected long-term rate of return on assets	8.00%	8.00%	8.00%	8.00%

        Included in the agreement with the City, the pension plan is going to be merged into the Metropolitan Transit's Authority DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact that the non-union employees ceased future benefit accruals under the pension plan.

        SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a loss of approximately $142,840 (unaudited) which was recorded in the second quarter.

        The transfer of plan assets to the MTA DB Pension Plan on April 12, 2006, resulted in the settlement of the Company's obligation with regard to the plan assets and liabilities.

        On April 12, 2006, the assets of the plan were transferred to the MTA D Pension Plan. As a result, SFAS No. 88 requires accelerated amortization or immediate recognition of the plan's experience gain/ (loss) as of the date of settlement or asset transfer date. As a result, the Company recognized a loss of approximately $830,062 (unaudited) due to transfer of assets in excess of benefit liability plus immediate recognition of existing gain of approximately $181,000 (unaudited) which results in an overall settlement loss of approximately $649,062 (unaudited). This change will be recorded in the second quarter of 2006.

        The percentage of asset allocations of the Company's pension plans at December 31, 2005 and 2004, by asset category were as follows:

	2005	2004
Equity securities	35%	31%
Debt securities	61%	67%
Cash and other	4%	2%

Total	100%	100%

        In addition, the Company participates in a multi-employer pension plan which provides defined benefits to substantially all union employees. Amounts charged to pension expense and contributed to the plan amounted to $4,931,853 and $4,855,063 for the nine months ended September 30, 2006 and 2005, respectively, and $2,224,546, $2,193,976, and $2,263,950 in 2005, 2004 and 2003, respectively.

        The Company participates in a multi-employer plan that provides health care benefits, including defined postretirement health care benefits, to substantially all nonunion employees. The amount contributed to the plan and charged to benefit cost was $118,458 and $500,149 for the nine months ended September 30, 2006 and 2005 (unaudited) Respectively and $669,373, $611,313 and $646,935 in 2005, 2004 and 2003, respectively.

        The asset allocation for the Company's retirement plans are based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of asset classes and the correlation of those returns.

Defined Contribution Plan:

        The Company sponsors a defined contribution 401(k) plan for its non-union employees. The plan covers all employees who, at the Plan's anniversary date, have completed one year of service and are at least 21 years of age. The plan is funded by employee salary deferral contributions and employer discretionary contributions. There were no discretionary contributions made by the Company during 2004 or 2003.

10.    RELATED PARTY TRANSACTIONS

        The Company has an agreement with Varsity Transit, Inc. ("Transit"), an affiliate, under which Transit provides the Company with certain administrative and data processing services. Total service fees incurred under this agreement and included in other nonoperating expenses were $804,592 and $335,671 for the nine months ended September 30, 2006 and 2005 (unaudited) and $465,455, 441,525, and $437,916 in 2005, 2004 and 2003, respectively.

        Net advances due from Transit aggregated $2,461,110 at September 30, 2006 (unaudited) and $2,177,448 and $2,388,658 at December 31, 2005 and 2004, respectively.

        Advances due from G.T.J. Co., Inc. aggregated $1,640,000 and $1,610,000 at September 30, 2006 (unaudited), December 31, 2005 and 2004, respectively. Net advances due to and due from Green Bus Lines, Inc. aggregated $0 and $0 at December 31, 2005 and 2004, respectively. Advances due to Jamaica Central Railways aggregated $0 and $0 at December 31, 2005 and 2004, respectively. Advances due from Jamaica Buses, Inc. and Command Bus Company, Inc. were $358,128 and $103,222, respectively at September 30, 2006 (unaudited) and December 31, 2005 and at December 31, 2004. Advances due from Transit Facility Management Corp. were $351,363 at September 30, 2006 (unaudited) and $351,363 and $351,363 at December 31, 2004 and 2003, respectively.

        Lighthouse Real Estate Advisors, LLC ("LREA"), of which Paul Cooper, the son of the Chairman of the Company, received a leasing commission in 2006 for the leasing of 85-01 24th Avenue, East Elmhurst, New York on behalf of Triboro Coach Holding Corp. to New York City in the aggregate sum of $840,540 which represented 1.318% of the gross rent.

        Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper, has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2005, 2004, and 2003 were $48,220, $50,811, and $32,841, respectively and for the nine months ended September 30, 2006 and 2005 (unaudited) were $17,892, and $18,634, respectively.

11.    INCOME TAXES

        The provisions for income taxes for continuing operations are as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(Unaudited)
Current:
Federal	$413,804	$194,453	$205,303	$279,110	$373,208
State and local	250,271	117,813	130,723	134,858	103,325
Deferred	44,930	(102,826)	100,281	62,156	35,977

	$709,005	$209,440	$436,307	$476,124	$512,510

        The provisions for (benefit from) income taxes for discontinued operations are as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(Unaudited)
Current:
Federal	$2,270,501	$114,662	$(126,745)	$258,763	$370,532
State and local	679,291	33,447	(65,269)	72,670	(17,120)
Deferred	2,691,325	(34,616)	41,316	5,314	85,379

	$5,641,117	$113,493	$(150,698)	$336,747	$438,791

        The Company files consolidated Federal and combined state income tax returns. In addition, separate returns are filed for local purposes.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

        Significant components of the Company's deferred tax assets and liabilities from continuing operations are as follows:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Deferred tax assets:
Remedial investigation feasibility study	$78,540	$—	$—
Injuries and damages claims reserves	670,364	840,547	1,189,053
State and local taxes, net	(24,381)	151,129	132,986
Other	365	22,261	22,802

Total deferred tax asset	724,888	1,013,937	1,344,841

Deferred tax liabilities:
Real estate taxes	—	36,520	24,111
Operating subsidy withholdings	670,364	771,058	1,119,565
Unrealized gain on investments	16,200	16,200	39,600
Other	—	134,639	187,035
Depreciation	75,778	61,929	108,965
Deferred rental income	93,690	—	—
State and local taxes, net	—	32,418	28,478

Total deferred tax liabilities	856,032	1,052,764	1,507,754

Net deferred tax liability	$(131,144)	$(38,827)	$(162,913)

        Significant components of the Company's deferred tax assets and liabilities from discontinued operations are as follows:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Deferred tax assets:
Vacation accrual	$—	$719,796	$646,555
Pension Expense	—	182,245	253,755

Total deferred tax asset	$—	$902,041	$900,310

        The Company and two affiliates own all of the common stock of the affiliates accounted for under the equity method (see Note 5). The Company and its affiliates exercise significant influence over these affiliates and intend to maintain permanent investments in these affiliates. Accordingly, taxes have not been provided on the cumulative undistributed earnings of these affiliates prior to January 1, 1993 (date of SFAS No. 109 adoption). Accumulated undistributed earnings of affiliates for which no provision (benefit) for income taxes has been made was approximately $707,389 and $(682,327) at December 31, 2005 and 2004, respectively.

12.    COMMITMENTS AND CONTINGENCIES

Legal Matters

        The Company is involved in several lawsuits and other disputes which arose in the ordinary course of business; however, management believes that these matters will not have a material adverse effect, individually or in the aggregate, on the Company's financial position or results of operations.

Environmental Matters

        The Company's real property has had activity regarding removal and replacement of underground storage tanks. Upon removal of the old tanks, any soil found to be unacceptable was thermally treated off site to burn off contaminants. Fresh soil was brought in to replace earth which had been removed. There are still some levels of contamination at the sites, and groundwater monitoring programs have been put into place at certain locations. In July 2006 the Company entered into an informal agreement with the New York State Department of Environmental Conservation ("NYSDEC") whereby the Company has committed to a three-year remedial investigation and feasibility study (the "Study") for all site locations. In conjunction with this informal agreement, the Company retained the services of an environmental engineering firm to assess the cost of the study. The Company's engineering report has an estimated cost range in which the low-end of the range, of approximately $1.3 million (of which the Company portion is $231,000) was only for the Study. In addition, a high-end range estimate, of approximately $2.6 million (of which the Company portion was $469,000) was included which provided a "worst case" scenario whereby the Company would be required to perform full remediation on all site locations. While management believes that the amount of the Study and related remediation is likely to fall within the estimated cost range, no amount within that range can be determined to be the better estimate. Therefore, management believes that recognition of the low-range estimate is appropriate. While additional costs associated with environmental remediation and monitoring are probable, it is not possible at this time to reasonably estimate the amount of any future obligation until the Study has been completed. As of September 30, 2006, the Company has recorded a liability of $231,000 related to its portion of the Study as disclosed in the engineering report. Presently, the Company is not aware of any claims or remediation requirements from any local, state or federal government agencies. Each of the properties is in a commercial zone and is still used as transit depots including maintenance of vehicles.

13.    SIGNIFICANT TENANTS

        One tenant constitutes 100% of rental revenue for the nine months ended September 30, 2006 (unaudited).

14.    FUTURE MINIMUM RENTS SCHEDULE

        Future minimum lease payments to be received by the company as of December 31, 2005 under noncancelable operating leases are as follows:

2006	$2,223,408
2007	2,585,000
2008	2,585,000
2009	2,585,000
2010	2,585,000
Thereafter	50,844,624

Total	$63,408,032

15.    RESTATEMENT

        The Company is restating its previously issued consolidated balance sheets, consolidated statements of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003. The restatement relates to the reclassification of certain assets and liabilities from discontinued operations to continuing operations.

        The restatement results in the following changes to the Company's balance sheet, and statements of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003.

        The restatement did not change net income (loss) for any of the periods presented.

        The Company is restating its previously issued consolidated balance sheets, consolidated statements of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003. The restatement relates to the reclassification of certain assets and liabilities from discontinued operations to continuing operations. The restatement results in the following changes to the Company's balance sheet, statement of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003.

	2005
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$30,223	$2,726,894
Operating subsidies receivable	—	3,293,828
Current portion of operating subsidies receivable injuries and damages withholding	—	244,593
Due from the City of New York	—	578,572
Prepaid expenses and other current assets	182,144	1,686,512
Assets from discontinued operations-current portion	11,735,245	2,403,276
Deferred income taxes	—	1,013,937
Non-current assets:
Property and equipment, net	$1,003,292	$1,881,841
Assets of discontinued operations	6,319,296	254,251
Marketable securities	—	2,109,062
Operating subsidies receivable injuries and damages withholding	—	2,938,183
Other assets	—	139,251
Current Liabilities:
Accounts payable	$—	$2,629,950
Income tax payable	80,577	169,511
Due to City of New York	—	422,168
Current liabilities from discontinued operations	9,093,836	2,880,754
Deferred operating assistance	—	2,310,150
Other current liabilities	107,869	869,749
Other Liabilities:
Personal injury and property damage claim	—	3,142,560
Deferred tax liabilities	130,867	1,052,764
Other Liabilities
Liabilities from discontinued operations	4,071,103	6,646
Consolidated Statement of Operations	As Reported	As Restated
Income from continuing operations	$990,961	$823,541
Discontinued operations:
Income from operations of discontinued operation, net of taxes	991,592	1,159,012

Net Income	$1,982,553	$1,982,553

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash (used in) provided by operating activities	$(537,867)	$(924,552)
Net cash provided by (used in) investing activities	696,295	(131,068)
Net cash (used in) financing activities	(318,702)	(318,702)
Cash flows from discontinued operations	—	1,214,049

	2004
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$73,191	$2,887,167
Operating subsidies receivable	—	455,582
Current portion of operating subsidies receivable injuries and damages withholding	—	882,685
Due from the City of New York	—	543,359
Prepaid expenses and other current assets	183,955	1,363,451
Assets from discontinued operations-current portion	9,517,629	2,297,690
Deferred income taxes	—	1,344,841
Non-current assets:
Property and equipment, net	$1,057,492	$2,006,840
Assets of discontinued operation	8,632,822	365,477
Marketable securities	—	2,592,825
Operating subsidies receivable injuries and damages withholding	—	3,963,201
Other assets	—	761,971
Current Liabilities:
Accounts payable	$—	$1,088,746
Due to City of New York	—	422,188
Current liabilities from discontinued operation	7,946,190	2,747,569
Income tax payable	1,752	73,988
Deferred operating assistance	—	2,557,666
Other current liabilities	6,416	1,064,201
Other Liabilities:
Personal injury and property damage claim	—	4,167,578
Deferred tax liabilities	115,134	1,507,754
Liabilities from discontinued operation	6,259,736	699,538
Consolidated Statement of Operations	As Reported	As Restated
Loss from continuing operations	$(346,047)	$(485,720)
Discontinued operations:
Income from operations of discontinued operation, net of taxes	1,784,017	1,923,690

Net Income	$1,437,970	$1,437,970

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by (used in) operating activities	2,170,934	(924,200)
Net cash (used in) investing activities	(881,122)	(153,812)
Net cash(used in) financing activities	(26,400)	(26,400)
Cash flows from discontinued operations	—	2,367,823

	2003
Consolidated Statement of Operations
	As Reported	As Restated
Loss from continuing operations	$(3,075,116)	$(3,181,631)
Discontinued operations:
Income from operations of discontinued operation,net of taxes	509,684	616,199

Net Loss	$(2,565,432)	$(2,565,432)

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by operating activities	$5,874,057	$4,878,224
Net cash (used in) investing activities	(1,638,035)	(1,638,035)
Net cash(used in) financing activities	(2,848,836)	(2,848,836)
Cash flows from discontinued operations	—	995,833

JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED)
AND YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

CONTENTS

Page Number
Report of Independent Registered Public Accounting Firm	F-80
Consolidated Balance Sheets at September 30, 2006 (unaudited) and December 31, 2005 and 2004	F-81
Consolidated Statements of Operations for Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-82
Consolidated Statements of Changes in Shareholders' Equity for the Nine Months Ended September 30, 2006 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-83
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-84
Notes to Consolidated Financial Statements	F-85

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Jamaica Central Railways, Inc. and Subsidiaries

        We have audited the accompanying consolidated balance sheets of Jamaica Central Railways, Inc. and Subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jamaica Central Railways, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 15 to the consolidated financial statements, for the years ended December 31, 2005, 2004 and 2003 certain errors and disclosures in connection with the presentation of assets, liabilities, income or loss, and cash flows from discontinued operations have been restated to correct those errors and to provide additional disclosure. The effect of these adjustments had no impact on net income (loss) or net income (loss) per common share.

Weiser LLP
New York, New York
July 21, 2006

JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

		(Restated)
		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$890,952	$176,594	$1,093,906
Current portion of operating subsidies receivable-injuries and damages withholding	582,983	550,491	796,913
Operating subsidies receivable	1,344,142	1,337,519	828,989
Other receivables	1,705	2,063	1,742
Due from City of New York	—	239,405	277,534
Due from affiliates	2,963,736	2,510,295	2,607,095
Available-for-sale-securities	84,952	271,172	134,316
Assets of discontinued operation	—	855,003	578,362
Prepaid expenses and other current assets	4,910	104,503	183,974
Deferred income taxes	322,127	1,333,511	1,157,575
Prepaid income taxes	66,550	—	131,017

Total current assets	6,262,057	7,380,556	7,791,423
Property and equipment, net	1,614,189	1,732,696	1,792,931
Assets of discontinued operation	—	268,298	356,855
Investment in affiliates	475,456	397,546	—
Operating subsidies receivable-injuries and damages withholding	—	1,799,718	1,557,477
Available-for-sale-securities	393,723	201,695	331,996
Other assets	366,173	141,787	—
Deferred leasing commissions	595,477	—	—

Total assets	$9,707,075	$11,922,296	$11,830,682

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$825,655	$412,778
Note payable	—	300,000	—
Due to City of New York-subsidy	—	1,237,575	1,420,919
Due to City of New York	—	199,112	752,790
Non-union pension payable	—	988,052	368,928
Union health and welfare payable	—	383,077	60,744
Current liabilities of discontinued operation	—	1,326,940	1,258,852
Income tax payable	1,785,894	82,608	147
Due to affiliates	966,504	646,961	716,258
Deferred income tax	60,483	692,819	870,593
Other current liabilities	413,851	275,320	818,333

Total current liabilities	3,226,732	6,958,119	6,680,342
Personal injury and property claim	908	1,959,288	1,810,320

Total liabilities	3,227,640	8,917,407	8,490,662

Commitments and contingencies (Notes 1, 2, 8 and 11)
Shareholders' equity:
Common stock, no par value; 30,000 shares authorized, 10,064, 10,064, and 10,166 shares issued and outstanding in 2006 (unaudited), 2005, and 2004, respectively	16,830	16,830	17,000
Retained earnings	6,468,257	4,411,797	3,983,786
Accumulated other comprehensive loss	(5,652)	(1,423,738)	(660,766)

Total shareholders' equity	6,479,435	3,004,889	3,340,020

Total liabilities and shareholders' equity	$9,707,075	$11,922,296	$11,830,682

The accompanying notes are an integral part of these consolidated financial statements.

JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		(Restated)
			Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Operating revenue and subsidies	$1,196,035	$—	$—	$—	$—

Operating expenses:
General and administrative	329,273	—	—	—	—
Depreciation and amortization	124,189	122,800	167,261	170,185	172,766

Total operating expenses	453,462	122,800	167,261	170,185	172,766

Income (loss) from continuing operations before income taxes, equity in earnings (loss) of affiliated companies	742,573	(122,800)	(167,261)	(170,185)	(172,766)
Provision for income taxes	454,361	35,617	282,301	49,015	(10,087)
Equity in earnings (loss) of affiliated companies, net of tax	77,910	268,321	694,856	78,098	(1,249,440)

Income (loss) from continuing operations	366,122	109,904	245,294	(141,102)	(1,412,119)

Discontinued operations:
(Loss) income from discontinued operation, net of tax	(1,958,198)	171,497	362,693	138,235	296,835
Gain on sale of discontinued operation, net of tax	3,775,342	—	—	—	—

Income from discontinued operation	1,817,144	171,497	362,693	138,235	296,835

Net income (loss)	$2,183,266	$281,401	$607,987	$(2,867)	$(1,115,284)

Income (loss) per common shares—basic and diluted:
Income (loss) from continuing operations	$36.26	$10.84	$24.30	$(13.82)	$(137.60)

(Loss) income from operations of discontinued operation, net of taxes	$(193.96)	$16.91	$35.92	$(13.54)	$28.92

Gain on sale of discontinued operation, net of taxes	$373.94	—	$—	$—	$—

Net income (loss)	$216.25	$27.74	$60.22	$(.28)	$(108.68)

Weighted average common shares outstanding—basic and diluted	10,096.0	10,142.50	10,096.0	10,209.0	10,262.3

The accompanying notes are an integral part of these consolidated financial statements.

JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock
				Accumulated Other Comprehensive (Loss) income
	Outstanding Shares	Amount	Retained Earnings		Total Shareholders' Equity
Balance at December 31, 2002	10,302	$17,227	$5,115,710	$(493,842)	$4,639,095

Comprehensive income (loss):
Net loss	—	—	(1,115,284)	—	(1,115,284)
Additional minimum pension liability, net of tax	—	—	—	153,260	153,260
Additional minimum pension liability, investment in affiliate	—	—	—	(24,877)	(24,877)

Total comprehensive loss	—	—	—	—	(986,901)
Purchase and retirement of common stock	(34)	(57)	(3,443)	—	(3,500)

Balance at December 31, 2003	10,268	17,170	3,996,983	(365,459)	3,648,694

Comprehensive income (loss):
Net loss	—	—	(2,867)	—	(2,867)
Additional minimum pension liability, net of tax	—	—	—	(94,193)	(94,193)
Additional minimum pension liability, investment in affiliate	—	—	—	(201,114)	(201,114)

Total comprehensive loss	—	—	—	—	(298,174)
Purchase and retirement of common stock	(102)	(170)	(10,330)	—	(10,500)

Balance at December 31, 2004	10,166	17,000	3,983,786	(660,766)	3,340,020
Comprehensive income (loss):
Dividends paid, $16.80 per share	—	—	(169,646)	—	(169,646)
Net income	—	—	607,987	—	607,987
Additional minimum pension liability, net of tax	—	—	—	(490,879)	(490,879)
Additional minimum pension liability, investment in affiliate	—	—	—	(272,093)	(272,093)

Total comprehensive loss		—	—	—	(324,631)
Purchase and retirement of common stock	(102)	(170)	(10,330)	—	(10,500)

Balance at December 31, 2005	10,064	16,830	4,411,797	(1,423,738)	3,004,889
Dividends paid, $12.56 per share	—		(126,806)	—	(126,806)
Comprehensive income (loss):
Net income	—	—	2,183,266	—	2,183,266
Other
Minimum pension liability adjustment	—	—	—	1,423,738	1,423,738
Unrealized gain on available-for-sale securities	—	—	—	(5,652)	(5,652)

Total comprehensive income	—	—	—	—	3,601,352

Balance at September 30, 2006 (unaudited)	10,064	$16,830	$6,468,257	$(5,652)	$6,479,435

The accompanying notes are an integral part of these consolidated financial statements.

JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		(Restated)
			Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Net income (loss)	$2,183,266	$281,401	$607,987	$(2,867)	$(1,115,284)
Income from discontinued operations	(1,817,144)	(171,497)	(362,693)	(138,235)	(296,835)

Income (loss) from continuing operations	366,122	109,904	245,294	(141,102)	(1,412,119)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provisions for deferred taxes	11,000	(44,608)	(23,569)	31,050	(109,773)
Provisions for injuries and damages claims	(1,959,288)	(357,487)	(527,641)	(806,176)	(1,310,996)
Equity in (earnings) loss of affiliated
companies, net of tax	(77,910)	(268,321)	(694,856)	(78,098)	1,249,440
Depreciation	124,188	122,800	167,261	170,185	172,766
Other	2,211	—	—	164	—
Changes in operating assets and liabilities:
Other receivables	239,705	(13,553)	37,829	122,751	5,103
Operating subsidies receivables and other amounts due from the City of New York	1,582,714	(321,011)	(410,169)	1,372,749	3,187,131
Due from affiliates	(133,410)	2,510	(174,592)	(815,535)	(17,888)
Prepaid expenses	94,041	(259,157)	48,956	92,038	—
Prepaid income taxes	(66,050)	(68,897)	148,212	(1,219)	—
Deferred leasing commissisons	(595,477)	—	—	—	7,384
Other assets	27,778	(7,718)	(15,404)	(89,302)	—
Accounts payable	(1,024,767)	556,093	(140,801)	107,533	50,045
Income tax payable	1,620,442	—	82,461	(15,193)	15,340
Deferred operating assistance	—	—	—	—	1,420,919
Other current liabilities	(2,450,680)	146,294	984,160	(94,278)	(222,827)

Net cash provided by (used in) operating activities	(2,239,382)	(403,151)	(272,859)	(144,433)	3,034,525

Investing activities:
Purchases of property and equipment	—	(81,724)	(107,616)	(104,486)	(101,853)
Due from affiliates	—	—	—	(5,000)	167,685
Proceeds from of discontinued operations	11,142,885	—	—	—	—
Purchases of investments	(5,015)	(48,406)	(52,174)	(281,519)	(488,069)
Proceeds from sale of investments	99	46,443	46,470	277,190	598,000

Net cash (used in) provided by investing activities	11,137,969	(83,686)	(113,320)	(113,815)	175,763

Financing activities:
Proceeds from notes payable, bank	1,700,000	6,875,000	10,075,000	5,400,000	14,372,941
Principal repayments on notes payable, bank	(2,000,000)	(6,875,000)	(9,775,000)	(5,400,000)	(15,772,941)
Payments from City of New York loan	—	—	—	—	(385,685)
Dividends paid	(126,806)	(127,378)	(169,646)	—	—
Repurchase of common stock	—	(10,500)	(10,500)	(10,500)	(3,500)

Net cash used in financing activities	(426,806)	(137,878)	119,854	(10,500)	(1,789,185)

Cash Flows from discontinued operations
Operating cash flows	(7,757,373)	171,178	(650,987)	(8,700)	(352,437)
Investing cash flows	—	—	—	—	—

Net cash provided by (used in) discontinued operations	(7,757,373)	171,178	(650,987)	(8,700)	(352,437)

Net (decrease) increase in cash and cash equivalents	714,408	(453,537)	(917,312)	(277,448)	1,068,666
Cash and cash equivalents at the beginning of year	176,544	1,093,906	1,093,906	1,371,354	302,688

Cash and cash equivalents at the end of year	$890,952	$640,369	$176,594	$1,093,906	$1,371,354

Supplemental cash flow information:
Interest paid	$2,400	$16,175	$29,817	$8,705	$36,304

Cash paid for taxes	$103,500	$50,000	$37,091	$27,875	$40,074

The accompanying notes are an integral part of these consolidated financial statements.

JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2006 and 2005 (Unaudited)
and Years Ended December 31, 2005, 2004, and 2003

1.    DESCRIPTIONS OF BUSINESS:

        Jamaica Central Railways, Inc., and Subsidiaries (the "Company") operated franchised transit bus routes in the City of New York ("the City") pursuant to an operating authority which expired until April 30, 2005, and an Operating Assistance Agreement ("OAA") with the City which expired on September 30, 1997. The Company and the City have, by mutual understanding, continued to abide by the terms of the OAA. Funding for and continuation of operations of the Company's franchised transit bus routes were dependent upon the continuation of its operating authority and operating assistance relationship with the City.

        On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on January 30, 2006 (the "Transition Date") with the City to buy, all of the Company's assets used in connection with the Company's bus operations (the "Acquired Assets"). The Acquired Assets include fixtures, furniture and equipment; maintenance records; personnel records; operating schedules; and the intangible value of the development, administration and maintenance of such assets, including the value related to the development and training of employees, the value related to the development of routes and operating schedules, and going concern value or good will for a purchase price of $4,010,000. Under the terms of the Agreement, the City paid additional consideration as follows: (1) an amount equal to the actual invoice cost for the Company's inventory of spare parts and fluids, provided that the Company represent and warrant to the City that it has paid or will pay such invoiced amounts; (2) an amount equal to the book value (net of accumulated depreciation) of the Company's other tangible assets that are Acquired Assets as of the date of closing; (3) if all of the Claimants in the Non-Union Employees v. New York City Department of Transportation and Green Bus Lines, Inc. execute Settlement Authorization Forms, the City will pay the Company an additional $80,200. If less than 100% of the Claimants execute Settlement Authorization Forms, the City will pay the Company an additional amount to be determined by multiplying the percentage of the Claimants who executed the Forms by $300,000, and the Company will receive 16.04% of the amount.

        Under the Agreement, the City assured, defended and indemnified the Company against the following: (1) all claims as a result from operations and maintenance of buses up through and including the Transition Date; (2) all claims, losses or damages for bodily injury and/or property damage resulting from or alleged to result from the operation and/or maintenance of buses up to the Transition Date; (3) any and all funding obligations, claims, losses, damages, fines, costs and expenses associated with any withdrawal, termination, freezing or other liability related to the various pension plans; (4) all claims with respect to accrued leave; (5) any claims made by any union or any member of any union arising under any collective bargaining agreement; (6) obligation to pay additional or retrospective premiums in connection with any Workers' Compensation Retrospective Policy; (7) obligation to pay accumulated holiday pay; and (8) any claim or demand is made, any and all claims asserted by vendors in regard to Bus Service, up through and including the Transition Date.

        In connection with the Agreement, Jamaica Bus Holding Corp. leased to the City premises at 114-15 Guy Brewer Boulevard, Jamaica, NY for an initial term of 21 years with a first year rent of $1,515,000 and a 21st year rent of $2,218,000.

        The lease is a triple net lease in that the City agrees to pay all expenses on the property. Each lease has two renewal terms of 14 years each so that the total term is a maximum of 49 years. The term of each lease commenced on the date the Company in question closed the sale of the bus company to the City. The terms of the lease are consistent with current market rates.

        In 2005, the Company decided along with its two sister New York Corporations namely Green Bus Lines, Inc. ("Green") and Triboro Coach, Inc. ("Triboro") plan to reorganize into a newly formed company called GTJ REIT, Inc.

        As a result of the Agreement and sale of Acquired Assets, the operations of the Bus operations are presented as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Subsidy Programs:

        Pursuant to the OAA, the Company received significant operating subsidies from federal, state and local government agencies. Through December 31, 2003, the total annual subsidy was based on a formula which provided the Company a reimbursement of operating deficits subject to annual caps on the rate of increase in reimbursable expenses. As of January 1, 2004, there was no cap on reimbursement of operating deficits, but certain labor costs were not reimbursed. The OAA provided that the Company earn a fixed annual management fee and additional quarterly fees if certain performance standards here are met. Operating assistance provided by state and local governments totaled $20,124,571, $18,224,508 and $16,888,514 in 2005, 2004 and 2003, respectively, $4,013,094 and $14,868,019 for the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and was paid to the Company under the provisions of the OAA. In addition to the annual subsidy, the City reimbursed the Company for auto liability insurance premiums which cover the operation of the vehicles, and such costs.

        Under the OAA, the City guaranteed the payment of the Company's self-insured injuries and damages claims incurred through December 31, 2001. As further discussed below under "Injuries and Damages Claims Reserve," effective January 1, 2002, the City provided an auto liability insurance program which did not require the Company to retain self-insurance for any portion of injuries and damages claims coverage. The City will still reimburse the Company and damages or claims filed that were incurred prior to January 1, 2002.

        The City withheld and currently holds a portion of the annual subsidy for injuries and damages claims accrued as of December 31, 2002, for claims which occurred prior to January 1, 2002. Such withheld amounts will be received when the related claims are paid subject to a minimum funding level. For the aggregate amounts so withheld $1,799,718 and $2,327,629 at December 31, 2005 and 2004, respectively, and $1,344,141 at September 30, 2006 (unaudited). At September 30, 2006 (unaudited) and December 2005 and 2004, these amounts have been recorded as receivables in the accompanying consolidated balance sheets.

        Under the provisions of the OAA, the operating subsidies from federal, state and local government agencies were subject to audit by those agencies, and such subsidies may be adjusted based on the results of such audits.

        The Company and its affiliated transit bus operators are prosecuting an action commenced on September 24, 2003, by service of a complaint of the City of New York. The action is based on a violation of their civil rights pursuant to Section 1983 of the Civil Rights Law of 1871, claiming that the City has conspired to put the Companies out of business in order to avoid paying compensation for its condemnation rights. To date, the City of New York has not answered the complaint. There is a motion pending by the City to dismiss the complaint.

        The Company and its affiliated transit bus operators (the "Companies") are also prosecuting an action commenced in August 2004 by service of a complaint on the City of New York and The Metropolitan Transportation Authority ("MTA"). The Companies seek declaratory and injunctive relief compelling the City of New York to honor certain contractual obligations involving the pensions and other rights of the Companies' employees. The Companies also seek to compel the MTA to honor such employee rights. A motion to dismiss by the MTA has been stayed until March 2005.

Union Contract:

        The Company had a Memorandum of Agreement with the Transport Workers Union Local 100 and Transport Workers Union of America AFL-CIO (the "Union"), which expired on March 31, 2003. The Union has been working without a contract since April 1, 2003. Approximately 89% of the Company's labor force is covered under the Union.

Lease and Assumption Agreements:

        The Company receives its buses at no cost from the City.

Unaudited Interim Financial Statements

        The accompanying Consolidated Balance Sheet as of September 30, 2006, Consolidated Statements of Operations, Cash Flows for the nine months ended September 30, 2006 and 2005 and Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 2006 are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The information described in the Notes to the Financial Statements for these periods is unaudited. The Results of Operations for the nine months ended September 30, 2006 and 2005 are not necessarily indicative of the future results to be expected for the entire fiscal year end for any period.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation:

        The consolidated financial statements include the accounts of Jamaica Central Railways, Inc. and its wholly-owned subsidiaries, Jamaica Buses, Inc. and Jamaica Bus Holding Corporation. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All significant intercompany transactions have been eliminated. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company's 20% investments in unconsolidated affiliates are accounted for under the equity method.

        Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee company. Under the equity method of accounting, an investee company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the investee company is reflected in the caption "Equity in earnings (loss) of affiliated companies, net of tax" in the Consolidated Statements of Operations. The Company's carrying value in an equity method Investee company is reflected in the caption "Investment in affiliates" in the Company's Consolidated Balance Sheets.

        When the Company's carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company's consolidated financial statements unless the Company guaranteed obligations of the Investee company or has committed additional funding. When the Investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized. (see Note 6).

        The properties are being leased to tenants under operating leases, minimum rental income is recognized on a straight-line basis over the term of the lease.

Revenue Recognition—Rental Properties:

        The Company recognizes revenue in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases", as amended, referred to herein as SFAS No. 13, SFAS No. 13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. In those instances in which we fund tenant improvements and the improvements are deemed to be owned by us, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant. When the Company determines that the tenant allowances are lease incentives, the Company commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin.

        The properties are being leased to tenants under operating leases. Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $177,889 (unaudited) for the nine months ended September 30, 2006.

Revenue Recognition Bus Operations:

        The Company records passenger revenue when the service is performed. Revenue from passenger and operating subsidiaries are included as part of gain (loss) from discontinued operations. Operating assistance subsidies are recorded in the periods to which the subsidy relates. The monthly operating assistance subsidy checks for January 2006 and 2005 were received in December 2005, 2004 and are reported as deferred revenue in the balance sheet, and are included in liabilities from discontinued operations.

Income (Loss) Per Share Information:

        In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share ("Basic EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding. Diluted earnings per common share ("Diluted EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares and dilutive common share equivalents and convertible securities then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Company's Consolidated Statements of Operations. There were no common stock equivalents for any of the periods presented in the Company's Consolidated Statements of Operations

        The following table sets forth the computation of basic and diluted per share information:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Numerator:
Net income (loss)	$2,183,266	$281,400	$607,987	$(2,867)	$(1,115,284)

Denominator:
Weighted average common shares outstanding	10,096	10,142.50	10,096.0	10,209.0	10,262.3

Basic and Diluted Per Share Information:
Net income (loss) per share—basic and diluted	$216.25	$27.74	$60.22	$(.28)	$(108.68)

Use of Estimates:

        The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Impairment of Long-Lived Assets:

        The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecast undiscounted cash flows generated by those assets to their net carrying value. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

        When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company makes its estimate of fair value by considering discounted cash flow analyses and balance sheet liquidation values. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

Discontinued Operations:

        The consolidated financial statements of the Company present the operations of the Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").

Cash and Cash Equivalents:

        The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Amortization of Deferred Leasing Commissions:

        Deferred leasing commissions will be amortized using the straight-line method over the life of the lease.

Property and Equipment:

        Property and equipment are stated at cost (see Note 4). Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

Useful lives
Buildings and improvements	10 - 25

Investments:

        The Company accounts for its investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. Interest on securities is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary or available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method. Estimated fair value is determined based on market quotes.

        The Company maintains certain available-for-sale securities of $130,000 at September 30, 2006 (unaudited), $178,000 and $178,015 on deposit with various governmental agencies to meet statutory self-insurance funding requirements at December 31, 2005 and 2004, respectively. These investments included in the available-for-sale securities on the accompanying balance sheet primarily consist of U.S. Treasury debt and state and local municipal bonds.

Injuries and Damages Claims Reserve:

        The Company established reserves for anticipated future settlements of injuries and damages claims arising from accidents up to the Company's maximum self-insurance level of $500,000 per accident for accidents that occured after December 31, 1992 and prior to January 1, 2002, and $75,000 for accidents occurring prior to December 31, 1992. The required claims reserves were determined by management after considering factors such as the nature and extent of the injuries or damages and prior experience with similar types of claims. Under the terms of the OAA, the City has guaranteed the reimbursement of monies paid by the Company for its self-insured portion of injury and damages claims (see Subsidy Programs above).

        Effective January 1, 2002, the City implemented a new auto liability insurance program, which includes auto liability insurance coverage obtained on the Company's behalf with several insurance companies (rated A, A+ or A++) and paid directly by the City. This insurance program provides for coverage up to $20 million per claim and is not subject to any self insurance retention by the Company. In addition, under the new auto liability insurance program, the Company is not responsible for the administration or payment of insurance claims arising after January 1, 2003. The Company is not aware of any factors, which might impair the insurance companies' or the City's ability or intent to pay claims covered under the auto liability insurance program. The accompanying financial statements do not reflect reserves for such claims arising after January 1, 2003.

Income Taxes:

        The Company accounts for income taxes under the liability method as required by the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Comprehensive Income:

        The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability from an investment in an affiliate to be included in comprehensive income.

Environmental Matters:

        Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available.

        Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and/or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction and/or normal operation of a long-lived asset. Costs related to remedial investigation and feasibility studies, environmental contamination treatment and cleanup are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and estimable.

Reclassifications

        Certain amounts have been reclassified to conform with current years' presentation.

Recent Accounting Pronouncements

        In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109 (FIN 48)", which prescribes accounting for and disclosure of uncertainty in tax positions. This interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the financial statements and the measurement for tax benefits recognized. The provisions of FIN 48 are effective as of the beginning of the Company's 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" an amendment of SFAS No. 133 and 140. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are free standing derivatives or that are hybrid financial instruments that contain an embedded derivative that require bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, as defined. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its consolidated financial position or results of operations.

        In March 2006, the FASB issued FAS 156, "Accounting for Servicing of Financial Assets, an amendment to FAS 140," which permits an entity to account for one or more classes of servicing rights at fair value, with changes in fair value recorded in income. This statement is effective as of January 1, 2007. We are currently evaluating the effect of this statement.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," (SFAS No. 123R), which supercedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based transactions using APB No. 25 and requires that the compensation costs relating to such transactions be recognized in the consolidated financial statements. FAS No. 123R requires additional disclosures relating to the income tax and cash flow effects resulting from share-based payments. On April 14, 2005, the United States Securities and Exchange Commission announced it would permit most registrants subject to its oversight additional time to implement the requirements in SFAS No. 123(R). As announced, the SEC will permit companies to implement SFAS No. 123(R) at the beginning of their next fiscal year (instead of their next reporting period) that begins after June 15, 2005. The Company is evaluating the requirements of SFAS No. 123(R) and expects that the adoption of SFAS No. 123(R), effective January 1, 2006, will have an immaterial impact on its consolidated results of operations and earnings per share.

        In December 2003, the FASB issued Interpretation No. 46 (revised), "Consolidation of Variable Interest Entities" (FIN 46R), an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements". Variable interest entities, some of which were formerly referred to as special purpose entities, are generally entities for which their other equity investors (1) do not provide significant financial resources for the entity to sustain its activities, (2) do not have voting rights or (3) have voting rights that are disproportionately high compared with their economic interests. Under FIN 46R, variable interest entities must be consolidated by the primary beneficiary. The primary beneficiary is generally defined as having the majority of the risks and rewards of ownership arising from the variable interest entity. FIN 46R also requires certain disclosures if a significant variable interest is held but not required to be consolidated. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). This statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). The provisions of SFAS No. 149 that relate to SFAS No. 133 and No. 138 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, provisions of SFAS No. 149 which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, SFAS No. 149(1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of SFAS No. 133 and No. 138, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying financing component to conform it to language used in FIN 45, and (4) amends certain other existing pronouncements. Those changes resulted in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as stated above and for hedging relationships designated after June 30, 2003. In addition, except as stated above, all provisions of SFAS No.149 should be applied prospectively. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In October 2003, Statement of Accounting Position ("SOP") 03-3 "Accounting for Certain Loans or Debt Securities Acquired in a Transfer" was issued by the American Institute of Certified Public Accountants. SOP 03-3 addresses the accounting for loans acquired through a transfer (including a business combination) that have differences between their contractual cash flows and their expected cash flows, due in part to credit quality. SOP 03-3 requires that the excess of the expected cash flows at acquisition to be collected over the acquirer's initial investment be recognized on a level-yield basis over the loan's life. Any future excess of contractual cash flows over the original expected cash flows is recognized as a future yield adjustment. Future decreases in actual cash flows over the original expected cash flows are recognized as an impairment and expensed immediately. Valuation allowances cannot be created or "carried over" in the initial accounting for loans acquired that are within the scope of SOP 03-3. SOP 03-3 was adopted by the Company effective January 1, 2005. The adoption of SOP 03-3 has had no material impact on the financial position or results of operations of the Company.

        In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections—a replacement of APB No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 replaces APB No. 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principles. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate the adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"). This standard requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006, as defined. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, ("SFAS 157"). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

Concentrations of Credit Risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

3.    DISCONTINUED OPERATIONS:

        As stated in Note 1, on November 29, 2005, the Company entered an agreement and subsequently closed on January 30, 2006 with the City to buy, all of the Company's assets used in connection with the Company's bus operations. Accordingly, the results have been presented as discontinued operations in the Company's consolidated financial statements for all periods presented.

        The following table sets forth the detail of the Company's net income (loss) from discontinued operations:

Bus Operations
Year ended December 31, 2005:
Revenues from discontinued operation	$30,806,296

Income from operations of discontinued operation	$390,362
Provision for income taxes	27,669

Income from discontinued operation, net of taxes	$362,693

Year ended December 31, 2004:
Revenues from discontinued operation	$28,635,970

Loss from operations of discontinued operation	$111,123
Benefit from income taxes	(27,112)

Gain from discontinued operation, net of taxes	$138,235

Year ended December 31, 2003:
Revenues from discontinued operation	$28,980,299

Income from operations of discontinued operation	$319,732
Provision for income taxes	22,897

Income from discontinued operation, net of taxes	$296,835

Nine months ended September 30, 2006 (unaudited):
Revenues from discontinued operation	$4,809,467

Loss from operations of discontinued operation	$(673,543)
Provision for income taxes	1,284,655

Loss from operations of discontinued operation, net of taxes	$(1,958,198)

Gain on sale of discontinued operation	$5,337,408
Provision for income taxes	1,562,066

Gain on sale of discontinued operation, net of taxes	$3,775,342

Nine months ended September 30, 2005 (unaudited):
Revenues from discontinued operation	$22,971,655

Income from operations of discontinued operation	$147,183
Benefit from income taxes	(24,314)

Income from discontinued operation, net of taxes	$171,497

        The gain on sale of discontinued operation is calculated as follows:

Gross proceeds from sale of discontinued operation	$4,846,323
Write-off of liabilities assumed by New York City	1,330,407
Net book value of assets sold	(839,322)

Gain on sale of discontinued operation	$5,337,408

        As of September 30, 2006, all proceeds from sale of sale of discontinued operations have been received by the Company. The remaining assets of the Company are primarily related to cash received from the sale of the assets, operating subsidies due from New York City, and deferred tax assets. The remaining liabilities are primarily related to accrued income taxes, deferred income taxes, and other current liabilities. The remaining cash and amount received from the New York City for operating subsidies will be used to pay the remaining liabilities of the Company as well as the distribution to the Shareholders.

        The following table presents the major classes of assets and liabilities of Bus Operations:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Current assets:
Inventory	$—	$502,241	$273,599
Deferred income taxes	—	352,762	304,763

Total current assets	$—	$855,003	$578,362

Other assets:
Available for sale securities	$—	$268,298	$356,855
Other assets	—	—	—

Total non current assets	$—	$268,298	$356,855

Current liabilities:
Total current liabilities	$—	$1,326,940	$1,258,852

        The net cash flow (used in) provided by discontinued operations was $(7,757,373) and $171,178 (unaudited) for the nine months ended September 30, 2006 and 2005, respectively and $(650,987), $(8,700), and $(352,437) for the years ended December 31, 2005, 2004 and 2003, respectively.

4.    PROPERTY AND EQUIPMENT, NET:

Property and equipment from continuing operations is as follows:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Land	$434,364	$434,364	$434,364
Building and improvements	3,597,761	3,597,761	3,492,741
Office and garage equipment	889,648	889,648	889,648

	4,921,773	4,921,773	4,816,753
Accumulated depreciation	(3,307,584)	(3,189,077)	(3,023,822)

	$1,614,189	$1,732,696	$1,792,931

The Company recorded depreciation expense of $124,188 and $122,800 related to these assets during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $167,261, $170,185, $172,766 for the years ended December 31, 2005, 2004, and 2003, respectively.

        Property and equipment from discontinued operations is as follows:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Leasehold improvements
Revenue vehicles and accessories	$—	$49,620	$49,620
Registered devices	—	30,291	30,291
Office and garage equipment	—	939,842	993,221

		1,019,753	1,073,132
Accumulated depreciation	—	(751,455)	(716,277)

	$—	$268,298	$356,855

The Company recorded depreciation expense of $— and $64,286 related to assets included as part of discontinued operations during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $85,835, $85,510 and $88,800 for the years ended December 31, 2005, 2004 and 2003 respectively.

5.    INVESTMENTS:

        The following is a summary of marketable securities. The fair market value of available-for-sale securities approximates cost.

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
U.S. Treasury/U.S. Government debt securities	$36,000	$36,000	$36,115
State and political subdivision debt securities	142,000	142,000	72,604
Bank certificates of deposit	300,675	294,867	357,593

Total available-for-sale securities	$478,675	$472,867	$466,312

        The amortized costs and estimated fair value of debt securities by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations.

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Due in one year or less	$84,952	$271,172	$134,316
Due after one year and up to five years	296,562	125,000	208,748
Due after five years and up to ten years	97,161	52,870	88,292
Due after ten years	—	23,825	34,956

	$478,675	$472,867	$466,312

6.    INVESTMENT IN AFFILIATES:

        The Company has 20% interests in Command Bus Company, Inc. and G.T.J. Company, Inc. ("GTJ"). These companies did not declare dividends during 2005, 2004 or 2003. Summary combined financial information for these affiliates is as follows:

Year Ended December 31, 2005

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$29,496,053	$25,173,844

Income from continuing operations	$2,428,228	$—
Income (loss) from operations of discontinued operation	159,733	(1,646,778)
Gain on sale of discontinued operations, net of taxes	—	2,533,095

Net income	$2,587,961	$886,317

Total assets	$30,350,521	$5,023,112

Total liabilities	$23,921,508	$9,246,566

Year Ended December 31, 2004

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$27,389,249	$24,176,344

Loss from continuing operations	$1,052,695	$—
Loss from operations of discontinued operation	(325,563)	(336,643)

Net income (loss)	$727,132	$(336,643)

Total assets	$31,207,996	$6,591,175

Total liabilities	$27,339,938	$10,341,492

Year Ended December 31, 2003

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$21,997,994	$24,205,682

Income from continuing operations	$709,043	$—
Loss from operations of discontinued operation	(6,669,700)	(286,541)

Net loss	$(5,960,657)	$(286,541)

Nine Months Ended September 30, 2006 (unaudited)

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$25,355,024	$108,439

Income from continuing operations	$225,421	$—
(Loss) income from operations of discontinued operation	(21,901)	18,603

Net income	$203,520	$18,603

Nine Months Ended September 30, 2005 (unaudited)

	G.T.J Company, Inc	Command Bus Company, Inc
Total operating revenues and subsidies	$21,730,805	$19,822,231

Income from continuing operations	$1,407,475	$—
(Loss) income from operations of discontinued operation	(12,027)	(53,845)

Net income	$1,395,448	$(53,845)

7.    NOTE PAYABLE TO BANK:

        On December 30, 2003, the Company, along with Triboro Coach Corporation and Subsidiaries, Green Bus Lines, Inc. and Subsidiary, Command Bus Company, Inc., and G.T.J. Company, Inc. and Subsidiaries (the "Affiliated Group"), replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of June 30, 2004. The facility has been renegotiated over several renewals and has now been extended to March 31, 2007. Currently, the entire group has a $6.5 million facility consisting of a $4 million line of credit, which is secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million is being used to finance the working capital needs of the Affiliated Group. The facility bears interest at prime rate and is adjusted from time to time. The loans are collateralized by all tangible assets of the Affiliated Group.

        As of September 30, 2006 (unaudited), December 31, 2005, and 2004, $0 was outstanding under this line of credit. The line bore interest at a fluctuating rate based on the bank's prime rate.

        The Affiliated Group is required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2005, the cash flow coverage ratio must not be less than 1.1 to 1.0, the Leverage Ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

        The Affiliated Group did not meet certain covenants for these financial statements and has requested waivers from the bank for the breach of these covenants. Waivers have been provided to the Affiliated Group.

8.    SHAREHOLDERS' EQUITY:

        Approximately 91% of the Company's common stock is held under a Voting Trust Agreement which expires on December 1, 2010. The stock held under the agreement shall be voted at any meeting of the shareholders of the Company by the trustees as may be, in the judgment of the trustees, for the best interest of the shareholders of the Company. The trustees are shareholders/officers of the Company.

        The Company has the right of first refusal to purchase shares from any shareholder desiring to sell shares at a price established by the Board of Directors at the date of the sale. During the year ended December 31, 2003, the Company repurchased approximately 34 shares and for each of the years ended December 31, 2005 and 2004, the Company repurchased back approximately 102 shares.

9.    PENSION PLANS AND OTHER RETIREMENT BENEFITS

        The Company maintains a defined benefit pension plan (the "Plan") which covers substantially all of its nonunion employees. Participant benefits are based on years of service and the participant's compensation during the last three years of service. The Company's funding policy is to contribute annually an amount that does not exceed the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

        Plan assets primarily consist of equity securities, corporate debt securities and government securities. The following tables present certain financial information of the Company's non-union defined benefit pension plan as of and for the years ended December 31, 2005 and 2004 and for the nine months ended September 30, 2006 and 2005 (unaudited):

	Years Ended December 31,
	2005	2004
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$8,263,329	$7,916,686
Service cost	264,865	241,423
Interest cost	528,857	505,848
Actuarial loss	1,050,980	39,359
Benefits paid	(408,588)	(439,987)

Projected benefit obligation at the end of year	$9,699,443	$8,263,329

Change in plan assets
Fair value of plan assets at beginning of year	$7,054,084	$6,570,441
Actual return on plan assets	252,152	589,778
Employer contributions	571,277	396,328
Benefits paid	(408,588)	(439,987)
Expenses paid	(68,314)	(62,476)

Fair value of plan assets at the end of year	$7,400,611	$7,054,084

Funded status	$(2,298,832)	$(1,209,245)
Unrecognized prior service cost	75,749	85,571
Unrecognized net actuarial cost	2,285,899	997,305

Net amount recognized	$62,816	$(126,369)

Amounts recognized in the balance sheet consist of:
Intangible asset	$75,749	$85,571
Accrued benefit liability	(988,052)	(368,928)
Accumulated other comprehensive loss	975,119	156,988

Net amount recognized	$62,816	$(126,369)

        The following weighted-average assumptions were used to determine the Company's post retirement benefit obligation shown above at December 31:

	2005	2004
Discount rate	5.75%	6.00%
Compensation increase	4.00%	4.00%

	Nine Months Ended September 30,		Years Ended December 31, 2004
	2006	2005	2005	2004	2003
	(unaudited)
Components of net restated benefit cost
Service cost	$21,260	$198,648	$264,865	$241,423	$217,301
Expense	15,765	46,857	62,476	69,559	59,710
Interest cost	124,264	396,642	528,857	505,848	492,287
Expected return on plan assets	(133,224)	(419,898)	(559,865)	(516,017)	(449,461)
Recognized actuarial loss	26,127	56,952	75,937	30,666	59,374
Amortization of prior service cost	2,267	7,368	9,822	9,899	9,957

Net period benefit cost	$56,459	$286,569	$382,092	$341,378	$389,168

        The following weighted-average assumptions were used to determine the Company's post retirement benefit expense for the years ended December 31, 2005, 2004, and 2003 and September 30, 2006 (unaudited):

	September 30,	December 31,
	2006	2005	2004	2003
	(unaudited)
Discount rate	5.75%	6.00%	6.50%	7.00%
Compensation increase	4.00%	4.00%	5.00%	5.00%
Expected long-term rate of return on assets	8.00%	8.00%	8.00%	8.00%

        Included in the agreement with the City, the pension plan is going to be merged into the Metropolitan Transit's Authority DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact that the non-union employees ceased future benefit accruals under the pension plan.

        SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a curtailment loss of approximately $73,482, which was recorded in first quarter of 2006.

        The transfer of plan assets to the MTA DB Pension Plan on March 24, 2006, resulted in the settlement of the company's obligation with regard to the plan assets and liabilities.

        SFAS No. 88 requires accelerated amortization or immediate recognition the plan's experience gain/(loss) as of the date of settlement or asset transfer date. As a result, the Company's recognition of a gain of approximately $1,091,074 due to transfer of benefit liability in excess of assets plus immediate recognition of the existing loss of approximately $1,023,949 which results in an overall settlement gain of approximately $67,125. This was recorded in the three months ended March 31, 2006.

        The asset allocation for the Company's retirement plans are based upon an analysis of the timing and amount of projected benefit payments, the expected returns and risk of the asset classes and the correlation of those returns.

        The percentage of asset allocations of the Company's pension plans at December 31, 2005 and 2004, by asset category were as follows:

	2005	2004
Equity Securities	58%	56%
Debt Securities	40%	39%
Cash and Other	2%	5%

	100%	100%

        In addition, the Company participates in a multi-employer pension plan which provides defined benefits to substantially all union employees. Amounts charged to pension expense and contributed to the plan amounted to $84,692 and $774,648 for the nine months ended September 30, 2006 and 2005, (unaudited) respectively, and $1,046,168, $1,050,755, $1,031,661 in 2005, 2004, and 2003, respectively.

        The Company participates in a multi-employer plan that provides health care benefits, including defined postretirement health care benefits, to substantially all nonunion employees. The amounts contributed to the plan and charged to benefit cost were $59,775, and $371,351 for the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $493,797, $470,739 and $494,999 in 2005, 2004 and 2003, for the years ended December 31, 2005, 2004 and 2003, respectively.

Defined Contribution Plan:

        The Company sponsors a defined contribution 401(k) plan for its non-union employees which covers all employees immediately upon employment and is funded by employee salary deferral contributions and employer discretionary contributions. There were no discretionary contributions made by the Company in 2005, 2004 and 2003, respectively.

10.    RELATED PARTY TRANSACTIONS:

        The Company has an agreement with Varsity Transit, Inc. ("Transit"), an affiliate, under which Transit provides the Company with certain administrative and purchasing services. Total service fees incurred under this agreement and included in loss from discontinued operations, aggregated $470,393 and $142,452 for the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $293,727, $210,437 and $266,010 in 2005, 2004 and 2003, respectively.

JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2006 and 2005 (Unaudited)
and the Years Ended December 2005, 2004, and 2003

        Net advances due from Transit aggregated $963,243 at September 30, 2006 (unaudited) and net advances due from Transit aggregated $975,710 and $929,804 at December 31, 2005 and 2004, respectively. Advances due from GTJ aggregated $1,599,533 at September 30, 2006 (unaudited), and $1,569,533 at December 2005 and 2004. Advances due to Green Bus Lines, Inc. aggregated $358,128 at September 30, 2006 (unaudited), and $358,128 at December 31, 2005 and 2004. Advances due to Triboro Coach Corp. aggregated $358,128 at September 30, 2006 (unaudited), and $358,128 at December 31, 2005 and 2004. Advances due from Command Bus Company, Inc. were $53,792 and $53,792, at December 31, 2005 and 2004, respectively. Advances due from Transit Facility Management Corp. were $53,965 at September 30, 2006 (unaudited), and $53,965 at December 31, 2005 and 2004.

        Lighthouse Real Estate Management, LLC ("LREM"), of which P. Cooper is a member, received a leasing commission in 2006 for the leasing of 114-15 Guy Brewer Boulevard, Jamaica, New York on behalf of Jamaica Bus Holding Corp. to New York City in the aggregate sum of $615,000 (1.645% of gross rent).

        Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper, has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2005, 2004, and 2003 were $361, $33,519, and $26,314, respectively and for the nine months ended September 30, 2006 and 2005 (unaudited) were $2,722 and $-0-, respectively.

11.    INCOME TAXES:

        The expense (benefit) for income taxes for continuing operations for the nine months ended September 30, 2006 and 2005 (unaudited) and for the years ended December 31, 2005, 2004 and 2003, are summarized as follows:

	Nine months ended September 30,		Year ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Current:
Federal	$277,201	$47,625	$205,835	$(11,294)	$47,575
State and local	166,160	32,600	100,035	29,259	52,111
Deferred	11,000	(44,608)	(23,569)	31,050	(109,773)

	$454,361	$35,617	$282,301	$49,015	$(10,087)

        The expense (benefit) for income taxes for discontinued operations for the nine months ended September 30, 2006 and September 30, 2005 (unaudited) and for the years ended December 31, 2005, 2004 and 2003, are summarized as follows:

	Nine months ended September 30,		Year ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Current:
Federal	$1,028,704	$—	$—	$(11,657)	$41,885
State and local	258,540	—	(2,337)	2,474	(3,079)
Deferred	1,559,477	(24,314)	30,006	(17,929)	(15,909)

	$2,846,721	$(24,314)	$27,669	$(27,112)	$22,897

        The Company files a consolidated Federal income tax return. The Company's subsidiaries file a combined state income tax return and the parent company files a separate state income tax return. In addition, separate returns are filed for New York City purposes.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities from continuing operations are as follows:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Deferred tax assets:
Book over tax depreciation	$164,864	$255,316	$139,152
Injuries and damages claim arrears	—	665,849	845,339
Retirement plan's additional minimum liabilities		390,048	62,957
Other	28,081	22,298	23,069
State and local taxes, net	45,222	—	87,058
Remedial investigation & feasibility study	83,960	—	—
Deferred tax liabilities:
Real estate taxes	—	(25,603)	(25,253)
Operating subsidy withholdings	—	(665,850)	(845,340)
Other	—	(1,366)
Deferred rental income	(60,483)	—	—

Net deferred tax asset (liability)	$261,644	$640,692	$286,982

        Significant components of the Company's deferred tax assets and liabilities from discontinued operations are as follows:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Deferred tax assets:
Vacation accrual	$—	$352,762	$304,763

Total deferred tax asset	$—	352,672	304,763

        The Company and two affiliates own all of the common stock of the affiliates accounted for under the equity method (See Note 6). The Company and its affiliates exercise significant influence over these affiliates and intend to maintain permanent investments in these affiliates. Accordingly, taxes have not been provided on the cumulative undistributed earnings of these affiliates prior to January 1, 1993 (date of SFAS No. 109 adoption). Accumulated undistributed earnings of affiliates for which no provision (benefit) for income taxes has been made was approximately $353,694 and $(341,163) at December 31, 2004 and 2003, respectively.

12.    COMMITMENTS AND CONTINGENCIES:

Legal Matters

        The Company is a plaintiff in the two lawsuits described in Note 1 above, Subsidy Programs. The Company is also involved in several lawsuits and other disputes which arose in the ordinary course of business; however, management believes that these matters will not have a material adverse effect, individually or in the aggregate, on the Company's financial position or results of operations.

Environmental Matters

        The Company's real property has had activity regarding removal and replacement of underground storage tanks. Upon removal of the old tanks, any soil found to be unacceptable was thermally treated off site to burn off contaminants. Fresh soil was brought in to replace earth which had been removed. There are still some levels of contamination at the sites, and groundwater monitoring programs have been put into place at certain locations. In July 2006, the Companies entered into an informal agreement with the New York State Department of Environmental Conservation ("NYSDEC") whereby the Company's have committed to a three-year remedial investigation and feasibility study (the "Study") for all site locations. In conjunction with this informal agreement, the Company's retained the services of an environmental engineering firm to assess the cost of the study. The Company's engineering report has an estimated cost range in which the low-end of the range, of approximately $1.3 million (of which the Company portion is $231,000) was only for the Study. In addition, a high-end range estimate, of approximately $2.6 million (of which the Company portion was $469,000) was included which provided a "worst case" scenario whereby the Company would be required to perform full remediation on all site locations. While management believes that the amount of the Study and related remediation is likely to fall within the estimated cost range, no amount within that range can be determined to be the better estimate. Therefore, management believes that recognition of the low-range estimate is appropriate. While additional costs associated with environmental remediation and monitoring are probable, it is not possible at this time to reasonably estimate the amount of any future obligation until the Study has been completed. As of September 30, 2006, the Company has recorded a liability of $231,000 related to its portion of the Study as disclosed in the engineering report. Presently, the Company is not aware of any claims or remediation requirements from any local, state or federal government agencies. Each of the properties is in a commercial zone and is still used as transit depots including maintenance of vehicles.

13.    SIGNIFICANT TENANTS

        One tenant constitutes 100% of rental revenue for the nine months ended September 30, 2006 (unaudited).

14.    FUTURE MINIMUM RENTS SCHEDULE

        Future minimum lease payments to be received by the Company as at December 31, 2005 under non-cancellable operating leases are as following:

2006	$1,396,895
2007	1,515,000
2008	1,515,000
2009	1,515,000
2010	1,515,000
Thereafter	29,798,687

Total	$37,255,582

15.    RESTATEMENT

        The Company is restating its previously issued consolidated balance sheets, consolidated statements of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003. The restatement relates to the reclassification of certain assets and liabilities from discontinued operations to continuing operations.

        The restatement results in the following changes to the Company's balance sheet, and statements of operations, and cash flows for the years ended December 31, 2005, 2004, and 2003.

        The restatement did not change net income (loss) for any of the persons presented.

	2005
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$62,896	$176,594
Operating subsidies receivable	—	1,337,519
Current portion of operating subsidies receivable injuries and damages withholding	—	550,491
Due from the City of New York	—	239,405
Available-for-sale-securities	—	271,172
Prepaid expenses and other current assets	75,301	104,503
Assets from discontinued operations-current portion	4,457,019	855,003
Deferred income taxes	1,810	1,333,511
Non-current assets:
Property and equipment, net	$514,174	$1,732,696
Assets of discontinued operations	3,773,728	268,298
Available-for-sale-securities	127,464	201,695
Operating subsidies receivable injuries and damages withholding	—	1,799,718
Other assets	—	141,787
Current Liabilities:
Accounts payable	$—	$825,655
Note payable	—	300,000
Due to City of New York	—	1,436,687
Non-union pension payable	—	988,052
Union health and welfare payable	—	383,077
Current liabilities from discontinued operations	6,178,010	1,326,940
Deferred income taxes	25,603	692,819
Other current liabilities	24,937	275,320

	2005
Consolidated Statement of Operations
	As Reported	As Restated
Income from continuing operations	$393,349	$245,294
Discontinued operations:
Income from operations of discontinued operation,net of taxes	214,638	362,693

Net Income	$607,987	$607,987

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash (used in) operating activities	$(782,229)	$(272,859)
Net cash (used in) investing activities	(254,987)	(113,320)
Net cash provided by financing activities	119,854	119,854
Cash flows from discontinued operations	—	(650,987)
	2004
Consolidated Balance Sheet
	As Reported	As Restated
Current Assets:
Cash and cash equivalents	$87,167	$1,093,906
Operating subsidies receivable	—	828,989
Current portion of operating subsidies receivable injuries and damages withholding	—	796,913
Due from the City of New York	—	277,534
Available-for-sale-securities	—	134,316
Prepaid expenses and other current assets	74,273	183,974
Assets from discontinued operations-current portion	4,879,023	578,362
Deferred income taxes	11,106	1,157,575
Non-current assets:
Property and equipment, net	$514,174	$1,792,931
Assets of discontinued operation	3,400,085	356,855
Available-for-sale-securities	125,000	331,996
Operating subsidies receivable injuries and damages withholding	—	1,557,477
Current Liabilities:
Accounts payable	$—	$412,778
Due to City of New York	—	2,173,709
Current liabilities from discontinued operation	5,931,934	1,258,852
Non-union pension payable	—	368,928
Union health and welfare payable	—	60,744
Deferred tax liability	25,253	870,593
Other current liabilities	6,751	818,333

	2004
Consolidated Statement of Operations
	As Reported	As Restated
Income (loss) from continuing operations	$66,686	$(141,102)
Discontinued operations:
(Loss) income from operations of discontinued operation,net of taxes	(69,553)	138,235

Net Loss	$(2,867)	$(2,867)

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by (used in) operating activities	$501,647	$(144,433)
Net cash (used in) investing activities	(768,595)	(113,815)
Net cash(used in) financing activities	(10,500)	(10,500)
Cash flows from discontinued operations	—	(8,700)
	2003
Consolidated Statement of Operations
	As Reported	As Restated
Loss from continuing operations	$(1,332,923)	$(1,412,119)
Discontinued operations:
Income from operations of discontinued operation,net of taxes	217,639	296,835

Net Loss	$(1,115,284)	$(1,115,284)

Consolidated Statement of Cash Flows	As Reported	As Restated
Net cash provided by operating activities	$2,682,088	$3,034,525
Net cash provided by investing activities	175,763	175,763
Net cash (used in) financing activities	(1,789,185)	(1,789,185)
Cash flows from discontinued operations	—	(352,437)

GTJ CO., INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

Contents

Page No.
Report of Independent Registered Public Accounting Firm	F-113
Consolidated Balance Sheets at September 30, 2006 (unaudited) and December 31, 2005 and 2004	F-114
Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-115
Consolidated Statements of Changes in Shareholders' Equity for the Nine Months Ended September 30, 2006 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-116
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004, and 2003	F-117
Notes to Consolidated Financial Statements	F-118

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of GTJ Co., Inc. and Subsidiaries

        We have audited the accompanying consolidated balance sheets of GTJ Co., Inc. and Subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GTJ Co., Inc. and Subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Weiser LLP
New York, New York
July 21, 2006

GTJ CO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,410,464	$3,130,429	$3,177,077
Accounts receivable, net of retainange, less allowance for doubtful accounts of $15,000 at September 30, 2006 (unaudited) and $15,000 in 2005 and 2004	6,253,112	4,438,789	4,593,545
Assets of discontinued operation	692,440	580,917	366,073
Note receivable	40,395	441,732	—
Securities available for sale, current portion	—	445,056	1,399,152
Due from affiliates	1,032,777	2,889,645	2,937,024
Prepaid expenses and other other current assets	3,412,963	2,109,169	2,003,900
Deferred tax asset	135,000	321,000	—

Total current assets	13,977,151	14,356,737	14,476,771
Property and equipment, net	7,229,352	5,958,817	6,223,814
Assets from discontinued operation	294,530	371,443	431,232
Restricted cash	3,492,111	4,078,396	4,491,790
Retainage receivable	—	387,288	336,488
Securities available for sale, less current portion	1,081,243	302,471	774,507
Other assets	657,555	510,886	282,911
Deferred tax asset	131,000	194,000	—
Goodwill	4,190,483	4,190,483	4,190,483

Total assets	$31,053,424	$30,350,521	$31,207,996

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Line of credit	$495,000	$200,000	$200,000
Notes payable-bank, current portion	1,666,201	1,666,201	833,328
Accounts payable	1,142,201	1,053,362	984,425
Accrued expenses	1,749,161	642,446	645,987
Liabilities of discontinued operation	857,791	32,853	1,162,032
Deposit liability	93,076	125,348	37,273
Due to affiliates	11,725,912	12,351,274	13,523,052
Deferred income taxes	—	—	4,000
Other current liabilities	867,486	421,907	2,389,749

Total current liabilities	18,596,828	16,493,391	19,779,846
Notes payable-bank, less current portion	—	—	902,317
Unpaid losses and loss adjustment expenses	4,323,396	4,895,087	6,178,821
Deferred income taxes	598,000	598,000	208,000
Liabilities of discontinued operation	623,844	619,719	—
Other liabilities	273,717	1,315,311	270,954

Total liabilities	24,415,785	23,921,508	27,339,938

Commitments and contingencies
Shareholders' equity:
Common stock, no par value; 200 shares authorized, issued and outstanding at September 30, 2006 (unaudited) and in 2005 and 2004, respectively	1,000,000	1,000,000	1,000,000
Additional paid-in-capital	997,963	997,961	997,961
Retained earnings	4,642,069	4,438,549	1,850,588
Accumulated other comprehensive (loss) income	(2,393)	(7,497)	19,509

Total shareholders' equity	6,637,639	6,429,013	3,868,058

Total liabilities and shareholders' equity	$31,053,424	$30,350,521	$31,207,996

The accompanying notes are an integral part of these consolidated financial statements.

GTJ CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended		Years Ended December 31,
	September 30,
	2006	2005	2005	2004	2003
	(unaudited)
Operating revenue	$25,355,024	$21,730,805	$29,496,053	$27,389,249	$21,997,994

Operating and maintenance expenses
Equipment maintenance and garage expenses	3,134,056	2,298,158	3,207,224	3,181,049	2,312,778
Transportation expenses	5,692,831	4,497,170	6,174,946	5,530,292	4,597,621
Contract maintenance and station expenses	6,512,107	5,364,394	7,199,675	6,669,902	5,229,497
Traffic solicitation and advertising	—	1,683	—	—	—
Insurance and safety expenses	2,243,481	2,321,268	3,065,220	1,072,939	724,087
Administrative and general expenses	6,302,141	4,158,314	5,718,506	6,443,391	5,182,137
Depreciation and amortization expense	437,366	366,251	467,799	529,735	467,526
Operating and highway taxes	1,428,877	1,068,604	1,443,422	1,438,431	1,430,103
Other operating expenses	466,553	48,709	457,353	383,843	440,729

Total operating and maintenance expenses	26,217,412	20,124,551	27,734,145	25,249,582	20,384,478

Income from operations	(862,388)	1,606,254	1,761,908	2,139,667	1,613,516

Other income (expense):
Service fees, net of related expenses	1,057,586	654,089	2,311,836	1,095,579	1,409,388
Interest income	170,186	188,095	135,935	177,259	97,024
Interest expense	(252,134)	(167,548)	(144,587)	(153,780)	(200,434)
Change in insurance reserves	(82,355)	(541,829)	(1,077,488)	(1,298,719)	(1,244,343)
Ceding commission	—	(68,241)	(68,241)	(364,365)	(159,192)
Loss on disposal of asset	—	—	—	—	(8,995)
Other nonoperating expense (income)	652,500	(15,414)	(2,815)	(275,311)	(138,780)

Total other income (expense)	1,545,783	49,152	1,154,640	(819,337)	(245,332)

Income from continuing operations before income taxes	683,395	1,655,406	2,916,548	1,320,330	1,368,184
Provision for income taxes	457,974	247,931	488,320	267,635	659,141

Net income from continuing operations	225,421	1,407,475	2,428,228	1,052,695	709,043
(Loss) income from operations of discontinued operation, net of taxes	(21,901)	(12,027)	159,733	(325,563)	(6,669,700)

Net income (loss)	$203,520	1,395,448	$2,587,961	$727,132	$(5,960,657)

Income (loss) per common shares—basic and diluted:
Income from continuing operations	$1,127.10	$7,037.38	$12,141.14	$5,263.48	$3,545.22

(Loss) income from operations of discontinued operation, net of taxes	$(109.51)	$(60.14)	$798.67	$(1,627.82)	$(33,348.50)

Net income (loss)	$1,017.60	$6,977.24	$12,939.81	$3,635.66	$(29,803.28)

Weighted/average common shares oustanding—basic and diluted	200.0	200.0	200.0	200.0	200.0

The accompanying notes are an integral part of these consolidated financial statements.

GTJ CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock
					Accumulated Other Comprehensive (Loss) income
	Outstanding Shares	Amount	Additional Paid- in Capital	Retained Earnings		Total Shareholders' Equity
Balance at December 31, 2002	200	$1,000,000	$997,961	$6,906,810	$181,670	$9,086,441

Comprehensive income:
Net loss	—	—	—	(5,960,657)	—	(5,960,657)
Unrealized gain on available-for-sale securities	—	—	—	—	15,142	15,142

Total comprehensive loss	—	—	—	—	—	(5,945,515)

Balance at December 31, 2003	200.0	1,000,000	997,961	946,153	196,812	3,140,926

Comprehensive income:
Net income	—	—	—	727,132	—	727,132
Adjustment to retained earnings	—	—	—	177,303	—	177,303
Unrealized loss on available-for-sale securities	—	—	—	—	(177,303)	(177,303)

Total comprehensive income	—	—	—	—	—	727,132

Balance at December 31, 2004	200.0	1,000,000	997,961	1,850,588	19,509	3,868,058

Comprehensive income:
Net income	—	—	—	2,587,961	—	2,587,961
Unrealized loss on available-for-sale securities	—	—	—	—	(27,006)	(27,006)

Total comprehensive income	—	—	—	—	—	2,560,955

Balance at December 31, 2005	200.0	1,000,000	997,961	4,438,549	(7,497)	6,429,013

Comprehensive income:
Net income	—	—	—	203,520	—	203,520
Unrealized gain on available-for-sale securities	—	—	—	—	5,106	5,106

Total comprehensive income	—	—	—	—	—	208,626

Balance at September 30, 2006 (unaudited)	200.0	$1,000,000	$997,961	$4,642,069	$(2,391)	$6,637,639

The accompanying notes are an integral part of these consolidated financial statements.

GTJ CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Net income (loss)	$203,520	$1,395,448	$2,587,961	$727,132	$(5,960,657)
Income (loss) from discontinued operations	(21,901)	(12,027)	159,733	(325,563)	(6,669,700)

Income (loss) from continuing operations	225,421	1,407,475	2,428,228	1,052,695	709,043
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provisions for deferred taxes	183,000	(17,000)	(33,000)	(285,000)	(208,000)
Loss (gain) on disposal of equipment	9,262	(5,359)	(6,170)	62,286	159,050
Change in insurance reserves	(571,691)	(1,737,764)	(1,158,386)	(103,139)	1,782,765
Depreciation and amortization	439,024	379,745	465,342	449,492	596,879
Changes in operating assets and liabilities:	—	—
Accounts receivable	(843,195)	83,168	(516,709)	(753,179)	(1,273,531)
Net operating account activity with affiliates	1,211,455	(355,296)	(1,190,397)	—	603,470
Prepaid expenses and other current and noncurrent assets	(1,016,895)	(723,472)	(359,399)	(1,865,231)	681,799
Retainage receivable	—	—	(50,800)	(25,056)	2,375,709
Accounts payable	(64,365)	(139,371)	68,937	87,533	465,512
Deposit liability	(32,272)	699,085	(37,273)	1,370	(316,371)
Accrued expenses	133,689	15,450	47,533	(188,025)	253,840
Other current and non current liabilities	414,444	(402,090)	(260,951)	588,722	288,670
Net cash flow (used for) provided by
operating activities attributable to
discontinuing operations	6,095	(12,027)	(1,290,907)	(821,472)	—

Net cash provided by operating activities	93,972	(807,456)	(1,893,952)	(1,799,004)	6,118,835

Investing activities:
Restricted cash	586,285	291,628	413,394	(1,064,330)	(977,349)
Purchase-securities available for sale	(27,361)	—	—	(877,000)	(5,348,300)
Proceeds-securities available for sale	1,240	—	1,399,152	1,406,226	5,344,000
Purchases of property and equipment	(1,684,501)	(177,925)	(206,177)	(382,963)	(305,181)
Proceeds from disposal of assets	15,400	10,625	11,975	25,242	165,775
Investments in affiliates	—	—	(50,000)	—	—
Net cash flow (used for) provided by
investing activities attributable to
discontinued operations	—	—	50,000	—	(5,524,570)

Net cash (used in) provided by investing activities	(1,108,937)	124,328	1,618,344	(892,825)	(6,645,625)

Financing activities:
Proceeds from notes payable to bank	495,000	—	—	—	2,500,000
Proceeds from lines of credit	—	—	—	200,000	3,150,000
Principal payments on notes payable	—	(69,444)	(69,444)	(754,585)	(2,761,138)
Principal proceeds on notes receivable	(200,000)	—	232,406	—	—
Payments on lines of credit	—	—	—	—	(4,150,000)
Net financing from affifiates	—	—	65,998	3,309,693	2,375,487

Net cash provided by (used in) financing activities	295,000	(69,444)	228,960	2,755,108	1,114,349

Net (decrease) increase in cash and cash equivalents	(719,965)	(752,572)	(46,648)	63,279	587,559
Cash and cash equivalents at the beginning of year	3,130,429	3,177,077	3,177,077	3,113,798	2,526,239

Cash and cash equivalents at the end of year	$2,410,464	$2,424,505	$3,130,429	$3,177,077	$3,113,798

Supplemental cash flow information:
Interest paid	$114,428	$117,066	$144,586	$216,856	$640,465

Income taxes paid	$461,174	$128,700	$536,000	$707,000	$273,000

The accompanying notes are an integral part of these consolidated financial statements.

GTJ CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2006 and 2005 (unaudited)
and Years Ended December 31, 2005, 2004 and 2003

1.    DESCRIPTION OF BUSINESS:

        By the end of December 2004, GTJ Co., Inc. and Subsidiaries (the "Company") was mainly involved in the bus shelter cleaning and advertisement placement business through two companies located in Long Island City, New York, namely, Shelter Express Corp., Shelter Electric Maintenance Corp. and Metroclean Express Corp., and a company in Los Angeles, California, ShelterCLEAN, Inc. Additionally, the Company owns certain rental real estate properties, performs electrical maintenance work in a variety of environments, and operates two businesses relating to captive insurance and the administration of insurance claims. The Company had operated school buses under contracts principally with the New York City Board of Education ("NYCBOE"), Port Washington School District ("Port Washington") and the Sewanhaka Central High School District of Elmont, New York ("Sewanhaka"). In June 2003, the contracts with the NYCBOE were assigned to various third party operators and also to a new company formed by previous management of Varsity Transit, Inc. The Company owned two businesses in the Western United States. Both businesses performed repair and maintenance services to free standing bus shelters; one is in Los Angeles and the other in Aurora, Colorado (see Note 3). The business in Aurora, Colorado was shut down in 2003.

School Bus Operations

        The NYCBOE school bus contract was extended for five years beginning in July 2000 and as mentioned above the remaining years on the contract were assigned to various operators in September 2003. The Sewanhaka school bus contract expired in June 2003 and was not renewed.

        Pursuant to its contractual rights as defined in the aforementioned contracts, the New York City Office of Auditor General has conducted an examination of the financial records of one of the Company's subsidiaries, Varsity Transit, Inc. ("Transit"), for the period from July 1, 1985 to June 30, 1993. In connection therewith, a claim for alleged overpayments and cost justification increases in the approximate amount of $1,068,000 had been made against Transit through the 1992-1993 school year. In addition, if the NYCBOE were permitted to reduce the per diem rates, additional amounts would be due from the Company inasmuch as the rates being paid since the 1993-1994 school year have been higher than those that the New York City Office of Auditor General contends are correct. Transit had commenced a legal action, which sought a declaratory judgment and other equitable relief barring the NYCBOE from seeking to recover the alleged overpayments and from retroactively reducing the per diem rates paid to the plaintiff contractors. The NYCBOE had asserted a counterclaim for the alleged overpayments claimed as a result of the audit.

        Under an agreement entered into between Transit and the NYCBOE, which ended on June 30, 2000, the NYCBOE retained a portion of each current monthly billing until this claim is resolved. The Company continued to invoice the NYCBOE and the NYCBOE continued to retain amounts, which represent the difference between the per diem rates billed and the lower per diem rates as a result of the examination, up to June 30, 2000. In June 2003, Transit and NYCBOE reached a settlement in the cost justification case. As a result of the settlement, all retainage receivables held by the NYCBOE will not be paid; however the NYCBOE will permit Transit to use additional amounts owed as a credit for the new buses purchased by Transit from July 1, 2000 through June 30, 2003. As a result of this credit, no cash was paid by Transit to the NYCBOE.

        In September 2003, the Company through two subsidiaries, Varsity Transit, Inc. ("Transit") and Varsity Coach Corp. ("Coach"), exited the school bus business and sold the majority of the Company's school bus runs to other Contractors.

Insurance Operations

        The Transit Alliance Insurance Co., LTD ("Transit Alliance") was incorporated in the Cayman Islands on April 26, 1999 as an exempted Company with limited liability and holds an Unrestricted Class "B" Insurers License, subject to the provisions of the Insurance Law (2004 Revision) of the Cayman Islands. Transit Alliance is a wholly-owned subsidiary of GTJ.

Ownership

        The Company is owned by Green Bus Lines, Inc. ("Green") (40%), Triboro Coach Corporation ("Triboro") (40%) and Jamaica Central Railways, Inc. ("Jamaica") (20%) (collectively, the "Shareholders"), and shares management with the Shareholders through a common Board of Directors.

Recent Developments

        In November 2005, the Shareholders of the Company reached agreement with New York City to sell all of their bus assets including rates, tangible property related to bus operations. The sale of the bus assets left the shareholders, including their subsidiaries, with seven parcels of property, four of which are leased to New York City and two of which are leased to commercial interests, all but one of which are on a triple net basis. Following the transactions with New York City, the Bus Companies started receiving a substantial amount of income and cash flow primarily as a result of the real property leases. Since the Bus Companies were organized more than a half-century ago, their real property is owned by "C" corporations. For tax purposes, C corporations are taxed on their income and do not "pass through" tax liability to their shareholders, as would occur in, for example, a limited partnership or a limited liability company. As a result, the Shareholders decided to reorganize into a Real Estate Investment Trust ("REIT").

Unaudited Interim Financial Statements

        The accompanying Consolidated Balance Sheet as of September 30, 2006, Consolidated Statements of Operations for the nine months ended September 30, 2006 and 2005, Cash Flows for the nine months ended September 30, 2006 and 2005 and Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 2006 are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The information described in the Notes to the Financial Statements for these periods is unaudited. The Results of Operations for the nine months ended September 30, 2006 and 2005 are not necessarily indicative of the future results to be expected for the entire fiscal year end for any period.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

        The consolidated financial statements include the accounts of GTJ Co., Inc. and its subsidiaries: Transit, Varsity Transit, Inc., Varsity Coach, Inc., Varsity Charter Corp., The Bus Depot, Inc., Satellite Transportation of New York Corp., MetroClean Express Corp. ("MetroClean"), Metroclean Express of New Jersey, Inc., Shelter Express Corp. ("Shelter"), Shelter Electric Maintenance Corp., ShelterCLEAN, Inc., ShelterCLEAN of Colorado, Inc., Transit Facility Management Corp., Transit Facility Claims Corp., Transit Alliance Insurance Co. Ltd., A Limited Sticky Situation, Just Another Limited Sticky Situation, The Third Limited Sticky Situation Corp., The Fourth Limited Sticky Situation Corp. and A Very Limited Sticky Situation, each of which is wholly-owned. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. Significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition—Rental Properties

        The Company's revenue in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases", as amended, referred to herein as SFAS No. 13, SFAS No. 13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. In those instances in which we fund tenant improvements and the improvements are deemed to be owned by the Company, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant for the tenant work to begin. The properties are being leased under operating leases. Minimum rental income is recognized on a straight-line basis over the term of the lease. When the Company determines that the tenant allowances are lease incentives, the Company commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin.

Revenue Recognition—School Bus/Paratransit Operations

        Revenue applicable to the NYCBOE and the Sewanhaka contracts are recorded in equal monthly installments over the school year (September to June) as services are rendered. Paratransit and transit operations and charter services are recognized upon completion of the related bus trip.

Revenue Recognition—Service Operations

        Cleaning maintenance and claims service revenue is recognized upon completion of the related service.

Revenue Recognition—Insurance Operations

        Premiums are recognized as revenue on a pro rata basis over the policy term. The portion of premiums that will be earned in the future are deferred and reported as unearned premiums.

Impairment of Long-Lived Assets

        The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecast undiscounted cash flows generated by those assets to their net carrying value. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

        When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company makes its estimate of fair value by considering discounted cash flow analyses and balance sheet liquidation values. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

Discontinued Operations

        The consolidated financial statements of the Company present the operations of the Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").

Cash and Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Securities Available for Sale

        The Company accounts for its investments in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available for sale when the Company has the intent to purchase and sell securities at any time. Securities available for sale are stated at fair value, which is determined based on market quotes.

        The investments of Transit Alliance Insurance Co. Ltd. are classified as available for sale and are carried at estimated fair value, except for unrealized gains attributable to the deposit liability as these amounts are recorded as adjustments to the deposit liability. Realized gains and losses on sales of investments are determined using the specific-identification basis and are included in investment income.

Property and Equipment

        Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided using the straight-line method over the estimated useful life of the underlying improvement.

Useful lives
Buildings and improvements	10 – 25

Deposit Liability

        SFAS No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, addresses the specific conditions which must be met for reinsurance contracts to satisfy the transfer of risk criteria. The criteria are that the reinsurer has assumed significant insurance risk under the reinsured portions of the underlying insurance contracts, and that it is reasonably possible that the reinsurer may realize a significant loss from the transaction. Should both of the criteria not be met, a policy would not qualify for reinsurance accounting treatment, and would instead require deposit accounting. Under deposit accounting reinsurance premiums received and investment income earned on these premiums, including unrealized appreciation, is recorded as additions to the deposit liability. Losses paid to the ceding company, underwriting, investment, and letter of credit fees, premium taxes, and dividends paid by the Company are recorded as deductions from the deposit liability. Refer to Note 8 for the activity in the deposit liability for the years ended December 31, 2003 and 2002, respectively. On January 1, 2001, the Company assumed an additional risk of 36% of the loss fund, having previously qualified for reinsurance accounting treatment for the 2000 policy year. On January 1, 2003, the Company assumed 100% of the risk to its captive insurance company.

Insurance Liabilities

        The liability or losses and loss-adjustment expenses includes an amount for claims reported and a provision for adverse claims development. The liability for claims reported is based on the advice of an independent attorney, while the liability for adverse claims development is based on the director's best estimates. Such liabilities are necessarily based on estimates and, while the directors believe that the amounts are adequate, the ultimate liabilities may be in excess of or less than the amounts recorded and it is reasonably possible that the expectations associated with these amounts could change in the near-term (that is within one year) and that the effect of such changes could be material to the financial statements. The methods for making such estimates and for establishing the resulting liabilities are continually renewed, and any adjustments are released in current earnings.

Goodwill

        Goodwill represents the excess of the purchase price paid over the fair value of the net assets acquired in connection with business acquisitions. Accumulated amortization is $1,132,444 at December 31, 2005. In accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets"' which was adopted by the Company on January 1, 2002, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently, if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The Company has evaluated its intangible assets to identify goodwill separately from other identifiable intangibles. The Company has classified its intangible assets as goodwill with an indefinite life as no other separately identifiable intangibles exist. Therefore, the Company's goodwill is no longer amortized.

        The Company tests goodwill for impairment annually using the two-step process prescribed in SFAS No. 142. Based on the impairment tests performed, there was no impairment of goodwill for 2005 and 2004.

Income Taxes

        The Company accounts for income taxes under the liability method as required by the provisions of SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

        The Company records a valuation allowance against any portion of the deferred income tax asset when it believes, based on the weight of the available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized.

Concentration of Credit Risk

        Accounts receivable from the NYCBOE at December 31, 2004 and 2003 approximated 0% of accounts receivable. Revenue from the NYCBOE during 2004 and 2003 which are included within discontinued operations approximated 0% and 58% of total revenue, respectively. Generally, accounts receivable are due within 90 days and collateral is not required.

Use of Estimates

        The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Comprehensive Income

        The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS

No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability from an investment in an affiliate to be included in comprehensive income.

Environmental Matters

        Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available.

        Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and/or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction and/or normal operation of a long-lived asset. Costs related to remedial investigation and feasibility studies, environmental contamination treatment and cleanup are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and estimable.

Recent Accounting Pronouncements

        In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income of FASB Statement No. 109" ("FIN 48"), which prescribes accounting for and disclosure of uncertainty in tax positions. The interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the financial statements and the measurement of tax benefits recognized. The provisions of FIN 48 are effective as of the beginning of the Company's 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" an amendment of SFAS No. 133 and 140. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are free standing derivatives or that are hybrid financial instruments that contain an embedded derivative that require bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, as defined. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its consolidated financial position or results of operations.

        In March 2006, the FASB issued FAS 156, "Accounting for Servicing of Financial Assets, an amendment to FAS 140," which permits an entity to account for one or more classes of servicing rights at fair value, with changes in fair value recorded in income. This statement is effective as of January 1, 2007. We are currently evaluating the effect of this statement.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," (SFAS No. 123R), which supercedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based transactions using APB No. 25 and requires that the compensation costs relating to such transactions be recognized in the consolidated financial statements. FAS No. 123R requires additional disclosures relating to the income tax and cash flow effects resulting from share-based payments. On April 14, 2005, the United States Securities and Exchange Commission announced it would permit most registrants subject to its oversight additional time to implement the requirements in SFAS No. 123(R). As announced, the SEC will permit companies to implement SFAS No. 123(R) at the beginning of their next fiscal year (instead of their next reporting period) that begins after June 15, 2005. The Company is evaluating the requirements of SFAS No. 123(R) and expects that the adoption of SFAS No. 123(R), effective January 1, 2006, will have an immaterial impact on its consolidated results of operations and earnings per share.

        In December 2003, the FASB issued Interpretation No. 46 (revised), "Consolidation of Variable Interest Entities" (FIN 46R), an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements". Variable interest entities, some of which were formerly referred to as special purpose entities, are generally entities for which their other equity investors (1) do not provide significant financial resources for the entity to sustain its activities, (2) do not have voting rights or (3) have voting rights that are disproportionately high compared with their economic interests. Under FIN 46R, variable interest entities must be consolidated by the primary beneficiary. The primary beneficiary is generally defined as having the majority of the risks and rewards of ownership arising from the variable interest entity. FIN 46R also requires certain disclosures if a significant variable interest is held but not required to be consolidated. This standard did not have a material impact on the Company's consolidated financial condition or results of operations. In December 2003, the American Institute of Certified Public Accountants issued Statement of Position No. 03-3, "Accounting for Certain Loans or Debt Securities Acquired in a Transfer" ("SOP 03-3"). Loans carried at fair value and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of SOP 03-3, thus the adoption of this standard had no impact on the Company's financial condition and results of operations.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). This statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). The provisions of SFAS No.149 that relate to SFAS No. 133 and No. 138 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, provisions of SFAS No. 149 which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of SFAS No. 133 and No. 138, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying financing component to conform it to language used in FIN 45, and (4) amends certain other existing pronouncements. Those changes resulted in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as stated above and for hedging relationships designated after June 30, 2003. In addition, except as stated above, all provisions of SFAS No.149 should be applied prospectively. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In October 2003, Statement of Accounting Position ("SOP") 03-3 "Accounting for Certain Loans or Debt Securities Acquired in a Transfer" was issued by the American Institute of Certified Public Accountants. SOP 03-3 addresses the accounting for loans acquired through a transfer (including a business combination) that have differences between their contractual cash flows and their expected cash flows, due in part to credit quality. SOP 03-3 requires that the excess of the expected cash flows at acquisition to be collected over the acquirer's initial investment be recognized on a level-yield basis over the loan's life. Any future excess of contractual cash flows over the original expected cash flows is recognized as a future yield adjustment. Future decreases in actual cash flows over the original expected cash flows are recognized as an impairment and expensed immediately. Valuation allowances cannot be created or "carried over" in the initial accounting for loans acquired that are within the scope of SOP 03-3. SOP 03-3 was adopted by the Company effective January 1, 2005. The adoption of SOP 03-3 has had no material impact on the financial position or results of operations of the Company.

        In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections—a replacement of APB No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 replaces APB No. 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principles. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"). This standard requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006, as defined. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, ("SFAS 157"). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

Concentrations of Credit Risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

3.    RESTRICTED CASH:

        At September 30, 2006 (unaudited), December 31, 2005 and 2004, AIG held $3,492,111, $4,078,396 and $4,491,790, respectively, on behalf of the Company that was restricted by AIG for the purpose of payment of insured losses.

4.    INVESTMENTS:

        Available-for-sale securities consist of the following:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Cash equivalents	$1,081,243	$302,471	$774,507
Mutual fund	—	445,056	1,399,152

	$1,081,243	$747,527	$2,173,659

        The mutual fund's investments, which are owned by Transit Alliance Insurance Co. Ltd., consist of U.S. fixed income securities, which are held at Bank of Butterfield International (Cayman) Ltd. and are recorded at fair value. The mutual fund is registered in Bermuda.

5.    PROPERTY AND EQUIPMENT

        The following table is for the fixed assets of the Company's continuing operations:

		September 30,	December 31,
	Useful Life
		2006	2005	2004
		(unaudited)
Revenue vehicles	10	$2,642,312	$1,547,542	$1,569,528
Shop and garage equipment	8	1,105,241	794,640	787,280
Equipment leased to others	5 – 6	—	121,652	231,728
Furniture and office equipment	5 – 8	562,659	413,925	270,605
Buildings and improvements	7 – 25	6,281,456	6,221,611	6,182,609
Land		3,217,677	3,217,677	3,217,677

		13,809,345	12,317,047	12,259,427
Accumulated depreciation		(6,579,993)	(6,358,230)	(6,035,613)

		$7,229,352	$5,958,817	$6,223,814

        The Company recorded depreciation expense of $437,366 and $366,251 related to these assets during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $467,799, $529,735, and $467,526 for the years ended December 31, 2005, 2004, and 2003, respectively.

        The following table is for the fixed assets of the Company's discontinued operations:

		September 30,	December 31,
	Useful Life
		2006	2005	2004
		(unaudited)
Revenue vehicles	10	$323,416	$1,822,654	$1,822,654
Shop and garage equipment	8	376,732	421,752	445,844

		700,148	2,244,406	2,268,498
Accumulated depreciation		(613,618)	(2,100,294)	(2,049,266)

		$86,530	$144,112	$219,232

        The Company recorded depreciation expense of $32,919 and $38,271 related to these assets during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $51,028, $51,028, and $51,028 for the years ended December 31, 2005, 2004, and 2003, respectively.

6.    NOTES PAYABLE AND LINES OF CREDIT

        On December 30, 2003, the Company, along with Green, Triboro, Jamaica and Command Bus Company, Inc. (the "Affiliated Group") replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of June 30, 2004. The facility has been renegotiated over several renewals and has now been extended to March 31, 2007. Currently, the entire group has a $6.5 million facility consisting of a $4 million line of credit, which is secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million is being used to finance the working capital needs of the Affiliated Group. The facility bears interest at prime rate and is adjusted from time to time. The loans are collateralized by all tangible assets of the Affiliated Group.

        As of September 30, 2006 (Unaudited), $495,000 was outstanding under this line of credit and at December 31, 2005, and 2004, $200,000 was outstanding under this line of credit. The line bore interest at a fluctuating rate based on the bank's prime rate. The interest rate at September 30, 2006 was 8.25%. The Company also guaranteed the bank debt of these affiliates.

        The second mortgage facility secured by property owned by the Company consisted of repayment terms requiring monthly principal payments of $69,444 plus interest at a rate of prime plus 2%. In March 2005, the loan was converted to interest only and the interest rate was modified to prime. As of September 30, 2006 (unaudited) and December 31, 2005 and 2004 $1,666,201, $1,666,201 and $1,735,645 was outstanding under this mortgage facility, respectively.

        The Affiliated Group is required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2005, the cash flow coverage ratio must not be less than 1.1 to 1.0, the Leverage Ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

        The Affiliated Group did not meet certain covenants for these financial statements and has requested waivers from the bank for the breach of these covenants. Waivers have been provided to the Affiliated Group.

7.    LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES:

        The liability for losses and loss adjustment expenses at September 30, 2006 (unaudited) December 31, 2005 and 2004 is summarized as follows:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Reported claims	$3,707,950	$3,515,604	$4,180,490
Provision for incurred but not reported claims	615,446	1,379,483	1,998,331

Total	$4,323,396	$4,895,087	$6,178,821

        Activity in the liability for losses and loss-adjustment expenses is summarized as follows:

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Balance beginning	$4,895,087	$6,178,821	$6,853,941
Incurred related to:
Current year	—	95,008	671,407
Prior years	199,715	1,094,753	625,943
Paid related to:
Current year	—	(33,797)	(86,457)
Prior years	(771,406)	(2,439,698)	(1,886,013)

Balance ending	$4,323,396	$4,895,087	$6,178,821

        Management is responsible for estimating the provisions for outstanding losses. The directors have recognized in the financial statements a provision for outstanding losses of $4,323,396 at September 30, 2006 (unaudited) and $4,895,087 and $6,178,821 at December 31, 2005 and 2004 respectively as a best estimate of the liability. An actuarial study was independently completed which estimated that at December 31, 2005, the total outstanding losses at an expected level, are between $4,228,230 and $4,887,541. In their analysis, the actuaries have used industry based data which may or may not be representative of the Company's ultimate liabilities.

        In the opinion of the directors, the provision for losses and loss-adjustment expenses is adequate to cover the expected ultimate liability under the insurance policies written. However, consistent with most companies with similar operations, the Company's liability for claims is ultimately based on management's expectations of future events. It is reasonably possible that the expectations associated with these amounts could change in the near term (that is, within one year) and that the effect of such changes could be material to the financial statements.

8.    PENSION PLAN AND OTHER RETIREMENT BENEFITS:

        The Company maintains a defined benefit pension plan, which covers substantially all of its non-union employees. Participant benefits are based on years of service and the participant's compensation during the last three years of service. The Company's funding policy is to contribute annually an amount that does not exceed the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Plan assets primarily consist of equity securities, corporate debt securities, money market accounts, government securities and a guaranteed deposit account with an insurance company.

        The following tables present certain financial information of the Company's non-union defined benefit pension plan as of and for the years ended December 31, 2005 and 2004, for the nine months ended September 30, 2006 and 2005 (unaudited):

	Years Ended December 31,
	2005	2004
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$10,363,022	$10,175,208
Service cost	509,311	538,836
Interest cost	580,592	618,855
Actuarial loss (gain)	356,530	(408,419)
Curtailment loss (gain)	(463,691)	—
Benefits paid	(551,924)	(561,458)

Projected benefit obligation at the end of year	$10,793,840	$10,363,022

Change in plan assets
Fair value of plan assets at beginning of year	$11,502,770	$10,542,479
Actual return on plan assets	766,436	1,068,888
Employer contributions	312,725	543,577
Benefits paid	(551,924)	(561,458)
Expenses paid	(142,535)	(90,716)

Fair value of plan assets at the end of year	$11,887,472	$11,502,770

Funded status	$1,093,632	$1,139,748
Unrecognized prior service cost	53,066	94,660
Unrecognized net actuarial cost/(gain)	(37,471)	(563,494)

Net amount recognized	$1,109,227	$670,914

Amounts recognized in the balance sheet consist of:
Prepaid benefit cost	$1,109,227	$670,914

Net amount recognized	$1,109,227	$670,914

        The following weighted-average assumptions were used to determine the Company's post retirement benefit obligations shown above at December 31, 2005 and 2004

	2005	2004
Discount rate	5.75%	6.00%
Compensation increase	4.00%	4.00%
	Nine Months Ended September 30, 2006		Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Components of net periodic benefit cost:
Service cost	$221,949	$460,225	$613,634	$662,413	$644,319
Interest cost	591,048	435,444	580,592	618,855	638,228
Expected return on plan assets	(933,956)	(673,289)	(897,717)	(851,473)	(698,489)
SFAS 88 loss/(gain) due curtailment	(200,000)	(323,329)	(431,105)	—	22,179
Amortization of prior service cost	3,703	6,756	9,008	10,323	19,366

Net period benefit (income) cost	$(317,256)	$(94,193)	$(125,588)	$440,118	$625,603

        The following weighted-average assumptions were used to determine the Company's post retirement benefit expense shown above for the years ended December 31, 2005, 2004, 2003 and September 30, 2006 (unaudited):

		December 31,
	September 30, 2006
		2005	2004	2003
	(unaudited)
Discount rate	5.75%	6.00%	6.50%	7.00%
Compensation increase	4.00%	4.00%	5.00%	5.00%
Expected long-term rate of return on assets	8.00%	8.00%	8.00%	8.00%

        The asset allocation for the Company's retirement plans are based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of assets classes and the collections of those returns.

        The percentage of asset allocations of the Company's pension plans at December 31, 2005 and 2004, by asset category were as follows:

	2005	2004
Equity investments	54%	54%
Debt Securities	42%	45%
Other cash and short-term investments	4%	1%

Total	100%	100%

        On January 20, 2006, a plan amendment was adopted that froze accrued benefits as of April 1, 2006, which resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact employees ceased future benefits under the Retirement Plan for Certain Employees of GTJ & Affiliates.

        SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a curtailment loss of approximately $51,515 as of the plan freeze on April 1, 2006. Additionally, since the Pension Benefit Obligation resulted in a decrease, there is a curtailment gain of approximately $251,454. As a result, the net gain as a result of the curtailment is approximately $200,000. This gain was recognized in the second quarter of 2006.

        The Company has decided to terminate the Plan under Pension Benefit Guarantee Corporation ("PBGC") Standard Termination Procedures which includes the purchased annuities from an insurance company for all active and retired participants based on their accrued benefit determined as of April 1, 2006. The termination of a qualified retirement plan is a lengthy process and the Company expects to complete the termination of the Plan and the purchased annuities by the Spring of 2007.

        The Company participates in a multi-employer plan that provides defined postretirement health care benefits to substantially all non-union employees. Substantially all of the Company's nonunion employees become eligible for these benefits when pension benefits begin immediately upon retirement. Amounts charged to expense were approximately $105,000 and $103,000 for the years ended December 31, 2005 and 2004, respectively.

9.    RELATED PARTY TRANSACTIONS

Advances (Borrowings)

        Due from (to) affiliates consist approximately of the following net amounts, which do not bear interest:

	September 30,	December 31,
	2006	2005	2004
	(unaudited)
Shareholders of the Company	$(11,725,912)	$(11,030,329)	$(11,247,310)
Entity affiliated through common ownership	1,032,777	1,568,700	661,282

	$(10,693,135)	$(9,461,629)	$(10,586,028)

        Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper, has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2005, 2004, and 2003 were $461,075, $271,541, and $343,277, respectively and for the nine months ended September 30, 2006 and 2005 (unaudited) were $401,665, and $375,410, respectively.

Lease Agreement—Varsity Transit

        Prior to September 1, 2003, the Company owned and operated a school bus operation through its subsidiaries, Varsity Transit, Inc. and Varsity Coach Corp. ("Varsity"). For the years ended December 31, 2002 and 2003, Varsity incurred losses from its school bus contract services of $3,485,620 and $3,971,856 respectively, due to the high costs associated with labor, benefits, and maintenance. Terminating this business would have resulted in approximately $6,000,000 of penalties, and a negative performance report available to other municipalities. Accordingly, starting in February 2003, the Company determined to dispose of Varsity's buses and routes. In doing so, Varsity met and negotiated with existing operators in the school bus industry, as well as entities associated with Mr. Stanley Brettschneider, owned by his wife and children (collectively, the "Buyers"). Mr. Brettschneider is a key employee of the Company, and a member of their Board of Directors.

        Initially, 282 of Varsity's buses were sold to the Buyers for $3,101,708. Approximately 255 of Varsity's routes were sold to the Buyers for an initial payment of $3,000 per route, equaling $765,000, and additional payments of $1,000 per year per route for three years based on the recent five year operating extension offered to the New York City School Bus Contractors ("NYCSBC") by the Department of Education which will equal $765,000, for a total of $1,530,000.

        The total sale price of $4,631,708 was payable as follows: $2,666,708 in cash, which was paid, and a four year promissory note in the amount of $1,200,000 with interest payable at six percent, which is being paid. The promissory note was reduced by means of a $250,000 lump sum payment made in 2003 and there are current monthly installments of $22,211. The $765,000 balance of the route purchase price was negotiated without a specific time of payment, because it is dependent on route renewals. $255,000 of such amount has been paid through September 30, 2006.

        In connection with such sale, the Company leased to the Buyers a portion of the Wortman Property. Such leasing was on an oral basis, and the lease has recently been reduced to writing and signed. The terms of the lease are as follows:

          Under the lease, Varsity is leasing 195,813 square feet of outdoor parking and approximately 11,852 square feet of indoor maintenance and office space for $231,800 per year from September 2005 to January 2006 and for $311,800 per year from February 2006 to August 2006, increasing by the Consumer Price Index ("CPI") from September 2006 through August 2010 (when the term ends). Varsity also pays a 60% share of utility and building maintenance costs. Varsity has the right to terminate the term on six months notice at an earlier date. Varsity also has the right to lease the space for up to four-five year consecutive extension terms after 2010 at a rental rate equal to 90% of then fair market value at the beginning of the first extension term, with rent for following years at a compounding of annual CPI increases.

        In conjunction with the Varsity sale, management determined that the estimated below market rent from the date of the sale through the expiration of the bus route operating agreement with the NYCSBC in 2005 caused the Company to reflect a liability of approximately $1,165,000 which reduced the gain on sale. Such amount was amortized under the straight line method over 30 months. Amortization expense for the years ended December 2005, 2004 and 2003 amounted to approximately $466,000, $466,000 and $233,000, respectively and amounted to $174,750 during the nine months ended September 30, 2005.

Service Fees

        The Company provides various services to the Shareholders and an entity affiliated through common ownership. These services include data processing, payroll, purchasing, administration and certain legal support. Service fees are based on specific markups over cost. The net service fee income was approximately $2,209,099, $1,095,579, and $1,409,388 in 2005 and 2004 and 2003, respectively and $1,057,586 and $654,089 for the nine months ended September 30, 2006 and 2005 (unaudited), respectively.

10.    SIGNIFICANT TENANTS

        Two tenants constitute 100% of rental revenue for the nine months ended September 30, 2006 (unaudited).

11.    FUTURE MINIMUM RENTS SCHEDULE

        Future minimum lease payments to be received by the Company as of December 31, 2005 under noncancelable operating leases are as follows:

2006	$1,889,798
2007	1,896,465
2008	1,909,671
2009	1,975,698
2010	1,871,765
Thereafter	29,798,687

$39,342,084

        The lease agreements generally contain provisions for reimbursement of real estate taxes and operating expenses over base year amounts, as well as fixed increases in rent.

12.    INCOME TAXES:

        The provision for income taxes for continuing operations for:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Current:
Federal	$30,000	$—	$—	$—	$—
State and local	244,974	264,931	521,320	(17,365)	867,141
Deferred
Federal	114,000	(13,000)	(23,000)	186,000	(66,000)
State and local	69,000	(4,000)	(10,000)	99,000	(142,000)

Provisions for income taxes	$457,974	$247,931	$488,320	$267,635	$659,141

        The provision for income taxes for discontinued operations:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Current:	$—	$—	$—	$—	$—
Federal	$—	$—	$—	3,000	8,000
State and local	$—	$—	$—	28,000	28,000

Provisions for income taxes	$—	$—	$—	$31,000	$36,000

        The Company and its subsidiaries file a consolidated federal return and all but three of the companies file combined New York State income tax returns. These three companies file state tax returns in Colorado, New Jersey and California. In addition, separate returns are filed for local purposes. The Company has approximately $1,618,081 of net operating loss carryforwards for federal income tax purposes, which begin to expire in the year 2005.

        As a result of New York State and local income tax provisions exempting school bus income from taxation, state and local income taxes are based on income derived from activities other than school bus operations.

        The New York City Department of Finance ("NYC") performed an audit of the Company's New York City income tax returns for the years 1991 through 1995. As a result of a ruling by the New York City Tax Tribunal, NYC has assessed approximately $800,000 of additional tax, including interest, for the years under audit. The Company has recorded the amount assessed as well as an estimate relating to its exposure in subsequent years.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Deferred tax assets:
Net operating loss carryforwards (federal)	$550,000	$550,000	$3,971,700
Reserves not currently deductible	761,000	761,000	761,000
Vacation accrual	(27,000)	(29,000)	(32,000)
Allowance for doubtful accounts	19,000	19,000	19,000
Charitable contribution carryover	9,000	7,000	4,000
Discounted unpaid losses	307,000	307,000	307,000
Book over tax depreciation	476,000	439,000	364,000
Amortization	63,000	—	—
Remedial Investigation & Feasibility Study	157,000	—	—
Other	64,000	57,000	44,000

Total deferred tax assets	2,379,000	2,111,000	5,438,700
Less valuation allowance	(580,000)	(459,000)	(3,982,700)

Net deferred tax assets	$1,799,000	$1,652,000	$1,456,000

        Significant components of the Company's deferred tax liabilities are as follows:

		December 31
	September 30, 2006
		2005	2004
	(unaudited)
Deferred tax liabilities:
Tax over book depreciation	$781,000	$800,000	$790,000
Land basis difference	364,000	364,000	364,000
Real estate taxes	26,000	26,000	26,000
Pension expense	333,000	339,000	352,000
Installment sale	264,000	—	—
Deferred rent	123,000	—	—
State and local taxes, net	240,000	206,000	136,000

Total deferred tax liabilities	$2,131,000	$1,735,000	$1,668,000

Net deferred tax	$(332,000)	$(83,000)	$(212,000)

13.    SEGMENTS

Segment Information

        The operating segments reported below are segments of the company for which separate financial information is available and for which operating results as measured by income from operations are evaluated regularly by executive management in deciding how to allocate resources and in assessing performance. The accounting policies of the business segments are the same as those described in the Summary of Significant Accounting Policies (Note 1).

        The Company operates in four reportable segments: Real Estate Operations, Outside Maintenance Operations, Insurance, and Paratransit Operations, all of which are conducted throughout the U.S.

        Real Estate Operations rents Company owned real estate located in New York.

        Outside Maintenance Operations provide outside maintenance services to outdoor advertising Companies in New York, New Jersey, Colorado, Arizona and California.

        Insurance Operations assumes reinsurance of worker's compensation, automobile liability and covenant liability of the Company and its affiliated Companies from an unrelated insurance Company based in the United States of America.

        Paratransit and Transit Operations provide paratransit service in New York for physically and mentally challenged persons who are unable to use standard public transportation.

        The summarized segment information (excluding discontinued operations), as of and for the years ended December 31, 2005, 2004, and 2003, and the nine months ended September 30, 2006 and 2005 (unaudited) are as follows:

	Year Ended December 31, 2005
	Real Estate Operations	Outdoor Maintenance	Insurance	Paratransit Operations	Eliminations	Total
Revenues	$2,817,406	$18,360,191	$250,888	$8,217,568	$(150,000)	$29,496,053
Cost of operations	2,198,946	17,348,252	118,393	8,218,554	(150,000)	27,734,145
Income (loss) from operations	618,460	1,011,940	132,495	(986)	—	1,761,908
Total assets	28,788,360	30,003,364	5,159,456	2,888,994	(36,489,653)	30,350,521
Capital expenditures	64,091	107,805	—	34,281	—	206,177
Depreciation and amortization	25,908	408,621	—	30,813	—	465,342
	Year Ended December 31, 2004
	Real Estate Operations	Outdoor Maintenance	Insurance	Paratransit Operations	Eliminations	Total
Revenues	$2,807,813	$17,932,787	$1,527,261	$7,165,049	$(2,043,661)	$27,389,249
Cost of operations	2,254,117	16,787,340	135,871	8,115,915	(2,043,661)	25,249,582
Income (loss) from operations	553,696	1,145,447	1,391,390	(950,866)	—	2,139,667
Total assets	27,808,854	28,164,124	7,234,974	2,400,404	(34,400,360)	31,207,996
Capital expenditures	23,872	350,446	—	8,645	—	382,963
Depreciation and amortization	22,192	397,994	—	29,306	—	449,492
	Year Ended December 31, 2003
	Real Estate Operations	Outdoor Maintenance	Insurance	Paratransit Operations	Eliminations	Total
Revenues	$1,617,656	$12,214,775	$2,568,722	$6,808,992	$(1,212,151)	$21,997,994
Cost of operations	1,834,620	12,779,445	168,007	6,814,557	(1,212,151)	20,384,478
Income (loss) from operations	(216,964)	(564,670)	2,400,715	(5,565)	—	1,613,516
Total assets	26,121,169	26,881,682	7,127,709	2,357,965	(33,903,813)	28,584,712
Capital expenditures	19,023	279,268	—	6,889	—	305,180
Depreciation and amortization	29,711	527,933	—	39,235	—	596,879
	Nine Months Ended September 30, 2006
	Real Estate Operations	Outdoor Maintenance	Insurance	Paratransit Operations	Eliminations	Total
	(unaudited)
Revenues	$2,352,063	$15,757,741	$—	$7,395,221	$(150,001)	$25,355,024
Cost of operations	3,722,058	14,619,228	86,747	7,939,380	(150,001)	26,217,412
Income (loss) from operations	(1,369,995)	1,138,513	(86,747)	(544,159)	—	(862,388)
Total assets	27,984,367	30,360,368	4,602,744	3,889,063	(35,783,118)	31,053,424
Capital expenditures	196,788	1,478,258	—	9,455	—	1,684,501
Depreciation and amortization	59,770	353,766	—	25,489	—	439,025

	Nine Months Ended September 30, 2005
	Real Estate Operations	Outdoor Maintenance	Insurance	Paratransit Operations	Eliminations	Total
	(unaudited)
Revenues	$2,110,014	$13,708,504	$250,888	$6,062,287	$(400,888)	$21,730,805
Cost of operations	1,317,722	112,774,227	91,164	6,266,438	(325,000)	120,124,551
Income (loss) from operations	792,292	934,277	159,724	(204,151)	(75,888)	1,606,254
Total assets	28,227,996	27,552,096	5,991,377	2,665,435	(34,031,907)	30,404,997
Capital expenditures	64,091	107,024	—	6,810	—	177,925
Depreciation and amortization	19,160	335,096	—	25,489	—	379,745
	Nine Months Ended September 30,
			Years Ended December 31,
Reconciliation to net income (loss)
	2006	2005	2005	2004	2003
	(unaudited)
Income (loss) operations	$(862,388)	$1,606,254	$1,761,908	$2,139,667	$1,613,516

Other income (expense):
Service fees, net of related expenses	1,057,586	654,089	2,311,836	1,095,579	1,409,388
Interest income	170,186	188,095	135,935	177,259	97,024
Interest expense	(252,134)	(167,548)	(144,587)	(153,780)	(200,434)
Change in insurance reserves	(82,355)	(541,829)	(1,077,488)	(1,298,719)	(1,244,343)
Ceding commission	—	(68,241)	(68,241)	(364,365)	(159,192)
Gain (loss) on disposal of asset	—		—		(8,995)
Other nonoperating expense (income)	652,500	(15,414)	(2,815)	(275,311)	(138,780)

Total other income (expense)	1,545,783	49,152	1,154,640	(819,337)	(245,332)

Income (loss) from continuing operations before income taxes	$683,395	$1,655,406	$2,916,548	$1,320,330	$1,368,184

14.    COMMITMENTS AND CONTINGENCIES:

Leases

        The Company recorded lease payments via the straight line method and, for leases with step rent provisions whereby the rental payments increase over the life of the lease, the Company recognizes the total minimum lease payments on a straight-line basis over the lease term. The Company is obligated under operating leases for warehouse, office facilities and certain office and transportation equipment, which amounted to $704,301, $639,420, and $550,752 for the years ended December 31, 2005, 2004 and 2003 respectively, and $620,808 and $455,169 for the nine months ended September 30, 2006 and 2005

(unaudited). At December 31, 2005, future minimum lease payments in the aggregate and for each of the five succeeding years are as follows:

2006	$599,371
2007	371,365
2008	237,212
2009	174,626
2010	118,723

Total	$1,501,297

Environmental Matters

        The Company's real property has had activity regarding removal and replacement of underground storage tanks. Upon removal of the old tanks, any soil found to be unacceptable was thermally treated off site to burn off contaminants. Fresh soil was brought in to replace earth which had been removed. There are still some levels of contamination at the sites, and groundwater monitoring programs have been put into place at certain locations. In July 2006 the Company entered into an informal agreement with the New York State Department of Environmental Conservation ("NYSDEC") whereby the Company has committed to a three-year remedial investigation and feasibility study (the "Study") for all site locations. In conjunction with this informal agreement, the Company retained the services of an environmental engineering firm to assess the cost of the study. The Company's engineering report has an estimated cost range in which the low-end of the range, of approximately $1.3 million (of which the Company portion is $462,000) was only for the Study. In addition, a high-end range estimate, of approximately $2.6 million (of which the Company portion was $938,000) was included which provided a "worst case" scenario whereby the Company would be required to perform full remediation on all site locations. While management believes that the amount of the Study and related remediation is likely to fall within the estimated cost range, no amount within that range can be determined to be the better estimate. Therefore, management believes that recognition of the low-range estimate is appropriate. While additional costs associated with environmental remediation and monitoring are probable, it is not possible at this time to reasonably estimate the amount of any future obligation until the Study has been completed. As of September 30, 2006, the Company has recorded a liability of $462,000 related to its portion of the Study as disclosed in the engineering report. Presently, the Company is not aware of any claims or remediation requirements from any local, state or federal government agencies. Each of the properties is in a commercial zone and is still used as transit depots including maintenance of vehicles.

COMMAND BUS COMPANY, INC.

FINANCIAL STATEMENTS

NINE MONTHS SEPTEMBER 30, 2006, AND 2005 (unaudited)

AND YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Command Bus Company, Inc.

        We have audited the accompanying balance sheets of Command Bus Company, Inc. as of December 31, 2005 and 2004 and the related statements of operations, changes in shareholders' equity (deficiency), and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Command Bus Company, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Weiser LLP
New York, New York
July 21, 2006

COMMAND BUS COMPANY, INC.

BALANCE SHEETS

ASSETS

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Current assets:
Assets of discontinued operation	$2,492,269	$5,023,112	$4,019,083

Total current assets	2,492,269	5,023,112	4,019,083
Assets of discontinued operation	—	—	2,572,092

Total assets	$2,492,269	$5,023,112	$6,591,175

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Liabilities of discontinued operation	$2,336,553	$9,246,566	$5,874,196

Total current liabilities	2,336,553	9,246,566	5,874,196
Liabilities of discontinued operation	—	—	4,467,296

	2,336,553	9,246,566	10,341,492

Commitments and contingencies
Shareholders' equity (deficiency):
Common stock, no par value; 200 shares authorized, issued and outstanding	500,000	500,000	500,000
Accumulated deficit	(344,284)	(530,315)	(1,416,632)
Accumulated other comprehensive income (loss)	—	(4,193,139)	(2,833,685)

Total shareholders' equity (deficiency)	155,716	(4,223,454)	(3,750,317)

Total liabilities and shareholders' equity (deficiency)	$2,492,269	$5,023,112	$6,591,175

The accompanying notes are an integral part of these financial statements.

COMMAND BUS COMPANY, INC.

STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Income (loss) from operations of discontinued operation, net of tax	$186,031	$(53,845)	$(1,646,778)	$(336,643)	$(286,541)
Gain on sales of discontinued operations net of taxes	—	—	2,533,095	—	—

Net income (loss)	$186,031	$(53,845)	$886,317	$(336,643)	$(286,541)

Income (loss) per common shares—basic and diluted:
Income (loss) from operations of discontinued operation, net of taxes	$930.15	$(269.22)	$(8,233.89)	$(1,683.22)	$(1,432.71)

Gain on sale of discontinued operation, net of taxes	$—	—	$12,665.48	$—	$—

Net income (loss)	$930.15	$(269.22)	$4,431.59	$(1,683.22)	$(1,432.71)

Outstanding-weighted-average common shares—basic and diluted	200.0	200.0	200.0	200.0	200.0

The accompanying notes are an integral part of these financial statements.

COMMAND BUS COMPANY, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

	Common Stock			Accumulated Other Comprehensive Income (Loss)
					Total Shareholders' Equity (Deficiency)
	Outstanding Shares	Amount	Accumulated Deficit
Balance at December 31, 2002	200	$500,000	$(793,448)	$(1,697,127)	$(1,990,575)
Comprehensive loss:
Net loss	—	—	(286,541)	—	(286,541)
Unrealized gain on available for sale securities	—	—	—	(5,063)	(5,063)
Minimum pension liability adjustment		—	—	(124,385)	(124,385)

Total comprehensive loss					(415,989)

Balance at December 31, 2003	200	500,000	(1,079,989)	(1,826,575)	(2,406,564)

Comprehensive loss:
Net loss	—	—	(336,643)	—	(336,643)
Unrealized gain on available for sale securities	—	—	—	(1,536)	(1,536)
Minimum pension liability adjustment	—	—	—	(1,005,574)	(1,005,574)

Total comprehensive loss					(1,343,753)

Balance at December 31, 2004	200	500,000	(1,416,632)	(2,833,685)	(3,750,317)

Comprehensive loss:
Net income	—	—	886,317	—	886,317
Unrealized gain on available for sale securities	—	—	—	1,012	1,012
Minimum pension liability adjustment	—	—	—	(1,360,466)	(1,360,466)

Total comprehensive loss					(473,137)

Balance at December 31, 2005	200	500,000	(530,315)	(4,193,139)	(4,223,454)

Comprehensive income:
Net income	—	—	186,031	—	186,031
Minimum pension liability adjustment	—	—	—	4,193,139	4,193,139

Total comprehensive income					4,379,170

Balance at September 30, 2006 (unaudited)	200	$500,000	$(344,284)	$—	$155,716

The accompanying notes are an integral part of these financial statements.

COMMAND BUS COMPANY, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Years ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Operating activities:
Net income (loss)	$186,031	$(53,845)	$886,317	$(336,643)	$(286,541)
Income (loss) income from discontinued operation	186,031	(53,845)	886,317	(336,643)	(286,541)

Income from continuing operations	—	—	—	—	—

Net cash flow (used in) provided by operating activities attributable to discontinuing operations	(2,009,670)	(824,321)	(3,157,908)	451,085	1,032,575

Net cash (used in) provided by operating activities	(2,009,670)	(824,321)	(3,157,908)	451,085	1,032,575

Investing activities:
Proceeds from sale of discontinued operation	809,635	—	3,405,000	—	—

Net cash flow provided by investing activities attributable to discontinued operation	—	—	—	—	—

Net cash provided by investing activities	809,635	—	3,405,000	—	—

Financing activities:
Net cash flow provided by (used in) financing activities attributable to discontinued operations	—	—	649,394	(482,696)	(347,168)

Net cash provided by (used in) financing activities	—	—	649,394	(482,696)	(347,168)

Net (decrease) increase in cash and cash equivalents	(1,200,035)	(824,321)	896,486	(31,611)	685,407
Cash and cash equivalents at the beginning of year	1,847,333	950,847	950,847	982,458	297,051

Cash and cash equivalents at the end of the period	$647,298	$126,526	$1,847,333	$950,847	$982,458

Supplemental cash flow information:
Interest paid	$413	$21,976	$27,553	$1,190	$27,766

Cash Paid—Taxes	$880,000	$8,084	$238,523	$2,292	$1,756

The accompanying notes are an integral part of these financial statements.

COMMAND BUS COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Nine Months Ended September 30, 2006 and 2005 (Unaudited)
and Years Ended December 2005, 2004, and 2003

1.    DESCRIPTION OF BUSINESS:

        Command Bus Company, Inc. (the "Company") operated franchised transit bus routes in the City of New York ("the City") pursuant to an operating authority which has been extended until April 30, 2005 and an Operating Assistance Agreement ("OAA") with the City which expired on September 30, 1997. The Company and the City have, by mutual understanding, continued to abide by the terms of the OAA. Funding for, and continuation of, operations of the Company's franchised transit bus routes is dependent upon the continuation of its operating authority and operating assistance relationship with the City.

        On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on December 5, 2005 (the "Transition Date") with the City to buy, all of the Company's assets used in connection with the Company's bus operations (the "Acquired Assets"). The Acquired Assets include fixtures, furniture and equipment; maintenance records; personnel records; operating schedules; and the intangible value of the development, administration and maintenance of such assets, including the value related to the development and training of employees, the value related to the development of routes and operating schedules, and going concern value or good will for a purchase price of $3,405,000. Under the terms of the Agreement, the City will pay additional consideration as follows: (1) an amount equal to the actual invoice cost for the Company's inventory of spare parts and fluids, provided that the Company represent and warrant to the City that it has paid or will pay such invoiced amounts; (2) an amount equal to the book value (net of accumulated depreciation) of the Company's other tangible assets that are Acquired Assets as of the date of closing; (3) if all of the Claimants in the Non-Union Employees v. New York City Department of Transportation and Green Bus Lines, Inc. execute Settlement Authorization Forms, the City will pay the Company an additional $68,100. If less than 100% of the Claimants execute Settlement Authorization Forms, the City will pay the Company an additional amount to be determined by multiplying the percentage of the Claimants who executed the Forms by $300,000, and the Company will receive 13.62% of the amount.

        Under the Agreement, the City is going to assume, defend and indemnify the Company against the following: (1) all claims as a result from operations and maintenance of buses up through and including the Transition Date; (2) all claims, losses or damages for bodily injury and/or property damage resulting from or alleged to result from the operation and/or maintenance of buses up to the Transition Date; (3) any and all funding obligations, claims, losses, damages, fines, costs and expenses associated with any withdrawal, termination, freezing or other liability related to the various pension plans; (4) all claims with respect to accrued leave; (5) any claims made by any union or any member of any union arising under any collective bargaining agreement; (6) obligation to pay additional or retrospective premiums in connection with any Workers' Compensation Retrospective Policy; (7) obligation to pay accumulated holiday pay; and (8) any claim or demand is made, any and all claims asserted by vendors in regard to Bus Service, up through and including the Transition Date.

Subsidy Programs:

        Pursuant to the OAA, the Company received significant operating subsidies from federal, state and local government agencies. Through December 31, 2003, the total annual subsidy was based on a formula which provided the Company a reimbursement of operating deficits subject to annual caps on the rate of increase in reimbursable expenses. As of January 1, 2004, there was no cap on reimbursement of operating deficits, but certain labor costs were not reimbursed. The OAA provided that the Company could earn a fixed annual management fee and additional quarterly fees if certain performance standards are met.

        Operating assistance provided by state and local governments totaled $18,938,064, $17,041,545 and $17,168,768 in 2005, 2004 and 2003, respectively, and $99,225 and $14,969,176 for the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and was paid to the Company under the provisions of the OAA. In addition to the annual subsidy, the City reimbursed the Company for auto liability insurance premiums which covered the operation of the vehicles, and such costs.

        Under the OAA, the City guaranteed the payment of the Company's self-insured injuries and damages claims incurred through December 31, 2001. As further discussed below under "Injuries and Damages Claims Reserve," effective January 1, 2002, the City provided an auto liability insurance program which did not require the Company to retain self-insurance for any portion of injuries and damages claims coverage. The City will still reimburse the Company and damages or claims filed that were incurred prior to January 1, 2002.

        The City withheld and currently holds a portion of the annual subsidy for injuries and damages claims accrued as of December 31, 2002, for claims which occurred prior to January 1, 2002. Such withheld amounts will be received when the related claims are paid subject to a minimum funding level. For the aggregate amounts so withheld $576,959 and $834,094 at December 31, 2005 and 2004, respectively, and $740,329 at September 30, 2006 (unaudited). At September 30, 2006 (unaudited) and December 31, 2005 and 2004, these amounts are included as assets from discontinued operations in the accompanying consolidated balance sheet.

        Under the provisions of the OAA, the operating subsidies from federal, state and local government agencies were subject to audit by those agencies, and such subsidies may be adjusted based on the results of such audits.

        The Company and its affiliated transit bus operators are prosecuting an action, commenced on September 24, 2003 by service of a complaint on the City of New York. The action is based on a violation of their civil rights pursuant to Section 1983 of the Civil Rights Law of 1871, claiming that the City has conspired to put the Companies out of business in order to avoid paying compensation rights. To date, the City of New York has not answered the complaint. There is a motion pending by NYC to dismiss the complaint.

        The Company and its affiliated transit bus operators (the "Companies") are also prosecuting an action commenced in August 2004 by service of complaint on the City of New York and The Metropolitan Transportation Authority ("MTA"). The Companies seek declaratory and injunctive relief compelling the City of New York to honor certain contractual obligations involving the pensions and other rights of the Companies' employees. The Companies also seek to compel the MTA, to honor such employee rights. A motion to dismiss by the MTA has been stayed until March 2005.

Union Contract:

        The Company has a Memorandum of Understanding with the Amalgamated Transit Union Local 1181 (the "Union") which expired on December 31, 2002. On January 28, 2005, this Memorandum was modified to include a one-time one thousand ($1,000) dollar bonus for 2003 which will be paid to those employed as of the agreement date and a 3% increase in wages retroactive to January 1, 2004 which amounted to $523,578 of which $322,578 related to retroactive wages in 2004. Union employees as of agreement date are also eligible for a longevity bonus. As of the balance sheet date, the Union is without a contract for 2005. Approximately 78% of the Company's labor force is covered under the Union.

Lease and Assumption Agreements

        Under various lease and assumption agreements entered into subsequent to 1984, the Company received its buses at no cost from NYC.

Unaudited Interim Financial Statements

        The accompanying Balance Sheet as of September 30, 2006, Statements of Operations for the nine months ended September 30, 2006 and 2005 and Cash Flows for the nine months ended September 30, 2006 and 2005 and the changes in Shareholders' Equity Deficiency for the nine months ended September 30, 2006 are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The information described in the Notes to the Financial Statements for these periods is unaudited. The Results of Operations for the nine months ended September 30, 2006 and 2005, are not necessarily indicative of the future results to be expected for the entire fiscal year end for any period.

Ownership

        The Company is owned by Green Bus Lines, Inc. (40%), Triboro Coach Corporation (40%) and Jamaica Central Railways, Inc. (20%). Moreover, the Company shares management with these entities through a common Board of Directors.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

        The Company records passenger revenue which is included as part of discontinued operations when the service is performed. Operating assistance subsidies are recorded in the periods which the subsidy relates to. Revenue from passenger and operating subsidiaries are included as part of gain (loss) from discontinued operations. The monthly operating assistance subsidy checks for January 2006 and 2005, was received in December 2005, is reported as deferred revenue in the balance sheet.

Use of Estimates:

        The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Impairment of Long-Lived Assets:

        The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecast undiscounted cash flows generated by those assets to their net carrying value. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

        When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company makes its estimate of fair value by considering discounted cash flow analyses and balance sheet liquidation values. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

Discontinued Operations:

        The consolidated financial statements of the Company present the operations of the Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").

Cash and Cash Equivalents:

        The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Property and Equipment:

        Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

        All of the Company's property and equipment was sold as part of the acquisition of the Company's operations.

        The Company recorded depreciation expense of $-0- and $17,084 related to assets included as part of discontinued operations during the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $44,719, $38,172 and $57,827 for the years ended December 31, 2005, 2004 and 2003 respectively.

Investments:

        The Company accounts for its investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. Interest on securities is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary or available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method. Estimated fair value is determined based on market quotes.

Injuries and Damages Claims Reserve:

        The Company established reserves for anticipated future settlements of injuries and damages claims arising from accidents up to the Company's maximum self-insurance level of $500,000 per accident for accidents that occurred after December 31, 1992 and prior to January 1, 2002, and $75,000 for accidents that occurred prior to December 31, 1992. The required claims reserves were determined by management after considering factors such as the nature and extent of the injuries or damages and prior experience with similar types of claims. Under the terms of the OAA, the City has guaranteed the reimbursement of monies paid by the Company for its self-insured portion of injury and damages claims (see subsidy programs above).

        Effective January 1, 2002, the City has implemented a new auto liability insurance program, which includes auto liability insurance coverage obtained on the Company's behalf with several insurance companies (rated A, A+ or A++) and paid directly by NYC. This insurance program provides for coverage up to $20 million per claim and is not subject to any self insurance retention by the Company. In addition, under the new auto liability insurance program, the Company is not responsible for the administration or payment of insurance claims arising after January 1, 2003. The Company is not aware of any factors, which might impair the insurance companies' or the City's ability or intent to pay claims covered under the auto liability insurance program. The accompanying financial statements do not reflect reserves for such claims arising after January 1, 2003.

Income Taxes:

        The Company accounts for income taxes under the liability method as required by the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Comprehensive Income:

        The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability from an investment in an affiliate to be included in comprehensive income.

Recent Accounting Pronouncements:

        In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" an amendment of SFAS No. 133 and 140. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are free standing derivatives or that are hybrid financial instruments that contain an embedded derivative that require bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, as defined. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its consolidated financial position or results of operations.

        In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"), which prescribes accounting for and disclosure of uncertainty in tax positions. This interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the financial statements and the measurement of tax benefits recognized. The provision of FIN 48 are effective as of the beginning of the Company's 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

        In March 2006, the FASB issued FAS 156, "Accounting for Servicing of Financial Assets, an amendment to FAS 140," which permits an entity to account for one or more classes of servicing rights at fair value, with changes in fair value recorded in income. This statement is effective as of January 1, 2007. We are currently evaluating the effect of this statement.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," (SFAS No. 123R), which supercedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based transactions using APB No. 25 and requires that the compensation costs relating to such transactions be recognized in the consolidated financial statements. FAS No. 123R requires additional disclosures relating to the income tax and cash flow effects resulting from share-based payments. On April 14, 2005, the United States Securities and Exchange Commission announced it would permit most registrants subject to its oversight additional time to implement the requirements in SFAS No. 123(R). As announced, the SEC will permit companies to implement SFAS No. 123(R) at the beginning of their next fiscal year (instead of their next reporting period) that begins after June 15, 2005. The Company is evaluating the requirements of SFAS No. 123(R) and expects that the adoption of SFAS No. 123(R), effective January 1, 2006, will have an immaterial impact on its consolidated results of operations and earnings per share.

        In December 2003, the FASB issued Interpretation No. 46 (revised), "Consolidation of Variable Interest Entities" (FIN 46R), an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements". Variable interest entities, some of which were formerly referred to as special purpose entities, are general entities for which their other equity investors (1) do not provide significant financial resources for the entity to sustain its activities, (2) do not have voting rights or (3) have voting rights that are disproportionately high compared with their economic interests. Under FIN 46R, variable interest entities must be consolidated by the primary beneficiary. The primary beneficiary is generally defined as having the majority of the risks and rewards of ownership arising from the variable interest entity. FIN 46R also requires certain disclosures if a significant variable interest is held but not required to be consolidated. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). This statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). The provisions of SFAS No.149 that relate to SFAS No. 133 and No. 138 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, provisions of SFAS No. 149 which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of SFAS No. 133 and No. 138, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying financing component to conform it to language used in FIN 45, and (4) amends certain other existing pronouncements. Those changes resulted in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as stated above and for hedging relationships designated after June 30, 2003. In addition, except as stated above, all provisions of SFAS No.149 should be applied prospectively. This standard did not have a material impact on the Company's consolidated financial condition or results of operations.

        In October 2003, Statement of Accounting Position ("SOP") 03-3 "Accounting for Certain Loans or Debt Securities Acquired in a Transfer" was issued by the American Institute of Certified Public Accountants. SOP 03-3 addresses the accounting for loans acquired through a transfer (including a business combination) that have differences between their contractual cash flows and their expected cash flows, due in part to credit quality. SOP 03-3 requires that the excess of the expected cash flows at acquisition to be collected over the acquirer's initial investment be recognized on a level-yield basis over the loan's life. Any future excess of contractual cash flows over the original expected cash flows is recognized as a future yield adjustment. Future decreases in actual cash flows over the original expected cash flows are recognized as an impairment and expensed immediately. Valuation allowances cannot be created or "carried over" in the initial accounting for loans acquired that are within the scope of SOP 03-3. SOP 03-3 was adopted by the Company effective January 1, 2005. The adoption of SOP 03-3 has had no material impact on the financial position or results of operations of the Company.

        In December 2004, the FASB issued FAS 153 "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29." This Statement is the result of a broader effort by the FASB to improve the comparability of cross-border financial reporting by working with the International Accounting Standards Board (IASB) toward development of a single set of high-quality accounting standards. As part of that effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. The accounting for non-monetary exchanges was identified as an area in which the U.S. standard could be improved by eliminating certain differences between the measurement guidance in Opinion 29 and that in IAS 16, Property, Plant and Equipment, and IAS 38, Intangible Assets. This Statement is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections—a replacement of APB No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 replaces APB No. 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principles. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"). This standard requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006, as defined. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not anticipate that adoption of this standard will have a material impact on its financial position, results of operations or its cash flows.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, ("SFAS 157"). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

Concentrations of Credit Risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

3.    DISCONTINUED OPERATIONS

        As stated in Note 1, on November 29, 2005, the Company entered an agreement and subsequently closed on December 5, 2005 with the City to buy, all of the Company's assets used in connection with the Company's bus operations. Accordingly, the results have been presented as discontinued operations in the Company's consolidated financial statements for all periods presented.

        The following table sets forth the detail of the Company's net earnings (loss) from discontinued operations:

Bus Operations
Year ended December 31, 2005:
Revenues from discontinued operation	$25,173,844

Loss from operations of discontinued operation	$(1,646,778)
Provision for income taxes	—

Loss from discontinued operation, net of tax	$(1,646,778)

Gain on sale of discontinued operation	$3,996,303
Provision of income taxes	1,463,208

Gain on sale of discontinued operation, net of tax	$2,533,095

Year ended December 31, 2004:
Revenues from discontinued operation	$24,176,344

Loss from discontinued operation	$(331,505)
Provision for income taxes	5,138

Loss from operations of discontinued operation, net of tax	$(336,643)

Year ended December 31, 2003:
Revenues from discontinued operation	$24,205,682

Loss from discontinued operation	$(284,568)
Provision for income taxes	1,973

Loss from operations of discontinued operation, net of tax	$(286,541)

Nine months ended September 30, 2006 (unaudited):
Revenues from discontinued operation	$108,439

Loss from discontinued operation	$(305,269)
Benefit from income taxes	491,300

Loss from operations of discontinued operation, net of tax	$186,031

Nine months ended September 30, 2005 (unaudited):
Revenues from discontinued operation	$19,822,231

Loss from discontinued operation	$(188,285)
Benefit from income taxes	134,440

Income from discontinued operation, net of tax	$(53,845)

        The gain on sale of discontinued operation for the year ended December 31, 2005 is calculated as follows:

Gross proceeds from sale of discontinued operation	$4,214,636
Write-off of liabilities assumed by New York City	591,303
Net book value of assets sold	(809,636)

Gain on sale of discontinued operation	$3,996,303

        As of September 30, 2006, all proceeds from sale of sale of discontinued operations have been received by the Company. The remaining assets of the Company are primarily related to cash received from the sale of the assets, operating subsidies due from New York City, and deferred tax assets. The remaining liabilities are primarily related to accrued income taxes, deferred income taxes, and other current liabilities. The remaining cash and amount received from the New York City for operating subsidies will be used to pay the remaining liabilities of the Company as well as the distribution to the Shareholders.

        The following table presents the major classes of assets and liabilities of Bus Operations

		December 31,
	September 30, 2006
		2005	2004
	(unaudited)
Current assets:
Cash	$647,298	$1,847,333	$950,847
Operating subsidies receivable	740,329	1,481,349	35,441
Due from the City of New York	113,336	1,002,141	413,026
Other current assets	88,254	63,282	560,956
Inventory	—	—	825,816
Other	99,000	—	897,561
Prepaid taxes	372,206	—	1,756
Due from affiliates	431,846	332,000	333,680
Deferred taxes	—	297,007	—

Total current assets	2,492,269	5,023,112	4,019,083
Other assets:
Unfunded pension expense	—	—	1,035,766
Property and equipment, net	—	—	82,222
Deferred taxes	—	—	1,367,997
Other assets	—	—	86,107

Total assets	$2,492,269	$5,023,112	$6,591,175

Current liabilities:
Accounts payable	$223	$272,932	$564,122
Accrued expenses	611,116	1,260,269	802,590
Due to affiliates	1,724,859	2,162,103	1,253,519
Deferred tax liability	—	833,488	—
Deferred operating assistance	—	—	1,458,529
Unfunded Pension Expense	—	293,711	—
Deferred credit pension expense	—	3,715,757	—
Current portion of injuries and damages withholdings	—	708,306	1,539,781
Other current liabilities	355	—	255,655

Total current liabilities	2,336,553	9,246,566	5,874,196
Injuries and damages withholding	—	—	955,411
Deferred tax liability	—	—	840,474
Other	—	—	1,549,548
Non-Union pension expense	—	—	1,121,863

Total liabilities	$2,336,553	$9,246,566	$10,341,492

        The net cash flow (used in) provided by operating activities attributable to discontinued operations of $(3,157,908) in 2005 and $451,085 in 2004, and $1,032,575 in 2003. The net cash used for investing activities attributable to discontinued operations of $3,405,000 in 2005, $0 in 2004 and $0 in 2003. The net cash provided by (used in) financing activities attributable to discontinued operations of $649,394 (2005), $(482,696) (2004), and $(347,168) (2003).

        The net cash flow used in operating activities attributable to discontinued operations of $2,009,670 for the nine months ended September 30, 2006 (unaudited) and $824,321 for the nine months ended September 30, 2005 (unaudited).

        The net cash provided by investing activities attributable to discontinued operations was $809,635 for nine months ended September 30, 2006 and $0 for September 30, 2005 (unaudited). The net cash used for financing activities attributable to discontinued operations was $-0- for the nine months ended September 30, 2006 and September 30, 2005 (unaudited).

4.    INVESTMENTS:

        The following is a summary of marketable securities at September 30, 2006 (unaudited), December 31, 2005 and 2004 respectively:

	Costs	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
September 30, 2006 (unaudited)
State and political subdivision debt securities	$10,002	$—	$(2)	$10,000

Total available for sale securities	$10,002	$—	$(2)	$10,000

December 31, 2005
State and political subdivision debt securities	$9,818	$196	$—	$10,014

Total available for sale securities	$9,818	$196	$—	$10,014

December 31, 2004
U.S. Treasury/U.S. Government debt securities	$77,471	$—	$(1,552)	$75,919
State and political subdivision debt securities	9,453	735	—	10,188

Total available for sale securities	$86,924	$735	$(1,552)	$86,107

        The amortized cost and estimated fair value of debt securities by contractual maturity at September 30, 2006 (unaudited), are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations.

	Costs	Estimated Fair Value
Within one year	$10,002	$10,000

5.    NOTE PAYABLE TO BANK:

        On December 30, 2003, the Company, along with the Triboro Coach Corporation and Subsidiaries, Jamaica Central Railways, Inc. and Subsidiaries, Green Bus Lines, Inc. and Subsidiary, and G.T.J. Company, Inc. and Subsidiaries (the "Affiliated Group"), replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of July 30, 2004. The facility has been renegotiated over several renewals and has now been extended to March 31, 2007. Currently, the entire group has a $6.5 million facility consisting of a $4 million line of credit, which is secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million is being used to finance the working capital needs of the Affiliated Group.. The facility bears interest at prime rate and is adjusted from time to time. The loans are collateralized by all tangible assets of the Affiliated Group.

        As of September 30, 2006 (unaudited), December 31, 2005, 2004, $0 was outstanding under this line of credit. The line bore interest at a fluctuating rate based on the bank's prime rate.

        The Affiliated Group is required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2005, the cash flow coverage ratio must not be less than 1.1 to 1.0, the leverage ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

        The Affiliated Group did not meet certain covenants for these financial statements and has requested waivers from the bank for the breach of these covenants. Waivers have been provided to the Affiliated Group.

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS:

Non-Union

        The Company maintains a defined benefit pension plan which covers substantially all of its nonunion employees. Participant benefits are based on years of service and the participant's compensation during the last three years of service. The Company's funding policy is to contribute annually an amount that does not exceed the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

        Plan assets consist primarily of money market investments, fixed income securities, equity securities, corporate debt securities and government securities.

        The following tables present certain financial information for the Company's non-union defined benefit pension plan as of and for the years ended December 31, 2005, 2004 and 2003 and for the nine months ended September 30, 2006 and 2005 (unaudited):

	Years Ended December 31,
	2005	2004
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$6,110,018	$5,816,566
Service cost	253,575	236,927
Interest cost	386,628	373,863
Actuarial loss	728,695	(31,264)
Curtailment gain	(1,133,854)	—
Benefits paid	(289,891)	(286,074)

Projected benefit obligation at the end of year	$6,055,171	$6,110,018

Change in plan assets
Fair value of plan assets at beginning of year	$5,677,361	$5,219,331
Actual return on plan assets	287,163	430,354
Employer contributions	363,600	363,600
Benefits paid	(289,891)	(286,074)
Expenses paid	(59,413)	(49,850)

Fair value of plan assets at the end of year	$5,978,820	$5,677,361

Funded status	$(76,351)	$(432,657)
Unrecognized prior service cost	—	26,008
Unrecognized net actuarial loss (gain)	554,275	843,389

Net amount recognized	$477,924	$436,740

        Such amounts are recognized in the balance sheet within prepaid expenses and other at the respective dates.

	2005	2004
Amounts recognized in the balance sheet consist of:
Prepaid benefit cost	$—	$436,740
Accrued benefit liability (included in other liabilities)	(76,351)	—
Accumulated other comprehensive loss	554,275	—

Net amount recognized	$477,924	$436,740

        The following weighted-average assumptions were used to determine the Company's post retirement benefit obligation shown above at December 31:

	2005	2004
Discount rate	5.75%	6.00%
Compensation increase	4.00%	4.00%
	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Components of net periodic benefits cost
Service cost	$—	$190,182	$253,575	$236,927	$238,703
Expense cost	6,570	42,996	57,328	61,157	59,592
Interest cost	33,900	289,971	386,628	373,863	351,850
Expected return on plan assets	(44,667)	(338,058)	(450,744)	(418,055)	(350,560)
Amortization of transition amount	—	—	—	—	6,737
Amortization of prior service cost	—	5,895	7,859	8,860	8,860
Recognized actuarial loss	971	37,215	49,621	27,953	45,589

Net period benefit cost	(3,226)	228,201	304,267	290,705	360,771
FAS 88 Curtailment loss	—	—	18,149	—	—

Total pension expense	$(3,226)	$228,201	$322,416	$290,705	$360,771

        The following weighted-average assumptions were used to determine the Company's post retirement benefit expense shown above for the years ended at December 31, 2005, 2004, and 2003 and for the nine months September 30, 2006 (unaudited):

		December 31,
	September 30, 2006
		2005	2004	2003
	(unaudited)
Discount rate	5.75%	6.00%	6.50%	7.00%
Compensation increase	4.00%	4.00%	5%	5.00%
Expected long-term rate of return on Assets	8.00%	8.00%	8.00%	8.00%

        Included in the Agreement with the City, the non-union plan is to be merged into the Metropolitan Transit's Authority DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact that the non-union employees ceased future benefit accruals under the Command Non-Union Retirement Plan.

        SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a loss of approximately $18,000.

        The transfer or plan assets to the MTA DB Pension Plan on February 6, 2006 resulted in the settlement of the company's obligation with regard to the plan assets and liabilities.

        SFAS No. 88 requires accelerated amortization or immediate recognition of the plan's experience gain/(loss) as of the date of settlement or asset transfer date. As a result, the Company recognition of a gain of approximately $330,000 due to transfer or benefit liability in excess of assets plus immediate recognition of existing loss of approximately $810,000 as of the asset transfer date on February 6, 2006 which results in an overall settlement loss of approximately $480,000.

        The asset allocation for the Company's retirement plans is based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of asset classes and the correlation at those returns.

        The percentage of asset allocations of the Company's pension plan at December 31, 2005 and 2004, by asset category were as follows:

	2005	2004
Equity securities	58%	58%
Debt securities	38%	38%
Cash and others	4%	4%

Total	100%	100%

        The Company participates in a multi-employer plan that provides health care benefits, including defined postretirement health care benefits, to substantially all nonunion employees. The amount contributed to the plan and charged to benefit cost was $7,022 and $0 for the nine months ended September 30, 2006 and 2005 (unaudited), respectively, and $543,793, $498,481 and $542,771 in 2005, 2004 and 2003, respectively.

Union

        In addition, the Company maintains a defined benefit pension plan which covers substantially all of its union employees. Participant benefits are based on the employee's basic monthly wage rate in effect on January 1, 1997, subject to certain minimum monthly pension as defined in the plan agreement. The Company's funding policy is to contribute annually an amount that does not exceed the maximum amount that can be deducted for Federal income tax purposes, in accordance with guidelines contained in the union contract. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Plan assets consist primarily of money market funds, equity and debt securities and domestic and international mutual funds.

        The following tables present certain financial information for the Company's union defined benefit pension plan as of and for the years ended December 31, 2005 and 2004 and the nine months ended September 30, 2006 and 2005 (unaudited):

	Years Ended December 31,
	2005	2004
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$15,797,750	$13,317,778
Service cost	567,409	541,275
Interest cost	947,333	895,672
Amendments	28,163	343,249
Actuarial loss	564,390	1,320,815
Benefits paid	(699,752)	(621,039)

Projected benefit obligation at the end of year	$17,205,293	$15,797,750

	Years Ended December 31,
	2005	2004
Change in plan assets
Fair value of plan assets at beginning of year	$12,527,265	$11,359,269
Actual return on plan assets	697,098	1,176,657
Employer contributions	755,075	507,383
Plan participants' contributions	300,000	279,598
Benefits paid	(699,752)	(621,039)
Expenses paid	(301,305)	(174,603)

Fair value of plan assets at the end of year	$13,278,381	$12,527,265

Funded status	$(3,926,912)	$(3,270,485)
Unrecognized prior service cost	—	1,338,646
Unrecognized net actuarial loss	3,639,060	2,832,869

Net amount recognized	$(287,852)	$901,030

Amounts recognized in the balance sheet consist of:
Accrued benefit liability (included in other liabilities)	$(3,926,912)	$(3,270,485)
Intangible asset (included in other assets)		1,338,646
Accumulated other comprehensive loss	3,639,060	2,832,869

Net amount recognized	$(287,852)	$901,030

        The following weighted-average assumptions were used to determine the Company's post retirement benefit obligation shown above at December 31:

	2005	2004
Discount rate	5.75%	6.00%
Compensation increase	N/A	N/A
	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Components of net periodic benefits cost
Service cost	$23,077	$244,146	$325,527	$273,949	$211,583
Expense	72,600	127,500	170,000	110,000	100,000
Interest cost	—	710,499	947,333	895,672	844,984
Expected return on plan assets	(79,344)	(154,668)	(1,006,226)	(917,168)	(796,405)
Amortization of prior service cost	—	238,104	317,471	311,523	311,523
Recognized actuarial loss	14,600	105,384	140,514	108,083	95,136

Net period benefit cost	30,933	1,270,965	894,619	782,059	766,821
FAS 88 Curtailment loss	—	—	1,049,338	—

Total pension expense	$30,933	$1,270,965	$1,943,957	$782,059	$766,821

        The following weighted-average assumptions were used to determine the Company's post retirement benefit expense shown above for the years ended at December 31, 2005, 2004, and 2003 and the nine months ended September 30, 2006 (unaudited):

		December 31,
	September 30, 2006
		2005	2004	2003
	(unaudited)
Discount rate	5.75%	6.00%	6.50%	7.00%
Compensation increase	N/A %	N/A %	N/A %	N/A %
Expected long-term rate of return on Assets	8.00%	8.00%	8.00%	8.00%

        The asset allocation for the Company's retirement plans are based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of asset classes and the correlation of those returns.

        The percentage of asset allocations of the Company's pension plan at December 31, 2005 and 2004, by asset category were as follows:

	2005	2004
Equity securities	50%	50%
Debt securities	49%	49%
Cash and other	1%	1%

Total	100%	100%

        Included in the agreement with the City, the union plan is going to be merged into the Metropolitan Transit's Authority DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits." The curtailment was caused by the fact that the union employees ceased future benefit accruals under the Command Union Retirement Plan.

        SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a loss of approximately $1,050,000.

        The transfer of plan assets to the MTA DB Pension Plan on January 31, 2006, resulted in the settlement of the company's obligation with regard to the plan assets and liabilities.

        SFAS No. 88 requires accelerated amortization or immediate recognition of the plan's experience gain/(loss) as of the date of settlement or asset transfer date. As a result, the Company's recognition of a gain of approximately $3,540,000 due to transfer of benefit liability in excess of assets plus immediate recognition of existing loss of approximately $3,220,000 as of the asset transfer date on January 31, 2006 which results in an overall settlement gain of approximately $320,000.

        As a result of the transfer of the Plan's assets to the MTA DB Plan, the Company is no longer obligated to make benefit payments for both the non-union and Union Plans.

Defined Contribution Plan

        The Company sponsors a defined contribution 401(k) plan for its non-union employees which covers all employees who, at the plan's anniversary date, have completed one year of service and are at least 21 years of age. The plan is funded by employee salary deferral contributions and employer discretionary contributions. There were no discretionary contributions made by the Company during 2005, 2004 or 2003.

7.    RELATED PARTY TRANSACTIONS

        The Company has an agreement with Varsity Transit, Inc., an entity affiliated through common ownership, whereby Varsity Transit, Inc. provides the Company with certain administrative and data processing services. Total service fees incurred under this agreement and included in other nonoperating expenses were $13,546 and $146,532 for the nine months ended September 30, 2006 and 2005 (unaudited) and $573,776, $290,239 and $296,921, 219,914 in 2005, 2004 and 2003, respectively.

        Net advances due to Varsity Transit, Inc. were $1,506,633, $990,918 and $2,113,490 for the years ended December 31, 2005, 2004, and 2003, respectively. The Company owed $260,236 and $258,556 to various affiliated companies for the years ended December 31, 2005 and 2004, respectively.

        Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper, has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2005, 2004, and 2003 were $-0-, $33,401, and $26,825, respectively and for the nine months ended September 30, 2006 and 2005 (unaudited) were $-0- and $-0-, respectively.

8.    INCOME TAXES:

        The (benefit) expense from discontinued operations for income taxes for are as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Current:
Federal	$(44,399)	$—	$356,151	$—	$—
State and local	89,579	—	43,054	—	—
Deferred	(536,480)	(134,440)	1,064,003	5,138	1,973

	$(491,300)	$(134,440)	$1,463,208	$5,138	$1,973

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

        Significant components of the Company's deferred tax assets and liabilities from discontinued operations are as follows:

	September 30,	December 31,
	2006	2005	2004
	(unaudited)
Deferred tax assets:
Injuries and damages claims reserves	$—	$240,822	$328,249
Vacation accrual		4,499	171,611
Federal net operating loss and credit carryforwards	—	—	600,856
State and local taxes, net		—	220,050
Book over tax depreciation		51,686	40,397
Other	—	—	6,834

Total deferred tax asset		297,007	1,367,997

Deferred tax liabilities:
Operating subsidy withholdings	—	196,166	283,592
Prepaid insurance	—	5,538	6,853
State and local taxes, net		109,028	—
Pension expense	—	522,756	550,029

Total deferred tax liabilities		833,488	840,474

Net deferred tax asset (liability)		$(536,481)	$527,523

        In 2004 and 2003, the provision/benefit for income taxes varies from the Federal statutory income tax rate due to the change in the deferred tax assets valuation allowance and the provision for state and local income taxes.

ATTACHMENT A

MERGER AGREEMENT AND PLAN OF MERGER

        THIS MERGER AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July 24, 2006, by and among TRIBORO COACH CORP., a New York corporation ("Triboro"); JAMAICA CENTRAL RAILWAYS, INC., a New York corporation ("Jamaica"); GREEN BUS LINES, INC., a New York corporation ("Green" and together with Triboro and Jamaica, collectively referred to as the "Bus Companies" and each referred to as a "Bus Company"); GTJ REIT, INC., a Maryland corporation ("GTJ REIT"); TRIBORO ACQUISITION, INC., a New York corporation ("Triboro Acquisition"); JAMAICA ACQUISITION, INC., a New York corporation ("Jamaica Acquisition"); and GREEN ACQUISITION, INC., a New York corporation ("Green Acquisition", and together with Jamaica Acquisition and Triboro Acquisition collectively referred to as the "Acquisition Subsidiaries" and each referred to as an "Acquisition Subsidiary").

RECITALS

        The parties intend to effect mergers of the Bus Companies with and into the Acquisition Subsidiaries, respectively, in accordance with this Agreement and the New York Business Corporation Law (collectively, the "Mergers"). Upon consummation of the Mergers, the Bus Companies will cease to have a separate existence and the Acquisition Subsidiaries will continue as the surviving corporations in the Mergers.

        Each of the Acquisition Subsidiaries is a wholly-owned subsidiary of GTJ REIT, and has been formed for the purpose of merging a Bus Company with and into an Acquisition Subsidiary, respectively.

        The respective boards of directors of the parties hereto have adopted this Agreement and have determined that the Merger, this Agreement, each of the Ancillary Agreements to which they are a party, and the transactions contemplated by this Agreement and such Ancillary Agreements, are advisable and fair to and in the best interests of the parties and their respective shareholders.

        The boards of directors of the Bus Companies have resolved to recommend to their respective shareholders the adoption of this Agreement and the transactions contemplated hereby.

        NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1
DESCRIPTION OF TRANSACTION

        1.1   Merger of the Bus Companies into the Acquisition Subsidiaries. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the New York Business Corporation Law (the "NYBCL"), at the Effective Time, as hereinafter defined, (a) Jamaica shall merge with and into Jamaica Acquisition, Triboro shall merge with and into Triboro Acquisition and Green shall merge with and into Green Acquisition, and (b) the separate existence of the Bus Companies shall cease and the respective Acquisition Subsidiaries will continue as the surviving corporations in the Mergers (the "Surviving Corporations").

        1.2   Effect of the Mergers. The Mergers shall have the effects set forth in this Agreement and in the applicable provisions of the NYBCL.

        1.3   Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ruskin Moscou Faltischek, P.C., 1425 Reckson Plaza, East Tower, Uniondale, New York on the date that is three business days after the date on which all of the conditions to closing have been satisfied (the "Closing Date"). Subject to the provisions of this Agreement, certificates of merger satisfying the requirements of Section 904 of the NYBCL (the "Certificates of

Merger") shall be duly executed by the Acquisition Subsidiaries and concurrently with or immediately following the Closing delivered to the Department of State of the State of New York. The Mergers shall become effective upon the date and time of the filing of the Certificates of Merger with the Secretary of State of the State of New York (the "Effective Time").

        1.4   Certificate of Incorporation and Bylaws; Directors and Officers. From and after the Effective Time:

          (a)   the Certificates of Incorporation of the respective Acquisition Subsidiaries shall be the Certificates of Incorporation of the respective Surviving Corporations until thereafter amended as provided by the NYBCL and each such Certificate of Incorporation;

          (b)   the Bylaws of the respective Acquisition Subsidiaries shall be the Bylaws of the respective Surviving Corporation until thereafter amended as provided in such Bylaws;

          (c)   the directors of the Surviving Corporation shall be the respective individuals who are its directors immediately prior to the Effective Time; and

          (d)   the officers of the Surviving Corporation shall be the respective individuals who are its officers immediately prior to the Effective Time.

        1.5   Conversion of Shares. At the Effective Time, by virtue of the Mergers and without any further action on the part of the Bus Companies, the Acquisition Subsidiaries, GTJ REIT or the holders of any capital stock of the Bus Companies, each share of the Bus Companies shall be converted into and become validly issued, fully paid and nonassessable shares of common stock, par value $.0001 per share, of the respective Surviving Corporations as described below:

          (a)   Each share of Green common stock will be converted into 1,117.429975 shares of GTJ REIT common stock;

          (b)   Each share of Triboro common stock will be converted into 2,997.964137 shares of GTJ REIT common stock.

          (c)   Each share of Jamaica common stock will be converted into 195.001987 shares of GTJ REIT common stock.

        As soon as reasonably practicable after the effective time of the mergers, the exchange agent will mail to the record holders of the Bus Companies' common stock: (i) a letter of transmittal in customary form (including a provision confirming that delivery of certificates for GTJ REIT common stock shall be effected, and risk of loss and title to the stock certificates shall pass, only upon delivery of such stock certificates to the exchange agent), and (ii) instructions for use in effecting the surrender of stock certificates in exchange for GTJ REIT common stock as contemplated by this Agreement. Upon surrender of a stock certificate to the exchange agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the exchange agent or the company, (1) the holder of such stock certificate shall be entitled to receive in exchange therefore, the number of GTJ REIT shares of common stock resulting from the application of the exchange ratios set forth above, and (2) the stock certificate so surrendered shall be canceled. Until surrendered as contemplated by this Agreement, each of the Bus Companies' stock certificates shall be deemed, from and after the effective time of the Merger, to represent only such number of shares of common stock resulting from the application of the exchange ratios set forth above. If any stock certificate shall have been lost, stolen or destroyed, GTJ REIT may, in its discretion and as a condition precedent to the issuance of its shares of common stock, require the owner of such lost, stolen or destroyed stock certificate to provide an appropriate affidavit and to deliver a bond (in such sum as the surviving corporation may reasonably direct) as indemnity against any claim that may be made against the exchange agent, and GTJ REIT, as the surviving corporation with respect to such stock certificate.

        1.6   Closing of each of the Bus Company's Transfer Books. At the Effective Time, the stock transfer books of each Bus Company shall be closed with respect to all shares of each Bus Company's common stock. No further transfer of any such shares of Bus Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of any Bus Company Common Stock is presented to the respective Surviving Corporation, such Bus Company Stock Certificate shall be converted as provided in Section 1.5.

        1.7   Further Action. If, at any time after the Effective Time, any further action is determined by GTJ REIT to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporations with full right, title and possession of and to all rights and property of Bus Companies, the officers and directors of the Surviving Corporations shall be fully authorized (in the name of Bus Companies) to take such action.

        1.8   Adjustment to Bus Companies' Common Stock. In the event of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange with respect to any Bus Company Common Stock occurring before the Effective Time, the number of shares of the Common Stock of the respective Surviving Corporations to be issued hereunder shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange.

SECTION 2
REPRESENTATIONS AND WARRANTIES OF THE BUS COMPANIES

        Each Bus Company represents and warrants to each of GTJ REIT, the Acquisition Subsidiaries, and each of the other Bus Companies, severally as to itself and its subsidiaries, and not jointly, as of the date hereof and as of the Closing Date, as follows:

        2.1   Due Organization; Subsidiaries. Each Bus Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own, lease and use its assets in the manner in which its assets are currently owned, leased and used; and (c) to perform its obligations under all Material Contracts by which it is bound. Each Bus Company has delivered to GTJ REIT and the Acquisition Subsidiaries accurate and complete copies of (i) its certificate of incorporation, bylaws and other charter or organizational documents, including all amendments thereto and (ii) the existing minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders or members of the Bus Company, the board of directors of the Bus Company and all committees of the board of directors of the Bus Company (the items described in clauses (i) and (ii) of this sentence are collectively referred to herein as the "Acquired Companies Constituent Documents"). The Bus Companies and each of its Subsidiaries on the date hereof are collectively referred to herein as the "Acquired Companies".

        2.2   Authority; Binding Nature of Agreement.

          (a)   Each Bus Company has the requisite corporate power and authority to enter into and, subject to the Required Company Shareholder Vote, as hereinafter defined, to perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party. The board of directors of each Bus Company (at a meeting duly called and held) has: (a) determined that the Merger, this Agreement, each other related document entered into on or prior to the Closing (the "Ancillary Agreements") to which it is a party and the transactions contemplated by this Agreement and such Ancillary Agreements are advisable and fair to and in the best interests of each Bus Company and its shareholders, (b) authorized and approved the execution, delivery and performance by each Bus Company of this Agreement and each of the Ancillary Agreements to which it is a party and approved the Merger, this Agreement, each of the Ancillary Agreements to which it is a party and the transactions contemplated by this Agreement, and such Ancillary Agreements and (c) recommended the adoption of this Agreement by the holders of each Bus Company Common

  Stock and directed that this Agreement be submitted for consideration by each Bus Company's shareholders at the Shareholders' Meeting, as hereinafter defined.

          (b)   The execution, delivery and performance by each Bus Company of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by each Bus Company of the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party, have been duly and validly authorized by all necessary corporate action on the part of each Bus Company, subject to the Required Bus Company Shareholder Vote. This Agreement and each of the Ancillary Agreements to which each Bus Company is a party has been duly executed by each Bus Company and constitute the legal, valid and binding obligations of each Bus Company, enforceable against each Bus Company in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.3   Capitalization.

          (a)   The authorized capital stock of Triboro consists of 3,500 shares of Common Stock, $100 par value per share and 2,000 shares of Preferred Stock. $100 par value per share, the authorized capital stock of Jamaica consists of 12,000 shares of Common Stock, no par value per share, and the authorized capital stock of Green consists of 4,755 shares of Common Stock, no par value ("Common Stock" or "Preferred Stock"). As of the date hereof, 1,277.1 shares of Triboro Common Stock and no shares of Triboro Preferred Stock were issued and outstanding, 10,064 shares of Jamaica Common Stock were issued and outstanding and 3,766.5 shares of Green Common Stock were issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Common Stock held by any of the Bus Company's Subsidiaries. None of the outstanding shares of Bus Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right (whether pursuant to the certificate of incorporation or bylaws of the Bus Companies or any contract: (i) to which any of the Acquired Companies is a party; (ii) by which any of the Acquired Companies or any asset of any of the Acquired Companies is bound or under which any of the Acquired Companies has any obligation; or (iii) under which any of the Acquired Companies has any right or interest (each an "Acquired Company Contract") or any statute to which any of the Acquired Companies is subject). None of the Acquired Companies is under any obligation, or is bound by any Acquired Company Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any shares of Common Stock or capital stock of any Subsidiary of the Bus Companies or to provide any funds to or make any investment in (A) any Subsidiary of the Bus Companies that is not wholly-owned by GTJ REIT or (B) any other individual, corporation, partnership, limited liability company, governmental body or any other entity (collectively, "Person").

          (b)   There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) granted by a Bus Company to acquire any shares of the capital stock or other securities of any of the Bus Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Bus Companies; (iii) rights agreement, shareholder rights plan (or similar plan commonly referred to as a "poison pill") or contract under which any of the Bus Companies is or may become obligated to issue, deliver or sell or repurchase, redeem or otherwise acquire any shares of its capital stock or any other securities ((i) through (iii) collectively, "Stock Rights").

          (c)   All of the outstanding shares of capital stock of each of the Bus Company's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Bus Company, free and clear of any liens, claims and encumbrances whatsoever.

        2.4   Financial Statements.

          (a)   The consolidated financial statements of the Bus Companies as provided by the Bus Companies for inclusion in GTJ REIT's registration statement on form S-11 (including any related notes) for the years ended December 31, 2003, December 31, 2004 and December 31, 2005 and the nine months ended September 30, 2006 (the "Bus Company Financial Statements"): (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount); and (ii) fairly and accurately presented the consolidated financial position of the Bus Companies and its consolidated Subsidiaries, in all material respects, as of the respective dates thereof and the consolidated results of operations and cash flows of the Bus Companies and its consolidated Subsidiaries for the periods then ended, subject in the case of the unaudited consolidated financial statements, to normal year-end adjustments and any other adjustments described therein.

          (b)   The Bus Company Financial Statements were prepared from the books and records of the Bus Companies and its Subsidiaries and are in accordance with all material and applicable Legal Requirements.

          (c)   The books and records of the Acquired Companies that have an operating business as of the date hereof have been and are being maintained in accordance with GAAP and all other applicable legal and accounting requirements in all material respects.

        2.5   Absence of Changes. Except as permitted by the terms of this Agreement from and after the date hereof:

          (a)   each of the Acquired Companies has operated its respective business in the ordinary course of business;

          (b)   there has been no Material Adverse Effect, as hereinafter defined, and no fact, event, circumstance or condition exists or has occurred that has had, or could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect on any Acquired Company. One or more related events, facts, violations, breaches, inaccuracies, circumstances or other matters will be deemed to be a "Material Adverse Effect" if such events, facts, violations, breaches, inaccuracies, circumstances or other matters had or would reasonably be expected to have or give rise to, individually or in the aggregate, a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, assets, liabilities, operations or financial performance of the Acquired Companies, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, provided, however, that none of the following shall be deemed to constitute a Material Adverse Effect: (a) any change in and of itself in the market price or trading volume of the Company's stock after the date hereof; (b) changes in general economic conditions in the United States or abroad (including, without limitation, any effect that acts of terrorism or outbreak of war have on such general economic conditions); or (c) legal, governmental or regulatory factors (including, without limitation, any effect that acts of terrorism or outbreak of war have on such legal, governmental or regulatory factors) generally affecting companies in the Company's industry; and

          (c)   none of the Acquired Companies has taken any action which, if taken after the date of this Agreement, would be prohibited by Section 4.1.

        2.6    Proprietary Assets.

          (a)   Except as set forth on Schedule 2.6, the Acquired Companies have good and valid title to all patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), registered service mark application, copyright (whether registered or unregistered), copyright application, registered maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, domain names, proprietary product, technology, proprietary right or other intellectual property right or intangible asset owned by or licensed to any of the Acquired Companies (the "Acquired Company Proprietary Assets"), free and clear of all encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (either individually or in the aggregate) materially detract from the value of the Acquired Company Proprietary Asset subject thereto or materially impair the operations of the Acquired Companies. The Acquired Companies own or have a valid right to use, all Proprietary Assets that are used in the business, operations or products of the Acquired Companies, except to the extent that a failure by any Acquired Company to so own or have the valid right to use any such Proprietary Asset would not, individually or in the aggregate, have a Material Adverse Effect on any Acquired Company.

          (b)   (i) All trademarks, service marks and copyrights owned by each Acquired Company are valid, enforceable and subsisting; (ii) to the knowledge of each Bus Company, none of the Acquired Company Proprietary Assets that is used in the business, operations or products of the Acquired Companies and no Proprietary Asset that is currently being developed by any of the Acquired Companies (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the Acquired Companies has received any written notice or other communication (in writing) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any material Acquired Company Proprietary Asset owned or used by any other Person; and (iv) to the knowledge of each Bus Company, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Acquired Company Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Company Proprietary Asset. None of the Acquired Companies has (i) licensed any material Acquired Company Proprietary Asset to any Person, or (ii) entered into any covenant not to compete or contract limiting its ability to exploit fully any material Acquired Company Proprietary Asset or to transact business in any market or geographical area or with any Person.

        2.7   Material Contracts.

          (a)   For purposes of this Agreement, each of the following Acquired Company Contracts, and only the following Acquired Company Contracts, shall be deemed to constitute a "Material Contract":

              (i)  any Acquired Company Contract relating to the employment of any employee, and any Acquired Company Contract pursuant to which any of the Acquired Companies is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $25,000, to any current or former employee, officer or director or any Acquired Company Contract which provides for the acceleration of vesting of any options or acceleration of other rights to acquire shares of each Bus Company's Common Stock;

             (ii)  any Acquired Company Contract relating to the acquisition, transfer, development, sharing or lease of any Acquired Company Proprietary Asset;

            (iii)  any Acquired Company Contract which provides for indemnification of any officer, director, employee or agent of any of the Acquired Companies or any other Person;

            (iv)  any Acquired Company Contract imposing any restriction on the right or ability of any Acquired Company to (A) compete with any other Person, (B) solicit the employment of, or employ, any Person, (C) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, (D) develop or distribute any material technology, (E) make, have made, use or sell any current products or products under development, or (F) acquire any capital stock or other security of any Person;

             (v)  any Acquired Company Contract that contemplates or involves payment or delivery of cash or other consideration or the performance of services in an amount or having a value in excess of $50,000 in the aggregate;

            (vi)  any other Acquired Company Contract, if a breach by any Bus Company or any other party thereto of such contract would reasonably be expected to have a Material Adverse Effect;

           (vii)  any Acquired Company Contract requiring that any of the Acquired Companies give any notice or provide any information to any Person prior to considering or accepting any bona fide, unsolicited, written proposal contemplating or otherwise relating to any Acquisition Transaction, as hereinafter defined, or similar transaction. Acquisition Transaction shall mean any transaction or series of transactions involving:

              (A)  any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) any of the Acquired Companies is a constituent corporation, (ii) a Person or "group" (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) of Persons directly or indirectly acquires, in a single or series of related transactions, beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Companies, or (iii) any of the Acquired Companies issues securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Companies;

              (B)  any sale or disposition of any business or businesses or of assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of any of the Acquired Companies, other than in the ordinary course of business; or

              (C)  any liquidation or dissolution of any of the Acquired Companies;

          (viii)  any Acquired Company Contract under which any Acquired Company leases any real property (collectively, the "Real Property Leases", and the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Real Property");

            (ix)  any Acquired Company Contract relating to any Indebtedness, guarantying the performance of any Person or guarantying any Indebtedness; and

             (x)  any Acquired Company Contract that restricts the ability of any Acquired Company to assert any material claims or initiate any material Legal Proceedings against any other Person.

          (b)   All Material Contracts are set forth on Schedule 2.7(b). Each Material Contract is valid, binding and in full force and effect and is enforceable against the parties thereto in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c)   None of the Acquired Companies has violated or breached, in any material respect, without curing such violation or breach prior to the date hereof, or is in any material default (with or without notice or lapse of time or both) under, any Material Contract. To the knowledge of each Bus Company, none of the other parties to any Material Contract has violated or breached, in any material respect, without curing such violation or breach prior to the date hereof, or is in any material default (with or without notice or lapse of time or both) under, any Material Contract.

        2.8   Liabilities. None of the Acquired Companies has any liabilities of any nature, whether accrued or contingent, either matured or unmatured (whether due or to become due or of a type required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP), except for: (i) liabilities or obligations disclosed and provided for in the Bus Company Financial Statements or in the notes thereto; (ii) liabilities that have been incurred by the Acquired Companies since March 31, 2006 in the ordinary course of business which have not resulted in and are not reasonably expected to result in any material increase in each Bus Company's liabilities from those disclosed or provided for in each Bus Company balance sheet or in the related notes; and (iii) liabilities arising from or relating to this Agreement and the transactions contemplated hereby.

        2.9   Governmental Authorizations. Each of the Acquired Companies holds all material Governmental Authorizations necessary to enable such Acquired Company to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Company is, and at all times has been, in material compliance with the terms and requirements of such Governmental Authorizations.

        2.10  Tax Matters.

          (a)   Except as set forth on Schedule 2.10, all material Tax Returns required to be filed by or with respect to any of the Acquired Companies with any Governmental Body (the "Acquired Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in substantial compliance with applicable Legal Requirements. Except as set forth on Schedule 2.10, all material Taxes shown on the Acquired Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Each of the Bus Company Financial Statements accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (b)   Except as set forth on Schedule 2.10, no audit or other proceeding by any Governmental Body is pending or threatened with respect to any Taxes due from or with respect to the Acquired Companies. No Governmental Body has given written notice of its intention to assert any deficiency or claim for additional Taxes against the Acquired Companies. No claim has been made against the Acquired Companies by any Governmental Body in a jurisdiction where the Acquired Companies do not file Tax Returns that the Acquired Companies are or may be subject to taxation by that jurisdiction. All deficiencies for Taxes asserted or assessed against the Acquired Companies have been fully and timely paid, settled or properly reflected in the most recent financial statements.

          (c)   The Acquired Companies have made available correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.

          (d)   No Acquired Company is a party to any contract relating to the sharing, allocation or indemnification of Taxes (collectively, "Tax Sharing Agreements") or has any liability for Taxes of any Person under Treasury Regulation § 1.1502-6, Treasury Regulation § 1.1502-78 or any similar state, local or foreign Legal Requirements, as a transferee or successor, or otherwise.

          (e)   The Acquired Companies have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties, and timely paid to the appropriate taxing authority, proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable Legal Requirements. The Acquired Companies have each complied in all material respects with all Tax information reporting provisions under applicable Legal Requirements.

          (f)    Any adjustment of Taxes of the Acquired Companies made by the IRS in writing, which adjustment is required to be reported to the appropriate state, local, or foreign Taxing authorities, has been so reported.

        2.11  Employee and Labor Matters; Benefit Plans.

          (a)   Schedule 2.11(a) lists each "employee benefit plan" (within the meaning of Section-3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, profit-sharing, employee loan and all other employee benefit plans, agreements, programs or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which (i) any current or former employee, director or consultant of any Acquired Company has any present or future right to benefits and which are contributed to, sponsored or maintained by any Acquired Company, or (ii) any Acquired Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Acquired Company Employee Plans."

          (b)   Except as set forth in Schedule 2.11(b), (i) each Acquired Company Employee Plan has been established, maintained and administered in accordance with its terms, and in substantial compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and other applicable Legal Requirements; (ii) each Acquired Company Employee Plan which is intended to be qualified within the meaning of Code Section 40 1(a) is so qualified, has received a favorable determination letter as to its qualification, and nothing has occurred that could reasonably be expected to cause the loss of such qualification; (iii) no "reportable event" (as such term is defined in ERISA Section 4043) "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Acquired Company Employee Plan, (iv) no Acquired Company has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of any Acquired Company, except as required to avoid any excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Legal Requirements, (v) no event has occurred and no condition exists that would subject any Acquired Company, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations, (vi) no Acquired Company Employee Plan is a split-dollar life insurance program or otherwise provides for loans to executive officers (within the meaning of the Sarbanes-Oxley Act of 2002), and (vii) for each Acquired Company Employee Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof.

          (c)   None of the Acquired Company Employee Plans is subject to Title IV of ERISA and no Acquired Company, nor any member of the Controlled Group of any Acquired Company, has incurred any liability under Title IV of ERISA which remains unsatisfied. Neither any Acquired Company, nor any organization to which any Acquired Company is a successor or parent corporation within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA. Except as set forth on Schedule 2.11(c), within the five years preceding the date of this Agreement, neither any Acquired Company, nor any member of the Controlled Group of any Acquired Company, has incurred any liability under Title IV of ERISA.

          (d)   Except as set forth on Schedule 2.11(d), no Acquired Company Employee Plan is a "multiemployer plan" (as defined in Section 4001 (a)(3) of ERISA) and neither any Acquired Company, nor any members of their Controlled Group has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

          (e)   Except as set forth on Schedule 2.11(e), with respect to each Acquired Company Employee Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of each of the Bus Companies, are threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, and (iii) no administrative investigation, audit or other proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other Governmental Bodies are pending, in progress, or to the knowledge of each of the Bus Companies, threatened.

          (f)    None of the Acquired Companies has proposed or agreed to any increase in benefits under any Acquired Company Employee Plan (or the creation of new benefits) or change in employee coverage beyond current levels which would materially increase the expense of maintaining the Acquired Company Employee Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. None of the consummation of the transactions contemplated by this Agreement, the execution of this Agreement or shareholder approval of this Agreement (whether alone or in connection with any subsequent event(s)) will (i) entitle any employee of any Acquired Company to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Acquired Company Employee Plans, (iii) limit or restrict the right of either of the Bus Companies to merge, amend or terminate any of the Acquired Company Employee Plans, or (v) result in payments under any of the Acquired Company Employee Plans which would not be deductible under Section 280G of the Code.

          (g)   No Acquired Company Employee Plan covers employees of any Acquired Company outside of the United States.

          (h)   There is no contract, plan or arrangement covering any Person that, individually or in the aggregate, will give rise to the payment of any amount that would not be deductible by any Bus Company or any of their respective subsidiaries by reason of Section 162(m) of the Code.

          (i)    Except as set forth on Schedule 2.11(i), there are no controversies pending or threatened, between any of the Acquired Companies and any of their respective employees which controversies have had, or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) each of the Acquired Companies is in material compliance with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, severance payments, labor relations, employee leave issues, occupational safety and health requirements and unemployment insurance and related matters; and (iii) none of the Bus Companies are obligated to make any payments or provide any benefits to any Person under the Worker Adjustment and

  Retraining Notification Act of 1988, as amended, or any similar plant closing or mass layoff law, such as California Labor Code Section 1400 et seq.

        2.12  Environmental Matters. Except as set forth on Schedule 2.12, each of the Acquired Companies is and, to the extent that the relevant statutes of limitation have not run, has been in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Companies of all material Governmental Authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof. None of the Acquired Companies has received any written notice or other written communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Companies is not in compliance in all material respects with any Environmental Law, and, to the knowledge of each of the Bus Companies, there are no circumstances that may prevent or interfere with material compliance by any of the Acquired Companies with any Environmental Law in the future. To the knowledge of each of the Bus Companies, (i) no property that is leased to the Acquired Companies, and no surface water, groundwater or soil at or under such property contains Materials of Environmental Concern that would be reasonably likely to result in material liability or material costs to the Acquired Companies, and (ii) none of the Acquired Companies has any material liability for any clean-up or remediation under any Environmental Law or the exposure of any individual to Materials of Environmental Concern.

        2.13  Legal Proceedings; Orders. Except as set forth on Schedule 2.13, there are no material Legal Proceedings pending or, to the knowledge of the Company, threatened against (a) any of the Acquired Companies or (b) any director, officer or employee of any of the Acquired Companies or other Person for whom any of the Acquired Companies may be liable. There is no order, writ, injunction, judgment or decree to which any of the Acquired Companies, or any of the material assets owned or used by any of the Acquired Companies, is subject.

        2.14  Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of each of the Bus Company's Common Stock on the record date for each of the Bus Company's Shareholders' Meeting (the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of each of the Bus Company's capital stock necessary to adopt this Agreement and otherwise approve the Mergers and the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other instruments of Indebtedness of any of the Acquired Companies that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which stockholders of each of the Bus Companies may vote.

        2.15  Non-Contravention. The execution, delivery and performance by each of the Bus Companies of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of the Bus Companies of its respective Merger and the other transactions contemplated by this Agreement and such Ancillary Agreements do not and will not, directly or indirectly (with or without notice or lapse of time):

          (a)   contravene, conflict with or result in a violation or breach of any of the provisions of the certificate of incorporation or bylaws of any of the Acquired Companies or any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Companies;

          (b)   contravene, conflict with or result in a material violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Companies, or any of the material assets owned or used by any of the Acquired Companies, is subject;

          (c)   contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business of any of the Acquired Companies or to any of the assets owned or used by any of the Acquired Companies;

          (d)   contravene, conflict with or result in a violation or breach of, or result in a default under, in any material respect, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (iii) accelerate the maturity or performance of any Material Contract, or (iv) cancel, terminate, amend or modify any material term of any Material Contract;

          (e)   require any consent, approval or other authorization of, or filing with or notification to, any Person under any Material Contract, or

          (f)    cause the creation or imposition of any encumbrances on any assets owned or used by any of the Acquired Companies.

        2.16  Governmental Filings. The execution, delivery and performance by each of the Bus Companies of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of the Bus Companies of the transactions contemplated by this Agreement and such Ancillary Agreements do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Body, other than the filing of the Certificates of Merger with the Department of State of the State of New York.

        2.17 Broker. No broker, finder, investment banker or any other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or any of the other transactions contemplated by this Agreement.

        2.18  Related Party Transactions.

For purposes of this Section 2.18, each of the following shall be deemed to be a "Related Party":

            (i)  each individual who is an "executive officer" (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934) or director of any of the Acquired Companies;

           (ii)  each member of the "immediate family" (as such term is defined in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC")) of each of the individuals referred to in clause "(i)" above; and

          (iii)  any trust or other Entity (other than the Acquired Companies) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, any voting, proprietary, equity or other financial interest.

Except as set forth in Schedule 2.18:

          (a)   no Related Party is indebted to any of the Acquired Companies;

          (b)   no Related Party has any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Acquired Companies;

          (c)   no Related Party is competing, directly or indirectly, with the Acquired Companies;

          (d)   no Related Party has any claim or right against the Acquired Companies; and

          (e)   no Related Party owns any assets used by any of the Acquired Companies in its business.

        2.19  Real Property.

          (a)   Owned Properties. Schedule 2.19 sets forth all real property owned by the Acquired Companies ("Real Property"). Except as set forth in Schedule 2.19, the Acquired Companies have good and valid title to Real Property, free and clear of all encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (either individually or in the aggregate) materially detract from the value of the Real Property subject thereto or materially impair the operations of the Acquired Companies.

          (b)   Leases. Set forth on Schedule 2.19 is a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Leases") granting to any person any right to the possession, use, occupancy or enjoyment of any real property owned by the Acquired Companies. Each Lease is valid, binding and in full force and effect. All rent and other sums and charges payable by the tenant or occupant thereunder (the "Tenant") are current. No notice of default or termination under any Lease is outstanding and no termination event or condition or uncured default on the part of the Applicable Acquired Company or, to the knowledge of each of the Bus Companies, the Tenant exists under any Lease. To the knowledge of each of the Bus Companies, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

          (c)   Condemnation. None of the Acquired Companies has received written notice of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

          (d)   Casualty. Except as set forth in Schedule 2.19(d), no portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been repaired and restored.

        2.20  Compliance with Laws. None of the Acquired Companies is in conflict with, or in default or violation of, in any material respects, any Legal Requirements applicable to it or by which any of the assets owned or used by any Acquired Company is bound.

        2.21  Insurance. The Acquired Companies maintain, and have maintained without interruption, policies or binders of insurance covering risks and events and in amounts adequate for their respective businesses and operations in which they operate. Such policies will not terminate as a result of the consummation of the transactions contemplated by this Agreement.

       2.22   Full Disclosure. None of the information supplied or to be supplied by or on behalf of each of the Bus Companies for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement to be sent to each of the Bus Companies' shareholders will, at the time the Registration Statement is filed with the SEC and when the Proxy Statement is mailed to the shareholders of each of the Bus Companies, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF
GTJ REIT AND THE ACQUISITION SUBSIDIARIES

        Each of the GTJ REIT and Acquisition Subsidiaries represents and warrants to each of the Bus Companies as of the date hereof and the Closing Date as follows:

          3.1    Due Organization; Subsidiaries.    It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

          3.2    Authority; Binding Nature of Agreement.    It has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and has authorized and approved the execution, delivery and performance of this Agreement, the Ancillary Agreements and approved the Merger, and the transactions contemplated by this Agreement and such Ancillary Agreements. This Agreement and each of the Ancillary Agreements to which it is a party has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it, in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.3    Non-Contravention.    The execution, delivery and performance by GTJ REIT and each Acquisition Subsidiary of this Agreement and the Ancillary Agreements to which it is a party and the consummation by GTJ REIT and each Acquisition Subsidiary of the Mergers and the other transactions contemplated by this Agreement and such Ancillary Agreements do not and will not, directly or indirectly (with or without notice or lapse of time): (i) conflict with or result in a violation or breach of any provision of its certificate of incorporation or bylaws, or (ii) contravene, conflict with or result in a material violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which it is subject.

          3.4    Governmental Filing.    The execution, delivery and performance by GTJ REIT and each Acquisition Subsidiary of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by GTJ REIT and each Acquisition Subsidiary of the transactions contemplated by this Agreement and such Ancillary Agreements do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Body, other than the delivery and filing of the Certificates of Merger with the Department of State of the State of New York;

          3.5    Full Disclosure.    None of the information supplied or to be supplied by or on behalf of GTJ REIT and the Acquisition Subsidiaries for inclusion or incorporation by reference in the Registration Statement to be filed with the SEC and the Proxy Statement that will be mailed to the shareholders of the Bus Companies will, at the time the Registration Statement is filed or the Proxy Statement is mailed to the shareholders of the Bus Companies, or at the time of the Bus Company's Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 4
CERTAIN COVENANTS OF EACH OF THE BUS COMPANIES

          4.1    Operation of each of the Acquired Companies' Business.

          (a)   During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), each of the Bus Companies shall: (i) ensure that each of the Acquired Companies conducts its business and operations (A) in the ordinary course of business, and (B) in material compliance with all applicable Legal Requirements and the requirements of all Acquired Company Contracts; (ii) use Commercially Reasonable Efforts, as hereinafter defined, to ensure that each of the Acquired Companies preserves intact its current business organization, keeps available the services of its current officers and employees (except when in the good faith judgment of each of the Bus Companies such services are not in the best interests of either of the Bus Companies) and maintains its relations and goodwill with all material suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Companies; (iii) provide all notices, assurances and support required by any Material Contract relating to any Proprietary Asset in order to ensure that no condition under such Material Contract occurs which could result in, or could increase the likelihood of any transfer by any Acquired Company of any Proprietary Asset; (iv) make all filings and payments necessary or reasonable to keep all registered or issued Proprietary Assets that are material to and used in the business in full force and effect; (v) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Companies; and (vi) provide GTJ REIT and its authorized representatives with access at reasonable times upon prior written notice to the properties, books, records, tax returns, contracts, information, documents and personnel of the Bus Companies as they relate to their businesses as GTJ REIT may reasonably request for the purpose of making such investigation of GTJ REIT's business, properties, financial condition and results of operations as GTJ REIT may deem appropriate or necessary.

          (b)   During the Pre-Closing Period, each of the Bus Companies shall not, and shall not permit any of the other Acquired Companies to, take any of the following actions, without the prior written consent of GTJ REIT:

              (i)  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except repurchases of unvested shares at cost in connection with the termination of the employment or consulting relationship with any employee or consultant pursuant to stock option or purchase agreements existing as of the date of this Agreement;

             (ii)  sell, issue, deliver, grant or authorize the sale, issuance, delivery or grant of (A) any capital stock or other security, (B) any stock rights, options or equity-based compensation awards, (C) any instrument convertible into or exchangeable for any capital stock or other security;

            (iii)  enter into any contract or otherwise agree with respect to the sale, voting, repurchase or registration of any capital stock or other securities;

            (iii)  amend or permit the adoption of any amendment to any of the Acquired Companies Constituent Documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (iv)  acquire any equity interest or other interest in any other Entity;

             (v)  make capital expenditures that exceed $250,000 in the aggregate;

            (vi)  except in the ordinary course of business, enter into any contract, or modify or amend any existing contract, providing for (A) severance or termination pay, (B) indemnification of officers and directors, or (C) benefits which are contingent upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or otherwise granting any severance or termination pay to any present or former director, officer or employee of any Acquired Company;

           (vii)  except in the ordinary course of business, purchase, lease, license or otherwise acquire any right or other asset from any other Person or sell, transfer, convey, pledge, encumber, grant a security interest in or otherwise dispose of, or lease or license, any right or other asset to any other Person (except for purchases and sales of assets by each of the Bus Companies not having a value, or not requiring payments to be made or received, in excess of $10,000 individually and $50,000 in the aggregate), or waive, relinquish or otherwise impair any material right or any duties or obligations of confidentiality;

          (viii)  abandon or fail to enforce any Proprietary Assets that are material to and used in the business, operations or products of the Acquired Companies;

            (ix)  lend money or other property to any Person, including, without limitation, any present or former director, officer or employee of either of the Bus Companies or any Acquired Company, or incur or guarantee any indebtedness;

             (x)  except in the ordinary course of business, incur, assume or prepay any Indebtedness, or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person;

            (xi)  except in the ordinary course of business: (A) enter into any contract that would constitute a Material Contract had it been entered into as of the date of this Agreement, or (B) terminate, cancel or request any material change in any Material Contract or any contract entered into pursuant to clause (A) above;

           (xii)  waive, release, assign, settle or compromise any material Legal Proceedings;

          (xiii)    except in the ordinary course of business pursuant to existing agreements and Acquired Company Employee Plans, (A) establish, adopt, amend, terminate or make contributions to any Acquired Company Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Acquired Company Employee Plan if it were in existence as of the date of this Agreement; (B) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the hourly wage rates, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its present or former directors, officers or employees, or (C) become obligated to do any of the foregoing;

          (xiv)  change any of its methods of accounting or Tax or accounting practices except as required by GAAP or applicable Tax Legal Requirements;

           (xv)  make or revoke any material Tax elections or file any amended Tax Returns except as required by applicable Legal Requirements;

          (xvi)  take or agree to take any action which would result in the failure to satisfy the conditions provided for in Section 6.1 or Section 6.2; or

         (xvii)  authorize, agree or commit to take any of the actions described in clauses "(i)" through "(xvi)" of this Section 4.1(b).

          (c)   During the Pre-Closing Period, each of the Bus Companies shall, and shall cause the other Acquired Companies to:

              (i)  prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date ("Post-Signing Returns"), except as otherwise required by applicable laws;

             (ii)  fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed except as required by applicable Legal Requirements;

            (iii)  properly reserve (and reflect such reserve in their books and records and financial statements) for all Taxes payable by them for which no Post-Signing Return is due prior to the Effective Time; and

            (iv)  notify GTJ REIT of any Legal Proceeding or audit pending or threatened in writing against the Acquired Companies in respect of any Tax matter, including Tax liabilities and refund claims.

          4.2    Confidentiality.    The Bus Companies acknowledge that they each will have and have had access to business information pertaining to all relevant parties' business including construction projects, bids, subcontractors, marketing and sale strategies, routes, bid pricing, financial data, market research, engineering know-how and other information which is not otherwise readily available in the marketplace in which the parties conduct their businesses (hereinafter referred to as "Proprietary Information"). Accordingly, the Bus Companies hereby agree that they shall not disclose to any person or entity any Proprietary Information and (i) such other information which is known by them to be confidential and/or otherwise not available in the marketplace of the companies and (ii) such information the disclosure of which each knows or is reasonably expected to know will be detrimental to GTJ REIT (hereinafter items (i) and (ii) shall be collectively referred to as "Confidential Information"); and each further agrees to hold all such Proprietary Information and Confidential Information in trust solely for the benefit of GTJ REIT. The Bus Companies further agree that they shall not, directly or indirectly, use any such Proprietary Information or Confidential Information on behalf of any person or entity without GTJ REIT's prior written consent, which consent may be withheld in its sole discretion.

SECTION 5
ADDITIONAL COVENANTS

          5.1    Registration Statement and Proxy Statement.    As promptly as reasonably practicable after the date of this Agreement, GTJ REIT shall prepare and file the Registration Statement with the SEC, and shall use Commercially Reasonable Efforts to have same declared effective by the SEC (which efforts shall include the filing of amendments thereto where necessary). Commercially Reasonable Efforts shall mean the Person's efforts in accordance with reasonable commercial practices and without the payment of any money to any third party except the incurrence of reasonable costs and expenses that are not, individually or in the aggregate, material in the context of the commercial objective to be achieved under this Agreement by the Person that has the applicable obligation to use such efforts to achieve such objective. GTJ REIT shall provide the Bus Companies with a reasonable opportunity to review and comment on such draft (and any amendments thereto). Upon receipt of written notice from the SEC that the Registration Statement has been declared effective, the Bus Companies shall cause a proxy statement (in a form reasonably satisfactory to GTJ REIT) to be mailed to their respective shareholders as promptly as reasonably possible. The Bus Companies shall bear all expenses in connection with the preparation of the Registration Statement, the proxy statement, shareholder meetings and all related transactions, including all counsel fees and expenses of GTJ REIT. GTJ REIT and each of the Bus Companies shall promptly furnish to the other party all information concerning such party that may be required or reasonably requested in connection with any action contemplated by this Section 5.1.

          5.2    Shareholders' Meeting.    The Bus Companies shall call, give notice of and hold a joint meeting of the holders and beneficial owners of their Common Stock to vote separately and not jointly on a proposal to adopt this Agreement (the "Shareholders' Meeting") and the transactions contemplated herein. The Shareholders' Meeting shall be held as promptly as reasonably practicable after the mailing of the Proxy Statement to the shareholders of the Bus Companies.

          5.3    Regulatory Approvals.

          (a)   Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Legal Requirements, each of GTJ REIT and the Bus Companies shall (i) use its Commercially Reasonable Efforts to obtain any consents, approvals or other authorizations, and make any filings and notifications required in connection with the transactions contemplated by this Agreement (ii) thereafter make any other submissions either required or deemed appropriate by either of the Bus Companies or GTJ REIT, in connection with the transactions contemplated by this Agreement under (A) the NYBCL, (B) the Maryland General Corporation Law; (c) the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder; and (d) any other applicable Legal Requirements. Each of the Bus Companies and GTJ REIT shall cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents to the non-filing party and its advisors prior to filing, and notwithstanding anything to the contrary set forth herein. Neither the Bus Companies nor GTJ REIT shall file any such document if the other party has reasonably objected to the filing of such document. Neither the Bus Companies nor GTJ REIT shall consent to any voluntary extension of any statutory deadline or waiting period of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Body without the consent of the other party, which consent shall not be unreasonably withheld.

          (b)   Each of Bus Companies and GTJ REIT shall promptly inform the other party upon receipt of any communication from the Securities Exchange Commission or any other Governmental Body regarding any of the transactions contemplated by this Agreement. If either of the Bus Companies or GTJ REIT (or any of their respective Representatives) receives a request for additional information from any such Governmental Body that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request.

          (c)   Notwithstanding the foregoing, nothing in this Section 5.3 shall require, or be construed to require, each of the Bus Companies or GTJ REIT to agree to (i) sell, hold separate, divest, discontinue or limit, before or after the Effective Time, any assets, businesses or interest in any assets or businesses of each of the Bus Companies, the Company or any of their respective Affiliates or (ii) any conditions relating to, or changes or restriction in, the operations of any such assets or businesses which would result in a Material Adverse Effect on Bus Companies or GTJ REIT.

          5.4    Indemnification of Officers and Directors.

          (a)   All rights to indemnification, including the advancement of expenses, now existing in favor of those Persons who are or were directors and officers of GTJ REIT or the Bus Companies (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time, as provided in the Certificates of Incorporation or Bylaws (as in effect as of the date of this Agreement) of GTJ REIT and the Bus Companies, and as provided in the indemnification agreements between GTJ REIT or the Bus Companies and said Indemnified Persons shall survive the Mergers and shall be observed by the Surviving Corporations, to the fullest extent permitted by New York law or Maryland law (in the case of GTJ REIT).

          (b)   From the Effective Time, the Surviving Corporations shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy or policies of directors' and officers' liability insurance as of the date of this Agreement (the "Existing Policy") if any; provided, however, that the Surviving Corporations may substitute for the Existing Policy a policy of no less favorable coverage, provided that the carrier of such policy is a reputable insurance carrier that has a financial strength rating from A.M. Best (or its successor) that is equal to or better than the financial strength rating assigned by A.M. Best to the insurance carrier of GTJ REIT or the Bus Companies' Existing Policy as of the date hereof. Prior to the Effective Time, the annual premiums of the Existing Policy for such six year period shall be prepaid in full.

          5.5    Additional Actions.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Legal Requirements, except as otherwise provided in this Agreement, each of the Parties shall use its Commercially Reasonable Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to ensure that the conditions set forth in Sections 6 and 7 are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable. Each of the Bus Companies and GTJ REIT shall not, and shall not permit any of their respective Subsidiaries to, take any action that could reasonably be expected to result in any of the conditions to the Mergers set forth in Sections 6 or 7 not being satisfied or satisfaction of those conditions being unreasonably delayed.

          (b)   During the Pre-Closing Period, GTJ REIT shall promptly notify each of the Bus Companies in writing of (i) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by GTJ REIT in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (ii) any material breach of any covenant or obligation of GTJ REIT; (iii) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement; (iv) any communication from any Governmental Body in connection with the transactions contemplated by this Agreement; and (v) any material Legal Proceedings threatened in writing or commenced against or otherwise affecting the Acquired Companies. No notification given to the Bus Companies pursuant to this Section 5.5(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of GTJ REIT contained in this Agreement.

          (c)   During the Pre-Closing Period, each of the Bus Companies shall promptly notify GTJ REIT in writing of (i) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by each of the Bus Companies in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and (ii) any material breach of any covenant or obligation of each of the Bus Companies, (iii) any communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement. No notification given to GTJ REIT pursuant to this Section 5.5(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of each of the Bus Companies contained in this Agreement.

          5.6    Employees and Employee Benefits.    Each Bus Company and GTJ REIT agree that GTJ REIT shall continue the employment of all employees of the Bus Companies immediately following the Effective Time, subject to the "at will' nature of such employment. To the extent the same exist, the Surviving Corporation shall be responsible for the continuation of health plan coverage, in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA, for any employee of the Acquired Companies or qualified beneficiary under a Bus Company's health plan who is already receiving COBRA benefits or who loses health coverage in connection with the transactions contemplated in this Agreement. "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985 and regulations promulgated thereunder. Nothing herein express or implied shall confer upon any of the employees of the Acquired Companies, the Surviving Corporation or any Subsidiary of the Surviving Corporation, or any of their Affiliates, any rights or remedies, including any right to any particular form of compensation or employee benefit or to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

          5.7    Takeover Statutes.    If any Takeover Statute is or becomes applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement, each of the Bus Companies and GTJ REIT and their respective boards of directors shall (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such Takeover Statute.

          5.8    Defense of Litigation.    Each of the Bus Companies shall not settle or offer to settle any Legal Proceedings against the Acquired Companies or any of its directors or officers by any stockholder of either of the Bus Companies arising out of or relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of GTJ REIT, which consent shall not be unreasonably withheld. Each of the Bus Companies shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement, and each of the Bus Companies shall cooperate with GTJ REIT in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions.

          5.9    Transaction Expenses.    At or prior to Closing, the Bus Companies' shall pay the full amount of all Transaction Expenses except as provided in Section 5.1. Transaction Expenses shall mean any fees and expenses incurred, paid or payable by the Acquired Companies in connection with this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 6
CONDITIONS PRECEDENT TO OBLIGATIONS
OF GTJ REIT

        The obligations of GTJ REIT to effect the Mergers and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

          6.1    Accuracy of Representations.    The representations and warranties of the Bus Companies contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been true and correct as of such date), other than breaches or inaccuracies in any such representations or warranties that have not had, and would not reasonably be expected to have, individually and in the aggregate, a Material Adverse Effect.

          6.2    Performance of Covenants.    Each covenant or obligation that each of the Bus Companies are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

          6.3    Effective Registration Statement.    The Registration Statement shall have been declared effective by the SEC and shall remain effective through Closing.

          6.4    Required Shareholder Vote.    This Agreement shall have been duly adopted by the Required Shareholder Vote.

          6.5    Consents.    All consents, approvals and other authorizations of any Governmental Body (including from all applicable state securities regulatory agencies) required to consummate the Mergers and the other transactions contemplated by this Agreement (other than the delivery of the Certificate of Merger with the Department of State of the State of New York) shall have been obtained, free of any condition that would reasonably be expected to have a Material Adverse Effect on GTJ REIT or the Bus Companies.

          6.6    Material Adverse Effect.    Since the date of this Agreement, no event, fact or set of circumstances shall have occurred or exist that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GTJ REIT or the Bus Companies.

          6.7    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Mergers shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal.

          6.8    No Proceedings.    There shall not be pending or threatened any Legal Proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement; (ii) relating to the Mergers and seeking to obtain from each of the Bus Companies or GTJ REIT or any of their respective Subsidiaries any damages that may be material to each of the Bus Companies or GTJ REIT or any of its Subsidiaries; (iii) seeking to prohibit or limit in any material respect each of the Bus Company's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporations; (iv) which would materially and adversely affect the right of each of the Bus Companies, the Surviving Corporations or any Subsidiary of each of the Bus Companies to own the assets or operate the business of the Acquired Companies; or (v) seeking to compel each of the Bus Companies or GTJ REIT, or any Subsidiary of each of the Bus Companies or GTJ REIT, to dispose of or hold separate any material assets, as a result of the Mergers or any of the other transactions contemplated by this Agreement.

          6.9    Dissenting Shares.    Appraisal rights shall not have been perfected pursuant to Section 623 of the NYBCL by shareholders of the Bus Companies with respect to more than 3% of the aggregate number of shares of GTJ REIT common stock issuable in connection with the Mergers.

          6.10    Director and Officer Resignations.    Each Bus Company shall have received written resignation letters from each of the directors and officers of the Bus Companies and each other Acquired Company requested by GTJ REIT effective as of the Effective Time.

SECTION 7
CONDITIONS PRECEDENT TO OBLIGATION OF THE BUS COMPANIES

        The obligation of the Bus Companies to effect the Mergers and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          7.1    Accuracy of Representations.    The representations and warranties of GTJ REIT contained in this Agreement as such representations and warranties would read if all limitations or qualifications therein as to materiality (or similar concept) were deleted therefrom shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been true and correct as of such date), other than breaches of or inaccuracies in any such representations or warranties that have not had, and would not reasonably be expected to have, individually and in the aggregate, a Material Adverse Effect.

          7.2    Performance of Covenants.    Each covenant and obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

          7.3    Effective Registration Statement.    The Registration Statement shall have been declared effective by the SEC and shall remain effective through Closing.

          7.4    Required Shareholder Vote.    This Agreement shall have been duly adopted by the Required Company Shareholder Vote.

          7.5    Consents.    All consents, approvals and other authorizations of any Governmental Body (including from all applicable state securities regulatory authorities) required to consummate the Mergers and the other transactions contemplated by this Agreement (other than the delivery of the Certificate of Merger with the Department of State of the State of New York) shall have been obtained, free of any condition that would reasonably be expected to have a Material Adverse Effect on GTJ REIT or the Bus Companies.

          7.6    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Mergers by each of the Bus Companies shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Mergers that makes consummation of the Mergers by each of the Bus Companies illegal.

          7.7    No Proceedings.    There shall not be pending or threatened any Legal Proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement; (ii) relating to the Mergers and seeking to obtain from each of the Bus Companies or GTJ REIT or any of their respective Subsidiaries any damages that may be material to each of the Bus Companies or GTJ REIT or any of its Subsidiaries; (iii) seeking to prohibit or limit in any material respect each of the Bus Company's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporations; (iv) which would materially and adversely affect the right of each of the Bus Companies, the Surviving Corporations or any Subsidiary of each of the Bus Companies to own the assets or operate the business of the Acquired Companies; or (v) seeking to compel each of the Bus Companies or GTJ REIT, or any Subsidiary of each of the Bus Companies or GTJ REIT, to dispose of or hold separate any material assets, as a result of the Mergers or any of the other transactions contemplated by this Agreement.

SECTION 8
TERMINATION

          8.1    Termination.    This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Bus Companies at the Shareholders' Meeting):

             (a)  by mutual written consent of each of the Bus Companies and GTJ REIT;

             (b)  by either the Bus Companies or GTJ REIT, if the Mergers shall not have been consummated prior to January 31, 2007 (the "Termination Date"); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1 (b) if the failure to consummate the Mergers by the Termination Date is primarily attributable to the breach by such party any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time. However, either the Bus Companies or GTJ REIT may extend the Termination Date, but no more than three times in the aggregate, and each time by no more than one month, but in no event beyond April 30, 2007, by providing written notice thereof to the other party between three and five business days prior to the next scheduled Termination Date if (i) the Mergers shall not have been consummated by that date because the requisite governmental approvals have not been obtained and are still being pursued and (ii) the party requesting such extension has satisfied all the conditions required to be satisfied by it and has not violated any of its obligations under this Agreement in a manner that was the cause of or resulted in the failure of the Mergers to occur on or before the Termination Date;

             (c)  by either the Bus Companies or GTJ REIT, if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

             (d)  by either the Bus Companies or GTJ REIT, if (i) the Company Shareholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and GTJ REIT's shareholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at the Shareholders' Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Shareholder Vote;

             (e)  by any Bus Company, if GTJ REIT breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Sections 6.1, 6.2 or 6.6 of the Agreement and (ii) has not been cured by the Company within 30 business days after the Company's receipt of written notice of such breach from either Bus Company;

              (f)  by GTJ REIT, if any Bus Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 and (ii) has not been cured by the respective Bus Company within 30 business days after such Bus Company's receipt of written notice of such breach from GTJ REIT.

          8.2    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty, covenant or obligation contained in this Agreement.

SECTION 9
MISCELLANEOUS PROVISIONS

          9.1    Amendment.    This Agreement may be amended with the approval of the respective boards of directors of GTJ REIT and each Bus Company at any time (whether before or after adoption of this Agreement by the shareholders of GTJ REIT); provided, however, that after any such adoption of this Agreement by the Bus Companies shareholders, no amendment shall be made which by law requires further approval of the shareholders of GTJ REIT without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.2    Waiver.

             (a)  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

             (b)  No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

             (c)  Any of the Parties to this Agreement may waive any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, but only by an instrument in writing executed by the party waiving compliance. Any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9.3    Non-survival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time, and none of the Acquired Companies, their respective Affiliates and any of the officers, directors, employees or stockholders of any of the foregoing, will have any liability whatsoever with respect to any such representation or warranty after such time. This Section 9.3 will not limit any covenant or agreement of the Parties which by its term contemplates performance after the Closing.

          9.4    Entire Agreement.    This Agreement, the Ancillary Agreements and the other agreements referred to herein constitute the entire agreement among the parties hereto and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

          9.5    APPLICABLE LAW; JURISDICTION.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH OF THE PARTIES HEREBY

  IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND TO THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREOF IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY WAIVES ANY OBJECTION AS TO VENUE AND FORUM NON CONVENIENS WITH RESPECT TO ANY SUCH ACTIONS BROUGHT IN ANY OF SUCH COURTS. PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE SERVED BY CERTIFIED MAIL ON ANY PARTY HERETO ANYWHERE IN THE WORLD WHERE SUCH PARTY IS FOUND AND MAY ALSO BE SERVED UPON ANY PARTY IN THE MANNER PROVIDED FOR THE SERVICE OF PROCESS UNDER THE LAWS OF THE STATE OF NEW YORK OR THE LAWS OF THE PLACE OR JURISDICTION WHERE SUCH PARTY IS FOUND.

          9.6    Attorneys' Fees.    In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.7    Assignability.    This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of rights of GTJ REIT hereunder may be assigned by GTJ REIT or any Bus Company without the prior written consent of the Bus Companies with respect to GTJ REIT, and the consent of GTJ REIT with respect to the Bus Companies, and any attempted assignment of this Agreement or any of such rights by GTJ REIT, the Bus Companies, as the case may be, without the consent of the Bus Companies with respect to GTJ REIT, and the consent of GTJ REIT with respect to the Bus Companies, shall be void and of no effect.

          9.8    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly given on the day of delivery if delivered by hand or facsimile (with confirmation of delivery), or on the second business day after being sent by registered overnight mail, return receipt requested, by overnight courier or overnight express delivery service or by facsimile (in each case, with confirmation of delivery) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to Bus Companies:

        444 Merrick Road
        Lynbrook, N
        Attn: Jerome Cooper, CEO

        if to the Company:

        GTJ REIT, Inc.
        444 Merrick Road
        Lynbrook, NY
        Attn: Michael I. Kessman, Chief Accounting Officer

        copies of all notices to (which copies shall not constitute notice):

        Ruskin Moscou Faltischeck, P.C.
        1425 Reckson Plaza
        East Tower, 15th Floor
        Uniondale, New York 11556
        Attn: Adam P. Silvers, Esq./Stuart M. Sieger, Esq.

          9.9    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          9.10    No Third-Party Beneficiaries.    Except as provided in Section 5.4, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

          9.11    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

          9.12    Construction.

             (a)  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

             (b)  The parties have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

             (c)  As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d)  Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of and Exhibits to this Agreement.

          9.13    Remedies.    Any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

          9.14    Press Releases; Public Statements.    Any public announcement, press release or similar publicity with respect to this Agreement or the contemplated transactions will be issued, if at all, at such time and in such manner as the parties mutually agree, except as may be required by law. In the event of any press release that may be required by applicable law, the parties shall use reasonable best efforts to consult with each other before issuing, and to provide each other the opportunity to review and comment upon, any such press release or other public statement.

          9.15    Specific Performance.    The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GREEN BUS LINES, INC.
By:	/s/ Jerome Cooper
Name:	Jerome Cooper
Title:	CEO
JAMAICA CENTRAL RAILWAYS, INC.
By:	/s/ Jerome Cooper
Name:	Jerome Cooper
Title:	CEO
TRIBORO COACH CORP.
By:	/s/ Jerome Cooper
Name:	Jerome Cooper
Title:	CEO
GTJ REIT, INC.
By:	/s/ Michael I. Kessman
Name:	Michael I. Kessman
Title:	Chief Accounting Officer
TRIBORO ACQUISITION, INC.
By:	/s/ Michael I. Kessman
Name:	Michael I. Kessman
Title:	Chief Accounting Officer
GREEN ACQUISITION, INC.
By:	/s/ Michael I. Kessman
Name:	Michael I. Kessman
Title:	Chief Accounting Officer
JAMAICA ACQUISITION, INC.
By:	/s/ Michael I. Kessman
Name:	Michael I. Kessman
Title:	Chief Accounting Officer

[schedules omitted]

ATTACHMENT B

SECTIONS 623 AND 910 OF THE NEW YORK BUSINESS CORPORATION LAW

  § 623. Procedure to enforce shareholder's right to receive payment for shares

(a)  A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b)  Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c)  Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d)  A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e)  Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f)  At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g)  Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h)  The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

  (1)  The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

  (2)  If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

  (3)  All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

  (4)  The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

  (5)  The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

  (6)  The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

  (7)  Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

  (8)  Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i)  Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j)  No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

  (1)  Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

  (2)  Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

  (3)  The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k)  The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l)  Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m)  This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

  § 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a)  A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

  (1)  Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

    (A)  Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

      (i)  To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

      (ii)  To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

      (iii)  Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

    (B)  Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

    (C)  Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

  (2)  Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c)of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

  (3)  Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

ATTACHMENT C

June 26, 2006

Board of Directors
Jamaica Central Railways, Inc.
And Subsidiaries

Board of Directors
Green Bus Lines, Inc.
And Subsidiaries

Board of Directors
Triboro Coach Corporation
And Subsidiaries
444 Merrick Road
Lynbrook, NY 11563

Gentlemen:

You have asked Ryan, Beck & Co. ("Ryan Beck") to advise you with respect to the fairness, from a financial point of view, to the holders of shares of beneficial interest in three sister New York corporations. These companies have historical roots in the operation of private bus routes in New York City, namely Green Bus Lines, Inc., ("Green"), Triboro Coach Corporation ("Triboro") and Jamaica Central Railways, Inc. ("Jamaica") (which are collectively referred to as the "Bus Companies"). Ryan Beck has been asked to advise you as to the fairness in valuation in the combination of the Bus Companies, and their subsidiaries, into a single holding company (the "Reorganization"). This would be determined by the allocation of shares of the Reorganized company between Green, Triboro and Jamaica. The Reorganized company shall be known as GTJ REIT, Inc.

Pursuant to the Reorganization, Green shareholders shall receive shares equal to 42.088% of GTJ REIT, Inc. Triboro shareholders shall receive shares equal to 38.287% of GTJ REIT, Inc. Jamaica shareholders shall receive shares equal to 19.624% of GTJ REIT, Inc.

In arriving at our opinion, we have, among other things:

  •
  Reviewed Annual Reports for the Bus Companies for the years ending December 31, 2003 - 2005;

  •
  Reviewed certain interim reports and Quarterly Reports for the Bus Companies;

  •
  Reviewed certain business, financial and other information regarding the Bus Companies;

  •
  Reviewed seven appraisals, dated February 2, 2006, prepared by Cushman and Wakefield, Inc., relating to real estate owned by the Bus Companies;

  •
  Reviewed a valuation, prepared by Empire Valuation Consultants, relating to the fair market value of a minority common stock interest in GTJ Co., Inc. and Subsidiaries;

  •
  Participated in discussions among representatives of the Bus Companies and their financial and legal advisors;

  •
  Reviewed historical documentation regarding the formation and incorporation of the Bus Companies.

In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, legal and tax information. We have not assumed any responsibility for any independent verification of such information and have assumed such accuracy and completeness for purposes of this opinion. With respect to any financial forecast furnished to us by management, we have assumed that it has been reasonably prepared and reflects the best current estimates and judgments of management as to future financial performance. We assume no responsibility for, and express no view as to, financial projections or the assumptions upon which they are based. In arriving at our opinion, we have not prepared any independent evaluations or appraisals of the assets or liabilities of the Bus Companies, including any contingent liabilities.

Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. In addition, we express no view on the terms of the Reorganization. Our opinion does not address the relative merits of the Reorganization or other actions contemplated by the Reorganization compared with other business strategies or transactions that may have been considered by the Bus Companies' management, their Board(s) of Directors or any committee thereof.

We, Ryan Beck, have been retained by the Board of Directors of the Bus Companies as an independent contractor to determine that the consideration offered the shareholders of the Bus Companies in the Reorganization is fair, from a financial point of view, as of this date. Ryan Beck will receive a fee for its services. A substantial portion is due upon delivery of this opinion.

Prior to these transactions, Ryan Beck did not have an investment banking relationship with the Bus Companies. Ryan Beck may solicit investment banking business from the company formed through the Reorganization in the future.

Our opinion is directed to the Board(s) of Directors of the Bus Companies and does not constitute a recommendation to any shareholder of the Bus Companies as to how shareholders should vote at any shareholder meeting held in connection with the Reorganization. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, or proxy statement or in any other document, nor shall this opinion be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of this date, the consideration offered to the shareholders of the Bus Companies, as provided and described in the Reorganization, is fair to the Bus Companies' shareholders from a financial point of view.

Very truly yours,
Ryan, Beck & Co.

COMMAND BUS COMPANY
NOTES TO FINANCIAL STATEMENTS (Continued)

Relative Valuation of Bus Companies

	Interest in G.T.J. Co., Inc.	Real Estate	Other Assets	Total Liabilities	Net Asset Value	Relative %
Green Bus and Subsidiaries	$17,958,000	$51,800,000	$10,760,888	$7,524,189	$72,994,699	42.088%
Triboro and Subsidiaries	$17,958,000	$39,400,000	$14,821,195	$5,777,060	$66,402,135	38.287%
Jamaica and Subsidiaries	$8,979,000	$23,100,000	$4,905,965	$2,950,002	$34,034,963	19.624%

Total	$44,895,000	$114,300,000	$30,488,048	$16,251,251	$173,431,797	100.0%

Green Bus Line, Inc. and Subsidiary

Final Balance Sheet (not including Real Estate and GTJ)

Cash	$5,706,873
Investments	798,345
Accounts Receivable	4,255,670

Total Assets	$10,760,888
Liabilities	7,524,189

Total Shareholders' Equity		$3,236,699

Real Estate

Green Bus Lines, Inc. and Subsidiary leased to the City of New York the depot and facilities located at 165-25 147th Avenue, Jamaica, New York.
        Building and Land Value—$42,600,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

Green Bus Lines, Inc. and Subsidiary leased to the City of New York the depot located at 49-19 Rockaway Beach Blvd., Arverna, New York.
        Building and Lane Value—$9,200,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

Triboro Coach Corporation and Subsidiaries

Final Balance Sheet (not including Real Estate and GTJ)

Cash	$5,575,184
Investments	2,674,051
Accounts Receivable	6,571,960

Total Assets	$14,821,195
Liabilities	5,777,060

Total Shareholders' Equity		$9,044,135

Real Estate

Triboro leased to the City of New York a bus depot located in East Elmhurst, New York.
        Value - $39,400,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

Jamaica Railways, Inc.

Final Balance Sheet (not including Real Estate and GTJ)

Cash	$1,711,130
Investments	297,647
Accounts Receivable	2,897,188

Total Assets	$4,905,965
Liabilities	2,950,002

Total Shareholders' Equity		$1,955,963

Real Estate

Jamaica Bus Holding Corp. leased to the City of New York a bus depot located at 114-15 Guy Brewer Boulevard, Jamaica, New York.
         Value - $23,200,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

GTJ Co., Inc.

Valuation Summary

        Based on the opinion of Empire Valuation Consultants, LLC, which was engaged to evaluate GTJ Co., Inc., not including real estate, the fair market value of a minority interest in the common stock of GTJ Co., Inc. and Subsidiaries as of March 31, 2006, is reasonably stated at $29,000 per share, on a post-real estate divested basis.

Common Shares Outstanding		Share Price		Value
200	x	$29,000	=	$5,800,000

Real Estate

G.T.J. Co., Inc. has leased to Avis Rent-A-Car System an industrial building located at 23-85 87th Street East Elmhurst, New York.
        Value - $24,000,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

G.T.J. Co., Inc. owns an industrial building located on 1.39 acres of land located at 612 Wortman Avenue, Brooklyn, New York.
        Value - $3,200,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

G.T.J. Co., Inc. owns 9.0 acres of excess land located at 612 Wortman Avenue, Brooklyn, New York.
        Value - $11,800,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

G.T.J. Co., Inc. owns a vacant site containing 0.072 acres of land at the North West corner of Rockaway Beach Blvd. and Beach 49th Street Arverne, New York.
        Value - $95,000
As per the Cushman & Wakefield, Inc. report dated February 2, 2006.

GTJ, Co. Inc.

Valuation Summary

Business Value(1)	$5,800,000
Real Estate(2)
23-85 87th Street East Elmhurst, NY	$24,000,000
Building at 612 Wortmon Avenue Brooklyn, NY	$3,200,000
Vacant land at 612 Wortmon Avenue Brooklyn, NY	$11,800,000
Vacant land at Rockaway Beach Blvd. and Beach 49th Street Arverne, NY	$95,000

TOTAL	$44,895,000

Ownership
Triboro Coach Corp. and Subsidiaries (40.0%)	$17,958,000
Jamaica Railways, Inc. and Subsidiaries (20.0%)	8,979,000
Green Bus Lines, Inc. and Subsidiaries (40.0%)	17,958,000

TOTAL	$44,895,000

(1)
Based on the opinion of Empire Valuation Consultants, LLC, dated March 31, 2006.

(2)
As per the Cushman & Wakefield, Inc. appraisals, dated February 2, 2006.

GTJ REIT, INC.

15,564,454 Shares of Common Stock

PROSPECTUS

                        , 2006

        Until                          (40 days from the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; or (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

        Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director (the "Indemnitee") for any liability or loss suffered by any of them, unless all of the following conditions are met:

          (i)    the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

          (ii)   the Indemnitee was acting on behalf of or performing services for the Registrant;

          (iii)  such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

          (iv)  such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

          (v)   with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

        Neither the amendment nor repeal of the provision for indemnification in our charter, nor the adoption or amendment or amendment of any other provision of our charter or bylaws inconsistent with the provision for indemnification in our charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

        The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by the directors in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents provide the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

Item 21.    Financial Statements and Exhibits

        (a) Index to Financial Statements

        The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

        GTJ REIT, INC

GTJ REIT INC	F-1 - F-11
GREEN BUS LINES, INC. AND SUBSIDIARY	F-12 - F-45
TRIBORO COACH CORPORATION AND SUBSIDIARIES	F-46 - F-78
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES	F-79 - F-111
GTJ CO., INC. AND SUBSIDIARIES	F-112 - F-140
COMMAND BUS COMPANY, INC.	F-141 - F-165

        (b) Exhibits:

Exhibit Number	Exhibit
1.1*	Merger Agreement and Plan of Merger (included as Attachment A)
3.1*	Articles of Incorporation of the Registrant
3.1(a)**	Form of Amended and Restated Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
4.1*	Specimen Common Stock Certificate
5.1***	Signed Opinion of Ruskin Moscou Faltischek, P.C.
8.1(a)***	Signed Opinion of Herrick Feinston LLP concerning Bus Company mergers
8.1(b)***	Signed Opinion of Herrick Feinston LLP concerning REIT qualification
10.1*	Form of 2006 Incentive Award Plan
10.2**	Revised form of Stockholder Rights Agreement
10.3*	Asset Purchase Agreement by and among Green Bus lines, Inc., Command Bus Company, Inc., Triboro Coach Corp., Jamaica Buses, Inc. Varsity Transit, Inc., GTJ Co., Inc. and the City of New York dated November 29, 2005.
10.4*	Agreement of Lease between Green Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 49-19 Rockaway Beach Boulevard, Arverne, New York.
10.5*	Agreement of Lease between Green Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 165-25 147th Avenue, Jamaica, New York.
10.6*	Agreement of Lease between Jamaica Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 114-15 Guy Brewer Boulevard, Jamaica, New York.
10.7*	Agreement of Lease between Triboro Coach Holding Corp., Landlord and the City of New York, Tenant: Premises 85-01 24th Avenue East Elmhurst, New York.
10.8*	Agreement of Lease between GTJ Co., Inc., Landlord and Avis Rent A Car System, Inc., Tenant: Premises 23-85 87th Street, East Elmhurst, New York for term commencing .

10.9*	Lease by and between GTJ Co., Inc., Landlord and Varsity Bus Co., Inc., Tenant: Premises 626 Wortman Avenue, Brooklyn, New York and Cozine Avenue, Brooklyn, New York dated September 1, 2003.
10.10**	Agreement between Transit Facility Management Corporation and NYC Transit dated August 7, 2001.
10.11**	Agreement between ShelterClean, Inc. and the City of Phoenix dated April 15, 2006.
10.12**	Agreement between CEMUSA, Inc. and Shelter Express Corp. dated June 26, 2006.
23.1***	Consent of Ruskin Moscou Faltischeck, PC (included in Exhibit 5.1)
23.2***	Consent of Weiser, LLP
23.3***	Consent of Herrick, Feinstein LLP (included in Exhibit 8.1)
23.4***	Consent of Cushman & Wakefield, Inc.
23.5***	Consent of Empire Valuation Consultants, LLC
23.6***	Consent of Ryan Beck & Co.
24.1*	Power of Attorney (included on Signature Page of Registration Statement)
99.1**	Cushman & Wakefield, Inc. appraisal of 114-15 Guy Brewer Boulevard, Jamaica, Queens County, New York
99.2**	Cushman & Wakefield, Inc. appraisal of N/W/C of Rockaway Beach Blvd. & Beach 49th Street, Arverne, Queens County, New York
99.3**	Cushman & Wakefield, Inc. appraisal of 612 Wortman Avenue, Brooklyn, Kings County, New York
99.4**	Cushman & Wakefield, Inc. appraisal of 23-85 87th Street, East Elmhurst, Queens County, New York
99.5**	Cushman & Wakefield, Inc. appraisal of 165-25 147th Avenue, Jamaica, Queens County, New York
99.6**	Cushman & Wakefield, Inc. appraisal of 49-19 Rockaway Beach Boulevard, Arverne, Queens County, New York
99.7**	Cushman & Wakefield, Inc. appraisal of 85-01 24th Avenue, East Elmhurst, Queens County, New York
99.8**	Empire Valuation Consultants, LLC opinion on value of common stock interest in GTJ Co., Inc. and subsidiaries
99.9**	Form of Green Bus Lines, Inc. Proxy
99.10**	Form of Triboro Coach Corp. Proxy
99.11**	Form of Jamaica Central Railways, Inc. Proxy

*
Filed with Registration Statement

**
Filed with Amendment No. 1 to Registration Statement

***
Filed with Amendment No. 2 to Registration Statement

Item 22.    Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

SIGNATURE PAGE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of December, 2006.

GTJ REIT, INC.
By:	/s/ Jerome Cooper
Jerome Cooper, Chief Executive Officer
By:	/s/ Michael Kessman
Michael Kessman Chief Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated (including as Attorney-in-Fact as indicated).

Signature	Title	Date

/s/ Jerome Cooper Jerome Cooper	Chief Executive Officer and Director	December 5, 2006
/s/ Paul Cooper Paul Cooper	Vice President and Director	December 5, 2006
/s/ Douglas A. Cooper* Douglas A. Cooper	Vice President and Director	December 5, 2006
/s/ Michael Kessman* Michael Kessman	Chief Accounting Officer (Chief Accounting Officer)	December 5, 2006
/s/ John Feerick* John Feerick	Director	December 5, 2006
/s/ David Jang* David Jang	Director	December 5, 2006
/s/ John J. Leahy* John J. Leahy	Director	December 5, 2006
/s/ Donald M. Schaeffer* Donald M. Schaeffer	Director	December 5, 2006
/s/ Jerome Cooper * Jerome Cooper Attorney-in-Fact

EXHIBIT LIST

Exhibit Number	Exhibit
1.1*	Merger Agreement and Plan of Merger (included as Attachment A)
3.1*	Articles of Incorporation of the Registrant
3.1(a)**	Form of Amended and Restated Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
4.1*	Specimen Common Stock Certificate
5.1***	Signed Opinion of Ruskin Moscou Faltischek, P.C.
8.1(a)***	Signed Opinion of Herrick Feinston LLP concerning Bus Company mergers
8.1(b)***	Signed Opinion of Herrick Feinston LLP concerning REIT qualification
10.1*	Form of 2006 Incentive Award Plan
10.2**	Revised form of Stockholder Rights Agreement
10.3*
Asset Purchase Agreement by and among Green Bus lines, Inc., Command Bus Company, Inc., Triboro Coach Corp., Jamaica Buses, Inc. Varsity Transit, Inc., GTJ Co., Inc. and the City of New York dated November 29, 2005.
10.4*	Agreement of Lease between Green Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 49-19 Rockaway Beach Boulevard, Arverne, New York.
10.5*	Agreement of Lease between Green Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 165-25 147th Avenue, Jamaica, New York.
10.6*	Agreement of Lease between Jamaica Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 114-15 Guy Brewer Boulevard, Jamaica, New York.
10.7*	Agreement of Lease between Triboro Coach Holding Corp., Landlord and the City of New York, Tenant: Premises 85-01 24th Avenue East Elmhurst, New York.
10.8*	Agreement of Lease between GTJ Co., Inc., Landlord and Avis Rent A Car System, Inc., Tenant: Premises 23-85 87th Street, East Elmhurst, New York.
10.9*	Lease by and between GTJ Co., Inc., Landlord and Varsity Bus Co., Inc., Tenant: Premises 626 Wortman Avenue, Brooklyn, New York and Cozine Avenue, Brooklyn, New York dated September 1, 2003.
10.10**	Agreement between Transit Facility Management Corporation and NYC Transit dated August 7, 2001.
10.11**	Agreement between ShelterClean, Inc. and the City of Phoenix dated April 15, 2006.
10.12**	Agreement between CEMUSA, Inc. and Shelter Express Corp. dated June 26, 2006.
23.1***	Consent of Ruskin Moscou Faltischeck, PC (included in Exhibit 5.1)
23.2***	Consent of Weiser, LLP
23.3***	Consent of Herrick, Feinstein LLP (included in Exhibit 8.1)
23.4***	Consent of Cushman & Wakefield, Inc.
23.5***	Consent of Empire Valuation Consultants, LLC

23.6***	Consent of Ryan Beck & Co.
24.1*	Power of Attorney (included on Signature Page of Registration Statement)
99.1**	Cushman & Wakefield, Inc. appraisal of 114-15 Guy Brewer Boulevard, Jamaica, Queens County, New York
99.2**	Cushman & Wakefield, Inc. appraisal of N/W/C of Rockaway Beach Blvd. & Beach 49th Street, Arverne, Queens County, New York
99.3**	Cushman & Wakefield, Inc. appraisal of 612 Wortman Avenue, Brooklyn, Kings County, New York
99.4**	Cushman & Wakefield, Inc. appraisal of 23-85 87th Street, East Elmhurst, Queens County, New York
99.5**	Cushman & Wakefield, Inc. appraisal of 165-25 147th Avenue, Jamaica, Queens County, New York
99.6**	Cushman & Wakefield, Inc. appraisal of 49-19 Rockaway Beach Boulevard, Arverne, Queens County, New York
99.7**	Cushman & Wakefield, Inc. appraisal of 85-01 24th Avenue, East Elmhurst, Queens County, New York
99.8**	Empire Valuation Consultants, LLC opinion on value of common stock interest in GTJ Co., Inc. and subsidiaries
99.9**	Form of Green Bus Lines, Inc. Proxy
99.10**	Form of Triboro Coach Corp. Proxy
99.11**	Form of Jamaica Central Railways, Inc. Proxy

*
Filed with Registration Statement

**
Filed with Amendment No. 1 to Registration Statement

***
Filed with Amendment No. 2 to Registration Statement

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in the Prospectus constituting part of Amendment No.2 to the Registration Statement on Form S-4 (File No. 333-136110) of our reports dated July 21, 2006, related to the consolidated financial statements of Green Bus Lines, Inc. and Subsidiary, Triboro Coach Corporation and Subsidiaries, Jamaica Railways, Inc. and Subsidiaries and GTJ Co., Inc. and Subsidiaries and the financial statements of Command Bus Company, Inc. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and our report dated November 27, 2006, related to the financial statements of GTJ REIT, Inc. as of September 30, 2006 and for the period from June 23, 2006 (date of inception) through September 30, 2006 and which appear in such Prospectus. Our report related to the financial statements of GTJ REIT, Inc. contains an emphasis of a matter paragraph regarding uncertainties as to the ability of GTJ REIT, Inc. to continue as a going concern. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

Weiser LLP
New York, NY
December 5, 2006

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ADDITIONAL INFORMATION
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE THE SPECIAL MEETING AND THE REORGANIZATION
SUMMARY
RISK FACTORS
THE REORGANIZATION
DESCRIPTION OF FAIRNESS OPINION
Green Bus Lines, Inc. and Subsidiary Final Balance Sheet (not including Real Estate and GTJ)
Triboro Coach Corporation and Subsidiaries Final Balance Sheet (not including Real Estate and GTJ)
Jamaica Central Railways, Inc. Final Balance Sheet (not including Real Estate and GTJ)
GTJ Co, Inc. Valuation Summary
GTJ Co., Inc. Valuation Summary
Relative Valuation of Bus Companies
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
GTJ REIT, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2006 (in thousands)
GTJ REIT, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 (in thousands, except per share data)
GTJ REIT, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 (in thousands, except per share data)
BUSINESS OF THE BUS COMPANIES
Resources by Source —Governmental Activities for the Years Ended June 30, 2005 and 2004
REAL PROPERTY MANAGEMENT POLICIES
SELECTED HISTORICAL FINANCIAL DATA GTJ REIT, Inc.
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA Green Bus Lines, Inc. and Subsidiary
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA Triboro Coach Corporation and Subsidiaries
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA Jamaica Central Railways, Inc. and Subsidiaries
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA GTJ Co., Inc. and Subsidiaries
SELECTED HISTORICAL FINANCIAL DATA Command Bus Company, Inc.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MANAGEMENT OF OUR COMPANY
OUR PRINCIPAL STOCKHOLDERS
CERTAIN INFORMATION ABOUT THE BUS COMPANIES' COMMON STOCK
POTENTIAL CONFLICTS OF INTEREST
RELATED PARTY TRANSACTIONS
FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION AND OUR PROPOSED STATUS AS A REIT
DESCRIPTION OF OUR CAPITAL STOCK
SHARE REPURCHASES
CERTAIN PROVISIONS OF MARYLAND CORPORATE LAW AND OUR CHARTER AND BYLAWS
COMPARISON OF RIGHTS OF NEW YORK AND MARYLAND SHAREHOLDERS
SHARES AVAILABLE FOR FUTURE SALE
THE MERGER
RIGHTS OF DISSENTING SHAREHOLDERS
LEGAL PROCEEDINGS
REPORTS TO STOCKHOLDERS
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GTJ REIT, Inc. (a development stage company) BALANCE SHEET September 30, 2006
GTJ REIT, Inc. (a development stage company) STATEMENT OF OPERATIONS For the period from June 23, 2006 (inception) to September 30, 2006
GTJ REIT, Inc. (a development stage company) STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY For the period from June 23, 2006 (inception) to September 30, 2006
GTJ REIT, Inc. (a development stage company) STATEMENT OF CASH FLOWS For the period from June 23, 2006 (inception) to September 30, 2006
GTJ REIT, Inc. (a development stage company) NOTES TO FINANCIAL STATEMENTS Period June 23, 2006 (inception) to September 30, 2006
CONSOLIDATED FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
CONTENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GREEN BUS LINES, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS
GREEN BUS LINES, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS
GREEN BUS LINES, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
GREEN BUS LINES, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS
GREEN BUS LINES, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004 and 2003
Year Ended December 31, 2005
Year Ended December 31, 2004
Year Ended December 31, 2003
Nine Months Ended September 30, 2006 (unaudited)
Nine Months Ended September 30, 2005 (unaudited)
TRIBORO COACH AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
CONTENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TRIBORO COACH CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
TRIBORO COACH CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
TRIBORO COACH CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
TRIBORO COACH AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
TRIBORO COACH CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004 and 2003
Year Ended December 31, 2005
Year Ended December 31, 2004
Year Ended December 31, 2003
Nine Months Ended September 30, 2006 (unaudited)
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
CONTENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2006 and 2005 (Unaudited) and Years Ended December 31, 2005, 2004, and 2003
Year Ended December 31, 2005
Year Ended December 31, 2004
Year Ended December 31, 2003
Nine Months Ended September 30, 2006 (unaudited)
Nine Months Ended September 30, 2005 (unaudited)
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2006 and 2005 (Unaudited) and the Years Ended December 2005, 2004, and 2003
GTJ CO., INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
Contents
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GTJ CO, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
GTJ CO., INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
GTJ CO., INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
GTJ CO., INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
GTJ CO., INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2006 and 2005 (unaudited) and Years Ended December 31, 2005, 2004 and 2003
COMMAND BUS COMPANY, INC. FINANCIAL STATEMENTS NINE MONTHS SEPTEMBER 30, 2006, AND 2005 (unaudited) AND YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003 CONTENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMMAND BUS COMPANY, INC. BALANCE SHEETS ASSETS
COMMAND BUS COMPANY, INC. STATEMENTS OF OPERATIONS
COMMAND BUS COMPANY, INC. STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
COMMAND BUS COMPANY, INC. STATEMENTS OF CASH FLOWS
COMMAND BUS COMPANY, INC. NOTES TO FINANCIAL STATEMENTS Nine Months Ended September 30, 2006 and 2005 (Unaudited) and Years Ended December 2005, 2004, and 2003
ATTACHMENT A MERGER AGREEMENT AND PLAN OF MERGER
SECTION 1 DESCRIPTION OF TRANSACTION
SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE BUS COMPANIES
SECTION 3 REPRESENTATIONS AND WARRANTIES OF GTJ REIT AND THE ACQUISITION SUBSIDIARIES
SECTION 4 CERTAIN COVENANTS OF EACH OF THE BUS COMPANIES
SECTION 5 ADDITIONAL COVENANTS
SECTION 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF GTJ REIT
SECTION 7 CONDITIONS PRECEDENT TO OBLIGATION OF THE BUS COMPANIES
SECTION 8 TERMINATION
SECTION 9 MISCELLANEOUS PROVISIONS
ATTACHMENT B SECTIONS 623 AND 910 OF THE NEW YORK BUSINESS CORPORATION LAW
ATTACHMENT C
COMMAND BUS COMPANY NOTES TO FINANCIAL STATEMENTS (Continued)
Relative Valuation of Bus Companies
Green Bus Line, Inc. and Subsidiary Final Balance Sheet (not including Real Estate and GTJ)
Triboro Coach Corporation and Subsidiaries Final Balance Sheet (not including Real Estate and GTJ)
Jamaica Railways, Inc. Final Balance Sheet (not including Real Estate and GTJ)
GTJ Co., Inc. Valuation Summary
GTJ, Co. Inc. Valuation Summary
GTJ REIT, INC. 15,564,454 Shares of Common Stock
PROSPECTUS , 2006
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURE PAGE
EXHIBIT LIST
Consent of Independent Registered Public Accounting Firm